     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            MGC COMMUNICATIONS, INC.
                        AND ITS WHOLLY OWNED SUBSIDIARY

                           MPOWER HOLDING CORPORATION
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTER)

              NEVADA                              4813                            88-0360042
             DELAWARE                 (PRIMARY STANDARD INDUSTRIAL                52-2232143
   (STATE OR OTHER JURISDICTION       CLASSIFICATION CODE NUMBER)              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                                            IDENTIFICATION NO.)

                          171 SULLY'S TRAIL, SUITE 202
                           PITTSFORD, NEW YORK 14534
                                 (716) 218-6550
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              KENT F. HEYMAN, ESQ.
                          171 SULLY'S TRAIL, SUITE 202
                           PITTSFORD, NEW YORK 14534
                                 (716) 218-6550
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF REGISTRANTS' AGENT FOR SERVICE)
                            ------------------------

                                WITH A COPY TO:

                            ANDREW B. JANSZKY, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NY 10022-6069
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                  AMOUNT TO BE    OFFERING PRICE PER AGGREGATE OFFERING     AMOUNT OF
            SECURITIES TO BE REGISTERED                REGISTERED          UNIT(1)            PRICE(1)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
13% Senior Notes due 2010..........................   $367,063,000          100%           $367,063,000        $96,904.62
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f) under the Securities Act of 1933 solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933. Such amount represents the aggregate offering price for 13% Senior Notes that the registrants are offering to accept in exchange for the 13% Senior Notes registered pursuant to this Registration Statement.
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED JUNE   , 2000

[MGC COMMUNICATIONS LOGO]
                                MGC COMMUNICATIONS, INC.

                           MPOWER HOLDING CORPORATION

                               OFFER TO EXCHANGE

                           13% SENIOR NOTES DUE 2010

           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
         ANY AND ALL OUTSTANDING UNREGISTERED 13% SENIOR NOTES DUE 2010
             ($367,063,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

     We are offering to exchange up to $367,063,000 aggregate principal amount of new registered 13% Senior Notes due 2010 for a like principal amount of our outstanding unregistered 13% Senior Notes due 2010.

                        KEY TERMS OF THE EXCHANGE OFFER

 --  Expires at 5:00 p.m. New York City time, on              , 2000, unless
     extended.

 -- Not subject to any conditions other than that the exchange offer does not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

 -- All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

 -- Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the date of the expiration of the exchange offer.

 -- The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

 -- The terms of the exchange notes are substantially identical to the outstanding notes, except that the exchange notes are registered under the Securities Act of 1933 and the transfer restrictions and registration rights applicable to the outstanding notes do not apply to the exchange notes.

 --  We will not receive any proceeds from the exchange offer.

                               ------------------

INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12.
                               ------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE THESE ORGANIZATIONS DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

               The date of this prospectus is             , 2000

     The exchange offer is not being made to, nor will we accept surrenders of or exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of outstanding notes would not be in compliance with the securities or blue sky laws of such jurisdiction.

     No dealer, salesperson or other individual has been authorized to give any information or make any representation not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or a solicitation. Neither the delivery of this prospectus, nor any distribution of securities made using this prospectus shall under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

     The securities may not be offered or sold in or into the United Kingdom except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulation 1995. All applicable provisions of the Financial Services Act 1986 must be complied with in respect of anything done in relation to securities in, from or otherwise involving the United Kingdom.

                                    SUMMARY

     The following summary contains basic information about MGC Communications, Inc., the exchange notes and the exchange offer. It likely does not contain all the information that is important to you. For a more complete understanding of our company, the exchange notes and the exchange offer, we encourage you to read this entire document, the documents incorporated by reference in this document and the documents to which we have referred you. See "Where You Can Find More Information" on page 141.

     As used in this prospectus, unless the context otherwise requires, "we," "us," "our," "Mpower" or " MGC Communications, Inc." refers to the business of MGC Communications, Inc. and its subsidiaries.

THE EXCHANGE OFFER

     On March 24, 2000, we issued $250,000,000 aggregate principal amount of our 13% Senior Notes due 2010 in a private offering pursuant to Rule 144A under the Securities Act of 1933, as amended. On June 2, 2000 and June 12, 2000, we issued in a private exchange offer an additional $106,926,000 and $10,137,000, respectively, aggregate principal amount of our 13% Senior Notes due 2010 in exchange for a total of $103,884,000 aggregate principal amount of our outstanding 13% Senior Secured Notes due 2004.

     As a result, a total of $367,063,000 aggregate principal amount of our 13% Senior Notes due 2010 are currently outstanding. In this prospectus, we refer to these notes as the outstanding notes. None of the outstanding notes are registered under the Securities Act of 1933.

     The outstanding notes are entitled to the benefits of a registration rights agreement, dated March 24, 2000, which we entered into in connection with the initial issuance of the outstanding notes. Under the registration rights agreement, we agreed, among other things, to deliver to you this prospectus and to consummate the exchange offer for the outstanding notes by October 20, 2000. The outstanding notes can now be tendered for exchange. You should read the discussion under the headings "Summary of the Terms of the Exchange Notes" and "Description of the Notes" for further information regarding the exchange notes.

     We believe that the notes to be issued in the exchange offer, which we refer to in this prospectus as the exchange notes, may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act"), subject to certain conditions. You should read the discussion under the headings "Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resale of the exchange notes. The exchange notes and the outstanding notes are considered collectively to be a single class for all purposes under the indenture, and are sometimes referred to in this prospectus collectively as the notes.

OUR BUSINESS

     We are a growing communications company currently offering a single package of services including Internet access, voice over digital subscriber line or DSL, local dialtone, long distance and other voice and data services. We market these services primarily to small and medium size business customers. We have launched bundled voice and high-speed data services using DSL technology in all of our current markets. DSL technology allows us to use our existing network to simultaneously carry up to 24 voice calls or multiple voice calls and high-speed data traffic on a single standard telephone line. Since launching our services, we have experienced operating losses and generated negative cash flow from operations. We expect to continue to generate negative cash flow from operations for the foreseeable future while we continue to expand our network and develop our product offerings and customer base.

     - We have installed our own equipment in space we rent at 446 incumbent carrier central office sites as of March 31, 2000. These incumbent carrier central office sites represent one of the broadest geographic service areas of any competitive carrier providing local, long distance and data products. Approximately 248 of our central office collocation sites are DSL capable.

     - We have developed a sophisticated, proprietary operations support system designed to manage all aspects of our business, including timely and accurate provisioning to place our customers on our network. This allows us to control access to our customers. Our operations support system is fully integrated and fully capable of accommodating our growth plans.

     - We use a capital efficient network consisting of our own switches, placing our equipment in the central offices of incumbent carriers and leasing local telephone lines and cables.

     - We have an experienced and proven management team led by our president and chief executive officer, Rolla P. Huff.

     - We currently deliver our services in the metropolitan areas of Atlanta, Chicago, Las Vegas, southern Florida and selected areas of California, including Los Angeles, San Diego, Sacramento and the San Francisco Bay Area markets.

     - We have established working relationships with five incumbent local exchange carriers: SBC, Ameritech, BellSouth, GTE, PacBell and Sprint.

     - As of March 31, 2000, we had 194,775 customer lines sold, of which 168,786 lines were in service.

     - To roll out our network and services on a national basis, during 2000, we plan to aggressively expand our network to include over 900 incumbent carrier central office sites providing access to more than 36 million addressable lines.

     - We have announced that we intend to change our name to "Mpower Communications Corp." in connection with the national rollout of our services.

     - In connection with the expansion of our network, we plan to increase the size of our sales force from 187 sales personnel at the end of 1999 to over 500 by the end of 2000.

     - We plan to build data centers and enter into co-marketing agreements with "e-commerce" providers.

     We were one of the first competitive carriers to implement a strategy of building and owning the network equipment that controls how voice and data transmissions originate and terminate, which we refer to as switches, while leasing the telephone lines and cable over which the voice calls and data traffic are transmitted, which we refer to as transport. We believe this strategy has allowed us to serve a broad geographical area at a comparatively low cost while maintaining control of the access to our customers. Having executed this strategy, we are well-positioned to serve the growing demand from small and medium size business customers for communications services.

     By implementing DSL technology and using a single telephone line to deliver a bundled voice and high-speed data product, we expect to significantly reduce the per line costs of provisioning customer lines and the associated recurring costs of leasing telephone lines. These savings should allow us to improve our cash flow from operations and offer a value-priced package of services to our customers.

     Our official corporate name is MGC Communications, Inc., however, we do business under the name Mpower Communications Corp. We expect to formally change our corporate name to Mpower Communications Corp. upon receiving shareholder approval at the next annual meeting on June 22,

2000. Our principal executive offices are at 171 Sully's Trail, Suite 202, Pittsford, New York 14534. Our telephone number is (716) 218-6550.

RECENT DEVELOPMENTS -- ACQUISITION OF PRIMARY NETWORK

     As part of our growth strategy, we are actively considering the acquisition of other businesses as a means of expanding into new markets or developing new services. On April 17, 2000, we entered into an agreement to acquire Primary Network Holdings, Inc. for approximately 1.4 million shares of our common stock and our assumption of approximately $76 million in debt. The acquisition is expected to be completed on June 23, 2000. In connection with the Primary Network transaction, we have agreed to offer to exchange the debt we will assume in the transaction for our 13% Senior Notes due 2010. With the exception of Primary Network, we have not reached any agreement to effect any acquisition. We are, however, currently developing various other acquisition opportunities and have engaged in discussions regarding some of them. One or more of these transactions, if consummated, would be material.

     Primary Network is an integrated communications provider offering data and voice telecommunications services to both business and residential customers in second-tier and third-tier markets in the Midwestern United States. Primary Network's advanced network is based on a new generation of DSL platforms and ATM switches.

     Primary Network's voice and data service offerings include:

     - High-speed Internet access for residences and small to medium-sized business via both traditional methods and DSL technology;

     - Telecommuting network services;

     - Local telephone service;

     - Long distance telephone service;

     - Low cost long distance voice over DSL;

     - Web hosting, collocation and other Internet-related services;

     - Wide area network solutions for data-intensive businesses; and

     - Cellular and paging (as an agent of Southwestern Bell).

     Primary Network currently offers these services in four metropolitan areas:
St. Louis, Missouri; Kansas City, Missouri; Springfield, Missouri; and Tulsa, Oklahoma.

     As of March 31, 2000, Primary Network had 43 central offices in service throughout these four metropolitan areas. As of April 30, 2000, Primary Network had over 1,000 dedicated access customers, approximately 500 DSL customers in service, approximately 12,000 other business customers (mainly modem access, web-hosting and local and long distance) and 30,000 residential customers (mainly modem access and local and long distance). Current customers include Boeing, TWA, Arch Coal, Emerson Electric, St. Louis University and Washington University.

     If you would like further information on this transaction and Primary Network, please see our registration statement on Form S-4 which we filed with the Securities and Exchange Commission and was declared effective on May 25, 2000. We have specifically incorporated by reference the registration statement relating to the Primary Network acquisition into the registration statement of which this prospectus is a part.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

REGISTRATION RIGHTS...........   In March 2000, we entered into a registration
                                 rights agreement whereby we agreed that you, as a holder of the outstanding notes, would be entitled to exchange your outstanding notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.
                                 Accordingly, if you do not exchange your outstanding notes, you will not be able to reoffer, resell or otherwise dispose of your outstanding notes unless you comply with the registration and prospectus delivery requirements of the Securities Act or there is an exemption available.

THE EXCHANGE OFFER............   We are offering to exchange:

                                     - $1,000 principal amount of our 13% Senior
                                       Notes due 2010, which have been
                                       registered under the Securities Act, for

                                     - $1,000 principal amount of our
                                       unregistered 13% Senior Notes due 2010,
                                       of which $367,063,000 aggregate principal amount are currently outstanding.

EXPIRATION DATE...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on
                                              , 2000, unless we extend it. In
                                 that case the phrase "expiration date" will mean the latest date and time to which we extend the exchange offer. We will issue exchange notes as soon as practicable after that date.

ACCRUED INTEREST ON THE
EXCHANGE NOTES AND THE
  OUTSTANDING NOTES...........   The exchange notes will bear interest from
                                 March 24, 2000. Holders of outstanding notes whose notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such outstanding notes accrued from March 24, 2000 to the date of the issuance of the exchange notes. Consequently, holders who exchange their outstanding notes for exchange notes will receive the same interest payment on October 1, 2000 (the first interest payment date with respect to the notes) that they would have received had they not accepted the exchange offer.

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is not subject to any
                                 conditions other than that the exchange offer does not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered. We reserve the right

                                     - to delay the acceptance of the
                                       outstanding notes for exchange,

                                     - to terminate the exchange offer,

                                     - to extend the expiration date of the
                                       exchange offer and retain all outstanding notes tendered pursuant to the exchange offer, subject to the right of holders of outstanding notes to withdraw their tendered notes, or

                                     - to waive any condition or otherwise amend
                                       the terms of the exchange offer in any
                                       respect.

                                 We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the outstanding notes. Please read the section "The Exchange Offer -- Conditions of the exchange offer" of this prospectus for more information regarding conditions to the exchange offer.

TERMINATION OF THE EXCHANGE
OFFER.........................   We may terminate the exchange offer if we
                                 determine that our ability to proceed with the exchange offer could be materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Securities and Exchange Commission of any existing law, statute, rule or regulation. We do not expect any of the foregoing conditions to occur, although we cannot assure you that such conditions will not occur. Holders of exchange notes will have certain rights against us under the registration rights agreement should we fail to consummate the exchange offer.

PROCEDURES FOR PARTICIPATING
IN THE EXCHANGE OFFER.........   If you wish to participate in the exchange
                                 offer, you must complete, sign and date an original or faxed letter of transmittal (or a properly transmitted Agent's Message) in accordance with the instructions contained in the letter of transmittal accompanying this prospectus. Then you must mail, fax or deliver the completed letter of transmittal, together with the outstanding notes you wish to exchange and any other required documentation to the exchange agent, which the exchange agent must receive before 5:00 p.m., New York City time, on the expiration date of the exchange offer.
                                 The address of the exchange agent appears on the letter of transmittal. By signing the letter of transmittal (or a properly transmitted Agent's Message), you will represent to and agree with us that:

                                     - you are acquiring the exchange notes in
                                       the ordinary course of business;

                                     - you are not participating, do not intend
                                       to participate, and have no arrangement
                                       or understanding with any person to
                                       participate, in the distribution of the
                                       exchange notes;

                                     - you are not a broker-dealer who purchased
                                       the outstanding notes directly from us
                                       for resale pursuant to Rule 144A or any
                                       other available exemption under the
                                       Securities Act of 1933; and

                                     - you are not an "affiliate" (as defined in
                                       Rule 405 under the Securities Act) of our company.

                                 If you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus for an offer to resell the exchange notes. We have agreed, that for a period of up to 365 days after the Securities and Exchange Commission declares the registration statement relating to this exchange offer effective, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any such resales.

RESALE OF EXCHANGE NOTES......   We believe that you can resell and transfer
                                 your exchange notes without registering them under the Securities Act and delivering a prospectus, if you can make the same three representations that appear above under the heading "Procedures for participating in the exchange offer." But, our belief is based on interpretations of the Securities and Exchange
                                 Commission expressed in some no-action letters to other issuers in exchange offers similar to ours. We cannot guarantee that the Securities
                                 Exchange Commission would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any new note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

                                 A broker-dealer can only resell or transfer exchange notes if it delivers a prospectus.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   If your outstanding notes are held through a
                                 broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such outstanding notes, you should contact your intermediary promptly and instruct it to surrender your outstanding notes on your behalf.

GUARANTEED DELIVERY
PROCEDURES....................   If you cannot meet the expiration date
                                 deadline, or you cannot deliver your
                                 outstanding notes, the letter of transmittal or any other documentation on time, then you must surrender your outstanding notes according to the guaranteed delivery procedures appearing in this prospectus under the heading "The Exchange Offer -- Guaranteed delivery procedures."

ACCEPTANCE OF YOUR EXISTING
NOTES AND DELIVERY OF THE
  EXCHANGE NOTES..............   We will accept for exchange any and all
                                 outstanding notes that are surrendered in the exchange offer prior to the expiration date if you comply with the procedures of the exchange offer. The exchange notes will be delivered as soon as practicable after the expiration date.

WITHDRAWAL RIGHTS.............   You may withdraw the surrender of your
                                 outstanding notes at any time prior to the expiration date. See "The Exchange
                                 Offer -- Withdrawal of tenders of outstanding notes."

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS..............   The exchange of outstanding notes for exchange
                                 notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. You will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the exchange.

EXCHANGE AGENT................   HSBC Bank USA is serving as the exchange agent
                                 in connection with the exchange offer. HSBC
                                 Bank USA also serves as trustee under the indenture governing the notes. The mailing address of the exchange agent is 140 Broadway, 12th Floor, New York, New York 10005, fax number (212) 658-6425. Deliveries by overnight courier should be addressed to Issuer Services, confirm by telephone number at (212) 658-6433.
                                 Deliveries by hand should be addressed to Issuer Services. For information about the exchange offer, call the exchange agent at telephone number: (212) 658-6433.

FAILURE TO EXCHANGE
OUTSTANDING NOTES WILL
  ADVERSELY AFFECT YOU........   If you are eligible to participate in this
                                 exchange offer and you do not surrender your outstanding notes as described in this prospectus, you will not have any further registration or exchange rights. In that case your outstanding notes will continue to be subject to restrictions on transfer. As a result of such restrictions and the availability of registered new notes, the outstanding notes are likely to be a much less liquid security than before.

                                 Neither the laws of the State of Nevada, or the State of Delaware, nor the indenture governing the notes gives you any appraisal or dissenters' rights or any other right to seek monetary damages in court if you do not participate in the exchange offer.

                   SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

     The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act, and therefore are not subject to the transfer restrictions applicable to the outstanding notes. Nor are the exchange notes entitled to the benefits of the registration rights granted under the registration right agreement, dated as of March 24, 2000, executed in connection with the initial private offering of the outstanding notes among us and the initial purchasers.

SECURITIES OFFERED............   $367,063,000 principal amount of 13% Senior
                                 Notes due 2010.

MATURITY......................   April 1, 2010.

INTEREST......................   We will pay interest on the exchange notes at a
                                 fixed annual rate of 13%. We will pay the interest due on the exchange notes in cash every six months on April 1 and October 1. We will make the first payment on October 1, 2000.

RANKING.......................   The exchange notes are the senior unsecured
                                 obligations of us (MGC Communications, Inc.)
                                 and our wholly-owned subsidiary, Mpower Holding
                                 Corporation. Mpower Holding Corporation is currently a shell entity incorporated in Delaware with minimal assets, no operations, no subsidiaries and no debt or liabilities other than the notes. Mpower Holding Corporation was created for the sole purpose of becoming the parent holding company if we determine to restructure our company into a holding company structure.

                                     - The exchange notes will rank equal in
                                       right of payment to all existing and
                                       future senior unsecured debt of MGC
                                       Communications, Inc. and Mpower Holding
                                       Corporation.

                                     - The exchange notes will rank senior in
                                       right of payment to all future debt of
                                       MGC Communications, Inc. and Mpower
                                       Holding Corporation that expressly
                                       provides that it is subordinated to the
                                       exchange notes.

                                     - In addition, the exchange notes will be
                                       effectively subordinated to:

                                          (a) any existing or future secured
                                              debt of MGC Communications, Inc.
                                              and Mpower Holding Corporation,
                                              including MGC Communications, Inc.
                                              outstanding 13% Senior Secured
                                              Notes due 2004, to the extent of
                                              the value of the assets securing
                                              the debt, and

                                          (b) any existing or future debt or
                                              liabilities (including trade
                                              payables) of MGC Communications,
                                              Inc. subsidiaries, other than
                                              Mpower Holding Corporation.

                                 As discussed, we may restructure our company into a holding company structure whereby Mpower Holding Corporation would become the parent holding company of our corporate operations. MGC Communications, Inc. and our other subsidiaries, in turn, would become the wholly-owned subsidiaries, directly or indirectly, of Mpower Holding Corporation. As a holding company, Mpower Holding Corporation would have essentially no assets other than the capital stock of MGC Communications, Inc., and our other subsidiaries, and practically all of Mpower Holding Corporation's revenue generating operations would be conducted through its subsidiaries. Under the express terms of the notes and the indenture governing the notes, if
                                 (a) we do restructure our company into a holding company structure and (b) at least
                                 66 2/3% of the originally issued $160 million aggregate principal amount of our 13% Senior Secured Notes due 2004 are no longer outstanding, then the notes would become the exclusive obligations of Mpower Holding Corporation, and MGC Communications, Inc. would be automatically released of its obligations under the notes and the indenture. If this occurs, the exchange notes would become effectively subordinated in right of payment to all debt and other liabilities (including trade payables) of Mpower Holding Corporation's subsidiaries.

                                 After the completion of the private exchange offer in June 2000, only $56.1 million of our 13% Senior Secured Notes due 2004 remain outstanding. If we repurchase, redeem or similarly exchange approximately $2.8 million of additional 13% Senior Secured Notes due 2004, then the provision under the indenture described above, requiring at least 66 2/3% of the secured notes to no longer be outstanding, would be satisfied. See "Description of the Exchange Notes -- General" and "Risk
                                 Factors -- If we restructure our company into a holding company structure notes become the exclusive obligations of Mpower Holding Corporation. If this happens the notes will be effectively subordinated to all of the liabilities of the operating subsidiaries, including MGC Communications, Inc."

                                 As of March 31, 2000, on a pro forma basis after giving effect to the issuance of a total of $117,063,000 aggregate principal amount of notes in exchange for a total of $103,884,000 aggregate principal amount of our 13% Senior Secured Notes due 2004 in connection with a private exchange offer in June 2000, there would be approximately:

                                     - $56.1 million of outstanding 13% Senior
                                       Secured Notes due 2004, which are secured by (a) telecommunications assets having a net book value of approximately $89.0 million (with historical costs of approximately $108.0 million) and (b) a pledge of U.S. government securities in an amount sufficient to cover scheduled interest payments on these secured notes through October 1, 2000; and $4.5 million of other secured debt, ranking effectively
                                      senior to the exchange notes to the extent of the value of the assets securing the debt.

                                     - No other outstanding debt ranking equally
                                       with the exchange notes.

                                     - No outstanding debt ranking behind the
                                       exchange notes.

OPTIONAL REDEMPTION...........   We may redeem some or all of the exchange notes
                                 at our option at any time after April 1, 2005 at the redemption prices described under "Description of the Notes -- Optional
                                 Redemption" plus any interest that is accrued and unpaid on the date we redeem the exchange notes. Until April 1, 2003, we may also redeem up to 35% of the principal amount of the exchange notes from the net cash proceeds of an underwritten public offering of capital stock at a redemption price equal to 113.0% of the principal amount of the exchange notes plus any interest that is accrued and unpaid on the date we redeem the exchange notes.

CHANGE OF CONTROL.............   Following certain changes of control, we must
                                 offer to repurchase the exchange notes at the prices set forth under "Description of the Notes -- Offer to Purchase Upon Change of
                                 Control."

CERTAIN COVENANTS.............   We will issue the new notes under an indenture
                                 with HSBC Bank USA, as trustee under the indenture. The indenture governing the new notes is the same indenture that governs the existing notes. The indenture will, among other things, restrict our ability to:

                                     - make restricted payments;

                                     - incur additional debt;

                                     - pay dividends or make other
                                       distributions;

                                     - repurchase equity interests or
                                       subordinated debt;

                                     - engage in sale and leaseback
                                       transactions;

                                     - create liens;

                                     - enter into transactions with affiliates;

                                     - sell our assets or assets of our
                                       subsidiaries;

                                     - conduct other lines of business; and

                                     - enter into mergers and consolidations.

USE OF PROCEEDS...............   We will not receive any proceeds from the
                                 exchange offer. See "Use of Proceeds." We have agreed to bear the expenses of the exchange offer. No underwriter has been retained to carry out the exchange offer.

TRADING.......................   We expect that the notes will be eligible for
                                 trading in the PORTAL Market.

                                  RISK FACTORS

     You should carefully consider all the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 12, for a discussion of certain risks involved in making an investment in the exchange notes.

                                  RISK FACTORS

     You should carefully consider the information below as well as all other information provided to you in this prospectus before deciding whether to tender your outstanding notes in exchange for exchange notes pursuant to this exchange offer. These risks apply to both the outstanding notes and the exchange notes.

WE EXPECT OUR LOSSES TO CONTINUE AND WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE REQUIREMENTS

     We recorded net losses of $25.3 million in the first quarter of 2000, and annual losses of $69.8 million in 1999, $32.1 million in 1998, and $10.8 million in 1997. In addition, we had positive cash flow from operations of only $2.2 million in the first quarter of 2000 and negative cash flow from operations of $45.9 million in 1999, $24.2 million in 1998 and $4.5 million in 1997. We do not generate enough cash flow to cover our operating and investing expenses. Our historical earnings were insufficient to cover combined fixed charges and dividends on preferred stock by $76.4 million for the year ended December 31, 1999. Combined fixed charges and dividends include interest and dividends, whether paid or accrued. We expect to record significant net losses and generate negative cash flow from operations for the foreseeable future. We cannot assure you we will achieve or sustain profitability or generate sufficient positive cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements.

OUR SUBSTANTIAL DEBT CREATES FINANCIAL AND OPERATING RISK

     We have a substantial amount of debt. As of March 31, 2000, we had approximately $405.2 million of total debt outstanding. The terms of the notes and our other outstanding debt limit, but do not prohibit, us from incurring additional debt. For example, the indenture governing the notes allows us to incur an unlimited amount of debt to finance the cost of acquiring equipment used in our business. We expect to incur significant amounts of additional debt in the future to fund our expansion into new markets, develop our network and expand our customer base. Our level of debt could have important consequences to you, including the following:

     - It could limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions, joint ventures and general corporate purposes;

     - It could require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the funds available to us for expansion or other purposes, including working capital, capital expenditures, acquisitions, joint ventures and general corporate purposes;

     - It could make us more vulnerable to changes in general economic conditions or increases in prevailing interest rates limiting our ability to withstand competitive pressures and reducing our flexibility in responding to changing business and economic conditions;

     - It could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - It could place us at a competitive disadvantage compared to our competitors that have less debt; and

     - Our failure to comply with the restrictions contained in any of our financing agreements could lead to a default which could result in our being required to repay all of our outstanding debt.

OUR CASH FLOW MAY NOT BE SUFFICIENT TO PERMIT REPAYMENT OF OUR INDEBTEDNESS WHEN DUE.

     Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash flow in the future. We cannot assure you that our business will generate sufficient cash flow from operations to meet our debt service requirements. Our cash flow from operations may be insufficient to repay our indebtedness at scheduled maturity and some or all of such indebtedness may have to be refinanced. If we are unable to refinance our debt or if additional financing is not available on acceptable terms, or at all, we could be forced to dispose of assets under circumstances that might not be favorable to realizing the highest price for the assets or to default on our obligations with respect to our indebtedness.

IF OUR EXPANSION PLANS CHANGE WE MAY NEED SIGNIFICANT ADDITIONAL FUNDS THAT WE MAY NOT BE ABLE TO OBTAIN

     If our expansion plans change we may require significant amounts of capital to fund the development and expansion of our business and services as well as operating costs and debt service. If we cannot generate or otherwise obtain sufficient funds, we may be required to delay or abandon these expansion plans. This may have a negative impact on our growth and our ability to compete in the communications industry. We expect to fund our capital requirements through existing resources, internally generated funds and debt or equity financing, including the proceeds of this offering. We cannot assure you we will be successful in raising sufficient debt or equity financing on acceptable terms.

IT IS DIFFICULT TO PREDICT OUR FUTURE OPERATING RESULTS FROM OUR PREVIOUS PERFORMANCE SINCE OUR BUSINESS MODEL IS STILL EVOLVING AND WE HAVE A LIMITED OPERATING HISTORY

     Our limited operating history makes predicting future results difficult. Because some of our services are new, we cannot be sure businesses will buy them. In addition, we have recently hired a new chief executive officer who may realign our operations into regional service areas to support our expanding geographic markets or make other changes which could increase the cost of providing our services.

IF WE RESTRUCTURE OUR COMPANY INTO A HOLDING COMPANY STRUCTURE, THE NOTES MAY BECOME THE EXCLUSIVE OBLIGATIONS OF MPOWER HOLDING CORPORATION. IF THIS HAPPENS THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL OF THE LIABILITIES OF THE OPERATING SUBSIDIARIES, INCLUDING MGC COMMUNICATIONS, INC.

     The notes are the senior unsecured obligations of us (MGC Communications, Inc.) and our wholly-owned subsidiary, Mpower Holding Corporation. Mpower Holding Corporation is currently a shell entity incorporated in Delaware with minimal assets, no operations, no subsidiaries and no debt or liabilities other than the notes. Mpower Holding Corporation was created for the sole purpose of becoming the parent holding company if we determine to restructure our company into a holding company structure. If we do restructure our company into a holding company structure, Mpower Holding Corporation would become the parent holding company of our corporate operations. In addition, MGC Communications, Inc. and our other subsidiaries would become the wholly-owned subsidiaries, directly or indirectly, of Mpower Holding Corporation. As a holding company, Mpower Holding Corporation would have essentially no assets other than the capital stock of MGC Communications, Inc., and our other subsidiaries. Practically all of Mpower Holding Corporation's revenue generating operations would be conducted through, and all of its assets would be held by, its subsidiaries. Mpower Holding Corporation's cash flow and ability to service its indebtedness, including the notes, would depend upon the cash flow of its subsidiaries and payments of funds by those subsidiaries to Mpower Holding Corporation in the form of repayment of loans, dividends or otherwise. In addition, Mpower Holding Corporation's subsidiaries could become parties to financing arrangements which could contain limitations or prohibitions on the ability of the subsidiaries to pay dividends or to make loans or advances to Mpower Holding Corporation or otherwise make cash flow available to Mpower Holding Corporation.

     Under the express terms of the notes and the indenture governing the notes, if (a) we do restructure our company into a holding company structure and (b) at least 66 2/3% of the originally issued $160 million aggregate principal amount of our 13% Senior Secured Notes due 2004 are no longer outstanding, then the notes would become the exclusive obligations of Mpower Holding Corporation, and MGC Communications, Inc. would be automatically released of its obligations under the notes and the indenture. After the completion of the private exchange offer in June 2000, only $56.1 million of our 13% Senior Secured Notes due 2004 remain outstanding. If we repurchase, redeem or similarly exchange approximately $2.8 million of additional 13% Senior Secured Notes due 2004, then the provision under the indenture described above, requiring at least 66 2/3% of the secured notes to no longer be outstanding, would be satisfied.

     Alternatively, after the date that is the earlier of the date the 13% Senior Secured Notes due 2004 are no longer outstanding or are defeased, we may create a holding company structure by transferring substantially all of MGC Communications, Inc.'s assets to one or more of our subsidiaries. In this case, MGC Communications, Inc. would become the holding company.

     If either of these scenarios occur, the notes would be effectively subordinated to all debt and liabilities, including trade payables and lease obligations, of the holding company's subsidiaries. Any right the holding company would have to receive assets of its subsidiaries upon liquidation or reorganization would be effectively subordinated to the claims of its subsidiaries' creditors. The holding company's subsidiaries would have the ability to incur significant additional debt, all of which would be effectively senior in right of payment to the notes.

THE NOTES ARE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT

     The notes are senior unsecured obligations and are effectively subordinated in right of payment to any secured debt to the extent of the value of the assets securing the secured debt. Currently, our $56.1 million aggregate principal amount of outstanding 13% Senior Secured Notes due 2004 are secured by certain telecommunication equipment and government securities. We anticipate that all of the obligations under any credit facility that we or any of our subsidiaries may enter into in the future will be secured. In a bankruptcy, liquidation or reorganization, the assets securing other indebtedness will be available to pay obligations on the notes only after all indebtedness secured by such assets has been paid in full, at which point there may not be sufficient proceeds remaining to pay amounts due on the notes then outstanding. As of March 31, 2000 on a consolidated and pro forma basis, after giving effect to the private exchange offer for our 13% Senior Secured Notes due 2004 consummated in June 2000, we had approximately $60.6 million of outstanding secured debt.

THERE COULD BE ADVERSE CONSEQUENCES OF FAILURE TO EXCHANGE YOUR OUTSTANDING NOTES FOR EXCHANGE NOTES.

     The outstanding notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the outstanding notes under the

Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, to the extent that outstanding notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted outstanding notes could be adversely affected.

WE WILL FACE ADDITIONAL RISKS IF WE ACQUIRE OTHER BUSINESSES

     We have executed a merger agreement in order to acquire Primary Network. This acquisition is expected to be consummated on June 23, 2000. As part of our growth strategy, we may acquire other businesses as a means of expanding into new markets or developing new services. We are currently evaluating various acquisition opportunities and have engaged in discussions regarding some of them. One or more of these acquisitions, if consummated, would be material. However, we have not reached any agreement to effect any transaction, with the exception of Primary Network. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of any acquisition being completed on favorable terms and conditions. Acquisitions of Primary Network and other businesses involve risks including:

     - difficulties assimilating acquired back-office operations and personnel;

     - difficulties integrating different network equipment and systems into our operations;

     - potential disruptions of our ongoing business;

     - the diversion of resources and management time;

     - the possibility uniform standards, controls, procedures and policies may not be maintained;

     - risks associated with entering new markets in which we have little or no experience; and

     - the potential impairment of relationships with employees or customers as a result of changes in management.

     - The incurrence of integration costs associated with consolidating corporate headquarters and other administrative functions, terminating certain leases and severance and facility closing costs associated with consolidating certain product lines as well as other merger-related charges such as financial advisory, legal and accounting fees, financial printing and other related costs.

     Primary Network and any other business we might acquire might not perform as expected. Furthermore, we have never acquired another business. Accordingly, we have no experience dealing with any of the risks associated with making acquisitions. Our failure to successfully address these risks could have a material adverse effect on our business.

WE MAY NOT BE ABLE TO PROVIDE DATA TRANSMISSION SERVICES EFFECTIVELY

     We do not have substantial experience in providing data transmission services and, consequently, we can provide no assurance that we will be successful in the data transmission business. Our ability to successfully enter the data transmission business will depend upon, among other things, our ability to:

     - select new equipment and software and integrate these into our network;

     - hire and train qualified personnel;

     - enhance our billing, back-office and information systems to accommodate data transmission services; and

     - obtain customer acceptance of our service offerings.

     If we are not successful, there may be a material adverse effect on our business

     The data transmission business is also extremely competitive and prices have declined substantially in recent years and are expected to continue to decline. In providing these services, we will be dependent upon vendors for assistance in planning and deploying our data product offerings, as well as ongoing training and support. Our vendors may not have adequate experience in providing equipment and configuring data networks in our various markets. We may also experience technical difficulties in integrating our equipment and handling differing data transmission protocols in our various markets.

OUR ABILITY TO USE OUR NET OPERATING LOSS CARRYFORWARDS MAY BE LIMITED

     As of December 31, 1999, we had federal income tax net operating loss carryforwards of $133.7 million (which would result in a tax benefit of $48.2 million) which principally begin to expire in 2011. Our ability to use our net operating loss carryforwards to reduce our future tax payments would be limited if a 50% ownership change were to occur over a three-year period.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE AND WILL BE DIFFICULT TO PREDICT

     Our annual and quarterly operating results are likely to fluctuate significantly as a result of numerous factors, many of which are outside of our control. These factors include:

     - the timing and willingness of traditional telephone companies to provide us with central office space and the prices, terms and conditions on which they make the space available to us;

     - the amount and timing of capital expenditures and other costs relating to the expansion of our networks and the marketing of our services;

     - delays in the commencement of operations in new regions and the generation of revenue because certain network elements have lead times that are controlled by incumbent carriers and other third parties;

     - the ability to develop and commercialize new services by us or our competitors;

     - the ability to deploy on a timely basis our services to adequately satisfy customer demand;

     - our ability to successfully operate our networks;

     - the rate at which customers subscribe to our services;

     - decreases in the prices for our services due to competition, volume-based pricing and other factors;

     - the mix of line orders between business customers (which typically have higher margins) and residential customers:

     - the development and operation of our billing and collection systems and other operational systems and processes;

     - the rendering of accurate and verifiable bills from the incumbent carriers from whom we lease transport and resolution of billing disputes;

     - the incorporation of enhancements, upgrades and new software and hardware products into our network and operational processes that may cause unanticipated disruptions; and

     - the interpretation and enforcement of regulatory developments and court rulings concerning the 1996 Telecommunications Act, interconnection agreements and the antitrust laws.

THE TERMS OF OUR DEBT COVENANTS AND PREFERRED STOCK COULD LIMIT HOW WE CONDUCT OUR BUSINESS AND OUR ABILITY TO RAISE ADDITIONAL FUNDS

     The agreements which govern the terms of our debt, including the indentures governing the notes and our outstanding 13% Senior Secured Notes due 2004, contain covenants that restrict our ability to:

     - incur additional debt;

     - pay dividends and make other distributions;

     - prepay subordinated debt;

     - make investments and other restricted payments;

     - create liens;

     - sell assets; and

     - engage in transactions with affiliates.

     In addition, the terms of our outstanding preferred stock require us to obtain the approval of the holders before we take specified actions. Please see "Description of Preferred Stock."

     Our future financing arrangements will likely contain similar or more restrictive covenants. As a result of these restrictions, we may be:

     - limited in how we conduct our business;

     - unable to raise additional debt or equity financing to operate during general economic or business downturns; and

     - unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

OUR SUCCESS DEPENDS ON THE EFFECTIVENESS OF OUR MANAGEMENT. WE HAVE A NEW CHIEF EXECUTIVE OFFICER AND ARE CONSIDERING OTHER ADDITIONS TO OUR MANAGEMENT TEAM

     Our business is managed by a small number of key management personnel, the loss of some of whom could impair our ability to carry out our planned expansion. We believe our future success will depend in large part on our ability to attract and retain highly skilled and qualified personnel. None of our key executives other than Rolla P. Huff, our new chief executive officer, and Michael R. Daley, our new chief financial officer, is a party to a long-term employment agreement and we do not maintain key man insurance on our officers.

     Our chief executive officer, chief financial officer and many other significant members of our senior management team have been with our company for less than a year. We are considering making further additions to our management team. We cannot assure you that our new senior officers will be effective in managing our company or will successfully work with our existing management team.

IF OUR EQUIPMENT DOES NOT PERFORM AS WE EXPECT, IT COULD DELAY OUR EXPANSION INTO NEW MARKETS AND OUR INTRODUCTION OF NEW SERVICES

     In implementing our strategy, we may use new or existing technologies to offer additional services. We also plan to use equipment manufactured by multiple vendors to offer our current services and future services in each of our new markets. If we cannot successfully install and integrate the technology and equipment necessary to deliver our current services and any future services within the time frame and with the cost effectiveness we currently contemplate, we could be forced to delay or abandon a portion of our expansion plans or the introduction of new services. This could also affect our ability to attract and retain customers.

THE FAILURE OF OUR OPERATIONS SUPPORT SYSTEM TO PERFORM AS WE EXPECT COULD IMPAIR OUR ABILITY TO RETAIN CUSTOMERS AND OBTAIN NEW CUSTOMERS OR RESULT IN INCREASED CAPITAL EXPENDITURES

     We employ a proprietary operations support system which is expected to be an important factor in our success. If the operations support system fails or is unable to perform as expected, we could suffer customer dissatisfaction, loss of business or the inability to add customers on a timely basis, any of which would adversely affect our revenues. Furthermore, problems may arise with higher processing volumes or with additional automation features, which could potentially result in system breakdowns and delays and additional, unanticipated expense to remedy the defect or to replace the defective system with an alternative system.

OUR FAILURE TO MANAGE GROWTH COULD RESULT IN INCREASED COSTS AND OUR INABILITY TO ACHIEVE OUR EXPANSION GOALS

     We may be unable to manage our growth effectively. This could increase the costs of expansion and impair our ability to fully implement our expansion plans. The development and expansion of our business and our entry into new markets will depend on, among other things, our ability to achieve the following goals in a timely manner, at reasonable costs and on satisfactory terms and conditions:

     - purchase, install and operate switches and other equipment, including DSL equipment;

     - accurately assess potential new markets;

     - negotiate suitable interconnection agreements with, and arrangements for installing our equipment at the central offices of, incumbent carriers on satisfactory terms and conditions, including incumbent carriers in markets we plan to enter;

     - hire and retain qualified personnel;

     - lease suitable access to transport networks;

     - lease or purchase suitable sites; and

     - obtain required government authorizations.

     We have experienced rapid growth since our inception, and we believe sustained growth will place a strain on our operational, human and financial resources. Our growth will also increase our operating complexity as well as the level of responsibility for both existing and new management personnel. Our ability to manage our expansion effectively will depend on the continued development of plans, systems and controls for our operational, financial and management needs and on our ability to expand, train and manage our employee base.

OUR SERVICES MAY NOT ACHIEVE SUFFICIENT MARKET ACCEPTANCE TO BECOME PROFITABLE

     To be successful, we must develop and market services that are widely accepted by businesses at profitable prices. Our success will depend upon the willingness of our target customers to accept us as an alternative provider of local, long distance, high-speed data and Internet services and developing additional products and services. Although we are in the process of rolling out high-speed data and Internet services and developing additional products and services, we might not be able to provide the range of communication services our target business customers need or desire. In addition, the lack of willingness by e-commerce providers to accept us as a marketing, sales and distribution partner would have a negative impact on our ability to deliver additional products and services to our target customers.

OUR FAILURE TO ACHIEVE OR SUSTAIN MARKET ACCEPTANCE AT DESIRED PRICING LEVELS COULD IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY OR POSITIVE CASH FLOW

     Prices for data communication services have fallen historically, a trend we expect will continue. Accordingly, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our ability to meet price competition may depend on our ability to operate at costs equal to or lower than our competitors or potential competitors. There is a risk competitors, perceiving us to lack capital resources, may undercut our rates or increase their services or take other actions in an effort to force us out of business. Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to achieve profitability or positive cash flow.

IF WE ARE UNABLE TO NEGOTIATE AND ENFORCE FAVORABLE INTERCONNECTION AGREEMENTS AND ARRANGEMENTS FOR INSTALLING OUR EQUIPMENT, WE COULD HAVE DIFFICULTY OPERATING PROFITABLY IN OUR EXISTING MARKETS AND ENTERING NEW MARKETS

     We must negotiate and renew favorable interconnection agreements and arrangements for installing our equipment with other companies, including incumbent carriers, in markets we plan to enter. The rates charged to us under the interconnection agreements might not continue to be low enough for us to attract a sufficient number of customers and to operate the business on a profitable basis. In addition, our interconnection agreements provide for our connection and maintenance orders to receive attention on the same basis as the incumbent carrier's customers and for the incumbent carriers to provide adequate capacity to keep blockage within industry standards. However, from time to time, we have experienced excessive blockage in the delivery of calls to and from the incumbent carriers due to an insufficient number of phone lines installed by the incumbent carriers between their switches and our switches. Blocked calls result in customer dissatisfaction which may result in the loss of business.

DELAYS BY THE INCUMBENT CARRIERS IN CONNECTING OUR CUSTOMERS TO OUR NETWORK COULD RESULT IN CUSTOMER DISSATISFACTION AND LOSS OF BUSINESS

     We rely on the timeliness of incumbent carriers and competitive carriers in processing our orders for customers switching to our service and in maintaining the customer's standard telephone lines to assure uninterrupted service. The incumbent carriers are our competitors and have had little experience leasing standard telephone lines to other companies. Therefore, the incumbent carriers might not be able to continue to provide and maintain leased standard telephone lines in a prompt and efficient manner as the number of standard telephone lines requested by competitive carriers increases.

WE MAY NOT BE ABLE TO SERVICE OUR CUSTOMERS IF WE CANNOT SECURE SUFFICIENT TELEPHONE LINES AND CABLE TO MEET OUR FUTURE NEEDS

     We may not be able to lease sufficient telephone lines and cable in markets we want to enter or renew our lease arrangements or obtain comparable arrangements from other carriers in our existing markets. Because we lease rather than construct telephone lines and cable in each of our markets, we would be unable to service our customers if we could obtain sufficient telephone lines and cable. Our inability to lease sufficient telephone lines and cable could result in the loss of customers, the inability to add new customers and limitations on our ability to enter new markets.

OUR RELIANCE ON A LIMITED NUMBER OF EQUIPMENT SUPPLIERS COULD RESULT IN ADDITIONAL EXPENSES OR DELAYS IN OUR EXPANSION

     We currently rely and expect to continue to rely on a limited number of third party suppliers to manufacture the equipment we require to implement our DSL technology. If our suppliers enter into competition with us, or if our competitors enter into exclusive or restrictive arrangements with our suppliers, it may materially and adversely affect the availability and pricing of the equipment we purchase. Our reliance on third-party vendors involves a number of additional risks, including the absence of guaranteed supply and reduced control over delivery schedules, quality assurance, production yields and costs.

     We cannot assure you that our vendors will be able to meet our needs in a satisfactory and timely manner in the future or that we will be able to obtain alternative vendors when and if needed. It could take a significant period of time to establish relationships with alternative suppliers for critical technologies and to introduce substitute technologies into our network. As a result, the use of alternative vendors could delay our expansion plans. In addition, if we change vendors, we may need to replace all or a portion of the DSL equipment deployed within our network at significant expense in terms of equipment costs and loss of revenues in the interim.

THE TELECOMMUNICATIONS INDUSTRY IS HIGHLY COMPETITIVE WITH PARTICIPANTS THAT HAVE GREATER RESOURCES THAN WE DO, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

     Our success depends upon our ability to compete with other telecommunications providers in each of our markets, many of which have substantially greater financial, marketing and other resources than we have. In addition, competitive alternatives may result in substantial customer turnover in the future. A growing trend towards consolidation of communications companies and the formation of strategic alliances within the communications industry, as well as the development of new technologies, could give rise to significant new competitors. We cannot assure you that we will be able to compete successfully. For more information regarding the competitive environment in which we operate, please see "Business -- MPOWER -- Competition."

IF WE ARE NOT ABLE TO OBTAIN OR IMPLEMENT NEW TECHNOLOGIES, WE MAY LOSE BUSINESS AND LIMIT OUR ABILITY TO ATTRACT NEW CUSTOMERS

     We may be unable to obtain access to new technology on acceptable terms or at all. We may be unable to adapt to new technologies and offer services in a competitive manner. If these events occur, we may lose customers to competitors offering more advanced services and our ability to attract new customers would be hindered. Rapid and significant changes in technology are expected in the communications industry. We cannot predict the effect of technological changes on our business. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes, evolving industry standards and changing needs of our current and prospective customers.

A SYSTEM FAILURE OR BREACH OF NETWORK SECURITY COULD CAUSE DELAYS OR INTERRUPTIONS OF SERVICE TO OUR CUSTOMERS AND RESULT IN CUSTOMER DISSATISFACTION

     Interruptions in service, capacity limitations or security breaches could have a negative effect on customer acceptance and, therefore, on our revenues and ability to attract new customers. Our networks may be affected by physical damage, power loss, capacity limitations, software defects, breaches of security by computer viruses, break-ins or otherwise and other factors which may cause interruptions in service or reduced capacity for our customers.

IF WE ARE UNABLE TO EFFECTIVELY DELIVER DSL SERVICES TO A SUBSTANTIAL NUMBER OF CUSTOMERS, WE MAY NOT ACHIEVE OUR REVENUE GOALS

     We cannot guarantee our network will be able to connect and manage a substantial number of customers at high transmission speeds. If we cannot achieve and maintain digital transmission speeds that are otherwise available in the market, we may lose customers to competitors with higher transmission speeds and we may not be able to attract new customers. While digital transmission speeds of up to 1.5 Mbps are possible on portions of our network, that speed may not be available over a majority of our network. Actual transmission speeds on our network will depend on a variety of factors many of which are beyond our control, including the distance an end user is located from a central office, the quality of the telephone lines, the presence of interfering transmissions on nearby lines and other factors.

WE MAY LOSE CUSTOMERS OR POTENTIAL CUSTOMERS BECAUSE THE TELEPHONE LINES WE REQUIRE MAY BE UNAVAILABLE OR IN POOR CONDITION

     Our ability to provide DSL services to potential customers depends on the quality, physical condition, availability and maintenance of telephone lines within the control of the incumbent carriers. If the telephone lines are not adequate, we may not be able to provide DSL services to many of our target customers and our expected revenues will be diminished. We believe the current condition of telephone lines in many cases may be inadequate to permit us to fully implement our DSL services. In addition, the incumbent carriers may not maintain the telephone lines in a condition that will allow us to implement our DSL services effectively or may claim they are not of sufficient quality to allow us to fully implement or operate our DSL services. Further, some customers use technologies other than copper lines to provide telephone services, and as a result, DSL services might not be available to these customers.

INTERFERENCE OR CLAIMS OF INTERFERENCE COULD DELAY OUR ROLLOUT OR RESULT IN CUSTOMER DISSATISFACTION

     Interference, or claims of interference by the incumbent carriers, if widespread, could adversely affect our speed of deployment, reputation, brand image, service quality and customer satisfaction and retention. Technologies deployed on copper telephone lines, such as DSL, have the potential to interfere with other technologies on the copper telephone lines. Interference could degrade the performance of our services or make us unable to provide service on selected lines and the customers served by those lines. Although we believe our DSL technologies, like other technologies, do not interfere with existing voice services, incumbent carriers may claim the potential for interference permits them to restrict or delay our deployment of DSL services. The procedures to resolve interference issues between competitive carriers and incumbent carriers are still being developed. We may be unable to successfully resolve interference issues with incumbent carriers.

OUR SUCCESS WILL DEPEND ON GROWTH IN THE DEMAND FOR INTERNET ACCESS AND HIGH-SPEED DATA SERVICES

     If the markets for the services we offer, including Internet access and high-speed data services, fail to develop, grow more slowly than anticipated or become saturated with competitors, we may not be able to achieve our projected revenues. The markets for business Internet and high-speed data services are in the early stages of development. Demand for Internet services is highly uncertain and depends on a number of factors, including the growth in consumer and business use of new interactive technologies, the development of technologies that facilitate interactive communication between organizations and targeted audiences, security concerns and increases in data transport capacity.

     In addition, the market for high-speed data transmission via DSL technology is relatively new and evolving. Various providers of high-speed digital services are testing products from various suppliers for various applications, and no industry standard has been broadly adopted. Critical issues concerning commercial use of DSL for Internet and high-speed data access, including security, reliability, ease of use and cost and quality of service, remain unresolved and may impact the growth of these services.

THE DESIRABILITY AND MARKETABILITY OF OUR INTERNET SERVICE MAY BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO MAINTAIN RECIPROCAL RELATIONSHIPS WITH OTHER INTERNET SERVICE PROVIDERS

     The Internet is comprised of many Internet service providers and underlying transport providers who operate their own networks and interconnect with other Internet service providers at various points. As we commence the operation of Internet services, connections to the Internet will be provided through wholesale carriers. We anticipate as our volume increases, we will enter into reciprocal agreements with other Internet service providers. We cannot assure you other national Internet service providers will maintain reciprocal relationships with us. If we are unable to maintain these relationships, our Internet services may not be attractive to our target customers, which would impair our ability to retain and attract customers. In addition, the requirements associated with maintaining relationships with the major national Internet service providers may change. We cannot assure you we will be able to expand or adapt our network infrastructure to meet any new requirements on a timely basis, at a reasonable cost, or at all.

WE MAY INCUR LIABILITIES AS A RESULT OF OUR INTERNET SERVICE OFFERINGS

     United States law relating to the liability of on-line service providers and Internet service providers for information carried on, disseminated through, or hosted on their systems is currently unsettled. If liability is imposed on Internet service providers, we would likely implement measures to minimize our liability exposure. These measures could require us to expend substantial resources or discontinue some of our product or service offerings. In addition, increased attention to liability issues, as a result of litigation, legislation or legislative proposals could adversely affect the growth and use of Internet services.

CHANGES IN THE LEGISLATIVE AND REGULATORY FRAMEWORK COULD RESTRICT THE WAY WE OPERATE OUR BUSINESS AND NEGATIVELY AFFECT OUR COSTS AND COMPETITIVE POSITION

     Our services are regulated at the federal, state and local level. The FCC exercises jurisdiction over all facilities of, and services offered by, communication common carriers like us, as long as those facilities are used in connection with interstate or international communications. State regulatory commissions have some jurisdiction over most of the same facilities and services if they are used in connection with communications within states. In recent years, there has been a dramatic change in regulation of telephone services at both federal and state levels as both legislative and regulatory bodies seek to enhance competition in both the local exchange and interexchange service markets. These efforts are ongoing and many of the legislative measures and regulations adopted are subject to judicial review. The result of these ongoing legislative and regulatory efforts or the outcome of any judicial review could have an adverse effect on our company.

WE MAY NOT BE ABLE TO COLLECT ALL OF THE ACCESS CHARGES WE HAVE BILLED TO LONG DISTANCE CARRIERS

     When our facilities are used to originate a customer's long distance call and deliver it to the long distance carrier designated by the customer, or to terminate a long distance call received from a long distance carrier by delivering it to a telephone number connected to our network, the long distance carrier is required to pay us for access to our network and the use of our facilities. These charges are called "access charges." Access charges represented a significant portion of revenues in 1998 and 1999. While we recently settled our disputes with AT&T and MCI WorldCom, certain other long distance carriers responsible for generating a portion of our access charge revenues continue to refuse to pay the full amount of access charges billed to them under our tariffs. For example, we are currently in litigation with Sprint over the payment of our tariffed access charges. The law applicable to our disputes with these carriers is unclear and we may not be able to collect the full amount of the access charges owed to us. Until these disputes are resolved and access charge receivables are collected on a timely basis, we cannot rely on these revenues as a source of cash flow. As a result, we may be required to raise additional capital sooner than we currently anticipate. See "Business -- Legal Proceedings."

THE PRICES WE CHARGE FOR OUR SERVICES AND PAY FOR THE USE OF SERVICES OF INCUMBENT CARRIERS AND OTHER COMPETITIVE CARRIERS MAY BE NEGATIVELY AFFECTED IN REGULATORY PROCEEDINGS, WHICH COULD RESULT IN DECREASED REVENUES, INCREASED COSTS AND LOSS OF BUSINESS

     If we were required to decrease the prices we charge for our services or to pay higher prices for services we purchase from incumbent carriers and other competitive carriers, it would have an adverse effect on our ability to achieve profitability and offer competitively priced services. We must file tariffs with state and federal regulators which indicate the prices we charge for our services. In addition, we purchase some tariffed services from incumbent carriers and/or competitive carriers. The rate we pay for other services we purchase from incumbent carriers and other competitive carriers are set by negotiations between the parties. All of the tariffed prices may be challenged in regulatory proceedings by customers, including incumbent carriers, competitive carriers and long distance carriers who purchase these services. These negotiated rates are also subject to regulatory review. In August 1999, the FCC initiated a proceeding which is considering the reasonableness of competitive carrier access charges and is seeking comments on whether the FCC should regulate the access charges set by competitive carriers. While the outcome of this proceeding cannot be predicted, if we were required to decrease our access charges it could have an adverse effect on our expected revenues.

THERE WILL BE NO PUBLIC TRADING MARKET FOR THE NOTES

     No active trading market currently exists for the notes. The notes are currently trading at a discount from their initial offering price in March 2000 and, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects, as well as recommendations of securities analysts, their price could decline further. The initial purchasers in the private offering in March 2000 have informed us that they intend to make a market in the notes. They are not obligated to do so, however, and may discontinue such market making at any time without notice. In addition, any market making activities will be subject to the limitations imposed by the Securities Act and Exchange Act and may be limited during the effectiveness of a registration statement relating to the notes. We cannot assure you that an active trading market for the notes will develop, or if one does develop, that it will be sustained.

     In addition, to the extent that outstanding notes are surrendered and accepted in the exchange offer, the trading market for unsurrendered outstanding notes and for surrendered-but-unaccepted outstanding notes could be adversely affected due to the limited amount of outstanding notes that are expected to remain outstanding following this exchange offer. Generally, when there are fewer outstanding securities of a given issue, there is less demand to purchase such security, which results in a lower price for such security. See "Plan of Distribution" and "The Exchange Offer" for further information regarding the distribution of the exchange notes and the consequences of failure to participate in the exchange offer.

OUR FORWARD-LOOKING STATEMENTS MAY MATERIALLY DIFFER FROM ACTUAL EVENTS OR
RESULTS

     This prospectus contains "forward-looking statements," which you can generally identify by our use of forward-looking words including "believe," "expect," "intend," "may," "will," "should," "could," "anticipate" or "plan" or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. We often use these types of statements when discussing

     - our plans and strategies;

     - our anticipation of profitability or cash flow from operations;

     - the development of our business;

     - the expected market for our services and products;

     - our anticipated capital expenditures;

     - changes in regulatory requirements; and

     - other statements contained in this prospectus regarding matters that are not historical facts.

     We caution you these forward-looking statements are only predictions and estimates regarding future events and circumstances. We cannot assure you we will achieve the future results reflected in these statements.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We sold the outstanding notes on March 24, 2000 to Bear, Stearns & Co. Inc., Salomon Smith Barney Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Warburg Dillon Read LLC (the "Initial Purchasers"), pursuant to a purchase agreement. The Initial Purchasers subsequently sold the outstanding notes to:

     - "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and

     - certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

     As a condition to the initial sale of the outstanding notes, we and the Initial Purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, unless the exchange offer for the outstanding notes would not be permitted by applicable law or Securities and Exchange Commission policy, we agreed to:

          (a) file an exchange offer registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission on or before the 90th day after the Issue Date;

          (b) use our best efforts to have the Exchange Offer Registration Statement declared effective by the Securities and Exchange Commission on or before the 180th day after March 24, 2000 (the "Issue Date");

          (c) upon the effectiveness of the Exchange Offer Registration Statement, commence the exchange offer for the outstanding notes; and

          (d) use our best efforts to issue, on or before the 30th business day after the date on which the Exchange Offer Registration Statement was declared effective, exchange notes in exchange for all outstanding notes tendered in the exchange offer.

     We agreed to issue and exchange the exchange notes for all outstanding notes validly tendered and not validly withdrawn prior to the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement, which includes this prospectus. This registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

     The term "holder" with respect to the exchange offer means any person in whose name outstanding notes are registered.

RESALE OF THE EXCHANGE NOTES

     We believe that you will be allowed to resell the exchange notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act if you can make the representations set forth above under "Summary of the Terms of the Exchange Offer -- Procedures for participating in the exchange offer." However, if you intend to participate in a distribution of the exchange notes, or you are an "affiliate" of our company as defined under Rule 405 of the Securities Act, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. You have to represent to us in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

     We base our view on interpretations by the Staff of the Securities and Exchange Commission in no-action letters issued to other issuers in exchange offers like ours. However, we have not asked the Securities and Exchange Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the Securities and Exchange Commission will treat our exchange offer in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought outstanding notes for market-making or other trading activities has to deliver a prospectus in order to resell any outstanding notes it has received for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its outstanding notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies in the letter of transmittal for a period of up to 365 days after the Securities and Exchange Commission declares the registration statement relating to this exchange offer effective. See "Plan of Distribution" for more information regarding broker-dealers.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the relevant securities or blue sky laws.

TERMS OF THE EXCHANGE OFFER

     Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date.

     Subject to the minimum denomination requirements of the exchange notes, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes validly tendered pursuant to the exchange offer and not validly withdrawn prior to the expiration date. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

     - the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not bear legends restricting the transfer of the exchange notes;

     - the exchange notes shall not contain provisions for additional interest; and

     - holders of the exchange notes will not be entitled to any of the registration rights of holders of outstanding notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

     The exchange notes will evidence the same indebtedness as the outstanding notes, which they replace. The exchange notes will be issued under, and be entitled to the benefits of, the same indenture that authorized the issuance of the outstanding notes. As a result, both the exchange notes and the outstanding notes will be treated as a single class of debt securities under the indenture. The exchange offer does not depend upon any minimum aggregate principal amount of outstanding notes being surrendered for exchange.

     As of the date of this prospectus, $367,063,000 in aggregate principal amount of the outstanding notes are outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of
administration, we have fixed the close of business on [               ] as the
record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be initially mailed. There will be no fixed record date for determining holders of the outstanding notes entitled to participate in this exchange offer.

     As a holder of outstanding notes, you do not have any appraisal or dissenters' rights, or any other right to seek monetary damages in court under the law of the State of Nevada, the State of Delaware or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the related rules and regulations of the Securities and Exchange Commission. Outstanding notes that are not surrendered for exchange in the exchange offer will remain outstanding and interest thereon will continue to accrue.

     We will be deemed to have accepted validly surrendered outstanding notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purpose of receiving the exchange notes from us.

     If you surrender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees. No service charge shall be made to you for the registration of this exchange offer, but we may require from you payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with this exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The "expiration date" is 5:00 p.m., New York City time, on
[               ], unless we extend the exchange offer, in which case the
expiration date is the latest date and time to which we extend the exchange offer.

     In order to extend the exchange offer, we will:

     - notify the exchange agent of any extension by oral or written communication;

     - issue a press release or other public announcement, which will report the approximate number of outstanding notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During any extension of the exchange offer, all outstanding notes previously surrendered and not withdrawn will remain subject to the exchange offer.

     We reserve the right:

     - to delay accepting any outstanding notes;

     - to amend the terms of the exchange offer in any manner;

     - to extend the exchange offer; or

     - if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the Staff of the Securities and Exchange Commission, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

     Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during that period.

     We will have no obligation to publish, advertise, or otherwise communicate any public announcement that we may choose to make, other than by making a timely release to an appropriate news agency.

     In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal and all other required documents. However, we reserve the absolute right to waive any conditions of the exchange offer or any defects or irregularities in the surrender of outstanding notes. If we do not accept any surrendered outstanding notes for any reason set forth in the terms and conditions of the exchange offer or if you submit outstanding notes for a greater principal amount than you want to exchange, we will return certificates for the unaccepted or non-exchanged outstanding notes, or substitute outstanding notes evidencing the unaccepted portion, as appropriate, to you. See "-- Return of outstanding notes."

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will accrue cash interest on the same terms as the outstanding notes, i.e., at the rate of 13% per annum and payable semi-annually in cash in arrears on each April 1 and October 1, commencing on October 1, 2000. We will make each interest payment to the holders of record on the immediately preceding March 15 and September 15. Outstanding notes accepted for exchange will not receive any accrued interest on the outstanding notes at the time of exchange.

     However, each new note will bear interest from the most recent date to which interest has been paid on the outstanding notes or exchange notes, or if no interest has been paid on the outstanding notes or exchange notes, from October 1, 2000.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     If you wish to surrender outstanding notes you must:

     - complete and sign the letter of transmittal or a facsimile thereof;

     - have the signatures thereon guaranteed if required by the letter of transmittal; and

     - mail or deliver the letter of transmittal or facsimile or a properly transmitted Agent's Message (as defined below), together with any corresponding certificate or certificates representing the outstanding notes being surrendered -- or confirmation of a book-entry transfer of such outstanding notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below -- to the exchange agent at its address set forth in the letter of transmittal for receipt prior to the expiration date. If the certificate representing the outstanding notes being tendered -- or the confirmation of a book-entry transfer, if applicable -- is not delivered to the exchange agent with the letter of transmittal, you must comply with the guaranteed delivery procedures described below. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH ITS PROCEDURE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     If you do not withdraw your surrender of outstanding notes prior to the expiration date, it will indicate an agreement between you and us that you have agreed to surrender the outstanding notes, in accordance with the terms and conditions in the letter of transmittal.

TENDER OF OUTSTANDING NOTES HELD THROUGH DTC

     To effectively tender notes that are held through DTC, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through the Automated Tender Offer Program ("ATOP"), and DTC will then edit and verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered outstanding notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE THROUGH ATOP) TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, YOU SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN THE CASE OF DELIVERY THROUGH DTC, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND ANY LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     DTC has authorized DTC participants that hold outstanding notes on behalf of beneficial owners of outstanding notes through DTC to tender their outstanding notes as if they were Holders. To effect a tender, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal, transmit their acceptance to DTC through ATOP for which the transaction will be eligible and follow the procedure for book-entry transfer set forth in "-- Procedures for tendering outstanding notes". A beneficial owner of outstanding notes that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such Holder to tender the outstanding notes on the beneficial owner's behalf.

     If you are a beneficial owner of the outstanding notes and you hold those notes through a broker, dealer, commercial bank, trust company or other nominee and you want to surrender your outstanding notes, you should contact that intermediary promptly and instruct it to surrender the outstanding notes on your behalf.

     Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal described below under "-- Withdrawal of tenders of outstanding notes" unless

     - you tender your outstanding notes as the registered holder, which term includes any participant in DTC whose name appears on a security listing as the owner of outstanding notes;

     - you sign the letter of transmittal, and the exchange notes issued in exchange for your outstanding notes to be issued in your name; or

     - you surrender your outstanding notes for the account of an eligible institution.

In any other case, the surrendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder. If the exchange notes or unexchanged outstanding notes are to be delivered to an address other than that of the registered holder appearing on the security register for the outstanding notes, an eligible institution must guarantee the signature in the letter of transmittal. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be made by:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; or

     - a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     Your surrender will be deemed to have been received as of the date when:

     - the exchange agent receives a properly completed and signed letter of transmittal accompanied by the outstanding notes, or a confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC; or

     - the exchange agent receives a notice of guaranteed delivery from an eligible institution. Issuances of exchange notes in exchange for outstanding notes surrendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the surrendered outstanding notes, or confirmation of a book-entry transfer of such outstanding notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

     We will make the determination regarding all questions relating to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of surrendered outstanding notes, and our determination will be final and binding on all parties.

     We reserve the absolute right to reject any and all outstanding notes improperly surrendered. We will not accept any outstanding notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with surrenders of outstanding notes within the time we will determine. Although we intend to notify holders of defects or irregularities in connection with surrenders of outstanding notes, neither we, the exchange agent nor anyone else will incur any liability for failure to give such notice. Surrenders of outstanding notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

     We have no current plan to acquire any outstanding notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any outstanding notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

     Pursuant to the letter of transmittal, if you elect to surrender outstanding notes in exchange for exchange notes, you must exchange, assign and transfer the outstanding notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to such surrendered outstanding notes, with full power of substitution, among other things, to cause the outstanding notes to be assigned, transferred and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth above under the heading "Summary of the Terms of the Exchange Offer -- Procedures for participating in the exchange offer" to us. By executing the letter of transmittal you also promise to, upon request, execute and deliver any additional documents that we consider necessary to complete the transactions described in the letter of transmittal.

     By surrendering outstanding notes in the exchange offer, you will be telling us that, among other things,

     - you have full power and authority to tender, sell, assign and transfer the outstanding notes surrendered;

     - we will acquire good title to the outstanding notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the outstanding notes;

     - you are acquiring the exchange notes in the ordinary course of your business;

     - you are not engaging and do not intend to engage in a distribution of the exchange notes;

     - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

     - you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the exchange notes, and that you cannot rely on the position of the Securities and Exchange Commission's staff set forth in their no-action letters;

     - you understand that a secondary resale transaction described above and any resales of exchange notes obtained by you in exchange for outstanding notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Securities and Exchange Commission; and

     - you are not an "affiliate", as defined in Rule 405 under the Securities Act, of our company or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If you are a broker-dealer and you will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such outstanding notes.

     Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in making your decision on whether to participate in the exchange offer.

RETURN OF OUTSTANDING NOTES

     If any outstanding notes are not accepted for any reason described here, or if outstanding notes are withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return those unaccepted or non-exchanged outstanding notes to the surrendering holder, or, in the case of outstanding notes surrendered by book-entry transfer, into the exchange agent's account at DTC, unless otherwise provided in the letter of transmittal. The outstanding notes will be credited to an account maintained with DTC as promptly as practicable.

BOOK ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at DTC, you have to deliver the letter of transmittal, or a facsimile thereof, with any required signature guarantees and any other required documents to the exchange agent at the address set forth in the letter of transmittal for its receipt on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

     The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the outstanding notes and that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and we may enforce such agreement against such participants.

GUARANTEED DELIVERY PROCEDURES

     If you wish to surrender your outstanding notes and (1) your outstanding notes are not immediately available so that you can meet the expiration date deadline, (2) you cannot deliver your outstanding notes or other required documents to the exchange agent prior to the expiration date or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may nonetheless participate in the exchange offer if:

     - you surrender your outstanding notes through an eligible institution;

     - prior to the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by telegram, telex, facsimile transmission, mail or hand delivery (or an Agent's Message with respect to guaranteed delivery that is accepted by
       us), showing the name and address of the holder, the name(s) in which the outstanding notes are registered, the certificate number(s) of the outstanding notes, if applicable, and the principal amount of outstanding notes surrendered; the notice of guaranteed delivery must state that the surrender is being made by the notice of guaranteed delivery and guaranteeing that, within three Nasdaq National Market trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificate(s) representing such outstanding notes, in proper form for transfer or a book-entry confirmation, and any other required documents, will be delivered by such eligible institution to the exchange agent; and

     - the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal (or a properly transmitted Agent's Message) are received by the exchange agent within three Nasdaq National Market trading days after the expiration date.

     Unless outstanding notes are surrendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the surrender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to surrender your outstanding notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS OF OUTSTANDING NOTES

     Except as otherwise provided in this prospectus, you may withdraw your surrender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a surrender of outstanding notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the outstanding notes to be withdrawn;

     - identify the outstanding notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the outstanding notes;

     - contain a statement that you are withdrawing your election to have such outstanding notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were surrendered; and

     - specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes. If outstanding notes have been surrendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

     We, in our sole discretion, will make the final determination on all questions regarding the validity, form, eligibility and time of receipt of notices, and our determination shall bind all parties. Any outstanding notes withdrawn will be deemed not to have been validly surrendered for purposes of the exchange offer and no exchange notes will be issued unless the outstanding notes so withdrawn are validly resurrendered. Properly withdrawn outstanding notes may be resurrendered by following one of the procedures described above under "-- Procedures for tendering outstanding notes" at any time prior to the business day prior to the expiration date. Any outstanding notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of outstanding notes surrendered by book-entry transfer, into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, as soon as practicable after withdrawal, rejection of surrender or termination of the exchange offer.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the registration rights agreement that benefit the holders of the outstanding notes will terminate when we consummate the exchange offer. That includes all rights to receive additional interest in the event of a registration default under the registration rights agreement. In any event, we are under a continuing obligation, for a period of up to 180 days after the Securities and Exchange Commission declares the registration statement effective, to keep the registration statement effective and to provide copies of the latest version of the prospectus to any broker-dealer that requests copies in the letter of transmittal for use in a resale.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange notes for, any outstanding notes, and we may terminate the exchange offer before acceptance of the outstanding notes, if:

          (1) any statute, rule or regulation has been enacted, or any action has been taken by any court or governmental authority that, in our reasonable judgment, seeks to or would prohibit, restrict or otherwise render consummation of the exchange offer illegal; or

          (2) any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our sole judgment, might materially impair our ability to proceed with the exchange offer or a change that would materially impair the contemplated benefits to us of the exchange offer; or

          (3) a change occurs in the current interpretations by the Staff of the Securities and Exchange Commission that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

     If we, in our sole discretion, determine that any of the above conditions is not satisfied, we may:

     - refuse to accept any outstanding notes and return all surrendered outstanding notes to the surrendering holders;

     - extend the exchange offer and retain all outstanding notes surrendered prior to the expiration date, subject to the holders' right to withdraw the surrender of the outstanding notes; or

     - waive any unsatisfied conditions regarding the exchange offer and accept all properly surrendered outstanding notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during that period of time.

EXCHANGE AGENT

     We have appointed HSBC Bank USA as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

        By Hand or Overnight Courier:                By Registered or Certified Mail:
                HSBC Bank USA                                  HSBC Bank USA
                140 Broadway                                   140 Broadway
                 12th Floor                                     12th Floor
          New York, New York 10005                       New York, New York 10005
         Attention: Issuer Services                     Attention: Issuer Services

          By Facsimile Transmission (for Eligible Institutions only):
                                 (212) 658-6425

                             Confirm by Telephone:
                                 (212) 658-6433

  For information with respect to the exchange offer, call the Exchange Agent:
                                 (212) 658-6433

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

     We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

     We will pay any expenses you will incur in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, accounting and legal fees and printing costs, among others.

     No service charge shall be made to you for the registration of this exchange offer, but we may require from you payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with this exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Outstanding notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

     - to us or to any of our subsidiaries;

     - inside the United States to a qualified institutional buyer in compliance with Rule 144A;

     - inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the outstanding notes, the form of which you can obtain from the trustee and, if such transfer is in respect of an aggregate principal amount of outstanding notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to us that the transfer complies with the Securities Act;

     - outside the United States in compliance with Rule 904 under the Securities Act;

     - pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available; or

     - pursuant to an effective registration statement under the Securities Act.

     The liquidity of the outstanding notes could be adversely affected by the exchange offer.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the outstanding notes over the remaining term of the notes.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into in connection with the private offering of the outstanding notes in March 2000. We will not receive any proceeds from the exchange offer. You will receive, in exchange for outstanding notes tendered by you in the exchange offer, exchange notes in like principal amount. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase of our outstanding debt.

                                 CAPITALIZATION

     The following table shows our capitalization as of March 31, 2000:

     (A) on an actual basis;

     (B) as adjusted to reflect the consummation of the private exchange offer in June 2000 for our 13% Senior Secured Notes due 2004; and

     (C) pro forma as adjusted to reflect the consummation of the proposed merger with Primary Network.

     You should read this table with our financial statements and the related notes appearing elsewhere in this prospectus.

                                                                 MARCH 31, 2000
                                               --------------------------------------------------
                                                 ACTUAL      AS ADJUSTED    PRO FORMA AS ADJUSTED
                                               ----------    -----------    ---------------------
                                                             (DOLLARS IN THOUSANDS)
Cash and cash equivalents and investments
  available-for-sale, excluding restricted
  investments................................  $  895,845    $  893,950          $  888,778
Restricted investments.......................      20,534        20,534              20,534
                                               ----------    ----------          ----------
  Total cash and cash equivalents,
     investments available-for-sale and
     restricted investments..................  $  916,379    $  914,484          $  909,312
                                               ==========    ==========          ==========
13% Senior Notes due 2010....................  $  243,233    $  353,272          $  353,272
13% Senior Secured Notes due 2004............     157,412        55,151             113,556
Other long-term debt.........................       4,529         4,529              25,390
Series B convertible preferred stock.........          --            --                  --
Series C convertible preferred stock.........      36,857        36,857              36,857
Series D convertible preferred stock.........     202,359       202,359             202,359
Stockholders' equity:
  Common stock, $0.001 par value, 60,000,000
     shares authorized, 35,507,596
     outstanding and as adjusted and
     36,857,596 as further adjusted..........          35            35                  36
  Additional paid-in-capital.................     596,240       596,240             663,681
  Accumulated deficit........................    (139,505)     (150,200)           (150,200)
  Less: treasury stock.......................         (76)          (76)                (76)
  Accumulated other comprehensive income.....      (1,972)       (1,972)             (1,972)
  Notes receivable from stockholders for
     issuance of common stock................      (5,844)       (5,844)             (5,844)
                                               ----------    ----------          ----------
  Total stockholders' equity.................     448,878       438,183             505,625
                                               ----------    ----------          ----------
Total capitalization.........................  $1,093,268    $1,090,351          $1,237,059
                                               ==========    ==========          ==========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     You should read the following selected consolidated financial and operating data with the consolidated financial statements and the related notes for each of Mpower and Primary Network and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," for each of Mpower and Primary Network all of which can be found elsewhere in this prospectus.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF MPOWER

     The historical data for each of the years in the five-year period ended December 31, 1999 have been derived from our audited historical consolidated financial statements. The selected consolidated statement of operations data presented below for the years ended December 31, 1996, 1997, 1998 and 1999 are derived from our consolidated financial statements, which have been audited by KPMG LLP (1996) and Arthur Andersen LLP (1997, 1998 and 1999), independent auditors. The historical data for the three months ended March 31, 2000 and March 31, 1999 have been derived from our unaudited consolidated financial statements. No data is present for periods before 1996 since we commenced our operations in December 1996, and no revenues or expenses were recognized and no cash transactions occurred between its inception on October 16, 1995 and December 31, 1995.

                                                                                THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 MARCH 31,
                                     ----------------------------------------   -------------------
                                     1996(1)     1997       1998       1999       1999       2000
                                     -------   --------   --------   --------   --------   --------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues.................  $     1   $  3,791   $ 18,249   $ 55,066   $  8,401   $ 25,458
Cost of operating revenues,
  excluding depreciation...........      305      3,928     17,129     50,012      8,483     23,231
Selling, general and administrative
  expenses.........................      841      6,440     17,877     44,836      7,727     23,140
Loss from operations...............   (1,554)    (7,851)   (21,995)   (59,417)   (11,293)   (29,250)
Interest income....................       63      2,507      8,771      7,702      1,500      8,871
Interest expense...................       --     (5,492)   (19,064)   (18,278)    (4,624)    (4,965)
Net loss...........................   (1,491)   (10,836)   (32,065)   (69,769)   (14,212)   (25,344)
Basic and diluted loss per common
  share............................  $ (2.11)  $  (1.30)  $  (2.26)  $  (7.63)  $   (.83)  $  (1.18)

                                                                                         THREE MONTHS
                                                                                            ENDED
                                                         AS OF DECEMBER 31,               MARCH 31,
                                              ----------------------------------------   ------------
                                              1996(1)     1997       1998       1999         2000
                                              -------   --------   --------   --------   ------------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents and investments,
  excluding restricted investments..........  $ 7,897   $102,764   $ 84,949   $169,070    $  895,845
Restricted investments......................       --     57,574     39,379     20,256        20,534
Property and equipment, net.................    3,250     24,617    116,380    191,612       230,163
Total assets................................   12,339    191,977    252,119    402,429     1,176,266
Long-term debt..............................       --    156,637    157,295    161,935       405,174
Series A convertible preferred stock........       --     16,665         --         --            --
Series B convertible preferred stock........       --         --         --     55,363            --
Series C convertible preferred stock........       --         --         --     29,610        36,857
Series D convertible preferred stock........       --         --         --         --       202,359
Stockholders' equity........................   10,792      8,976     63,260    103,781       448,878

                                                                                THREE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                  MARCH 31,
                                  ------------------------------------------   --------------------
                                  1996(1)     1997        1998       1999        1999       2000
                                  -------   ---------   --------   ---------   --------   ---------
                                                       (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(2).......................  $(1,145)  $  (6,577)  $(16,757)  $ (39,782)    (7,809)    (20,913)
Cash flows provided by (used in)
  operating activities..........     (942)     (4,490)   (24,184)    (45,913)      (611)      2,165
Cash flows used in investing
  activities....................   (2,287)   (135,491)   (77,715)   (118,784)    (5,390)   (496,694)
Cash flows provided by financing
  activities....................   11,126     177,138     68,731     195,790         87     759,319
Capital expenditures............    3,659      22,641     97,101      94,082     28,134      45,291
Insufficiency of earnings to
  cover combined fixed charges
  and preferred stock
  dividends(3)..................    1,491      11,024     35,376      76,403     15,212      29,251
OPERATING DATA AT END OF PERIOD:
Total access lines in service...       50      15,590     47,744     142,664     65,147     168,786
Central office collocation
  sites(4)......................        9          25        207         322        233         446
Switches in service.............        1           3          7           7          7           7
Number of sales personnel
     Field sales................        7          23         50         142         55         302
     Inside sales...............       --          --         31          45         19          54
                                  -------   ---------   --------   ---------   --------   ---------
          Total.................        7          23         81         187         74         356

-------------------------
(1) No data is presented for periods before 1996 since we commenced our operations in December 1996 and no revenues or expenses were recognized and no cash transactions occurred between our inception on October 16, 1995 and December 31, 1995.

(2) EBITDA consists of earnings before interest, income taxes, depreciation and amortization, and stock-based compensation expense. For the year ended December 31, 1996, EBITDA excludes a charge of $355,000 related to the one-time write-off of purchased software. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not be considered as an alternative to loss from operations as an indicator of our operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles and, as a result, the measure of EBITDA may not be comparable to similarly titled measures used by other companies. We believe that EBITDA is often reported and widely used by analysts, investors and other interested parties in the communications industry. Accordingly, we are including this information to permit a more complete comparison of our operating performance relative to other companies in the industry.

(3) For purposes of calculating the insufficiency of earnings to cover combined fixed charges and preferred stock dividends: earning consist of loss before income taxes plus fixed charges excluding capitalized interest and preferred stock dividends and fixed charges consist of interest expensed and capitalized, plus amortization of deferred financing costs, debt discount, preferred stock dividends and a portion of rent expense under operating leases deemed by us to represent an interest factor.

(4) The number of central office collocation sites includes only those sites where we have accepted a cage and installed our equipment. At December 31, 1999, we had a backlog of 60 central office collocation sites where we had accepted space from the incumbent carrier but not yet completed the installation of our equipment.

          SELECTED HISTORICAL FINANCIAL INFORMATION OF PRIMARY NETWORK

     The following table sets forth selected consolidated financial information and other data for Primary Network Holdings, Inc., successor and CDM On-Line, Inc., predecessor. Please refer to footnotes 1 and 2 in the September 30, 1999 audited financial statements of Primary Network for further explanation of the organization and basis of presentation and initial formation and capitalization of Primary Network. The selected consolidated financial information and other data as of December 31, 1995, 1996, and 1999 and for the year ended December 31, 1995 and 1996 and the six months ended March 31, 1999 and 2000 are unaudited; however, in the opinion of Primary Network's management, the unaudited data includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information. The selected consolidated results of operations and the selected historical consolidated balance sheet data for the years ended December 31, 1997 and 1998, the five months ended May 31, 1999 and the four months ended September 30, 1999 have been derived from the audited consolidated financial statements of Primary Network, successor, and CDM On-Line, predecessor, which have been audited by Ernst & Young LLP. The results of operations for the six months ended March 31, 2000 are not necessarily indicative of the results to be expected for the year ending September 30, 2000 or any other future period. For all periods presented, the related financial information has been presented using consistent methods of accounting.

                                                                                      FIVE         FOUR          SIX
                                                                                     MONTHS       MONTHS        MONTHS
                                                                                     ENDED         ENDED        ENDED
                                1995         1996         1997          1998        5/31/99       9/30/99      3/31/99
                              ---------   ----------   -----------   -----------   ----------   -----------   ----------
Operating revenue...........  $ 350,285   $1,513,619   $ 2,575,552   $ 4,795,571   $2,833,284   $ 4,082,137   $2,878,736
Net loss from continuing
  operations................   (158,011)    (137,176)   (1,590,177)   (1,470,010)    (681,906)   (7,308,703)    (988,709)
Total assets................    174,437      887,431     1,263,561     1,663,929    4,441,030    61,764,417    3,697,866
Long-term debt and capital
  lease obligations.........         --           --            --            --      492,346    51,117,562           --
Total Stockholders'
  Equity....................   (164,981)    (305,746)     (783,758)     (203,734)   1,746,743     2,812,483    2,090,025

                                  SIX
                                 MONTHS
                                 ENDED
                                3/31/00
                              ------------
Operating revenue...........  $  9,627,165
Net loss from continuing
  operations................   (20,561,141)
Total assets................    65,019,664
Long-term debt and capital
  lease obligations.........    61,763,591
Total Stockholders'
  Equity....................   (17,720,326)

                     UNAUDITED SELECTED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet reflects the combination of the balance sheets of Mpower and Primary Network as of March 31, 2000 as adjusted for the merger as if the merger of Mpower and Primary Network had been consummated on March 31, 2000. The unaudited pro forma condensed combined statements of operations reflect the combination of the statement of operations of Mpower and Primary Network for the three months ending March 31, 2000 and the twelve months ending December 31, 1999 as adjusted for the merger as if the merger had been consummated on January 1, 1999. The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting. This pro forma information does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

     The unaudited pro forma statements are based on currently available information and certain assumptions that Mpower believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial information does not purport to represent what the combined company's position or results of operations would have been had the merger occurred on such date or at the beginning of the earliest period presented or to project the combined financial position or results of operations for any future date or period.

     The unaudited pro forma statements should be read in conjunction with the separate historical financial statements of Mpower and Primary Network and its predecessors and the notes thereto, and with the accompanying notes to the pro forma statements and sections entitled "Management's Discussion and Analysis of Financial Conditions and Results of Operations" of each of Mpower and Primary Network, all of which are contained elsewhere in this prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED DECEMBER 31, 1999
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                        MPOWER       PRIMARY NETWORK     PRO FORMA      PRO FORMA
                                      HISTORICAL       HISTORICAL       ADJUSTMENTS     COMBINED
                                      -----------    ---------------    -----------    -----------
Operating revenues..................  $    55,066       $ 11,169        $       --     $    66,235
                                      -----------       --------        ----------     -----------
Operating expenses:
Cost of operating revenues..........       50,012          5,722                --          55,734
Selling, general and
  administrative....................       44,836         13,297                --          58,133
Stock-based compensation expense....          714             --                --             714
Depreciation and amortization.......       18,921          4,750            10,230(1)       33,901
                                      -----------       --------        ----------     -----------
                                          114,483         23,769            10,230         148,482
                                      ===========       ========        ==========     ===========
Loss from operations................      (59,417)       (12,600)          (10,230)        (82,247)
Other income (expense):
Interest income (expense), net......      (10,576)        (4,815)               --         (15,391)
  Other, net........................          224          1,046                --           1,270
                                      -----------       --------        ----------     -----------
Net loss from continuing
  operations........................      (69,769)       (16,369)          (10,230)        (96,368)
Net loss from discontinued
  operations........................           --            (82)               --             (82)
                                      -----------       --------        ----------     -----------
Net loss............................      (69,769)       (16,451)          (10,230)        (96,450)
Value of preferred stock beneficial
  conversion feature................      (72,500)            --                --         (72,500)
Accretion of preferred to redemption
  value.............................       (6,133)            --                --          (6,133)
Accrued preferred stock dividend....       (2,577)            --                --          (2,577)
                                      -----------       --------        ----------     -----------
Net loss applicable to common
  stockholders......................  $  (150,979)      $(16,451)       $  (10,230)    $  (177,660)
                                      ===========       ========        ==========     ===========
Basic and diluted weighted average
  shares outstanding................   19,775,410            n/a         1,349,838(2)   21,125,248
                                      ===========       ========        ==========     ===========
Basic and diluted loss per share of
  common stock......................  $     (7.63)           n/a               n/a     $     (8.41)
                                      ===========       ========        ==========     ===========

NOTES TO THE 1999 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(1) Reflects 12 months of amortization of intangibles recorded in connection with acquisition of Primary Network and includes amortization of goodwill ($10.9 million) and amortization of customer base ($2.4 million) less the amortization of intangibles in the historical statement of operations of Primary Network. Amortization periods assumed for goodwill and customer base were 10 years and 5 years, respectively.

(2) Reflects the estimated number of shares of Mpower stock issued in exchange for the preferred and common stock of Primary Network.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                PRIMARY
                                                   MPOWER       NETWORK       PRO FORMA     PRO FORMA
                                                 HISTORICAL    HISTORICAL    ADJUSTMENTS     COMBINED
                                                 ----------    ----------    -----------    ----------
Current assets:
  Cash and cash equivalents....................  $  307,769     $  4,828      $(10,000)(1)  $  302,597
  Investments available-for-sale...............     465,628           --            --         465,628
  Restricted investments.......................      20,534           --            --          20,534
  Accounts receivable, net.....................      14,281        2,546            --          16,827
  Prepaid expenses and other current assets....       2,553        2,279            --           4,832
                                                 ----------     --------      --------      ----------
  Total current assets.........................     810,765        9,653       (10,000)        810,418
Property and equipment, net....................     230,163       32,636            --         262,799
Investments available-for-sale.................     122,448           --            --         122,448
Other assets...................................      12,890        5,693            --          18,583
Intangible assets..............................          --       17,038       103,481(2)      120,519
                                                 ----------     --------      --------      ----------
  Total assets.................................  $1,176,266     $ 65,020      $ 93,481      $1,334,767
                                                 ==========     ========      ========      ==========
Current liabilities:
  Current maturities of long-term debt and
     capital lease obligations.................  $      670     $ 11,684      $     --      $   12,354
  Accounts payable.............................      59,327        5,134            --          64,461
  Accrued expense and other....................      23,671        4,159         2,500(3)       30,330
                                                 ----------     --------      --------      ----------
  Total current liabilities....................      83,668       20,977         2,500         107,145
Senior Secured Notes, net......................     157,412       52,586         5,819(4)      215,817
Senior Notes, net..............................     243,233           --            --         243,233
Other long-term debt and capital lease
  obligations..................................       3,859        9,177            --          13,036
                                                 ----------     --------      --------      ----------
  Total liabilities............................     488,172       82,740         8,319         579,231
                                                 ----------     --------      --------      ----------
Redeemable preferred stock.....................     239,216           --            --         239,216
Stockholders' equity:
  Preferred stock, net of deferred stock
     compensation..............................          --          522          (522)(5)          --
  Common stock.................................          35           64           (63)(5)          36
  Additional paid-in capital...................     596,240       14,497        52,944(5)      663,681
  Accumulated deficit..........................    (139,505)     (32,803)       32,803(6)     (139,505)
  Less: Treasury stock.........................         (76)          --            --             (76)
  Notes receivable from stockholders for
     issuance of common stock..................      (5,844)          --            --          (5,844)
  Accumulated other comprehensive loss.........      (1,972)          --            --          (1,972)
                                                 ----------     --------      --------      ----------
     Total stockholders' equity................     448,878      (17,720)       85,162         516,320
                                                 ----------     --------      --------      ----------
     Total liabilities, redeemable preferred
       stock and stockholders' equity..........  $1,176,266     $ 65,020      $ 93,481      $1,334,767
                                                 ==========     ========      ========      ==========

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1) Includes $10 million pre-closing cash advance from Mpower to Primary
    Network.

(2) Reflects purchase accounting adjustments for the acquisition based on Mpower's preliminary estimate of the assets and liabilities assumed. For purchase accounting, Primary Network's assets have been recorded at their estimated fair market value subject to adjustments based upon the results of an independent appraisal. Purchase accounting adjustments were recorded to reflect the estimated fair value of the acquired customer base of $12 million, to decrease the recorded value of intangible assets acquired by $17 million, to record the excess of purchase cost over fair value of net assets acquired by $108.5 million and to increase the long-term debt by $5.8 million. These adjustments are required to record the assets and liabilities at their estimated fair market values. The calculation of excess purchase cost over fair value of net assets acquired is as follows:

                                                          (AMOUNTS IN THOUSANDS)
Common stock issued.....................................         $ 66,142
Cash paid...............................................           10,000
Options and warrants issued.............................            2,800
Direct acquisition costs................................            1,000
                                                                 --------
  Total purchase cost...................................           79,942
Less: Net book value of Primary Network.................          (17,720)
Less: Adjustment in net assets to fair value............          (10,857)
                                                                 --------
Excess of purchase cost over fair value of assets
  acquired and liabilities assumed (goodwill)...........         $108,519
                                                                 ========

(3) Includes accruals for estimated direct acquisition and registration costs including legal, accounting and filing fees.

(4) Reflects purchase accounting adjustment to adjust to fair value of debt.

(5) Reflects the estimated value of the Mpower stock exchanged for the preferred and common stock of Primary Network, based on the recent market price of Mpower stock, less registration costs.

(6) Reflects elimination of accumulated deficit of Primary Network as part of the purchase accounting computation.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             PRIMARY
                                             MPOWER          NETWORK        PRO FORMA       PRO FORMA
                                           HISTORICAL      HISTORICAL      ADJUSTMENTS      COMBINED
                                           -----------   ---------------   -----------     -----------
Operating revenues.......................  $    25,458      $  5,374       $       --      $    30,832
                                           -----------      --------       ----------      -----------
Operating expenses:
  Cost of operating revenues.............       23,231         3,554               --           26,785
  Selling, general and administrative....       23,140         8,523               --           31,663
  Stock-based compensation expense.......        1,576            --               --            1,576
  Depreciation and amortization..........        6,761         3,450            1,783(1)        11,994
                                           -----------      --------       ----------      -----------
                                                54,708        15,527            1,783           72,018
                                           -----------      --------       ----------      -----------
Loss from operations.....................      (29,250)      (10,153)          (1,783)         (41,186)
Other income (expense):
  Interest income (expense), net.........        3,906        (2,204)              --            1,702
  Other, net.............................           --           175               --              175
                                           -----------      --------       ----------      -----------
Net loss from continuing operations......      (25,344)      (12,182)          (1,783)         (39,309)
Accretion of preferred to redemption
  value..................................       (3,489)           --               --           (3,489)
Accrued preferred stock dividend.........       (3,007)           --               --           (3,007)
                                           -----------      --------       ----------      -----------
Net loss applicable to common
  stockholders...........................      (31,840)      (12,182)          (1,783)         (45,805)
                                           ===========      ========       ==========      ===========
Basic and diluted weighted average shares
  outstanding............................   26,938,911           n/a        1,349,838(2)    28,288,749
                                           ===========      ========       ==========      ===========
Basic and diluted loss per share of
  common stock...........................  $     (1.18)          n/a              n/a      $     (1.62)
                                           ===========      ========       ==========      ===========

NOTES TO THE 2000 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(1) Reflects three months of amortization of intangibles recorded in connection with the acquisition of Primary Network and includes amortization of goodwill ($2.7 million) and amortization of customer base ($0.6 million) less the amortization of intangibles in the historical statement of operations of Primary Network. Amortization periods assumed for goodwill and customer base were 10 years and 5 years, respectively.

(2) Reflects the estimated number of shares of Mpower stock issued in exchange for the preferred and common stock of Primary Network.

           MPOWER'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion together with Mpower's financial statements and the notes related to Mpower's financial statements, each of which can be found elsewhere in this prospectus.

OVERVIEW

     We began providing competitive local dialtone services to small business and residential customers in December 1996, and began offering long distance services by February 1998. In the third quarter of 1999, we began to offer high-speed data and Internet services in our Las Vegas market. During the fourth quarter of 1999, we began offering long distance services in all of our existing markets. Currently, we have switches fully operational in Las Vegas, Atlanta, Chicago, southern Florida, and in selected areas of California, including Los Angeles and San Diego, Sacramento and the San Francisco Bay Area markets.

     Our 1997 revenues were generated from sales of communications services consisting primarily of local phone service, switched access billings and non-recurring charges, principally installation charges. In 1998 and 1999, long distance services also contributed to our revenue base. Local services and long distance services are generally provided and billed as a bundled offering under which customers pay a fixed amount for a package of combined local and long distance services. As a result, the portion of our revenues attributable to each kind of service is not identifiable and, therefore, we do not record or report these amounts separately.

     Our principal operating expenses consist of cost of operating revenues, selling, general and administrative expenses and depreciation and amortization expense. Cost of operating revenues consists primarily of access charges, line installation expenses, transport expenses, compensation expenses of technical personnel, long distance expenses and lease expenses for our "collocation" sites, the space we rent from the incumbent carriers for the purpose of installing our equipment to deliver our services to our customers. Selling, general and administrative expenses consist primarily of compensation expenses, advertising, provision for bad debts, professional fees and office rentals. Depreciation and amortization expense includes depreciation of switching and collocation equipment as well as general property and equipment.

     During 1998, we expanded significantly with the installation of four additional switches and the build-out of 182 additional collocation sites. During 1999, we continued this expansion with the addition of 115 collocation sites for a total of 322 at year end. As expected, both cost of operating revenues and selling, general and administrative expenses increased as many of the fixed costs of providing service in new markets are incurred before significant revenue can be generated from those markets. In addition, we incurred significant marketing costs to build our initial base of customers in our new markets.

     Building and expanding our business has required and will continue to require us to make significant capital expenditures primarily consisting of the costs of purchasing switches and associated equipment and land for switching sites and constructing buildings or improving leased buildings to house our switching and collocation facilities. As part of our "smart build" network growth strategy, we purchased and installed host switches in each of our markets while leasing the means of transporting voice and data traffic from these switches to our customers' telephones or other equipment. We believe this facilities-based strategy, while initially increasing our level of capital expenditures and operating losses, will enhance our long-term financial performance in comparison to a resale strategy.

     We have experienced operating losses and generated negative cash flow from operations since inception and expect to continue to generate negative cash flow from operations for the foreseeable future while we continue to expand our network and develop our product offerings and customer base. We cannot assure you that our revenue or customer base will grow or that we will be able to achieve or sustain positive cash flow from operations. See "Risk Factors -- We expect our losses to continue and we may not be able to generate sufficient cash flow to meet our debt service requirements."

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2000 VS. MARCH 31, 1999

     Total operating revenues increased to $25.5 million for the quarter ended March 31, 2000 as compared to $8.4 million for the quarter ended March 31, 1999. The 204% increase is a result of the increase in the number of lines in service and increased long distance service revenue. We had 168,786 lines in service at the end of the first quarter as compared to 65,147 lines in service at March 31, 1999, a 159% increase.

     Cost of operating revenues for the quarter ended March 31, 2000 was $23.2 million as compared to $8.5 million for the quarter ended March 31, 1999. The 173% increase is due to the increased number of lines in service and installation and operational expenses associated with the expansion of our network.

     For the quarter ended March 31, 2000, selling, general and administrative expenses totaled $23.1 million, a 200% increase over the $7.7 million for the quarter ended March 31, 1999. The increase is a result of increased costs attributable to the significant expansion of our sales and marketing efforts; delivery of customer service and our continued network and market expansion.

     For the quarter ended March 31, 2000 depreciation and amortization was $6.8 million as compared to $3.5 million for the quarter ended March 31, 1999. This increase is a result of placing additional assets in service in accordance with the planned build-out of our network.

     Gross interest expense for the quarters ended March 31, 2000 and March 31, 1999 totaled $5.9 million and $5.6 million, respectively. The 5% increase was a result of the increased interest expense related to the $250 million debt offering in late March 2000. Interest capitalized for the quarter ended March 31, 2000 decreased to $.9 million as compared to $1.0 million for the quarter ended March 31, 1999. Gross interest expense is primarily attributable to the 13% Senior Secured Notes due 2004 we issued in September 1997.

     Interest income was $8.9 million during the quarter ended March 31, 2000 compared to $1.5 million for the quarter ended March 31, 1999. The 493% increase is a result of the increase in cash and investments since March 31, 1999 provided by the debt and equity offerings.

     We incurred net losses of $25.3 million during first quarter 2000 compared to $14.2 million during the first quarter 1999.

YEAR ENDED DECEMBER 31, 1999 VS. 1998

     Total operating revenues increased to $55.1 million for the year ended December 31, 1999 as compared to $18.2 million for the year ended December 31, 1998. The 202% increase was primarily the result of the increase in the number of lines in service. Total lines in service increased 199% from 47,744 at December 31, 1998 to 142,664 at December 31, 1999. In addition, long distance service, which was added to our product offerings in February 1998, contributed to the revenue base for the full twelve month period in 1999, but only for ten full months in 1998. Our switched access revenues, which represented 35% of our total operating revenues for the year ended December 31, 1999, increased $12.1 million or 164% from the year ended December 31, 1998 to the year ended December 31, 1999. As of December 31, 1999, 66% of our switched access receivable balances were subject to dispute. Until these disputes are resolved and our access charge receivables are collected, we cannot rely on these revenues as a source of cash flow.

     Cost of operating revenues for the year ended December 31, 1999 was $50.0 million as compared to $17.1 million for the year ended December 31, 1998. The 192% increase is due to the increased number of lines in service and installation and operational expenses associated with the expansion of our network.

     For the year ended December 31, 1999, selling, general and administrative expenses totaled $44.8 million, a 151% increase over the $17.9 million for the year ended December 31, 1998. The increase is a result of increased costs attributable to marketing and delivering our service and supporting our continued network expansion.

     For the year ended December 31, 1999, depreciation and amortization was $18.9 million as compared to $5.2 million for the year ended December 31, 1998. This increase is a result of placing additional assets in service in accordance with the planned build-out of our network.

     Gross interest expense for fiscal 1999 totaled $22.3 million, as compared to $22.2 million for fiscal 1998. Interest capitalized for the year ended December 31, 1999 increased to $4.1 million as compared to $3.2 million for the year ended December 31, 1998. The increase in interest capitalized is due to the increase in switching equipment under construction. Gross interest expense is primarily attributable to the 13% Senior Secured Notes due 2004 we issued in September 1997.

     Interest income was $7.7 million during the year ended December 31, 1999 compared to $8.8 million for the year ended December 31, 1998. The 12% decrease is a result of decreases in cash and investments during certain periods of 1999. Cash and investments have been used to purchase switching equipment, pay interest on the senior secured notes and fund operating losses.

     We incurred net losses of $69.8 million and $32.1 million for the years ended December 31, 1999 and 1998, respectively.

     For the year ended December 31, 1999, we recognized an accrued preferred stock dividend of $2.6 million, a beneficial conversion feature of $72.5 million, and an accretion of preferred stock to redemption value of $6.1 million, all as a result of the Series B and C preferred stock issued in May and December 1999, respectively.

YEAR ENDED DECEMBER 31, 1998 VS. 1997

     Total operating revenues for the year ended December 31, 1998 were $18.2 million as compared to $3.8 million for the year ended December 31, 1997. The 381% increase is a result of the installation of four additional switches, an increase in the number of lines in service and the introduction of long distance service in early 1998. We provided communications services in only Las Vegas until December 1997 when we initiated service in Atlanta and southern California. As a result of our network expansion, during 1998 we began to offer service in Chicago and additional areas of southern California, including Los Angeles and San Diego. We had 47,744 lines in service as of December 31, 1998 as compared to 15,590 lines in service as of December 31, 1997, a 206% increase.

     Cost of operating revenues for the year ended December 31, 1998 was $17.1 million as compared to $3.9 million for the year ended December 31, 1997. The 336% increase is due to the increased number of lines in service during 1998, network expenses associated with initiation of long distance service in February 1998, and installation and operational expenses associated with the significant expansion of our network.

     For the year ended December 31, 1998, selling, general and administrative expenses totaled $17.9 million, a 178% increase over the $6.4 million for the year ended December 31, 1997. The increase in expenses resulted from increased costs attributable to marketing of services, delivering our service and supporting our continued network expansion.

     For the year ended December 31, 1998, depreciation and amortization was $5.2 million as compared to $1.3 million for the year ended December 31, 1997. This increase is a result of placing additional assets in service during the period to support our planned build-out of our network. As of December 31, 1998 we had seven operational switches and 207 collocation sites built out as compared to three switches and 25 collocation sites as of December 31, 1997.

     Interest expense for fiscal 1998 totaled $19.1 million as compared to $5.5 million for fiscal 1997. The increase is primarily attributable to a full year of interest incurred on the senior secured notes we issued in September 1997.

     Interest income was $8.8 million for the year ended December 31, 1998 compared to $2.5 million for the year ended December 31, 1997. The income is attributable to earnings on investments made with the proceeds from the issuance of the senior secured notes and with the proceeds from the sale of our common and preferred stock.

     We incurred net losses of $32.1 million during 1998 and $10.8 million during 1997.

LIQUIDITY AND CAPITAL RESOURCES

     Our operations require substantial capital investment for the purchase of communications equipment and the development and installation of our network. Capital expenditures were $94.1 million for the year ended December 31, 1999, $97.1 million for the year ended December 31, 1998, $22.6 million for the year ended December 31, 1997 and $45.0 million for the quarter ended March 31, 2000. We expect we will continue to require substantial amounts of capital to fund the purchase of the equipment necessary to continue expanding the geographic coverage of our network in our existing markets and to develop new products and services. In addition, we expect to enter new markets during 2000.

     The substantial capital investment required to initiate services and fund our operations has exceeded our operating cash flow. This negative cash flow from operations results from the need to establish our network in anticipation of connecting revenue-generating customers. We expect to continue recording negative cash flow from operations because of our network expansion activities. We cannot assure you we will attain break-even cash flow from operations in subsequent periods.

     We expect that our available cash and the proceeds of the note offering in March 2000 will be adequate to fund our operating losses and planned capital expenditures, as currently projected, over the next several years. If these resources are not sufficient, management intends to consider alternate forms of financing or to delay or modify some of our expansion plans.

     We continually evaluate our capital expenditure plan in light of developments in the telecommunications industry and market acceptance of our service offerings. As a result of this evaluation, we may decide to accelerate or expand our capital expenditure plan. We might also expand through acquisitions. To fund an accelerated or expanded capital expenditure plan or acquisitions, we would likely issue additional debt or equity securities. We cannot assure you we would be successful in raising additional capital on terms acceptable to us or at all.

     Depending on market conditions, we may raise additional capital at any time, including obtaining a bank facility. However, we cannot assure you that we will be successful in obtaining additional debt or equity financing or in obtaining a bank facility on terms acceptable to us, if at all. The indenture governing the notes and the terms of our preferred stock impose restrictions upon our ability to incur additional debt or issue preferred stock.

     From our inception through September 1997, we raised approximately $17.8 million from private sales of common stock.

     In September 1997, we completed a $160.0 million offering of our 13% Senior Secured Notes due 2004 and warrants to purchase 862,923 shares of common stock after giving effect to anti-dilution adjustments. At the closing of the sale of the Senior Secured Notes, we used approximately $56.8 million of the net proceeds from the sale of the Senior Secured Notes to purchase a portfolio of securities that has been pledged as security to cover the first six interest payments on the Senior Secured Notes. In addition, we have granted the holders of the Senior Secured Notes a security interest in a significant portion of our communications equipment.

     In November 1997 and January 1998, we issued an aggregate of 6,571,427 shares of Series A convertible preferred stock at $3.50 per share for net proceeds of $21.6 million.

     We completed our initial public offering of common stock on May 15, 1998. We sold a total of 4,025,000 shares of our common stock to the public and received net proceeds of $63.0 million. In connection with the initial public offering of our common stock, we reduced the number of authorized and outstanding shares of our common stock by 40%. Our outstanding shares of Series A convertible preferred stock were converted into 3,942,856 shares of common stock upon our initial public offering.

     In May 1999, we issued 5,277,779 shares of Series B convertible preferred stock at $9.00 per share for net proceeds of approximately $46.7 million.

     In July 1999, we issued 5,000,000 shares of common stock and received net proceeds, after expenses, of approximately $118.1 million. In the offering, existing stockholders sold an additional 587,695 shares of common stock for which we did not receive any proceeds.

     In December 1999, we sold 1,250,000 shares of Series C convertible preferred stock at $28.00 per share for a total consideration of $35.0 million. Of the total consideration, $4.9 million was paid by an interest bearing promissory note due in March 2000. We received full payment on the note in February 2000.

     In February 2000, we issued 6,163,709 shares of common stock at $54.00 per share for net proceeds of approximately $316.6 million. We also issued 4,140,000 shares of Series D convertible preferred stock at $50.00 per share for net proceeds of approximately $200.0 million.

     On March 24, 2000, we received approximately $235.6 million in net proceeds from the issuance of $250.0 million of the outstanding notes.

     As of December 31, 1999, we had outstanding receivables of approximately $10.9 million attributable to access charges billed to AT&T, Sprint and other long distance carriers. AT&T and Sprint refused to pay the full amount of the access charges billed to them. We have since settled our dispute with AT&T; however, our dispute with Sprint has yet to be resolved. Of our outstanding access charge receivables as of December 31, 1999, 66% remains in dispute. Our failure to collect from these long distance carriers could have a material impact on our financial condition. See "Business -- Legal Proceedings" and "Risk Factors -- We may not be able to collect all of the access charges we have billed to long distance carriers."

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     All of our long-term debt bears fixed interest rates. However, the fair market value of this debt is sensitive to changes in prevailing interest rates. We run the risk that market rates will decline and the required payments on our outstanding debt will exceed those based on the current market rate. We do not use interest rate derivative instruments to manage our exposure to interest rate changes.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In January 2000, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, "Revenue Recognition," that will be effective for our year ending December 31, 2000. The bulletin provides guidance for applying Generally Accepted Accounting Principles to revenue recognition, presentation, and disclosure in financial statements filed with the Securities and Exchange Commission. We believe that the bulletin will not materially impact our revenue recognition practices.

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

             PRIMARY NETWORK'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion, together with Primary Network's financial statements and the notes related to Primary Network's financial statements, each of which can be found elsewhere in this prospectus.

     Primary Network is an integrated communications provider offering data and voice telecommunications services to both business and residential customers. Primary Network is the successor corporation to CDM On-Line, Inc., and has been operational since June 1, 1999. A more detailed description of the initial formation, organization and capitalization of Primary Network can be found in the footnotes to the September 30, 1999 audited financial statements of Primary Network found elsewhere in this prospectus. This discussion of the financial condition of Primary Network will analyze the financial statements of Primary Network and CDM On-Line for the three year period ended December 31, 1999 and for the three month period ended March 31, 2000. The following is a discussion of certain factors affecting the operating results of Primary Network and CDM On-Line, as predecessor to Primary Network, as well as a description of the liquidity and capital resources of Primary Network. Based on Primary Network's initial formation and September 30 fiscal year end, Primary Network has provided financial comparisons for the following periods:

     - The three months ended March 31, 2000 vs. the three months ended March 31, 1999;

     - The six months ended March 31, 2000 vs. the six months ended March 31, 1999;

     - The four months ended September 30, 1999 vs. the four months ended September 30, 1998;

     - The five months ended May 31, 1999 vs. the five months ended May 31, 1998;

     - The twelve months ended December 31, 1999 vs. the twelve months ended December 31, 1998; and

     - The twelve months ended December 31, 1998 vs. the twelve months ended December 31, 1997.

     This discussion should be read along with the financial statements of Primary Network and their notes, which can be found elsewhere in this prospectus. These results are not necessarily indicative of any future results.

     This discussion contains statements that plan for or anticipate the future. Because these forward-looking statements include future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.

OVERVIEW

     Primary Network began providing dialup Internet connectivity and web hosting in August 1995 and began offering ISDN and dedicated connectivity by May 1996. In December 1996, Primary Network began offering cell phone sales and service on an agency basis. During the fourth quarter of 1999, Primary Network began offering high-speed DSL service in St. Louis and Kansas City. Currently, Primary Network provides DSL, high-speed Internet access and dialup modem access in St. Louis, Kansas City and Springfield, Missouri; Tulsa and Oklahoma City, Oklahoma; and Metro East, Illinois.

     Primary Network's 1997 revenues were generated from sales of communications services consisting primarily of dialup and dedicated Internet, web hosting and web design, agency cell phone sales and agency long distance services. In 1998, these revenue streams grew through added sales and marketing activity. In 1999, Primary Network discontinued the operation of its web-design services.

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

     During 1997 and 1998, Primary Network expanded significantly with the installation of Network Access Points for dialup connectivity within the Kansas City area and a number of the smaller cities surrounding St. Louis. During 1998 and 1999, Primary Network continued this expansion, adding network access points in Springfield, Missouri and Tulsa, Oklahoma, and acquiring competing Internet Service Providers in St. Louis, Kansas City, Springfield and Tulsa. Primary Network also opened a total of 35 collocation sites for DSL service by the end of 1999. As expected, both cost of operating revenues and selling, general and administrative expenses increased as many costs of providing service were initially duplicated through the acquisitions before efficiencies could be realized. In addition, Primary Network incurred significant sales and marketing costs to establish an initial base of customers in new markets.

     Building and expanding its business has required and will continue to require Primary Network to incur significant capital expenditures primarily consisting of the costs of building out collocations and the purchase of associated equipment. As part of its network growth strategy, Primary Network built out and installed DSL collocations in each of the markets Primary Network does business in while leasing the means of transporting voice and data traffic from these switches to its customers' telephones or other equipment. Primary Network believes this facilities-based strategy, while initially increasing its level of capital expenditures and operating losses, will enhance its long-term financial performance.

     Primary Network has experienced operating losses and generated negative cash flow from operations since inception and expects to continue to generate negative cash flow from operations for the foreseeable future while Primary Network continues to expand its network and develop its product offerings and customer base. Primary Network cannot ensure that its revenue or customer base will grow or that Primary Network will be able to achieve or sustain positive cash flow from operations.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED MARCH 31, 2000 VS. THREE MONTHS ENDED MARCH 31, 1999

     Total Operating Revenues

     Total operating revenues increased to $5,373,652 for the three months ended March 31, 2000 as compared to $1,569,106 for the three months ended March 31, 1999.

     Access revenues increased to $3,140,338 for the three months ended March 31, 2000 as compared to $1,141,754 for the three months ended March 31, 1999. The 275% increase was the result of sales increases through existing channels and the integration of the ISPs acquired in 1999.

     Communications revenues increased to $1,710,966 for the three months ended March 31, 2000 as compared to $0 for the three months ended March 31, 1999. The addition of this revenue stream resulted from the purchase of a CLEC in June 1999. The revenue was a combination of sales from resale long distance, local phone service and the introduction of DSL access services in St. Louis and Kansas City in late 1999.

     Retail revenues decreased to $286,211 for the three months ended March 31, 2000 as compared to $298,054 for the three months ended March 31, 1999. The decrease was primarily the result of a shift of advertising strategy from consumer-focused to business-focused marketing.

     Other revenues increased to $236,137 for the three months ended March 31, 2000 as compared to $129,298 for the three months ended March 31, 1999. The 83% increase was primarily the result of increased equipment sales over the prior year's three month period, as well as increased overall sales and sales of DSL customer premise equipment from central office collocations completed in late 1999.

     Cost of Operating Revenues

     Cost of operating revenues for the three months ended March 31, 2000 was $3,554,036 as compared to $620,639 for the three months ended March 31, 1999.

     Cost of access revenues for the three months ended March 31, 2000 was $1,320,008 as compared to $351,779 for the three months ended March 31, 1999. Cost of access revenues as a percentage of access revenues increased to 42.03% for the three months ended March 31, 2000, from 30.81% for the three months ended March 31, 1999. The 12% increase was due to inefficiencies in network operations and redundancies in network infrastructure which mainly resulted from the 1999 ISP acquisitions.

     Cost of communications revenues for the three months ended March 31, 2000 was $1,937,654 as compared to $0 for the three months ended March 31, 1999. Cost of communications revenues increased due to the purchase of a CLEC in June 1999. Costs are higher than total communications revenues because of the fixed costs associated with the DSL collocations relative to the customer base, difficulties integrating the customer billing systems of Southwestern Bell and Qwest with that of Primary Network, as well as charges by Southwestern Bell which differ from both rates quoted in Southwestern Bell's tariff schedule and rates charged by Primary Network based on Southwestern Bell's tariff schedule.

     Cost of retail revenues for the three months ended March 31, 2000 was $148,438 as compared to $179,293 for the three months ended March 31, 1999. Cost of retail revenues as a percentage of retail revenues decreased to 51.86% for the three months ended March 31, 2000, from 60.15% for the three months ended March 31, 1999. The improvement was the result of increased margins on cellular equipment sales and shifting the cost of sales tax to the consumer in 2000, as opposed to absorbing the sales tax as a cost of goods in the prior year period.

     Cost of other revenues for the three months ended March 31, 2000 was $147,936 as compared to $89,567 for the three months ended March 31, 1999. Cost of other revenues as a percentage of other revenues decreased to 62.65% for the three months ended March 31, 2000, from 69.27% for the three months ended March 31, 1999. This decrease resulted from increased margins on the sale of DSL equipment in connection with the new DSL service introduced in the fourth quarter of 2000.

     Operations and Customer Support Expenses

     Operations and customer support expenses for the three months ended March 31, 2000 was $3,203,729 as compared to $207,727 for the three months ended March 31, 1999, an increase in percentage of sales to 59.62% for the three months ended March 31, 2000, from 13.24% for the three months ended March 31, 1999. This increase was due to the purchase of several ISPs and a CLEC in 1999, as well as the expansion into multiple new markets during late 1999 and the first quarter of 2000. Primary Network also continued adding support staff for voice and DSL products launched in the fourth quarter 2000. Further, in 2000, Primary Network's technical support center expanded operations to provide service 24 hours a day, seven days a week.

     Sales and Marketing Expenses

     Sales and marketing expenses for the three months ended March 31, 2000 was $2,193,308 as compared to $199,310 for the three months ended March 31, 1999. Sales and marketing expenses as a percentage of total revenues increased to 40.82% for the three months ended March 31, 2000, from 12.7% for the three months ended March 31, 1999. The increase was due to the re-branding of several ISP acquisitions and the initial costs associated with building the sales force and introducing the Primary Network brand into new markets.

     General and Administration Expenses

     For the three months ended March 31, 2000, general and administrative expenses totaled $3,022,429, as compared to $552,020 for the three months ended March 31, 1999. General and administrative expenses as a percentage of total revenues increased to 56.25% for the three months ended March 31, 2000, from 35.18% for the three months ended March 31, 1999. This increase was due largely to costs associated with the expansion into multiple markets, training personnel to provision and support products in new locations, as well as the continued development of operational support systems for the new products.

     Retail Store Expenses

     Retail store expense for the three months ended March 31, 2000 was $103,839 as compared to $305,934 for the three months ended March 31, 1999. The reduction in retail store expenses was the result of a decrease in the direct sales force attributable to the selling of retail products, general staff reductions and the closing of retail locations not used during the 1999 period.

     Depreciation and Amortization

     Depreciation and amortization for the three months ended March 31, 2000 was $3,449,800 as compared to $52,649 for the three months ended March 31, 1999. This increase was due to an increase in the number of fixed assets depreciating. In addition, Primary Network incurred significant amortization expenses related to the goodwill recorded in connection with the acquisitions.

     Gross Interest Expense

     Gross interest expense for three months ended March 31, 2000 totaled $2,203,765, as compared to $1,219 for the three months ended March 31, 1999. The increase in interest was due to interest expense accumulated by Primary Network in connection with the Senior Subordinated Discount Notes, issued on June 1, 1999.

     Total Net Loss

     Primary Network incurred net losses of $12,182,267 and $406,720 for the three months ended March 31, 2000 and 1999, respectively.

  SIX MONTHS ENDED MARCH 31, 2000 VS. SIX MONTHS ENDED MARCH 31, 1999

     Total Operating Revenues

     Total operating revenues increased to $9,627,165 for the six months ended March 31, 2000 as compared to $2,878,736 for the six months ended March 31, 1999.

     Access revenues increased to $5,771,959 for the six months ended March 31, 2000 as compared to $2,026,771 for the six months ended March 31, 1999. The 185% increase was primarily the result of the acquisition of several ISPs during mid to late 1999 and the growth in the existing customer base.

     Communications revenues increased to $2,854,131 for the six months ended March 31, 2000 as compared to $0 for the six months ended March 31, 1999. The addition of this revenue stream resulted from the Primary Network's purchase of a CLEC in June 2000.

     Retail revenues increased to $528,388 for the six months ended March 31, 2000 as compared to $518,800 for the six months ended March 31, 1999. The increase was due to slightly increased sales and pricing over the prior year six-month period.

     Other revenues increased to $472,687 for the six months ended March 31, 2000 as compared to $333,165 for the six months ended March 31, 1999. The increase was primarily the result of increased equipment sales over the prior year six month period, increased overall sales and sales of DSL customer premise equipment from central office collocations completed in late 1999.

     Cost of Operating Revenues

     Cost of operating revenues for the six months ended March 31, 2000 was $6,098,973 as compared to $1,268,707 for the six months ended March 31, 1999. Cost of access revenues for the six months ended March 31, 2000 was $2,395,394 as compared to $688,995 for the six months ended March 31, 1999. Cost of access revenues as a percentage of access revenues increased to 41.50% for the three months ended March 31, 2000, from 33.99% for the three months ended March 31, 1999. The increase in percentage was due to inefficiencies in network operations and duplicative network elements following the 1999 ISP acquisitions.

     Cost of communications revenues for the six months ended March 31, 2000 was $3,102,857 as compared to $0 for the six months ended March 31, 1999. Cost of communications revenues increased due to the purchase of a CLEC in June 1999. Costs are higher than total communications revenues because of the fixed costs associated with the DSL collocations relative to the customer base, difficulties integrating the customer billing systems of Southwestern Bell and Qwest with that of Primary Network, as well as charges by Southwestern Bell which differ from both rates quoted in Southwestern Bell's tariff schedule and rates charged by Primary Network based on Southwestern Bell's tariff schedule.

     Cost of retail revenues for the six months ended March 31, 2000 was $245,734 as compared to $326,219 for the six months ended March 31, 1999. Cost of retail revenues as a percentage of retail revenues decreased to 46.51% for the six months ended March 31, 2000, from 62.88% for the six months ended March 31, 1999. The improvement was primarily the result of increased margins on cellular equipment sales. Primary Network also began shifting the cost of sales tax to customers, as opposed to absorbing the sales tax as a cost of goods in the prior year period.

     Cost of other revenues for the six months ended March 31, 2000 was $354,988 as compared to $253,493 for the six months ended March 31, 1999. Cost of other revenues as a percentage of other revenues was essentially flat, decreasing to 75.10% for the six months ended March 31, 2000, from 76.09% for the six months ended March 31, 1999.

     Operations and Customer Support Expenses

     Operations and customer support expenses for the six months ended March 31, 2000 was $4,799,453 as compared to $400,759 for the six months ended March 31, 1999, an increase in percentage of sales to 49.85% for the six months ended March 31, 2000, from 13.92% for the six months ended March 31, 1999. This increase was due to a number of factors related to Primary Network's growth, including additional costs associated with the ISP acquisitions, increasing support staff for voice and DSL products in anticipation of a launch of these products and the expansion into new markets.

     Sales and Marketing Expenses

     Sales and marketing expenses for the six months ended March 31, 2000 was $3,535,889 as compared to $436,337 for the six months ended March 31, 1999. Sales and marketing expenses as a percentage of total revenues increased to 36.73% for the six months ended March 31, 2000, from 15.16% for the six months ended March 31, 1999. This increase was due to the expansion into several new markets and increased marketing costs associated with the introduction of the Primary Network brand to these markets as well as increased spending on brand building for the DSL Accelerator product. Primary Network also began building its direct sales staff, which includes a three month commission bridge for each new sales representative.

     General and Administrative Expenses

     General and administrative expenses totaled $5,415,148 for the six months ended March 31, 2000, as compared to $972,741 for the six months ended March 31, 1999. General and administrative expenses as a percentage of total revenues increased to 56.25% for the six months ended March 31, 2000, from 33.79% for the six months ended March 31, 1999. This increase was due largely to the ISP acquisitions, costs associated with entering new markets, increasing the size of staff personal, costs associated with developing new software for billing and provisioning products.

     Retail Store Expenses

     Retail store expenses for the six months ended March 31, 2000 was $293,700 as compared to $604,242 for the six months ended March 31, 1999. The decrease in retail store expenses was due to Primary Network's strategy of cost control and the closing of an unused retail store location during the six months ended March 31, 1999.

     Depreciation and Amortization

     Depreciation and amortization totaled $6,263,609 for the six months ended March 31, 2000, as compared to $144,841 for the six months ended March 31, 1999. This increase was a result of goodwill associated with the ISP acquisitions, as well as placing additional assets in service in accordance with the planned build-out of the network.

     Gross Interest Expense

     Gross interest expense for the six months ended March 31, 2000 totaled $4,298,552, as compared to $20,550 for the six months ended March 31, 1999. The increase in interest was primarily due to interest expenses accumulated by Primary Network in connection with the Senior Subordinated Discount Notes, issued on June 1, 1999.

     Total Net Loss

     Primary Network incurred net losses of $20,561,141 and $976,114 for the six months ended March 31, 2000 and 1999, respectively.

  FOUR MONTHS ENDED SEPTEMBER 30, 1999 VS. FOUR MONTHS ENDED SEPTEMBER 30, 1998

     Total Operating Revenues

     Total operating revenues increased to $4,082,137 for the four months ended September 30, 1999 as compared to $1,660,685 for the four months ended September 30, 1998.

     Access revenues increased to $2,712,058 for the four months ended September 30, 1999 as compared to $1,115,024 for the four months ended September 30, 1998. The 143% increase was primarily the result of acquisition of three ISPs during the period, the acquisition of three ISPs during the first 5 months of 1999, and growth in the existing customer base of Primary Network.

     Communications revenues increased to $850,367 for the four months ended September 30, 1999 as compared to $0 for the four months ended September 30, 1998. The addition of this revenue stream resulted from the Primary Network's purchase of a CLEC in June 1999.

     Retail revenues increased to $350,715 for the four months ended September 30, 1999 as compared to $314,721 for the four months ended September 30, 1998. The 11.4% increase was primarily the result of increased sales at four retail stores.

     Other revenues decreased to $168,997 for the four months ended September 30, 1999 as compared to $230,940 for the four months ended September 30, 1998. The 27% decrease was primarily the result of eliminating certain installation fees and providing free equipment as an incentive to attract new customers.

     Cost of Operating Revenues

     Cost of operating revenues for the four months ended September 30, 1999 was $2,102,573 as compared to $738,126 for the four months ended September 30, 1998.

     Cost of access revenues for the four months ended September 30, 1999 was $947,293 as compared to $417,840 for the four months ended September 30, 1998. Cost of access revenues as a percentage of access revenues decreased to 34.9% for the four months ended September 30, 1999, from 37.5% for the four months ended September 30, 1998. Savings were the result of additional efficiencies of scale realized from revenue growth.

     Cost of communications revenues for the four months ended September 30, 1999 was $903,846 as compared to $0 for the four months ended September 30, 1998. As noted, Primary Network purchased a CLEC on June 1, 1999. Costs are higher than total communications revenues because of difficulties integrating the customer billing systems of Southwestern Bell and Qwest with that of Primary Network and because of installation charges by Southwestern Bell which differed from rates quoted in Southwestern Bell's tariff schedule.

     Cost of retail revenues for the four months ended September 30, 1999 was $141,734 as compared to $183,358 for the four months ended September 30, 1998. Cost of retail revenues as a percentage of retail revenues decreased to 40.4% for the four months ended September 30, 1999, from 58.3% for the four months ended September 30, 1998. The improvement was the result of increased margins on cellular equipment sales and shifting the sales tax cost on to customers, as opposed to absorbing the sales tax as a cost of goods in 1998.

     Cost of other revenues for the four months ended September 30, 1999 was $109,700 as compared to $136,928 for the four months ended September 30, 1998. Cost of other revenues as a percentage of other revenues increased to 64.9% for the four months ended September 30, 1999, from 59.3% for the four months ended September 30, 1998. This increase resulted from offering free or discounted equipment in order to attract new customers.

     Operations and Customer Support Expenses

     Operations and customer support expenses for the four months ended September 30, 1999 was $1,595,725 as compared to $241,295 for the four months ended September 30, 1998, an increase in percentage of total revenues to 39.1% for the four months ended September 30, 1999, from 14.5% for the four months ended September 30, 1998. This increase was due to a number of factors, including the acquisition of several ISPs, the addition of new employees during these periods to help launch voice and DSL products, and the expansion of the technical support center.

     Sales and Marketing Expenses

     Sales and marketing expenses for the four months ended September 30, 1999 was $1,342,581 as compared to $228,685 for the four months ended September 30, 1998. Sales and marketing expenses as a percentage of total revenues increased to 32.9% for the four months ended September 30, 1999, from 13.8% for the four months ended September 30, 1998. This increase was due to Primary

Network's expansion of communications services into the Kansas City market and increased marketing costs associated with such expansion, as well as increased spending on brand building for the DSL Accelerator product in existing markets.

     General and Administrative Expenses

     General and administrative expenses for the four months ended September 30, 1999 totaled $2,046,290, as compared to $318,537 for the four months ended September 30, 1998. Cost of general and administrative expenses as a percentage of total revenues increased to 50.1% for the four months ended September 30, 1999, from 19.2% for the four months ended September 30, 1998. This increase was due largely to the acquisition of several ISPs and increased costs associated with entering new markets. In addition, Primary Network increased the management staff and began developing software for billing and provisioning for new products.

     Retail Store Expenses

     Retail store expenses for the four months ended September 30, 1999 was $275,554 as compared to $298,665 for the four months ended September 30, 1998. Retail store expenses as a percentage of retail revenues decreased to 78.6% for the four months ended September 30, 1999, from 94.9% for the four months ended September 30, 1998. The reduction was the result of a decrease in the direct sales force responsible for selling cellular products and services.

     Depreciation and Amortization

     Depreciation and amortization for the four months ended September 30, 1999 was $1,766,901 as compared to $101,857 for the four months ended September 30, 1998. This increase is a result of goodwill associated with the acquisition of several ISPs, as well as placing additional assets in service in accordance with the planned build-out of its network.

     Gross Interest Expense and Interest Income

     Gross interest expense for four months ended September 30, 1999 totaled $2,701,311, as compared to $91,919 for the four months ended September 30, 1998. The increase in interest is due almost entirely to interest expense accumulated from the 12% Senior Subordinated Discount Notes, issued on June 1, 1999. Interest income was $694,227 during the four months ended September 30, 1999 compared to $22,783 for the four months ended September 30, 1998. The increase resulted primarily from investment income arising from the investment of proceeds of the Senior Subordinated Discount Notes financing.

     Total Net Loss

     Primary Network incurred net losses of $7,308,703 and $270,642 for the four months ended September 30, 1999 and 1998, respectively.

  FIVE MONTHS ENDED MAY 31, 1999 VS. FIVE MONTHS ENDED MAY 31, 1998

     Total Operating Revenues

     Total operating revenues increased to $2,833,284 for the five months ended May 31, 1999 as compared to $1,825,257 for the five months ended May 31, 1998. Total operating revenues consisted of access revenues, retail revenues and other revenues; there were no communications revenues for five-month period ending May 31, 1999.

     Total access revenues increased to $2,070,368 for the five months ended May 31, 1999 as compared to $1,216,422 for the five months ended May 31, 1998. The 70% increase was primarily

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

due to an increase in the number of dialup and access customers resulting from increased marketing and acquisition of three ISPs.

     Retail revenues increased to $518,124 for the five months ended May 31, 1999 as compared to $347,913 for the five months ended May 31, 1998. The 49% increase was primarily the result of increased sales growth at four retail stores.

     Other revenues decreased to $244,792 for the five months ended May 31, 1999 as compared to $260,922 for the five months ended May 31, 1998. The 6% decrease was primarily the result of a decrease in modem setup fees in order to attract new customers.

     Cost of Operating Revenues

     Cost of operating revenues for the five months ended May 31, 1999 was $1,074,695 as compared to $810,811 for the five months ended May 31, 1998. Cost of access revenues for the five months ended May 31, 1999 was $614,441 as compared to $429,378 for the five months ended May 31, 1998. Cost of access revenues as a percentage of access revenues decreased to 29.7% for the five months ended May 31, 1999, from 35.3% for the five months ended May 31, 1998. Savings were realized as a result of increased efficiencies of scale and cost effective management of both network and telecommunications circuits.

     Cost of retail revenues for the five months ended May 31, 1999 was $299,287 as compared to $199,707 for the five months ended May 31, 1998. Cost of retail revenues as a percentage of retail revenues was essentially unchanged, with cost of retail revenues marginally increasing to 57.8% for the five months ended May 31, 1999, from 57.4% for the five months ended May 31, 1998.

     Cost of other revenues for the five months ended May 31, 1999 was $160,967 as compared to $181,726 for the five months ended May 31, 1998. Cost of other revenues as a percentage of other revenues decreased to 65.8% for the five months ended May 31, 1999 from 69.6% for the five months ended May 31, 1998. Savings resulted from a decrease in the number of promotions designed to attract new customers.

     Operations and Customer Support Expenses

     Operations and customer support expenses for the five months ended May 31, 1999 was $387,078 as compared to $237,265 for the five months ended May 31, 1998, an increase in percentage of total revenues to 13.7% for the five months ended May 31, 1999, from 13% for the five months ended May 31, 1998. The marginal increase in percentage of total revenues resulted from the need to increase the customer care organization in anticipation of the acquisition of several ISPs.

     Sales and Marketing Expenses

     Sales and marketing expenses for the five months ended May 31, 1999 was $377,952 as compared to $279,354 for the five months ended May 31, 1998. Sales and marketing expenses as a percentage of total revenues decreased to 13.3% for the five months ended May 31, 1999, from 15.3% for the five months ended May 31, 1998. Savings were realized as a result of spreading sales and marketing management costs over a larger budget.

     General and Administrative Expenses

     General and administrative expenses for the five months ended May 31, 1999 totaled $978,661, as compared to $449,795 for the five months ended May 31, 1998. Cost of general and administrative expenses as a percentage of total revenues increased to 34.5% for the five months ended May 31, 1999, from 24.6% for the five months ended May 31, 1998. This increase was due to an increase in stock compensation expenses to $391,000 for the five months ended May 31, 1999, from $0 for the five months ended May 31, 1998. This increase in stock compensation resulted from equity sold or granted to new employees in 1999. Excluding of this increase in stock compensation expenses, general and administrative expenses as a percentage of total sales decreased to 20.7% for the five months ended May 31, 1999, from 24.6% for the five months ended May 31, 1998.

     Retail Store Expenses

     Retail store expenses for the five months ended May 31, 1999 was $518,571 as compared to $416,164 for the five months ended May 31, 1998. Retail store expenses as a percentage of retail revenues decreased to 100.1% for the five months ended May 31, 1999, from 119.6% for the five months ended May 31, 1998. This decrease is the result of management's continued efforts towards improving operating results for the retail stores.

     Depreciation and Amortization

     Depreciation and amortization for the five months ended May 31, 1999, was $168,923 as compared to $69,013 for the five months ended May 31, 1998. This increase is a result of placing additional assets in service in accordance with Primary Network's planned build-out of its network.

     Gross Interest Expense and Interest Income

     Gross interest expense for five months ended May 31, 1999 totaled $19,158, as compared to $79,731 for the five months ended May 31, 1998. This decrease in interest expense is attributable to a conversion of a note from an affiliated party to equity in order to reduce the debt of Primary Network. Interest income was $8,671 during the five months ended May 31, 1999 compared to $0 for the five months ended May 31, 1998. The increase resulted from loans made to affiliated parties and the subsequent interest payments on such loans.

     Total Net Loss

     Primary Network incurred net losses of $763,691 and $394,081 for the five months ended May 31, 1999 and 1998, respectively.

  YEAR ENDED DECEMBER 31, 1999 VS. 1998

     Total Operating Revenues

     Total operating revenues increased to $11,168,934 for the twelve-months ended December 31, 1999 as compared to $4,795,571 for the twelve-months ended December 31, 1998.

     Access revenues increased to $7,414,047 for the twelve-months ended December 31, 1999 as compared to $3,216,463 for the twelve-months ended December 31, 1998. The 131% increase was the result of sales increases through existing channels and the acquisition of several ISPs during 1999.

     Communications revenues were $1,993,532 for the twelve-months ended December 31, 1999 as compared to $0 for the twelve-months ended December 31, 1998. The addition of this revenue stream resulted from the Primary Network's purchase of a CLEC in June 1999. The revenue is attributable to resale long distance, local phone service and the introduction of DSL access services in St. Louis and Kansas City.

     Retail revenues increased to $1,111,016 for the twelve-months ended December 31, 1999 as compared to $883,380 for the twelve-months ended December 31, 1998. The 25.8% increase was primarily the result of increased sales at four retail stores.

     Other revenues decreased to $650,339 for the twelve-months ended December 31, 1999 as compared to $695,728 for the twelve-months ended December 31, 1998. The 6.5% decline was primarily the result of initiating certain promotions in 1999 aimed at attracting new customers in response to market pressure.

     Cost of Operating Revenues

     Cost of operating revenues for the twelve-months ended December 31, 1999 was $5,722,205 as compared to $2,197,005 for the twelve-months ended December 31, 1998.

     Cost of access revenues for the twelve-months ended December 31, 1999 was $2,637,120 as compared to $1,184,433 for the twelve-months ended December 31, 1998. Cost of access revenues as a percentage of access revenues was essentially unchanged, at 35.6% for the twelve-months ended December 31, 1999, from 36.8% for the twelve-months ended December 31, 1998. Cost of access revenues increased in 1999 in the final quarter due to several acquisitions. However, the aggregate percentage of cost of access revenues as a percentage of access revenues was equivalent to the 1998 percentage for that period, primarily because Primary Network began realizing the economies of scale resulting from the acquisitions of the ISPs.

     Cost of communications revenues for the twelve-months ended December 31, 1999 was $2,069,049 as compared to $0 for the twelve-months ended December 31, 1998. As previously noted, Primary Network purchased a CLEC in June 1999. Costs are higher than total communications revenues because of difficulties in reconciling billings from Southwestern Bell and Qwest with the Primary Network's own customer-billing system.

     Cost of retail revenues for the twelve-months ended December 31, 1999 was $538,317 as compared to $529,992 for the twelve-months ended December 31, 1998. Cost of retail revenues as a percentage of retail revenues decreased to 48.5% for the twelve-months ended December 31, 1999, from 60% for the twelve-months ended December 31, 1998. The improvement was the result of increased margins on cellular equipment sales and shifting the cost of sales tax to customers in 1999, as opposed to absorbing sales tax as a cost of goods in 1998.

     Cost of other revenues for the twelve-months ended December 31, 1999 was $477,719 as compared to $482,580 for the twelve-months ended December 31, 1998. Cost of other revenues as a percentage of other revenues increased to 73.5% for the twelve-months ended December 31, 1999, from 69.4% for the twelve-months ended December 31, 1998. This increase resulted from waiving certain fees and providing free equipment in order to attract new customers.

     Operations and Customer Support Expenses

     Operations and customer support expenses for the twelve-months ended December 31, 1999 was $3,578,527 as compared to $671,592 for the twelve-months ended December 31, 1998, an increase in percentage of total revenues to 32.3% for the twelve-months ended December 31, 1999, from 14.0% for the twelve-months ended December 31, 1998. This increase is due to a number of factors, including increases in support staff for voice and DSL products launched in the fourth quarter of 1999, increased technical support service, the acquisition of several ISPs in the twelve-month period ending December 31, 1999 and the addition of new employees to meet the demands of a growing network.

     Sales and Marketing Expenses

     Sales and marketing expenses for the twelve-months ended December 31, 1999 was $3,063,114 as compared to $745,067 for the twelve-months ended December 31, 1998. Sales and marketing expenses as a percentage of total revenues increased to 27.7% for the twelve-months ended December 31, 1999, from 15.5% for the twelve-months ended December 31, 1998. The increase was

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

due to increased sales and marketing costs associated with the expansion of Primary Network into several new markets and the introduction of several new products during this period.

     General and Administrative Expenses

     General and administrative expenses for the twelve-months ended December 31, 1999 totaled $5,417,670, as compared to $1,189,052 for the twelve-months ended December 31, 1998. General and administrative expenses as a percentage of total revenues increased to 48.5% for the twelve-months ended December 31, 1999, from 24.8% for the twelve-months ended December 31, 1998. This increase was due largely to increased costs associated with the acquisition of several ISPs, continued development of operational support systems for new products, increased costs associated with the expansion of services into several new states, and additional costs associated with additional management personnel.

     Retail Store Expenses

     Retail store expenses for the twelve-months ended December 31, 1999 was $983,986 as compared to $1,013,136 for the twelve-months ended December 31, 1998. Retail store expenses as a percentage of retail revenues decreased to 88.6% for the twelve-months ended December 31, 1999, from 114.7% for the twelve-months ended December 31, 1998. The reduction resulted from reductions in the number of employees and operating efficiencies.

YEAR ENDED DECEMBER 31, 1998 VS. 1997

     Total Operating Revenues

     Total operating revenues increased to $4,795,571 for the year ended December 31, 1998 as compared to $2,575,552 for the year ended December 31, 1997. The 86% increase was primarily the result of the increase in access revenues. Access revenues, which represented 67% of total operating revenues for the year ended December 31, 1998, increased $1,720,226 or 115% from the year ended December 31, 1997. In addition, revenues grew at three retail stores established in 1997, and a fourth retail location was added in the fourth quarter of 1998.

     Cost of Operating Revenues

     Cost of operating revenues for the year ended December 31, 1998 was $2,197,005 as compared to $1,317,947 for the year ended December 31, 1997. The 67% increase is due to an increase in the amount of telephone circuits in service and other installation and operational expenses associated with the network expansion.

     Sales, General and Administrative Expenses

     Sales, general and administrative expenses for the year ended December 31, 1998, totaled $2,605,711, a 45% increase over the $1,801,600 for the year ended December 31, 1997. The increase is a result of increased costs attributable to marketing initiatives, increased operational costs associated with providing our services, and other costs associated with network expansion.

     Retail Store Expenses

     Retail store expenses for the year ended December 31, 1998 totaled $1,013,136, a 31% increase over the $773,634 for the year ended December 31, 1997. This increase is attributable to opening a new retail store in 1998 and increased costs at the other retail stores.

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

     Depreciation and Amortization

     Depreciation and amortization for the year ended December 31, 1998, was $263,063 as compared to $233,073 for the year ended December 31, 1997. This increase is a result of placing additional assets in service in accordance with the planned network development, as well as the addition of the retail stores in 1997 and 1998.

     Interest Expense

     Interest expense for fiscal 1998 totaled $190,980, as compared to $83,806 for fiscal 1997. Increase in interest expense is primarily attributable to an increase in the interest rate charged, from the applicable federal rate in 1997 to a rate of 12% in 1998. This interest rate increase was partially offset by a reduction in notes payables due to a partial debt forgiveness on the part of an affiliated party. Primary Network had no interest income in either 1997 or 1998.

     Total Net Losses

     Primary Network incurred net losses of $1,234,118 and $1,442,803 for the years ended December 31, 1998 and 1997, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     Primary Network's operations require substantial capital investment for the purchase of communications equipment and the development and installation of its network. Capital expenditures were $9,137,105 for the year ended December 31, 1999, $193,938 for the year ended December 31, 1998 and $340,899 for the year ended December 31, 1997. Primary Network expects that it will continue to require substantial amounts of capital for future expenditures such as continuing the expansion of central offices into various states, purchasing the equipment necessary to continue such expansion and constructing a new home office in St. Louis.

     To date, Primary Network has financed its operations primarily through a private placement of 12% Senior Subordinated Discount Notes due 2006 with an aggregate principal amount of $84,473,948 in June 1999, which resulted in the receipt of $53,000,000 by Primary Network. However, the substantial capital investment required to initiate services and fund its operations has exceeded Primary Network's operating cash flow. This negative cash flow from operations results from the need to establish Primary Network's network in anticipation of connecting revenue-generating customers. Primary Network expects to continue recording negative cash flow from operations because of its network expansion activities. Primary Network cannot assure you it will attain break-even cash flow from operations in subsequent periods.

     Because Primary Network expects that its available cash, including the proceeds of the 12% Senior Subordinated Discount Notes offering in June 1999, will not be adequate to fund its operating losses and planned capital expenditures as currently projected, Primary Network will be required to raise additional capital, the availability, timing and amount of which cannot be predicted. Primary Network expects that it would be required to raise additional capital through debt or equity financings, depending on market conditions, to finance the continued development, commercial deployment and expansion of its networks and for funding operating losses or to take advantage of unanticipated opportunities. If Primary Network is unable to obtain required additional capital or is required to obtain additional capital on terms less satisfactory than its desire, Primary Network may be required to delay the expansion of its business or take or forego actions, any or all of which could harm its business.

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

                                    BUSINESS

MPOWER

GENERAL

     We are a growing communications company currently offering Internet access, voice over DSL, local dialtone, long distance and other voice and data services primarily to small and medium size business customers. We have launched bundled voice and high-speed data services using DSL technology in all of our current markets. We have one of the broadest geographic service areas of any competitive carrier providing local, long distance and data services, with 446 incumbent carrier central office collocation sites providing us access to approximately
17.8 million addressable lines as of March 31, 2000. Over 248 of our central office collocation sites are DSL capable. We currently deliver our services in the metropolitan areas of Atlanta, Chicago, Las Vegas, southern Florida and selected areas of California, including Los Angeles, San Diego, Sacramento and the San Francisco Bay Area markets. We have established working relationships with five incumbent local exchange carriers: Ameritech, BellSouth, GTE, PacBell and Sprint. As of March 31, 2000, we had 194,775 customer lines sold, of which 168,786 lines were in service. To rollout our network and services on a national basis, during 2000, we plan to aggressively expand our network to include over 900 central office collocation sites providing access to more than 36 million addressable lines.

     We expect to formally change our corporate name to "Mpower Communications Corp."upon receiving shareholder approval at the next annual meeting on June 22, 2000. We have commenced doing business under the name "Mpower Communications."

     We were one of the first competitive carriers to implement a strategy of building and owning the network equipment that controls how voice and data transmissions originate and terminate, which we refer to as switches, while leasing the telephone lines and cable over which the voice and data traffic are transmitted, which we refer to as transport. We install our network equipment at the site of the incumbent carrier from whom we rent standard telephone lines. These sites are referred to as collocation sites within the telecommunications industry. We believe this strategy has allowed us to serve a broad geographic area at a comparatively low cost while maintaining control of the access to our customers. Having executed our strategy in the markets we currently serve, we are well-positioned to serve the growing demand from small and medium size business customers for communications services. For an explanation of terms used in this Offering Memorandum to describe our network and its components, please read the section entitled "-- Network Architecture and Technology."

     The rapid growth of the Internet has fueled demand from small and medium size businesses for access to high-speed data services. To meet this growing demand, we are using our current network infrastructure and DSL technology to offer a bundled voice and high-speed data product over a single standard telephone line. On average, DSL technology increases the transport capacity of standard telephone lines by 24 times. By using a single standard telephone line which we lease from the incumbent carrier to deliver a bundled voice and high-speed data product, we expect to significantly reduce the per line costs of providing our services. These savings should allow us to offer a value-priced package of services to our customers.

MARKET OPPORTUNITY

     We believe we have a significant market opportunity as a result of the following factors:

  Impact of the Telecommunications Act of 1996

     The Telecommunications Act of 1996 allows competitive carriers to use the existing infrastructure established by incumbent carriers, as opposed to building a competing infrastructure at significant cost. The Telecommunications Act requires all incumbent carriers to allow competitive carriers to collocate their equipment in the incumbent carrier's central offices. This enables competitive carriers to access customers through existing telephone line connections. The Telecommunications Act creates an incentive for incumbent carriers that were formerly part of the Bell system to cooperate with competitive carriers by precluding each of these incumbent carriers from providing long distance service in its region until regulators determine there is a significant level of competition in the incumbent carrier's local market. See "-- Government Regulations."

  Needs of Small and Medium Size Businesses for Integrated Communications Solutions

     Many small and medium size businesses have no cost-effective alternative to dial-up modems for Internet access. As a result, these businesses must contend with productivity limitations associated with slow transmission speeds. In addition, to meet their communications needs, small and medium size businesses are subject to the cost and complexity of using multiple service providers: local dialtone providers, long distance carriers, Internet service providers and equipment integrators. We believe these businesses can benefit significantly from an integrated cost-effective communications solution delivered by a single provider.

  Growing Market Demand for High-Speed Data Services and E-commerce Solutions

     The popularity of the Internet with consumers and the development of the Internet as a commercial medium have driven the demand for high-speed data services. Businesses are increasingly establishing Web sites and corporate intranets and extranets to expand their customer reach and improve their communications efficiency. To remain competitive, small and medium size businesses increasingly need high-speed data and Internet connections to access critical business information and communicate more effectively with employees, customers, vendors and business partners. This is commonly referred to as "e-commerce." High-speed digital connections are also becoming increasingly important to businesses and consumers as more information and applications become available on the Internet.

  Emergence of DSL Technology

     DSL technology emerged in the early 1990's and is now commercially available. DSL technology dramatically increases the data, voice and video carrying capacity of standard copper telephone lines. Because DSL technology uses existing copper telephone lines, a broad network deployment can be implemented rapidly and requires a lower initial fixed investment than some existing alternative technologies. In addition, since a significant portion of the expense associated with a DSL network is incurred only when a new customer is added to the network, capital is efficiently deployed.

THE MPOWER SOLUTION

     We believe we offer an attractive communications solution to small and medium size business customers. In developing our solution, we have attempted to include elements intended to create customer loyalty. Key aspects of our solution include:

     Complete Communications Solutions. We offer a value-priced complete communications solution, including voice over DSL and high-speed Internet access services, all on a single bill. We offer this package in all of our markets and we plan to offer additional Internet-based e-commerce products in 2000. Our customers have a single point of contact for a complete package of services, eliminating the need for our customers to manage multiple vendors.

     Service Reliability. We are able to offer our customers a high degree of service reliability through efficient, timely execution of provisioning telephone lines due to our mature relationships with five incumbent carriers in the markets we currently serve. We believe our continued rollout of DSL technology will enable us to further improve our service reliability by simplifying the provisioning process. Moreover, our customer service center is staffed to respond promptly to customer inquiries 24 hours a day, seven days a week. See "-- Network Architecture and Technology."

BUSINESS STRATEGY

     Rapid National Service Rollout. Our strategy is to address the greatest percentage of our targeted customers as quickly as possible and gain market share. To create a national presence during 2000, we plan to aggressively expand our network to include over 900 central office collocation sites. Our central office collocation build-out program is designed to allow us extensive coverage in all the markets we enter. By positioning ourselves to be the first provider of bundled voice and data services targeted to small and medium size business customers in our markets, we expect to attract many "early adopter" customers that are interested in high-speed Internet access and data services. See
"-- Markets."

     Focused Sales and Marketing Effort. To date, we have demonstrated an ability to sell and provision our services to small and medium size business customers. We achieved this through a direct sales force, vendor programs, telemarketing and targeted advertising. We plan to significantly increase our direct sales force to provide sales coverage for our expanding geographic market. We plan to grow our sales force from 187 at December 31, 1999 to over 500 by year end 2000. Additionally, we will continue developing relationships with third party agents or vendors as a complement to our direct sales channels. Our simplified, packaged product set enables us to easily train our sales force and decreases the time required to market and sell our services. With our bundled voice and data solution, our sales force can target the small and medium size business market segment with our total communications solution.

     Completion of DSL Deployment. We are in the process of deploying our high-speed data solution within our existing network. We have over 248 central office collocations equipped to offer DSL services. In addition, all of our new collocation sites will be equipped with DSL technology upon implementation. Our physical presence in incumbent carriers' facilities allows us access to telephone lines which is critical to deploying our DSL product set. The integration of DSL into our existing network is accomplished by installing advanced equipment in our host switch sites, collocation sites and customer sites.

     Targeting Small and Medium Size Businesses. Based on telephone lines in service, we believe the small and medium size business customer base is a large and rapidly growing segment of the communications market in the United States. We target suburban areas of large metropolitan markets because these areas have high concentrations of small and medium size businesses. By introducing a package of voice and data services and focusing on small and medium size business sales, we believe we will gain a competitive advantage over the incumbent carrier, our primary competitor for these customers.

     Customer Access Control. By connecting the standard telephone line originating at our customer's site to our central office collocation, we effectively place the customer on our network. This connection serves as the platform for delivering our current and future communications services to our customers. Any future changes our customers want to make to their services, including purchasing more services from us, are under our direct control. The one exception is for repairs, which are infrequent but may require the participation of the incumbent carrier's network maintenance staff.

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     Capital Efficient Network.  We were one of the first competitive local exchange carriers to implement a network strategy of purchasing and installing switches, collocating in the central offices of the incumbent carrier and leasing local telephone lines and cable. We believe this network deployment strategy provides a capital efficient build-out plan and an attractive return on our invested capital. We have installed DSL technology across a substantial portion of our existing network which will allow us to reduce significantly the number of telephone lines we lease. We are currently evaluating alternative switching devices which are significantly smaller and less expensive than the switches we have deployed to date. We believe these switches may permit us to move the intelligence that determines where to route traffic closer to our customers. We expect this decentralized switching approach will allow us greater efficiencies in our network.

     Sophisticated Operations Support System. We have developed a comprehensive, proprietary operations support system to manage our business. Our proprietary system provides integrated features addressing substantially all aspects of our business, including customer care, billing and collections, general ledger, payroll, fixed asset tracking, and personnel management. We believe our system is adaptable to changing circumstances and multiple incumbent carrier provisioning systems, and can be enhanced to support our operations throughout our planned growth.

     Timely and Accurate Provisioning for Our Customers. We believe one of the keys to our success is effectively managing the provisioning process for new customers. Towards this goal, we have committed significant time and resources to designing more efficient provisioning processes, both internally and with each of the incumbent carriers. We are in final testing of our internal automation process whereby all new orders are provisioned through our operations support system on a real-time basis. Since 1998, we have been developing and implementing electronic order interfaces with all of the incumbent carriers with which we work designed to improve provisioning performance by eliminating manual keying of information and the need to fax paper orders back and forth. As an illustration, we are currently provisioning the majority of our orders in Las Vegas through an electronic interface with Sprint. This type of interface, also known as "electronic bonding," substantially reduces the time, number of steps and duplication of work typically involved in the provisioning process, substantially lowering our costs and providing a more attractive solution to our customers. To speed our implementation of electronic bonding with other incumbent carriers, including BellSouth, Ameritech, PacBell and US West, we have recently purchased and begun implementing electronic order interface software from DSET Corporation.

     As we deploy DSL technology throughout our network, we expect the provisioning process will become easier for us and more transparent for our customers. With DSL technology in place, one standard telephone line will provide enough capacity for multiple voice and data connections at the customer's premises. Therefore, we will be provisioning fewer lines per customer, making us significantly less dependent on the incumbent carrier for placing our customers in service.

     Co-marketing Arrangements with E-commerce Providers. To expand our product offerings, we have begun to partner with e-commerce providers. We have entered into an agreement to co-market PurchasePro.com's e-business solution to our small and medium size business customers. We believe co-marketing arrangements will allow us to further solidify our position as a single source provider of communications services.

     Develop E-commerce Data Centers. We believe we will be able to provide an attractive opportunity for e-commerce providers to use our network facilities to access our customer base. To exploit this opportunity, we plan to build regional data centers to host the servers used by e-commerce providers. To support these data centers, we expect to offer basic security and monitoring services. We believe by offering these services we will be able to attract e-commerce partners and enhance the service offerings available to our customers.

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     Quality Customer Service.  We believe providing quality customer service is essential to offering a superior product to our customers and creating customer loyalty. A service representative is assigned to each business customer to coordinate conversion of service and handle any post-installation issues. In addition, we have a centralized call service center operating 24 hours a day, seven days a week which handles general billing, customer care and related issues for all of our customers. The service representatives use our proprietary operations support system to gain immediate access to our customers' data, enabling quick responses to customer requests and needs at any time. This system allows us to present our customers with one fully integrated monthly billing statement for all communication services.

PRODUCTS AND SERVICES

     To date, we have focused on offering basic telephone and data services to our small business and residential customers. These services include our Internet access portal known as MGCi.com, switched local dialtone, long distance services and custom calling features such as voice mail, call waiting and call forwarding. To capitalize on the growing demand of small and medium size business customers for Internet and data services, we have recently introduced our "Total Solution" package, a bundled offering of voice and high-speed data access using DSL technology, in all of our markets. The chart below shows the component features of our "Total Solution" package for small and medium size business customers:

                             "TOTAL SOLUTION" PACKAGE
                             ------------------------
8 voice lines                               Long Distance
Internet access at speeds up to 1.5 Mbps    500 minute increments
Unlimited custom calling features           Free local calling
MGCi.com                                    Customer premise equipment
  Web Hosting                               Single bill and single point of contact
  10 e-mail boxes

MARKETS

     We currently operate in Las Vegas, Atlanta, Chicago, southern Florida and selected areas of California, including Los Angeles, San Diego, Sacramento and the San Francisco Bay Area markets. As of March 31, 2000, we had 446 incumbent carrier central office collocation sites providing access to approximately 17.8 million addressable lines in these markets. The table below shows the distribution of our central office collocation sites within these markets.

MARKET AREA                              COLLOCATION SITES    ADDRESSABLE LINES
-----------                              -----------------    -----------------
Southern California....................         165               6.6 million
Northern California....................          38              1.52 million
Atlanta................................          39              1.56 million
Chicago................................         143              5.72 million
Southern Florida.......................          43              1.72 million
Las Vegas..............................          18              0.72 million
                                                ---             -------------
          TOTALS.......................         446             17.84 MILLION

     The number of central office collocation sites includes only those sites where we have accepted a cage and installed our equipment. As of March 31, 2000, we had a backlog of 141 central office

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

collocation sites where we had accepted space from the incumbent carrier but not yet completed the installation of our equipment.

     To achieve a national presence, we plan to collocate in over 450 additional incumbent carrier central offices during 2000. All of these collocations will be located within the 50 largest metropolitan areas of the country, primarily in the surrounding suburban areas. When evaluating new markets, we consider:

     - The importance of the geographic area to our national presence; and

     - The demographics of the market, specifically the presence of clusters of incumbent carrier central offices with high concentrations of small and medium size business lines.

     Based on the criteria outlined above, the table below indicates the number of collocated central office sites and approximate addressable lines we have identified for expansion during 2000. The timing of our entering into new markets will depend on market conditions, incumbent carrier cooperation and other factors. We cannot assure you we will be able to add collocation sites at the times indicated below.

NUMBER OF ADDITIONAL   ADDRESSABLE          PLANNED
 COLLOCATION SITES        LINES        OPERATIONAL DATE
--------------------   -----------     ----------------
         50             2.0 million   First Quarter 2000
         60             2.4 million   Second Quarter 2000
         70             2.8 million   Third Quarter 2000
        270            10.8 million   Fourth Quarter 2000
        ---            ------------
        450            18.0 million

SALES AND MARKETING

     Our highly focused marketing efforts seek to generate well-managed, profitable growth through increased market share with minimal customer turnover. Our current sales programs include direct sales efforts, programs with agents and vendors, telemarketing and targeted advertising directed at the small and medium size business customer. Due to the simplicity of our bundled voice and data solution, we will not need to incur extensive costs to train our expanding sales force.

     As of December 31, 1999, we employed 142 field sales personnel and 45 inside sales personnel. We expect the size of our sales force to increase substantially during 2000 as we expand the geographic coverage of our network to a national scale. During the fourth quarter of 1998, we implemented a "team" sales approach in our Las Vegas market. We are in the process of implementing this approach in each of our local markets. Each team consists of two field sales representatives, one business service representative, one inside sales representative and one field technician. The field sales representatives work from lead lists which specifically identify small and medium size business prospects located within our geographic service area. The inside sales representative solicits leads and schedule appointments and, when practical, close sales over the phone. Our business service representative acts as the liaison between the small business customer and our operational personnel to effect a coordinated transfer of service from the incumbent carrier's network to our network. The field technician is responsible for the installation of the customer premise equipment. These teams report to the city managers and ultimately the presidents of their respective regions.

     To complement our sales force, we use established telephone equipment vendors to market our services in conjunction with equipment sales to business customers. We believe this distribution

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

channel will become more productive for us in the near future with the continued rollout of our bundled voice and high-speed data solution.

NETWORK ARCHITECTURE AND TECHNOLOGY

     In building our network we have implemented a strategy where we own the hardware that routes voice calls and data traffic, which we refer to as switches, while leasing the telephone lines and cable over which the voice calls and data traffic are actually transmitted, which we refer to as transport. We use three basic types of transport to transmit our voice calls and data traffic. First, we lease the standard telephone line from the incumbent carrier. This allows us to move voice calls and data traffic from a customer's location to the nearest central office owned by the incumbent carrier. Inside these central offices, we have installed equipment that allows us to deliver the services we sell to our customers. Second, we lease cable from other communications companies which connect the equipment we have installed in the central office of the incumbent carrier to our switches. Third, we lease additional cable from other communications companies, which connect our switches to each other and allow us to complete our customers' long distance calls to national and international destinations. We believe this network strategy provides us an efficient capital deployment plan and an attractive return on our invested capital.

     We believe that leasing the standard telephone line from the incumbent carrier's central office to the end-user provides a cost-efficient solution for gaining control of access to our customers. Leasing costs are not incurred until we have acquired a customer and revenue can be generated. It is our experience that the cable required to connect our collocation equipment located at an incumbent carriers' central office to our switching hardware and the cable required to connect our customers' voice calls and data traffic to the Internet and other telephones is available at reasonable prices in all of our current and planned markets. Because the cable required to transport voice calls and data traffic has become a readily available service from numerous other communications companies, we have focused our efforts on owning and installing the hardware that determines where to route voice calls and data traffic and on selling and delivering our services to our customers.

     In 1996, we installed our first switch in Las Vegas. By the end of 1998, we had seven operational switches. All of our current switches are DMS-500 switches manufactured by Northern Telecom. These switches offer a flexible and cost efficient way for us to provide local and long distance services to our customers. We are currently testing smaller and less expensive switches that would allow us to move the hardware that determines where to route voice calls and data traffic closer to our customers. This decentralized approach to determining where to route voice calls and data traffic should allow us to make more efficient use of the cable we lease to transport voice calls and data traffic.

     Once we have installed equipment in the collocation sites we rent from the incumbent carrier, we initiate service to a customer by arranging for the incumbent carrier to physically disconnect a standard telephone line from their equipment and reconnect the same standard telephone line to our equipment. When the standard telephone line has been connected to our equipment, we have direct access to the customer and can deliver our current voice and data services. Any future changes the customer wishes to make, such as purchasing more services from us, are under our direct control. The one exception is for certain types of repairs, which are infrequent, but which may require the participation of the incumbent carrier's maintenance staff.

     We have increased the number of collocation sites where we have installed our equipment from nine as of December 31, 1996 to 446 as of March 31, 2000. We believe the expertise we have developed in successfully applying for space in these central offices, installing our equipment and maintaining the equipment once it is installed will allow us to efficiently handle our planned expansion.
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

     Our seven switches are connected to each other by cable which allows us to transmit voice calls and data traffic using asynchronous transfer mode technology. Asynchronous transfer mode technology allows both voice calls and data traffic to be transported in digital form over a single cable connection at high speeds and reasonable costs. The introduction of DSL technology into our network will allow us to transport both voice calls and data traffic in digital form on a single telephone line from a customer's location to one of our switches.

     The diagram below depicts how our network is configured with DSL technology in our existing markets.

                          [DSL technology Flow Chart]

     We install DSL equipment at our collocation sites, at our switch sites and at our customers' locations. The DSL equipment we use is manufactured by Copper Mountain, Turnstone and Tollbridge Technologies. Where installed, this equipment allows us to deliver multiple voice calls and data traffic over a single, standard telephone line and is expected to provide us with substantial cost savings. Using DSL technology, we can increase the amount of information we carry on a standard telephone line, which we refer to as bandwidth, to up to 1.5 million bits per second or "Mbps". This bandwidth is the equivalent of 24 regular voice telephone lines. Our DSL equipment is programmed to allocate the available bandwidth. For example, voice calls are carried at 64 thousand bits per second or "Kbps"; if a customer has eight phone lines and all are in use at the same time, then 512 Kbps (eight phone lines multiplied by 64 Kbps each) of the total 1.5 Mbps are allocated for the voice calls. The remaining bandwidth, 988 Kbps, is available to carry the data traffic.

     We believe this technology, when fully implemented, will significantly reduce our customers' potential for service outages when the incumbent carrier moves the standard telephone line from their equipment to ours. Additionally, we believe this technology will reduce our costs since we will lease a reduced number of standard telephone lines per customer from the incumbent carrier. For example, if a customer today has eight voice lines, we must order from and provision through the incumbent carrier eight individual standard telephone lines. If the same customer were to buy our service offering which uses DSL technology, we would only order and provision one standard telephone line from the incumbent carrier. Also, we expect that future products and services designed to take advantage of the increased bandwidth provided by DSL technology will allow us to generate incremental revenue with attractive margins.

     Interconnection Agreements and Competitive Carrier Certifications. We have interconnection agreements with Sprint for Nevada, BellSouth for Georgia, Tennessee, North Carolina, Louisiana and Florida, GTE and PacBell for California, Ameritech for Illinois, Bell Atlantic for Massachusetts, New York and Pennsylvania and SBC for Texas. These agreements expire on various dates through October 2000. In some cases, one or both parties may be entitled to demand renegotiation of particular provisions in an existing interconnection agreement based on intervening changes in the

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

law. We are certified as a competitive carrier in all of our existing markets and have applied for or obtained competitive carrier certification in 26 additional markets.

SERVICE DEPLOYMENT AND OPERATIONS

     Customer Service. We strive to provide high quality customer service through:

     - Personnel. Our customer service representatives and sales personnel are well trained and attentive to our customers' needs.

     - Call Center. Our centralized customer service center in Las Vegas operates 24 hours a day, seven days a week. Calls from our customers are answered and responded to with minimal wait time.

     - Coordination of Service Provisioning. We coordinate service installation with our customer and the incumbent carrier to ensure a smooth transition of services from the incumbent carrier to us.

     - Close Customer Contact. We proactively monitor our network and keep our customers informed of installation or repair problems and allocate the necessary resources to resolve any problems.

     - Billing. We provide our customers with accurate, timely and easily understood bills.

     Process Automation. We have developed a comprehensive, proprietary operations support system to manage our business. Our proprietary system provides integrated features addressing substantially all aspects of our business including customer care, billing and collections, general ledger, payroll, fixed asset tracking and personnel management. Additionally, customer service representatives are able to handle all customer service inquiries, including billing questions and repair calls, with the information available from our integrated system.

     We believe our system is adaptable to changing circumstances and multiple incumbent carrier provisioning systems and will be able to support our operations throughout our planned growth. We are in final testing of our internal automation process whereby all new orders are provisioned through our operations support system on a real-time basis. Since 1998, we have been developing and implementing electronic order interfaces with all of the incumbent carriers with whom we work designed to improve provisioning performance by eliminating manual keying of information and the need to fax paper orders back and forth. As an illustration, we are currently provisioning the majority of our orders in Las Vegas through an electronic interface with Sprint. This type of interface, also known as "electronic bonding," substantially reduces the time, number of steps and duplication of work typically involved in the provisioning process, substantially lowering our costs and providing a more attractive solution to our customers. To speed our implementation of electronic bonding with other incumbent carriers, including Bellsouth, Ameritech, PacBell and US West, we have recently purchased and begun implementing electronic order interface software from DSET Corporation.

     The billing component of our operations support system is designed to track and bill all forms of local service, including line and feature charges as well as long distance charges. We can accommodate business customers desiring a single bill for many locations, summary bills without detail or a number of other types of customized bills. We can deliver bills to our customers in a number of alternative media including electronic files and on-line inquiry through our Website.

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

GOVERNMENT REGULATIONS

  Overview

     Our services are regulated at the federal, state and local level. The FCC exercises jurisdiction over all facilities of, and services offered by, communications common carriers like us, as long as those facilities are used in connection with interstate or international communications. State regulatory commissions have some jurisdiction over most of the same facilities and services if they are used in connection with communications within states. In recent years, there has been a dramatic change in the regulation of telephone services at both federal and state levels as both legislative and regulatory bodies seek to enhance competition in both the local exchange and interexchange services. These efforts are ongoing and many of the legislative measures and regulations adopted are subject to judicial review. We cannot predict the impact on us of the results of these ongoing legislative and regulatory efforts or the outcome of any judicial review.

  Federal Regulation

     The FCC regulates interstate and international communications services, including access to local telephone facilities to place and receive interstate and international calls. We provide these services as a common carrier. The FCC also imposes regulations on common carriers that have some degree of market power, including incumbent carriers. The FCC imposes less regulation on common carriers without market power including competitive carriers like us. The FCC grants automatic authority to carriers for interstate long distance service, but requires common carriers to receive an authorization to construct and operate communications facilities, and to provide or resell communications services, between the United States and international points. Both domestic and international carriers must generally file tariffs for their services. With respect to our domestic and international service offerings, we have filed tariffs with the FCC stating the rates, terms and conditions for our interstate and international services. Our interstate tariffs are subject to "streamlined" tariff regulations and are generally not reviewed by the FCC before becoming effective. Our tariffs can be amended on one day's notice. Carriers subject to the jurisdiction of the FCC must charge just and reasonable rates and must not discriminate among like customers for like services.

     However, the FCC has sought to mandate the detariffing of domestic, interstate, interexchange services of nondominant carriers. On April 28, 2000, the U.S. Court of Appeals for the DC Circuit upheld a 1996 FCC order requiring detariffing of interstate, domestic, interexchange services ("IXC Detariffing Order"). On May 1, 2000, the stay of the IXC Detariffing Order was lifted and the rules in the order became effective. After a nine month transition period, domestic interexchange tariffs may no longer be in effect with the FCC beginning on January 31, 2001. This means that individual carrier agreements will need to be entered into with customers who were once provided services under the terms of a filed tariff. On June 16, 2000, the FCC has also requested renewed comment on the related subject of mandatory detariffing of interstate access changes. Mandatory detariffing of interstate access changes could have a material effect on the amount of switched access charges we collect from long distance carriers because we will no longer be able to rely on the enforceability of our filed tariffs to collect access charges from long distance carriers.

     The FCC imposes numerous other regulations on carriers subject to its jurisdiction some of the most important of which are discussed below. It also hears complaints against carriers filed by customers or other carriers and levies various charges and fees.

     The Telecommunications Act permits virtually any entity, including cable television companies and electric and gas utilities, to enter any communications market. The Telecommunications Act takes precedence over inconsistent state regulation. However, entities that enter communications markets must follow state regulations relating to safety, quality, consumer protection and other matters. Implementation of the Telecommunications Act continues to be affected by numerous

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

federal and state policy rulemaking proceedings and review by courts. We are uncertain as to how our business may be affected by these proceedings.

     The Telecommunications Act is intended to promote competition. The Telecommunications Act opens the local services market to competition by requiring incumbent carriers to permit interconnection to their networks and by establishing incumbent carrier and competitive carrier obligations with respect to:

          Reciprocal Compensation. All incumbent carriers and competitive carriers are currently required to complete calls originated by each other under reciprocal arrangements at prices based on tariffs or negotiated prices.

          Resale. All incumbent carriers and competitive carriers are required to permit resale of their communications services without unreasonable restrictions or conditions. In addition, incumbent carriers are required to offer wholesale versions of all retail services to other common carriers for resale at discounted rates, based on the costs avoided by the incumbent carrier by offering these services at wholesale rates.

          Interconnection. All incumbent carriers and competitive carriers are required to permit their competitors to interconnect with their facilities. All incumbent carriers are required to permit interconnection at any feasible point within their networks, on nondiscriminatory terms, at prices based on cost, which may include a reasonable profit. At the option of the carrier requesting interconnection, collocation of the requesting carrier's equipment in the incumbent carriers' premises must be offered.

          Unbundled Access. All incumbent carriers are required to provide access to specified individual components of their networks, which are sometimes referred to as unbundled network elements, on nondiscriminatory terms and at prices based on cost, which may include a reasonable profit.

          Number Portability. All incumbent carriers and competitive carriers are required to permit users of communications services to retain their existing telephone numbers without impairment of quality, reliability or convenience when switching from one common carrier to another.

          Dialing Parity. All incumbent carriers and competitive carriers are required to provide "l+" equal access to competing providers of long distance service, and to provide nondiscriminatory access to telephone numbers, operator services, directory assistance and directory listing, with no unreasonable dialing delays.

          Access to Rights-of-Way. All incumbent carriers and competitive carriers are required to permit competing carriers access to their poles, ducts, conduits and rights-of-way at regulated prices.

     Incumbent carriers are required to negotiate in good faith with carriers requesting any or all of the above arrangements. If the negotiating carriers cannot reach agreement within a predetermined amount of time, either carrier may request arbitration of the disputed issues by the state regulatory commission.

     In August 1996, the FCC established rules to implement the incumbent carrier interconnection obligations described above. On July 18, 1997, a United States appeals court overturned portions of these rules and narrowly interpreted the FCC's power to establish and enforce rules implementing the Telecommunications Act. On January 25, 1999, the United States Supreme Court reversed the

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

appeals court decision and confirmed the FCC's broad authority to issue rules implementing the Telecommunications Act. Specifically, the Supreme Court decided that:

     - the FCC has jurisdiction over pricing of unbundled network elements; and

     - the FCC has authority to make rules allowing a competitive carrier to "pick and choose" among the most favorable terms from existing agreements between an incumbent carrier and other competitive carriers.

     On the other hand, the Supreme Court vacated an FCC rule which described the network elements the incumbent carriers must provide to competitors on an unbundled basis. This required the FCC to re-examine its rules regarding which unbundled network elements must be made available to competitors.

     On November 5, 1999, the FCC released an order reaffirming and clarifying the obligation of incumbent carriers to provide those network elements which we currently lease from incumbent carriers, including standard telephone lines which are also known as local loops, network interface devices and operations support systems. Competitive and incumbent local exchange carriers recently have requested the FCC to reconsider and modify these rules and many of the rules also require implementing action by state regulatory agencies. We cannot predict the outcome of any further proceedings.

     On March 31, 1999, the FCC issued an order requiring incumbent carriers to provide alternatives to traditional physical collocation, including providing carriers with their own dedicated spaces in which to install their equipment. In addition, the FCC ruled that incumbent carriers must allow competitive carriers to collocate advanced services equipment and perform their own labor in connecting their equipment within the incumbent carrier central office. On March 17, 2000, a panel of the U.S. Court of Appeals upheld parts and vacated parts of the FCC's collocation order and remanded it to the FCC for further consideration. The Court found that the FCC's order appeared to impermissibly require the collocation of equipment beyond what was "necessary" for interconnection or access to unbundled network elements. The Court specifically questioned any obligation to collocate "multifunction equipment" combining features that are "necessary" for interconnection or access to unbundled network elements with features that are not. The Court also found that certain of the rules relating to the manner of collocation, such as permitting competitors to select whatever space they desire on the incumbent carrier's premises, were too expansive. The Court has remanded the order to the FCC for further consideration of these points. The Company is unable to predict the outcome of any future proceedings or their impact, if any, on the Company.

     On November 18, 1999, the FCC ordered incumbent carriers to share their telephone lines with providers of high speed Internet access and other data services. The FCC has indicated that competitive carriers may obtain access to the high-frequency portion of a standard telephone line from the incumbent carriers. As a result, competitive carriers will be able to provide DSL-based services over the same telephone lines simultaneously used by the incumbent carrier to provide voice services, and will no longer need to purchase a separate telephone line from the incumbent carrier to provide DSL services. The ruling could have an unfavorable effect on our business by making it easier for some of our competitors to provide DSL services.

     The Telecommunications Act also contains special provisions that replace prior antitrust restrictions that prohibited the regional Bell operating companies from providing long distance services and engaging in communications equipment manufacturing. Before the passage of the Telecommunications Act, the regional Bell operating companies and most dominant incumbent carriers were restricted to providing services within a distinct geographical area known as a local access and transport area. The Telecommunications Act permits the regional Bell operating companies to provide long distance service immediately in areas outside of their market regions and

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

within their market region once they have satisfied several procedural and substantive requirements, including:

     - a showing that the regional Bell operating company is subject to meaningful local competition in the area in which it seeks to offer long distance service; and

     - a determination that the regional Bell operating company's entry into long distance markets is in the public interest.

     In December 1999, the FCC approved Bell Atlantic's request to provide long distance service to its New York customers. SBC Communications recently filed a similar request to provide long distance service to its customers in Texas and additional requests will likely be filed in the near future. One or more of these requests also may be approved. If regional Bell operating companies are allowed to offer long distance services in one or more of our markets, our business will be unfavorably affected.

     The FCC has initiated a rulemaking proceeding to consider whether to permit regional Bell operating companies to eventually offer high-speed data services between local access and transport areas through a separate subsidiary, without first having to demonstrate that they have met the FCC procedural and substantive requirements referred to above. Although the FCC has not acted in this rulemaking, in approving the merger of SBC Communications and Ameritech, it authorized the merged entity to provide advanced data services using a separate subsidiary provided specific conditions relating to the status of competition are met. A similar condition was accepted by Bell Atlantic in obtaining authority to provide long distance services in New York.

     On November 9, 1999, the FCC released a decision which concluded that advanced services, such as DSL, sold by incumbent carriers to Internet service providers and bundled by the Internet service provider with its other services are not subject to the resale obligations of the Act. This decision will allow incumbent carriers to provide Internet service providers with special rate packages for DSL on terms and conditions not available to us.

     In two orders released on December 24, l996 and May 16, 1997, the FCC made major changes in the structure of the access charges incumbent carriers impose for the use of their facilities to originate or complete interstate and international calls. The December 24th order permitted incumbent carriers to lower access charges. The May 16th order granted incumbent carriers subject to the FCC's price cap rules increased pricing flexibility upon demonstrations of increased competition or potential competition in their markets. The manner in which these changes are implemented could have a material effect on the amount of switched access charges we collect from long distance carriers.

     At present we are in litigation with Sprint over the access charges we have billed to it. In December 1999, we filed a complaint before the FCC to obtain an order compelling Sprint to pay our tariff rate for access charges. In January 2000, Sprint filed a complaint against us before the FCC seeking a declaration that Sprint should be entitled to recover any amounts it may be ordered to pay to us under our complaint on the basis that our charges are unjust and unreasonable. We recently settled a litigation with AT&T over substantially similar issues after receiving a favorable decision from the FCC. On June 9, 2000, the FCC released an order denying Sprint's claim that access rates are unjust and unreasonable. In May, 2000, Sprint filed a second complaint against us before the FCC alleging that we are discriminating against Sprint by charging it tariffed access rates while charging other long distance carriers different contract rates.

     In August 1999, the FCC adopted an order providing additional pricing flexibility to incumbent carriers subject to price cap regulation in their provision of interstate access services, particularly special access and dedicated transport. Some of the actions taken by the FCC would immediately

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

eliminate rate scrutiny for "new services" and permit the establishment of additional geographic zones within a market that would have separate rates. Additional and more substantial pricing flexibility will be given to incumbent carriers as specified levels of competition in a market are reached through the collocation of competitive carriers and their use of competitive transport. This flexibility will include, among other items, customer specific pricing, volume and term discounts for some services and streamlined tariffing.

     As part of the same August 1999 order, the FCC initiated another proceeding to consider additional pricing flexibility proposals for incumbent carriers. This proceeding also will consider the reasonableness of competitive carrier access charges and seeks comment on whether the FCC should adopt rules to regulate competitive carrier access charges. In addition, the FCC's rulemaking is examining whether any statutory or regulatory constraints prevent long distance carriers from declining to accept a competitive carrier's access services, and if so, under what circumstances. The outcome of the rulemaking is not possible to predict and may have an unfavorable effect on our business.

     In addition, on May 21, 1999, a United States court of appeals reversed an FCC order that had established the factors that are currently used to set annual price caps. The court ordered the FCC to further explain the methodology it used in establishing those factors. This proceeding is ongoing. The outcome of the proceeding is not possible to predict and may have an unfavorable effect on our business.

     Incumbent carriers have been contesting whether their obligation to pay reciprocal compensation to competitive carriers should apply to local telephone calls from an incumbent carrier's customers to Internet service providers served by competitive carriers. The incumbent carriers claim this traffic is interstate in nature and should be exempt from reciprocal compensation arrangements applicable to local and intrastate calls. Competitive carriers have contended that their interconnection agreements with incumbent carriers provide no exception for local calls to Internet service providers and reciprocal compensation is applicable.

     On February 26, 1999, the FCC ruled that Internet service provider traffic is interstate in nature and within the FCC's jurisdiction but that its current rules neither require nor prohibit the payment of reciprocal compensation for these calls. The FCC also requested comment on federal rules to govern compensation for these calls in the future.

     Most, but not all, state commissions and several federal and state courts have ruled that reciprocal compensation arrangements under interconnection agreements existing prior to the FCC decision apply to calls to Internet service providers. There are, however, ongoing disputes concerning the appropriate treatment of Internet service provider traffic under new interconnection agreements.

     Internet service providers may be among our potential customers and adverse decisions regarding reciprocal compensation could limit our ability to service this group of customers profitably. While some competitive carriers target Internet service providers in order to generate additional revenues from reciprocal compensation charges, at the present time we do not focus our marketing efforts on Internet service providers. In addition, given the uncertainty as to whether reciprocal compensation is payable in connection with calls to Internet service providers, we do not recognize revenue from calls to Internet service providers. Therefore, the outcome of this dispute in favor of either the incumbent carrier or competitive carrier will have minimal impact on us.

     On May 8, 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy program. The FCC's May 8, 1997 order established new subsidies for telecommunications and information services provided to qualifying schools and libraries with an annual cap of $2.25 billion and for services provided to rural health care providers with an annual cap of $400 million. The FCC also expanded federal subsidies for local dialtone services provided to low-

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

income consumers. Providers of interstate telecommunications service, including us, must contribute to these programs. On July 30, 1999, the United States appeals court issued a decision partially upholding the FCC order but precluding the FCC from basing the amount a carrier must contribute to the subsidy program on a carrier's intrastate revenues. Currently, the FCC is assessing contributions to these programs at 5.8% of a provider's interstate and international revenue for the previous year. We intend to recover our share of these costs through charges assessed directly to our customers and participation in federally subsidized programs. On November 2, 1999, the FCC revised its proposed methodology for subsidizing service provided by non-rural carriers in high cost areas. This action may result in further substantial increases in the cost of the subsidy program. The net financial effect of these regulations on us cannot be determined at this time.

     In 1994, Congress adopted the Communications Assistance for Law Enforcement Act to insure that law enforcement agencies would be able to conduct properly authorized electronic surveillance over the new digital and wireless media as well as traditional wireline carriers. An interim technical standard was released in 1997 and the FCC recently required carriers to have additional capabilities requested by law enforcement authorities and directed that the interim standard be revised. Some in the industry believe that the cost of providing these additional capabilities is unreasonably high and the FCC's decision has been appealed. We are not able to predict the outcome of this litigation or the cost of compliance with whatever standards are ultimately developed.

  State Regulation

     The implementation of the Telecommunications Act is subject to numerous state rulemaking proceedings. As a result, it is currently difficult to predict how quickly full competition for local services, including local dialtone, will be introduced.

     To provide services within a state, we generally must obtain a certificate of public convenience and necessity from the state regulatory agency and comply with state requirements for telecommunications utilities, including state tariffing requirements. To date, we have satisfied state requirements to provide local and intrastate long distance service in 23 states and the District of Columbia and have applied for competitive carrier certification in 5 other states.

     State regulatory agencies have jurisdiction over our facilities and services used to provide intrastate services, including our rates. State agencies require us to file periodic reports, pay various fees and assessments and comply with rules governing quality of service, consumer protection and similar issues. These agencies may also have to approve the transfer of assets or customers located in the state, a change of control of our company or our issuance of securities or assumption of debt. The specific requirements vary from state to state. State regulatory agencies also must approve our interconnection agreements with incumbent carriers. Price cap or rate of return regulation does not apply in any of our current or planned expansion markets. However, we cannot assure you that the imposition of new regulatory burdens in a particular state will not affect the profitability of our services in that state.

     In those states where we are currently serving customers, certain state regulatory approvals may be required. Because of time constraints, we will not have obtained these approvals before closing this offering. We believe these approvals will be granted and that seeking approval after this offering should not result in any material adverse consequences to us, although we cannot assure you of a favorable result.

  Local Regulation

     Our networks must comply with numerous local regulations such as building codes, municipal franchise requirements and licensing. These regulations vary on a city by city and county by county basis. In some of the areas where we provide service, we may have to comply with municipal
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franchise requirements and may be required to pay license or franchise fees based on a percentage of gross revenue or other factors. Municipalities that do not currently impose fees may seek to impose fees in the future. We cannot assure you fees will remain at their current levels following the expiration of existing franchises.

COMPETITION

     The communications industry is highly competitive. We believe the principal competitive factors affecting our business will be:

     - pricing levels and policies,

     - transmission speed,

     - customer service,

     - breadth of service availability,

     - network security,

     - ease of access and use,

     - bundled service offerings,

     - brand recognition,

     - operating experience,

     - capital availability,

     - exclusive contracts,

     - accurate billing, and

     - variety of services.

To maintain our competitive posture, we believe we must be in a position to reduce our prices to meet any reductions in rates by our competitors. Any reductions could adversely affect us. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, as well as other competitive advantages over us. In addition, competitive alternatives may result in substantial customer turnover in the future. Many providers of communications and networking services experience high rates of customer turnover.

     A continuing trend toward consolidation of communications companies and the formation of strategic alliances within the communications industry, as well as the development of new technologies, could give rise to significant new competitors. For example, WorldCom has merged with MCI Communications and now proposes to merge with Sprint. AT&T has acquired Teleport Communications Group Inc., a competitive carrier, and Tele-Communications, Inc., a cable, communications and high-speed Internet services provider, and has announced its intent to merge with another cable television company, MediaOne. Ameritech Corporation merged with SBC Communications, Bell Atlantic has agreed to merge with GTE Corporation and Qwest is seeking to merge with US West. These types of consolidations and other strategic alliances could put us at a competitive disadvantage.

  LOCAL DIALTONE SERVICES

  Incumbent Carriers

     In each of the markets we target, we will compete principally with the incumbent carrier serving that area. We believe the regional Bell operating companies are aggressively seeking to be able to

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offer long distance service in their service territories. In December 1999, Bell
Atlantic received approval to offer long distance service in New York and announced that it would offer long distance service beginning in January 2000. Many experts expect one or more of the other regional Bell operating companies to be successful in entering the long distance market in early 2000. We believe the regional Bell operating companies expect to offset losses of market share in their local markets by attempting to capture a large percentage of the long distance market in their market areas, especially among residential users where their strong regional brand names and extensive advertising campaigns may be very successful. In addition, a continuing trend toward business combinations and alliances in the communications industry may create significant new competitors for us.

     We have not achieved and do not expect to achieve a significant market share for any of our services. The incumbent carriers have long-standing relationships with their customers, have financial, technical and marketing resources substantially greater than ours and have the potential to subsidize competitive services with revenues from a variety of businesses. While recent regulatory initiatives which allow competitive carriers to interconnect with incumbent carrier facilities provide increased business opportunities for us, interconnection opportunities have been and likely will continue to be accompanied by increased pricing flexibility for, and relaxation of regulatory oversight of, the incumbent carriers.

     Incumbent carriers have long-standing relationships with regulatory authorities at the federal and state levels. The FCC recently proposed a rule that would provide for increased pricing flexibility for incumbent carriers and deregulation for competitive access services, either automatically or after competitive levels are reached. If the incumbent carriers are allowed by regulators to offer discounts to large customers through contract tariffs, engage in aggressive volume and term discount pricing practices for their customers, and/or seek to charge competitors excessive fees for interconnection to their networks, our operating margins could be materially adversely affected. Future regulatory decisions which give the incumbent carriers increased pricing flexibility or other regulatory relief could also have a material adverse effect on us.

  Competitive Carriers/Long Distance Carriers/Other Market Entrants.

     We face, and expect to continue to face, competition from long distance carriers, including AT&T, MCI WorldCom, and Sprint, seeking to enter, reenter or expand entry into the local exchange market. Qwest Communications International has a proposed merger with US West Communications, Inc. that will make Qwest the dominant incumbent carrier in US West's 14 state region if and when that merger is consummated. We also compete with other competitive carriers, resellers of local dialtone services, cable television companies, electric utilities, microwave carriers and wireless telephone system operators.

     The Telecommunications Act includes provisions which impose regulatory requirements on all incumbent carriers and competitive carriers but grants the FCC expanded authority to reduce the level of regulation applicable to these common carriers. The manner in which these provisions of the Telecommunications Act are implemented and enforced could have a material adverse effect on our ability to successfully compete against incumbent carriers and other communications service providers.

     The Telecommunications Act radically altered the market opportunity for competitive carriers. Many existing competitive carriers which entered the market before 1996 had to build a fiber infrastructure before offering services. With the Telecommunications Act requiring unbundling of the incumbent carrier networks, competitive carriers are now able to more rapidly enter the market by installing switches and leasing standard telephone lines and cable.

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     A number of competitive carriers have entered or announced their intention to enter one or more of our markets. We believe that not all competitive carriers, however, are pursuing the same target customers we pursue. We intend to keep our prices at levels below those of the incumbent carriers while providing, in our opinion, a higher level of service and responsiveness to our customers. Innovative packaging and pricing of basic telephone services is expected to provide competitive differentiation for us in each of our markets.

  LONG DISTANCE SERVICES

     The long distance services industry is very competitive and many long distance providers experience a high average turnover rate as customers frequently change long distance providers in response to offerings of lower rates or promotional incentives by competitors. Prices in the long distance market have declined significantly in recent years and are expected to continue to decline. We expect to face increasing competition from companies offering long distance data and voice services over the Internet. Companies offering these services over the Internet could enjoy a significant cost advantage because they do not currently pay common carrier access charges or universal service fees.

  DATA AND INTERNET SERVICES

     We expect the level of competition with respect to data and Internet services to intensify in the future. We expect significant competition from:

     - Incumbent Carriers. Most incumbent carriers have announced deployment of commercial DSL services. Some incumbent carriers have announced they intend to aggressively market these services to their residential customers at attractive prices. In addition, most incumbent carriers are combining their DSL service with their own Internet service provider businesses. We believe incumbent carriers have the potential to quickly overcome many of the issues that have delayed widespread deployment of DSL services in the past. The incumbent carriers have an established brand name in their service areas, possess sufficient capital to deploy DSL services rapidly and are in a position to offer service from central offices where we may be unable to secure collocation space. When the regional Bell operating companies begin providing long distance service, they may be able to offer "one stop shopping" that would be competitive with our offerings.

     - Traditional Long Distance Carriers. Many of the leading traditional long distance carriers, including AT&T, MCI WorldCom and Sprint, are expanding their capabilities to support high-speed, end-to-end networking services. We expect them to offer combined data, voice and video services over their networks. These carriers have extensive fiber networks in many metropolitan areas that primarily provide high-speed data and voice services to large companies. They could deploy DSL services in combination with their current fiber networks. They also have interconnection agreements with many incumbent carriers and have secured collocation space from which they could begin to offer competitive DSL services.

     - Newer Long Distance Carriers. The newer long distance carriers, including Williams Communications, Qwest Communications International and Level 3 Communications, are building and managing high-speed networks nationwide. They are also building direct sales forces and partnering with Internet service providers to offer services directly to business customers. They could extend their existing networks and offer high-speed services using DSL, either alone or in partnership with others. As discussed above, Qwest is aggressively seeking to network through its proposed merger with U.S. West, which is a local and DSL provider in 14 states.

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

     - Cable Modem Service Providers. Cable modem service providers, like @Home Networks and its cable partners, are offering, or are preparing to offer, high-speed Internet access over cable networks to consumers. @Work has positioned itself to do the same for businesses. These networks provide high-speed data services similar to our services, and in some cases at higher speeds. These companies use a variety of new and emerging technologies, including point-to-point and point-to-multipoint wireless services, satellite-based networking and high-speed wireless digital communications.

     - Internet Service Providers. Internet service providers, including Yahoo, Earthlink, PSINet, Concentric and Verio, offer Internet portal services which compete with our MGCi.com service. We offer basic web hosting and e-mail services and anticipate offering an enhanced set of Internet products in the future. The competitive Internet service providers generally provide more features and functions than our current Internet portal.

     - Wholesale DSL Carriers. Carriers, including Covad Communications Group, Inc., Rhythms NetConnections Inc. and NorthPoint Communications, Inc., have begun offering DSL services and have significant strategic equity investors, marketing alliances and product development partners.

     Many of these competitors are offering, or may soon offer, DSL technologies and services that will directly compete with us. Please see "Risk
Factors -- Because we compete against established industry competitors with substantially greater resources, we may not be able to achieve our operating and financial objectives."

PROPERTY

     In Las Vegas, we have a five year lease, expiring in 2001, with a five year option for the site housing our switch. We also lease space in Las Vegas for our national customer service operations, national sales personnel, Las Vegas sales personnel and general administration functions. This lease expires in 2004. This facility is owned by a limited liability company which is principally owned by two of our principal stockholders and directors, Maurice J. Gallagher, Jr. and Timothy P. Flynn.

     We have leased office space in the Rochester, New York area and we have moved our corporate headquarters to the Rochester area.

     We also own property housing our switches in Ontario, Long Beach and San Diego, California, Chicago, Illinois, and Fort Lauderdale, Florida. Our switch site in Atlanta, Georgia has been leased for a term expiring in 2007 with renewal options. We have leased facilities to house our local sales and administration staff in each market.

     We place great importance on each switch facility and seek to insure maximum security and environmental control. We believe this can be achieved most effectively through stand-alone structures. This approach minimizes the risk of fire or other hazards from adjacent tenants or properties.

PERSONNEL

     As of March 31, 2000, we had approximately 1,209 employees, most of whom were located in Las Vegas. We expect to substantially increase the number of our employees over the next two years.

     We have non-disclosure and non-compete agreements with all of our executive employees. None of our employees are represented by a collective bargaining agreement.

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LEGAL PROCEEDINGS

     We are party to numerous state and federal administrative proceedings. In these proceedings, we are seeking to define and/or enforce incumbent carrier performance requirements related to:

     - the cost and provisioning of those network elements we lease;

     - the establishment of customer care and provisioning;

     - the allocation of subsidies; and

     - collocation costs and procedures.

The outcome of these proceedings will establish the rates and procedures by which we obtain and provide leased network elements and could have a material effect on our operating costs.

     We are also involved in legal proceedings in which we are seeking to enforce our tariffed rates for originating and terminating long distance calls. AT&T, Sprint, MCI WorldCom and other long distance carriers refused to pay the full amount of the long distance access charges billed to them. Access charges represented 41% of our operating revenues in 1998 and 35% of our operating revenues in 1999. Access charge revenues from AT&T, Sprint and MCI WorldCom represented 81% of our total access charge revenues in 1998. As of December 31, 1999, we had outstanding receivables of approximately $10.9 million attributable to access charges from AT&T, Sprint and other long distance carriers, of which approximately 66% was in dispute. As of September 30, 1999, receivables attributable to access charges were $12.3 million. We settled our dispute with MCI WorldCom in late 1999 and settled our dispute with AT&T in February 2000; however, our dispute continues with Sprint.

     In December 1999, we filed a complaint before the FCC to obtain an order compelling Sprint to pay our tariff rate for access charges. In January 2000, Sprint filed a complaint against us before the FCC seeking a declaration that Sprint should be entitled to recover any amounts it may be ordered to pay to us under our complaint on the basis that our charges are unjust and unreasonable. In May 2000, Sprint filed a second FCC complaint against us alleging that we are discriminating against it by not making available to it the terms of switched access agreements that we have entered into with other major long distance carriers. On June 9, 2000, the FCC denied Sprint's January 2000 complaint claiming that our switched access rates are unjust and unreasonable.

     The final outcome of the dispute with Sprint is uncertain. If we are unable to collect access charges from long distance carriers it could have a material impact on our financial condition. See "Risk Factors -- We may not be able to collect all of the access charges we have billed to long distance carriers."

     From time to time, we engage in other litigation and governmental proceedings in the ordinary course of our business. We do not believe any other pending litigation or governmental proceeding will have a material adverse effect on our results of operations or financial condition.

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PRIMARY NETWORK

GENERAL

     Primary Network is an integrated communications provider offering data and voice telecommunications services to both business and residential customers in second-tier and third-tier markets in the Midwestern United States. Primary Network's advanced network is based on a new generation of DSL platforms and ATM switches.

     Primary Network's voice and data service offerings include:

     - High-speed Internet access for residences and small to medium-sized businesses via both traditional methods and DSL technology;

     - Telecommuting network services;

     - Local telephone service;

     - Long distance telephone service;

     - Low cost long distance voice over DSL;

     - Web hosting, collocation and other Internet-related services;

     - Wide area network solutions for data-intensive businesses; and

     - Cellular and paging (as an agent of Southwestern Bell).

     Primary Network currently offers these services in four metropolitan areas:

     - St. Louis, Missouri;

     - Kansas City, Missouri;

     - Springfield, Missouri; and

     - Tulsa, Oklahoma.

     As of March 31, 2000, Primary Network had 43 central offices in service throughout these four metropolitan areas. As of April 30, 2000, Primary Network had over 1,000 dedicated access customers, approximately 500 DSL customers in service, approximately 12,000 other business customers (mainly modem access, web-hosting and local and long distance) and 30,000 residential customers (mainly modem access and local and long distance). Current customers include Boeing, TWA, Arch Coal, Emerson Electric, St. Louis University and Washington University.

MARKET

     Data communications is one of the fastest growing segment of the telecommunications market. Small and medium-sized businesses increasingly need high-speed data/Internet connections to remain competitive. Further, the demand for high-speed digital communications services for remote local area network, which is referred to as LAN, access has grown rapidly. Many businesses now desire to allow employees access to their local area networks from home to improve employee productivity and reduce operating costs.

     Primary Network is building a regional presence in the Midwestern United States as a communications provider by focusing on Tier 2 and Tier 3 cities. These cities and the surrounding areas accounted for over $29 billion in telecommunications business in 1998 according to the FCC. The incumbent telephone companies in these cities have realized almost all of this revenue due to minimal market penetration by CLECs. In addition, because of the lack of competition from CLECs, the incumbent phone companies have been slow to roll out sophisticated data services and new

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platforms such as DSL and have neglected to provide adequate services to smaller cities and, in particular, small to medium-sized businesses.

PRIMARY NETWORK STRATEGY

     Primary Network has pursued an aggressive expansion strategy, rapidly expanding its network while building a customer base of currently under-served small and medium-sized businesses and residential customers. In each city in which Primary Network offers service, Primary Network creates an ATM Metropolitan Area Network, which is referred as a MAN, of connected central office collocations. The MANs allow Primary Network to aggregate voice and data traffic, thus enabling Primary Network to offer a suite of voice and data services to business customers. Multiple customer offices in a given city may be linked into a virtual private network carrying both voice and data that includes remote or at-home workers.

     Because of the advantages of its MANs, Primary Network offers services to businesses, small office or home office workers and residential consumers that previously had been available only to large enterprises. These services include broadband access to the Internet or to private networks, remote access to corporate data networks and low-cost long distance service over DSL. Primary Network is able to customize its service to the needs of the user -- each business or consumer is able to choose the configuration that suits its needs and budget. Primary Network believes that its ability to offer multiple service options, and to price DSL within the range of consumers, gives it a competitive advantage over other communications providers.

     Primary Network has implemented an aggressive sales and marketing campaign focused on small and medium-sized businesses, home-based businesses and upscale residential users in its serviced markets. Primary Network has positioned its brand name in its serviced markets through direct sales, direct marketing calls and affinity marketing with print and direct mail advertising. Primary Network's marketing campaigns focus on educating potential customers on the cost savings and advantages of Primary Network's converged services. Further, as a means of growing its customer base, Primary Network has pursued acquisitions of existing ISPs in the telecommunications market. Such acquisitions give Primary Network the ability to market its complete services to the acquired customer base.

PRIMARY NETWORK SERVICES

     Primary Network has developed a network which utilizes broadband network services, and has been an industry leader in the Midwest with respect to advancing broadband technology. Currently, Primary Network's broadband service offerings are offered via DSL. Primary Network's service offerings are tailored to meet the specific needs of its target market, specifically small and medium-sized businesses, with both bundled and individual services.

     The Primary Network service offerings are intended to provide customers with a comprehensive system in order to meet the varying needs of the data and voice communications market. Primary Network's services include, or will include: three specific types of DSL services, each with several options, including ADSL, SDSL and IDSL; long distance Voice over DSL (VoDSL); local and long distance voice services; T-1 and Fractional T-1; Frame Relay; ISDN (dial-up and dedicated); and 56k Modem connections (dial-up and dedicated). Primary Network also offers web hosting, firewalling and other security services and products, collocation services, hardware for use with many of the Internet access services, domain name registration and e-mail services.

SALES AND CLIENT CARE

     The key aspects of Primary Network's sales efforts are consultative selling and long-term customer relationships. In order to accomplish this, all Primary Network sales people go through a

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two-week training period in telecommunications and Internet technology and in the specific services offered by Primary Network. Further, client development representatives go beyond the initial sales process to manage Primary Network's relationship with each client; these representatives focus on identifying the evolving telecommunications requirements of clients and assisting with "upselling" a broader array of more comprehensive telecommunications services. Commission plans and incentive programs are designed to reward and retain top performers and to encourage strong client relationships.

     A local sales force penetrates each of Primary Network's four market regions. As of March 31, 2000, Primary Network's sales and sales-support staff consisted of 86 people. In addition to the local direct sales forces, Primary Network has several third-party agencies which sell Primary Network's services.

     All of Primary Network's customers receive the benefit of a single point of contact for implementation, maintenance and billing. Primary Network's network operations center provides active and requested maintenance services 24 hours a day, seven days a week. A trouble-ticket management system, which routes technical problems to the appropriate service personnel, integrates the network operations center and the field service organization. The fully staffed 24-hour operations center enhances Primary Network's ability to provide active maintenance.

CUSTOMER MANAGEMENT SYSTEM

     Primary Network uses a proprietary, internally developed system to manage all aspects of a customer's account, from initial order throughout the life of the account. The system was developed over a five-year period and utilizes a common database that can be accessed by all departments via a web-based browser interface. Customer orders are provisioned in a highly automated fashion. For certain types of orders, such as resold local and long distance, secondary systems are also used for specific tasks, with the relevant information transmitted back into the centralized database. The system allows customer service representatives to view the history of each customer account, including any calls to technical support and all relevant billing history. Technical support representatives use the system to track calls and initiate trouble tickets which are transferred to the appropriate service departments for resolution. Reports are available to management on sales, customer counts and accounts receivable. The system is also used to bill customers and generate invoices daily.

NETWORK

     Primary Network has developed an infrastructure that is designed to allow for maximum efficiency on a large scale broadband packet network. Each metropolitan area occupied by Primary Network is linked through an ATM MAN, and each of these is connected to Primary Network's regional ATM network. Primary Network is one of the few communications providers with fully integrated, end-to-end ATM transmission ability. Primary Network is one of the first companies in the country using Lucent Technologies' new Stinger platform as the delivery method for its broadband services. Stinger is the leader in the new generation of platforms with the density, inter-operability and back-end connectivity necessary for a cost-effective deployment of all types of DSL, traditional T1s and advanced services such as voice over DSL. All of these factors give Primary Network a number of significant advantages over competitors in the Midwest. Because of this homogeneous network, Primary Network is able to utilize network management tools which cleanly and effectively touch every customer and every network component. Primary Network has a level of control over its network that enables it to quickly identify and correct any service problem which might arise. Primary Network further benefits from the newness of its network. Unlike many

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communications providers that still utilize outdated legacy equipment, Primary
Network's network was built from the start to deliver the next generation of converged services.

COMPETITION

     Primary Network faces competition, or potential competition, from companies with long operating histories, greater name recognition and substantially greater financial, technical and marketing resources. Many competitors are offering, or may soon offer, technologies or services that directly compete with Primary Network's offerings. Competitive offerings may include technologies such as wireless data systems, cable modems or satellite communication systems that provide performance advantages in some respects over DSL and other technologies that use existing copper telephone wires.

     Southwestern Bell and Ameritech are currently Primary Network's closest competitors. It is expected that Southwestern Bell will be the key competitor in delivering communications services to end users in the Midwest. Southwestern Bell has existing networks in local areas and across major metropolitan areas in Primary Network's targeted markets. Southwestern Bell currently serves substantially all of the customers in these markets and it has established its own Internet service provider business. Primary Network has succeeded in gaining customers in Southwestern Bell and Ameritech territory through fair pricing, a strong focus on customer service, branding efforts and the inherent quality of its network.

     Most cable companies in the Midwest target the residential market with their cable-based brand of Internet access. To counter this, Primary Network focuses its marketing efforts on businesses in the region, and will only compete against the cable companies in the residential arena for telecommuting and work-at-home applications. Primary Network expects to compete with cable companies based on the technical advantages of DSL technology over cable modems and Primary Network's commitment to both service and reliability.

     Primary Network believes that its direct sales approach, the depth of service coverage in all of the targeted markets and Primary Network's ability to provide additional services will positively impact its ability to compete with other DSL providers in its covered market. Bundled services provide Primary Network's customers with comprehensive data transport and networking solutions, which may make Primary Network a more attractive alternative than many of its competitors.

REGULATORY APPROVALS

     As a competitive local exchange carrier, Primary Network is subject to regulation at the federal and state levels. Federal and state regulations and legislation have a direct impact on Primary Network's business and operations. The FCC exercises jurisdiction over all facilities and services offered by carriers providing interstate or international communications. The Public Service Commission in each state oversees the regulation of facilities and services related to providing intrastate communications. In particular, state regulatory commissions have substantial oversight over the provision of interconnection agreements between incumbent phone companies and competitive phone companies in order to ensure non-discriminatory network access to such incumbent telephone companies. In addition, both state and federal regulators share responsibility for implementing and enforcing the policies of the Telecommunications Act of 1996.

     In compliance with these federal and state regulations, Primary Network has filed tariffs (schedules of rates and terms of service) for authorization by the FCC. Primary Network also has collocation agreements with the incumbent telephone companies in Arkansas, Illinois, Kansas, Missouri, Oklahoma and Tennessee that allow Primary Network access to central offices throughout its markets. In Indiana, Primary Network has accessed collocation space under the FCC tariffs. In addition, Primary Network has interconnection agreements with the incumbent telephone companies
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in each of these states. These interconnection and collocation agreements have been filed with and approved by the Public Service Commissions in each of these states, except with respect to Indiana and Kentucky, where the interconnection agreements are still pending. Primary Network has filed interconnection and collocation agreements it has made with incumbent telephone companies in Kentucky, Louisiana, Mississippi, North Carolina and South Carolina, and is awaiting approval from their Public Service Commissions.

     Internet services are not currently subject to direct regulation by the FCC or any other telecommunications agency.

EMPLOYEES

     As of March 31, 2000, Primary Network had 382 employees, employed in engineering, sales, marketing, customer support and related activities, and general and administrative functions. This does not include temporary personnel or consultants that Primary Network retains from time to time. The employees are not represented by a labor union, and relations with employees are believed to be good. Primary Network believes that future success will depend in part on a continued ability to attract, hire and retain qualified personnel, as competition for such personnel is intense.

FACILITIES

     Primary Network is headquartered in St. Louis, Missouri, with personnel in four buildings with approximately 18,000 square feet of combined office space and a 1,091 square-foot network operations center. In addition, Primary Network has secured a lease on a new 95,007 square-foot building near the current network operations center. All St. Louis operations, except for the network operations center, will be consolidated to this new building on or about June 15, 2000.

     Primary Network has leased premises for local network operations centers in Kansas City, Missouri; Springfield, Missouri and Tulsa, Oklahoma, and for sales offices in Overland Park, Kansas; Swansea, Illinois; Tulsa, Oklahoma and Springfield, Missouri. These facilities are each occupied under separate leases, which expire over various terms; there are approximately three years remaining on the term of each such lease. Primary Network leases rack space in a number of business locations to house equipment needed to serve predominately modem and Integrated Services Digital Network, which is referred to as ISDN, customers. In addition, Primary Network leases three small retail stores and owns one other retail store in the St. Louis metropolitan area. These are located in O'Fallon, Missouri; Ladue, Missouri; Edwardsville, Illinois and East St. Louis, Illinois, respectively.

     Primary Network also leases space in a number of Southwestern Bell and Ameritech central offices under specific collocation agreements. While the terms of these leases are perpetual, the productive use of our facilities in these central offices are subject to the terms of federal and state tariffs, regulatory decisions and our interconnection agreements with Southwestern Bell and Ameritech. Primary Network will increase central office space as the needs of its expanding network demand.

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                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers and directors, and their respective ages as of May 12, 2000, are as follows:

NAME                             AGE                            POSITION
----                             ---                            --------
Maurice J. Gallagher, Jr.......  49    Chairman of the Board of Directors
Rolla P. Huff..................  43    Chief Executive Officer, President, Director
Timothy P. Flynn(1)............  49    Director
Jack L. Hancock(2).............  69    Director
David Kronfeld.................  52    Director
Mark J. Masiello...............  32    Director
Thomas Neustaetter(1)(2).......  48    Director
Mark Pelson....................  38    Director
Robert W. Miller...............  59    Director
James Ball.....................  37    President -- Midwest Region
John Boersma...................  39    Senior Vice President -- Technology Development
David S. Clark.................  39    Senior Vice President -- Investor Relations
S. Gregory Clevenger...........  36    Senior Vice President -- Corporate Development
Michael R. Daley...............  39    Executive Vice President and Chief Financial Officer
Neil Hediger...................  42    Senior Vice President -- Marketing
Kent F. Heyman.................  44    Senior Vice President and General Counsel
George Longyear................  30    President -- Southwestern Region
Mark D. Magarian...............  33    Senior Vice President -- People Services
James Mitchell.................  39    President -- Eastern Region
Roger J. Pachuta...............  57    Senior Vice President -- Engineering and Operations
Mark W. Peterson...............  45    President -- Western Region
Michele Sadwick................  33    Vice President -- Corporate Communications
Linda M. Sunbury...............  38    Senior Vice President -- Finance
Russell I. Zuckerman...........  53    Secretary
Frank C. Szabo.................  48    Comptroller

-------------------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     MAURICE J. GALLAGHER, JR. has served as the chairman of our board of directors since our inception. Mr. Gallagher was a founder of ValuJet Airlines, Inc. in 1993 and served as a director of ValuJet from 1993 until November 1997 and served as vice chairman from 1994 to 1997.

     ROLLA P. HUFF was elected as our chief executive officer and president and as a member of our board of directors as of November 1, 1999. From March 1999 to September 1999, Mr. Huff served as president and chief operating officer of Frontier Corporation and served as executive vice president and chief financial officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was president of AT&T Wireless for the Central U.S. region and Mr. Huff served as senior vice president and chief financial officer of that company from March 1995 to July 1997. From July 1994 to March 1995, Mr. Huff was financial vice president of mergers and acquisitions for AT&T.

     TIMOTHY P. FLYNN has served as a member of our board of directors since 1996. Mr. Flynn served as a member of the board of directors of ValuJet Airlines since he participated in its founding in 1993 until November 1997. Mr. Flynn and Mr. Gallagher are affiliated in a number of other transactions.

     JACK L. HANCOCK has served as a member of our board of directors since 1996. Mr. Hancock was vice president of systems technology and executive vice president, product and technology for PacBell from 1988 to 1993. He has served as a member of the boards of directors of Union Bank of California and Wittaker Corporation since 1994. Mr. Hancock will be resigning as a director at the annual meeting on June 22, 2000.

     DAVID KRONFELD was elected to serve as a member of our board of directors in February 1998. Mr. Kronfeld is the founder of JK&B Management, L.L.C., a venture capital firm, and has managed its affairs since 1995. Since 1989, Mr. Kronfeld has also been a partner at Boston Capital Ventures, a venture capital firm where he specialized in the telecommunications and software industries.

     MARK J. MASIELLO was elected to serve as a member of our board of directors in November 1999. Mr. Masiello is a Managing Director of Providence Equity Partners, Inc., which provides investment management services to Providence Equity Partners III L.P. ("PEP") and has since its founding in 1998 served as a member of Providence Equity Partners III LLC, the general partner of PEP. Mr. Masiello has been with Providence since 1989 and he currently serves as a director of VIA NET.WORKS, Inc., Surebridge, Inc. and Global Metro Networks, Ltd.

     THOMAS NEUSTAETTER was elected to serve as a member of our board of directors in February 1998. Since March 1999, Mr. Neustaetter has been an executive member of JK&B Capital. From January 1996 to December 1999, Mr. Neustaetter was a partner of The Chatterjee Group, an investment firm which is an affiliate of Soros Fund Management. Before joining The Chatterjee Group, he was the president and founder of Bancroft Capital, a general consulting firm, from December 1994 to December 1995. Mr. Neustaetter also serves as a director of Gloss.com, Vertex Holdings, emWare, Inc. and Paragon Networks International.

     MARK PELSON was elected to serve as a member of our board of directors in March 2000. Mr. Pelson is a Managing Director of Providence Equity Partners Inc. which provides investment management services to Providence Equity Partners III LLC and has served as a member of Providence Equity Partners III LLC since its founding in 1998. Before joining Providence, Mr. Pelson was a co-founder and director of TeleCorp, Inc. a wireless telecommunications company. From 1989 to 1995, Mr. Pelson served in various management positions with AT&T, most recently as a general manager of strategic planning and mergers and acquisitions. Mr. Pelson also serves as a director of Carrier1 International S.A., Madison River Telephone Company, Global Metro Networks, Ltd. and Language Line Holdings, LLC.

     RICHARD W. MILLER was elected to serve as a member of our board of directors in March 2000. From 1993 until 1997, Mr. Miller served as senior executive vice president and chief financial officer of AT&T and as a member of AT&T's chairman office. Mr. Miller currently serves as a director of Closure Medical Corporation and SBA Communications, Inc.

     JAMES BALL joined our company as president -- midwest region in November 1999. From September 1998 until November 1999, Mr. Ball served as regional vice president for a 12-city region with Chicago-based Level 3 Communications. Before September 1998, Mr. Ball held senior management positions at Epoch Internet from November 1997 to August 1998 and MFS Telecom from August 1993 to October 1997.

     JOHN BOERSMA has served as our vice president -- technology development since May 1997 and was designated senior vice president -- operations in May 1999. He served as vice president of carrier relations for ICG Telecom Group, Inc. from 1996 to 1997. In that capacity, he was responsible for ICG Telecom's relationship with local exchange carriers and implementation, purchase agreements and service quality. Mr. Boersma served as vice president, northern California operations of ICG Telecom from April 1994 to September 1996.

     DAVID S. CLARK has since December 1999 served as our senior vice president -- investor relations. Mr. Clark served as our vice president -- marketing from May 1997 until May 1999 when he was designated senior vice president -- sales and marketing. Mr. Clark has been in the telecommunications industry for 11 years, with responsibilities including engineering, purchasing, product development, client acquisition and maintenance, marketing and advertising. From 1989 to 1997, Mr. Clark was employed by North American Telecom, his last position being vice president of communications services.

     S. GREGORY CLEVENGER joined our company as senior vice president -- corporate development in January 2000. From March 1997 to December 1999, Mr. Clevenger was vice president of investment banking at Goldman, Sachs & Co. in the communications, media and entertainment group in Singapore and New York. From September 1992 to March 1997, Mr. Clevenger was an associate and vice president in the investment banking division of Morgan Stanley & Co. Incorporated in New York, Hong Kong and Singapore in a variety of groups including the global telecommunications group and the global project finance and leasing group. From May 1990 to September 1992, Mr. Clevenger was an associate and vice president at Argent Group Ltd. in New York.

     MICHAEL R. DALEY joined our company as executive vice president and chief financial officer in November 1999. From November 1998 to November 1999, Mr. Daley served as executive vice president and chief financial officer of Concentrix Corporation. From 1984 through ACC Corp.'s merger with Teleport Communications Group, Inc. in 1998, Mr. Daley served in various capacities at ACC Corp., including as executive vice president and chief financial officer from March 1994 to October 1998 with responsibilities including operations support, investor relations, human resources, legal, mergers and acquisitions and business development.

     NEIL HEDIGER joined our company as senior vice president -- marketing in January 2000. From September 1995 to November 1999, Mr. Hediger served as vice president of business communications for BellSouth and as vice president of marketing for BellSouth business systems. From April 1991 to September 1995, he served as director of marketing for MCI -- business markets.

     KENT F. HEYMAN has served as our vice president and general counsel since June 1996 and was designated senior vice president in December 1999. Mr. Heyman has 18 years of legal experience, most recently as chairman of the litigation department and senior trial counsel of the Dowling, Magarian, Aaron & Heyman law firm. Mr. Heyman has served as a California Superior Court Judge pro tempore presiding over trial, settlement conference and other proceedings from 1990 to 1996.

     GEORGE LONGYEAR has served as our president -- southwestern region since October 1999. From April 1998 until October, 1999, Mr. Longyear served as branch director in our Atlanta office. Mr. Longyear has over nine years telephone industry experience, most recently with MCI Communications from 1991 to 1997 where he held various senior sales and management positions in their local service group and state government and university segment.

     MARK D. MAGARIAN joined our company as senior vice president -- people services in January 2000. Mr. Magarian practiced law and specialized in labor and employment law from 1993 until December 1999.

     JAMES MITCHELL has served as our president -- eastern region since February 1998. Mr. Mitchell has over nine years of telephone industry experience, serving from 1990 to 1998 in various sales and marketing management roles with MCI, his last position being regional sales and marketing manager for the southeast region.

     ROGER J. PACHUTA joined our company as senior vice president -- engineering and operations in March of this year. From 1993 through February 2000, Mr. Pachuta served in various roles for AT&T Wireless, his last position being vice president of field operations.

     MARK W. PETERSON has served as our president -- western region since March 1997. From 1993 to 1996, Mr. Peterson was a marketing and communications consultant and a law student. He previously served as head of corporate affairs for WestAir Holding, Inc. from 1988 to 1992.

     MICHELE SADWICK joined our company as vice president -- corporate communications in December 1999. From April 1994 to November 1999, Ms. Sadwick held various positions in public relations with Frontier Corporation.

     LINDA M. SUNBURY has served as our vice president and principal accounting officer since June 1996 and served as our chief financial officer from January 1998 to November 1999. Ms. Sunbury was designated senior vice president in May 1999 and since December 1999 has served as senior vice president -- finance. Ms. Sunbury has over 15 years accounting and administrative experience, having held similar positions in the airline industry. Most recently, Ms. Sunbury was vice president of administration for Business Express, Inc. dba the Delta Connection from 1994 to 1996. While Ms. Sunbury was at Business Express, creditors of Business Express filed an involuntary petition for bankruptcy in January 1996. Business Express subsequently reorganized and emerged from bankruptcy in April 1997. Before that, Ms. Sunbury served as controller for WestAir Holding, Inc. from 1988 to 1994.

     RUSSELL L. ZUCKERMAN joined us in January, 2000 as Director of National Legal Affairs. Mr. Zuckerman is a graduate of Columbia College (1968) and Yale Law School (1971). Before joining us, he had been in private practice since 1973 with Underberg & Kessler, LLP, a Rochester firm. Mr. Zuckerman had served as Managing Partner and Chairman of the litigation department at Underberg & Kessler, and specialized in all aspects of litigation, including commercial, banking and employment.

     FRANK C. SZABO has served as our Comptroller since March, 2000. From 1997 to February, 2000, Mr. Szabo served as Vice President and Comptroller of AT&T Local Services Division (formerly ACC Corp.). From 1981 to 1997, Mr. Szabo served as Vice President and Comptroller of First Federal Savings and Loan of Rochester and, in such capacity, served as a member of several management committees, including Operations, Credit Policy and Information Services Steering Committee.

     Messrs. Kronfeld and Neustaetter were initially selected to serve on our board of directors by the holders of our Series A convertible preferred stock. The Series A convertible preferred stock was automatically converted into common stock upon our initial public offering.

     Messrs. Salem and Masiello were selected to serve on our board of directors by the purchasers of our Series B convertible preferred stock and Series C convertible preferred stock.

EXECUTIVE COMPENSATION

  Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 1997, December 31, 1998, and December 31, 1999, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, for our Chief Executive Officer and four most highly compensated executive officers other than the Chief Executive Officer. Such table also indicates all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION        LONG-TERM       ALL OTHER
                                      -------------------------    COMPENSATION    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)     BONUS ($)     OPTIONS ($)         ($)
---------------------------   ----    ----------    -----------    ------------    ------------
Rolla P. Huff...............  1999      77,923        1,000,000(1)   400,000            0
  President and Chief
  Executive Officer
Nield J. Montgomery.........  1999     137,456                0            0            0
  President and Chief         1998     158,707           20,000(3)    45,000            0
  Executive Officer(2)        1997     139,424                0            0            0
James Mitchell..............  1999     114,615           36,125       10,000            0
  President -- Eastern        1998      88,275           45,000       48,000            0
  Region(4)
James J. Hurley, III........  1999     120,000            6,676       10,000            0
  President -- Midwest        1998      93,991           30,000       48,000            0
  Region(5)
John Boersma................  1999     112,308                0       95,000            0
  Senior Vice President       1998     109,442            6,000       15,000            0
                              1997      53,308                0       60,000            0
David S. Clark..............  1999     107,115           10,000       95,000            0
  Senior Vice President(6)    1998      96,058            6,000       18,000            0
                              1997      46,750                0       36,000            0
Linda M. Sunbury............  1999     107,115           10,000       95,000            0
  Senior Vice President       1998      90,876           10,000       22,000            0
                              1997      81,231                0       12,000            0

---------------
(1) Mr. Huff commenced employment with us in November 1999 and therefore, the salary shown for him for 1999 is for the period from November 1999 through December 1999. Mr. Huff received a signing bonus in the amount indicated in the above table upon his employment as an officer of our company.

(2) Mr. Montgomery served as our President and Chief Executive Officer until November 1999.

(3) A portion of this bonus was paid in the form of common stock in our company.

(4) Mr. Mitchell commenced employment with us in February 1998 and therefore, the compensation shown for him for 1998 is for the period from February 1998 through December 1998.

(5) Mr. Hurley commenced employment with us in March 1998 and therefore, the compensation shown for him for 1998 is for the period from March 1998 through December 1998. Mr. Hurley's employment as an officer of our company terminated in November 1999.

(6) Mr. Clark commenced employment in May 1997 and therefore, the salary shown for him for 1997 is for the period from May 1997 through December 1997.

  Option Grants During Year Ended December 31, 1999

     The table below sets forth information regarding all stock options granted in the 1999 fiscal year under the our Stock Option Plan to those executive officers named in the Summary Compensation Table above.

                                                                                             POTENTIAL REALIZED VALUE AT
                                             % OF TOTAL               MARKET                   ASSUMED ANNUAL RATE OF
                                NUMBER OF     OPTIONS                PRICE OR                 STOCK PRICE APPRECIATION
                                SECURITIES   GRANTED TO                FAIR                      FOR OPTION TERM(1)
                                UNDERLYING   EMPLOYEES               VALUE ON                ---------------------------
                                 OPTIONS     IN FISCAL    EXERCISE   DATE OF    EXPIRATION   APPRECIATION   APPRECIATION
NAME                             GRANTED        YEAR       PRICE      GRANT        DATE           5%            10%
----                            ----------   ----------   --------   --------   ----------   ------------   ------------
Rolla P. Huff.................   400,000        16.4%      $20.00     $20.00     10/13/09    $10,773,001    $21,892,882
Nield J Montgomery............         0         n/a          n/a        n/a          n/a            n/a            n/a
James Mitchell................    10,000          .4%        6.09       6.03       3/1/09         37,343         95,535
James J. Hurley, III..........    10,000          .4%        6.03       6.03       3/1/09         37,942         96,122
John Boersma..................    20,000          .8%        6.03       6.03       3/1/09         75,885        192,245
John Boersma..................    75,000         3.1%       27.50      27.50      11/1/09      1,297,095      3,287,094
David S. Clark................    20,000          .8%        6.03       6.03       3/1/09         75,885        192,245
David S. Clark................    75,000         3.1%       27.50      27.50      11/1/09      1,297,095      3,287,094
Linda M. Sunbury..............    20,000          .8%        6.03       6.03       3/1/09         75,885        192,245
Linda M. Sunbury..............    75,000         3.1%       27.50      27.50      11/1/09      1,297,095      3,287,094

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our stock.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table shows aggregate exercises of options during 1999 and the values of options held as of December 31, 1999 by those executive officers of our company named in the Summary Compensation Table above.

                                                                   NUMBER OF                VALUE OF
                                                                  UNEXERCISED             UNEXERCISED
                                                                OPTIONS DECEMBER          IN-THE-MONEY
                                  NUMBER OF                           31,                   OPTIONS
                                   SHARES                             1999             DECEMBER 31, 1999
                                  ACQUIRED         VALUE        EXERCISABLE (E)/        EXERCISABLE (E)/
NAME                             ON EXERCISE      REALIZED     UNEXERCISABLE (U)       UNEXERCISABLE (U)
----                             -----------      --------     -----------------       -----------------
Rolla P. Huff................          --               --          400,000U              $12,300,000U
Nield J. Montgomery..........          --               --          261,333E               12,726,359E
Nield J. Montgomery..........          --               --          168,667U                8,283,903U
James Mitchell...............      19,200         $265,800           48,400U                2,171,528U
James J. Hurley, III.........       9,600          232,032           43,409U                1,852,528U
John Boersma.................      34,000          729,080            1,000E                   42,750E
John Boersma.................          --               --          135,000U                4,426,270U
David S. Clark...............          --               --           26,000U                  646,848E
David S. Clark...............          --               --          123,000U                3,882,022U
Linda M. Sunbury.............          --               --           35,200E                1,629,156E
Linda M. Sunbury.............          --               --          123,800U                3,960,934U

------------------------
(1) Amounts shown are based upon the closing sale price for our common stock on December 31, 1999, which was $50.75 per share.

  Director Compensation

     Our outside directors (Messrs. Flynn, Hancock, Kronfeld, Masiello, Miller, Neustaetter and Pelson) receive meeting fees of $500 per meeting of the Board of Directors or Committee attended in person in addition to reimbursement of their expenses in attending meetings of the Board of Directors.

  Employment Agreements

     ROLLA P. HUFF. Our employment agreement with Mr. Huff provides for a base salary of $500,000 per year and an annual bonus of up to 100% of his base salary based on our achievement of certain annual targets to be established by the Board of Directors in conjunction with our annual operating budget or in the discretion of the Board of Directors. Mr. Huff received a $1,000,000 signing bonus upon his employment with us. The signing bonus is subject to repayment if Mr. Huff's employment with us is terminated before three years of employment under certain circumstances. Mr. Huff is required to devote his full time and efforts to the business of our company during the term of his employment agreement which expires in October 2002. Mr. Huff's employment may be terminated by either us or Mr. Huff at any time. Mr. Huff has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Huff's employment is terminated by us without cause or after a change of control, Mr. Huff will be entitled to severance pay (not less than $1,000,000) equal to two times the salary and bonus paid to him during the previous 12 months with payments to be made over the 24 month period following his termination of employment. Mr. Huff's initial stock options will also become immediately vested in the event of a change of control of our company.

     In connection with Mr. Huff's employment with us, we sold to Mr. Huff 150,000 shares of common stock at its value at that time ($20.00 per share). The purchase price was payable by a non-recourse promissory note secured by the shares purchased. The promissory note bears interest at 7.5% per annum and is due in November 2002. We have agreed to forgive all payments due under the promissory note if there is a change of control, if Mr. Huff is continuously employed by us until November 2002 or if Mr. Huff's employment is terminated prior to that time by us without cause or as a result of Mr. Huff's disability. The shares of stock are subject to repurchase by us if Mr. Huff's employment is terminated other than by us without cause or as a result of a change of control or Mr. Huff's death or disability.

     MICHAEL R. DALEY. Our employment agreement with Mr. Daley provides for a base salary of $225,000 per year and an annual bonus of up to 75% of his base salary based on our achievement of certain annual targets to be established by the Board of Directors in conjunction with our annual operating budget. Mr. Daley's employment may be terminated by either us or Mr. Daley at any time. Mr. Daley has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Daley's employment is terminated by us without cause or after a change of control, Mr. Daley will be entitled to severance pay equal to two times the salary and bonus paid to him during the previous 12 months with payments to be made over the 24 month period following his termination of employment. Mr. Daley's initial stock options will also become immediately vested in the event of a change of control of our company.

     NIELD J. MONTGOMERY. In November 1999, we entered into an agreement with Mr. Montgomery superseding Mr. Montgomery's previous employment agreement. Under the new agreement, Mr. Montgomery is to remain employed by us until April 2001 and Mr. Montgomery will receive a base salary of $5,000 per month during the period of his employment. In addition, the agreement provided for Mr. Montgomery to receive a lump sum payment of $360,000 in January 2000 in connection with his resignation as an executive officer and Director of our company. Under the agreement, we agreed to accelerate the vesting of a portion of Mr. Montgomery's stock options.

     OTHER EXECUTIVE OFFICERS. We have entered into Employment/Stock Repurchase Agreements with John Boersma, David S. Clark and Linda M. Sunbury. These agreements establish base salaries and provide that each employee may earn a bonus of up to 50% of his or her base salary based on the employee's and our performance. Each employee's employment may be terminated at any time by either us or the employee. Each of these executive officers has agreed not to participate in a business offering local, long distance and related telephone services in the area of his or her employment during the term of employment and for a period of six months following termination. Each of these executive officers has exercised rights to acquire common stock at $5.83 per share. All or a portion of such shares are subject to repurchase at their cost if the Executive Officer's employment with us is terminated within a three year period. We have financed the purchase price of certain of these shares over a period of three years.

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERS

     The following table sets forth, as of May 10, 2000 (unless otherwise indicated in the footnotes), certain information with respect to our voting securities owned beneficially by (1) each director, including the nominees, (2) our four most highly compensated officers, (3) directors and executive officers as a group and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding voting securities. Unless otherwise provided, all persons listed have an address c/o our principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                        COMMON STOCK             SERIES C PREFERRED STOCK
                                                ----------------------------   ----------------------------
                                                   NUMBER OF                      NUMBER OF
                                                     SHARES         PERCENT         SHARES         PERCENT
                                                  BENEFICIALLY        OF         BENEFICIALLY        OF
NAME OF BENEFICIAL OWNER                            OWNED(1)       OWNERSHIP        OWNED         OWNERSHIP
------------------------                        ----------------   ---------   ----------------   ---------
Providence Equity Partners III LLC(2).........     5,231,488         14.4%          892,857         71.5%
Maurice J. Gallagher, Jr., Chairman of the
  Board and director(3).......................     3,287,608          9.2%               --           --
David Kronfeld, director(4)...................     2,091,816          5.8%          357,143         28.5%
Timothy F. Flynn, director(5).................       900,900          2.5%
Rolla P. Huff, president, Chief Executive
  Officer and director........................       150,000            *                --           --
Jack L. Hancock, director(6)..................        39,600            *                --           --
Thomas Neustaetter, director..................         8,800            *                --           --
Richard W. Miller, director...................         1,500            *                --           --
Mark J. Masiello, director(7).................            --           --                --           --
Mark Pelson, director (7).....................            --           --                --           --
James Mitchell, President -- Eastern
  Region(9)...................................        62,200            *                --           --
James J. Hurley, III, President -- Midwest
  Region(8)...................................        42,200            *                --           --
John Boersma, Senior Vice President...........       151,333            *                --           --
David S. Clark, Senior Vice President(11).....        57,753            *                --           --
Linda M. Sunbury, Senior Vice President(12)...       126,853            *                --           --
All executive officers and directors as a
  group (23 persons)(3)(4)(5)(6)(7)(9)(10)(11)
  (12)(13)....................................     7,151,239         19.8%          357,143         28.5%

------------------------
(*) Less than 1% of the total

 (1) In accordance with the Securities and Exchange Commission's rules, each beneficial owner's holdings have been calculated assuming the full exercise of options and the conversion of all shares of convertible preferred stock held by the holder which are currently exercisable or convertible or which will become exercisable or convertible within 60 days after the date indicated and no exercise of options or conversion of preferred stock held by any other person.

 (2) The common stock ownership indicated includes 892,857 shares of Series C convertible preferred stock. The shares of Series C convertible preferred stock are convertible into common stock on a one-for one basis. The address of this beneficial owner is 901 Fleet Center, 50 Kennedy Plaza, Providence, Rhode Island 02903.

 (3) Include options to purchase 52,000 shares of common stock which are presently exercisable and 3,190,898 shares of common stock owned by various partnerships, trusts or corporations with respect to which Mr. Gallagher is a general partner, beneficiary and/or controlling stockholder. Also includes 44,730 shares owned by a trust for the benefit of Mr. Gallagher's minor children with respect to which Mr. Gallagher disclaims any beneficial ownership interest. Mr. Gallagher's address is 3291 N. Buffalo Drive, Las Vegas, Nevada 89129.

 (4) The common stock ownership indicated includes 1,725,873 shares of common stock and 357,143 shares of Series C convertible preferred stock owned by partnerships in which Mr. Kronfeld is a general partner or manager of a general partner. The shares of Series C convertible preferred stock are convertible into common stock on a one-for-one basis. Mr. Kronfeld's address is JK&B Management, L.L.C., 205 North Michigan, Suite 808, Chicago, Illinois 60601.

 (5) Includes options to purchase 9,600 shares which are presently exercisable or will become exercisable within 60 days after the date indicated above and 102,000 shares of common stock owned by various partnerships or corporations with respect to which Mr. Flynn is a general partner and/or controlling stockholder.

 (6) Includes options to purchase 9,600 shares that are presently exercisable or will become exercisable within 60 days after the date indicated above.

 (7) Excludes 4,338,631 shares of common stock and 892,857 shares of Series C convertible preferred stock owned by Providence Equity Partners III L.P. and its affiliates. Mr. Masiello and Mr. Pelson disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in the general partner of Providence Equity Partners III L.P.

 (8) Includes options to purchase 14,600 shares which are presently exercisable. Mr. Hurley's stock ownership information is as of January 31, 2000. Mr. Hurley's employment as an officer of our company terminated in November 1999.

 (9) Includes 19,600 options that are presently exercisable or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Mr. Mitchell is no longer an executive officer of our company but continues as an officer and employee of our company.

(10) Includes 26,333 options that are presently exercisable or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Mr. Boersma is no longer an executive officer of our company but continues as an officer and employee of our company.

(11) Includes 44,133 options that are presently or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Mr. Clark is no longer an executive officer of our company but continues as an officer and employee of our company.

(12) Includes 25,953 options that are presently exercisable or will become exercisable within 60 days after the date indicated above. As of May 12, 2000, Ms. Sunbury is no longer an executive officer of our company but continues as an officer and employee of our company.

(13) Includes options to purchase 57,267 shares owned by executive officers not named above which are presently exercisable or which will become exercisable within 60 days after the date of indicated above.

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

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The following description is a summary of the material terms of our capital stock. It is not a complete description of all of the terms of our capital stock. You should read this description of our capital stock as well as the Nevada Revised Statutes, which are referred to as the NRS, our articles of incorporation, our certificates of designation of preferred stock, and our by-laws. A copy of our articles of incorporation has been filed as an exhibit to our registration statement on Form S-4, registration number 333-38875, filed with the Securities and Exchange Commission on October 28, 1997. A copy of our by-laws has been filed as an exhibit to our registration statement on Form S-1, registration statement number 333-49085, filed with the Securities and Exchange Commission on April 1, 1998. A copy of our Amended and Restated Certificate of Designation of Series B Convertible Preferred Stock has been filed as exhibit
4.7 to the registration statement of which this prospectus is a part. A copy of our Certificate of Designation of Series C Convertible Preferred Stock has been filed a exhibit 4.8 to the registration statement of which this prospectus is a part. A copy of the Certificate of Designation of Series D Convertible Preferred Stock has been filed as an exhibit to our annual report for fiscal year ended December 31, 1999 on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000.

     Our authorized capital stock consists of 60,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $.001 per value per share. Of the 50,000,000 shares of authorized preferred stock, we have designated 5,278,000 shares of Series B convertible preferred stock, 1,250,000 shares of Series C convertible preferred stock and 4,140,000 shares of Series D convertible preferred stock with the voting, dividend, liquidation and conversion rights described below. As of April 30, 2000, 35,514,985 shares of common stock, 1,250,000 shares of Series C convertible preferred stock and 4,140,000 shares of Series D convertible preferred stock were outstanding and 5,345,678 shares of common stock were subject to outstanding options and warrants. On March 27, 2000, 5,277,779 shares of Series B convertible preferred stock, issued in May 1999, were converted into 5,277,779 shares of our common stock. As of the date of this prospectus, there are no shares of Series B convertible preferred stock outstanding.

     If we issue preferred stock in the future, the preferred stock will have the rights, terms and preferences specified by our board of directors in a certificate filed with the Secretary of State of Nevada. The issuance of preferred stock by the board of directors in the future could adversely affect the rights of holders of our then outstanding classes of capital stock with preferences over the common stock with voting rights equal to or greater than those of the common stock. We have no present plan to issue any additional series of preferred stock.

COMMON STOCK

     The holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to preferential dividend rights granted to holders of our preferred stock. In the event of liquidation, each share of our common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preferences of our preferred stock. Each holder of our common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders.

     Holders of our common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption rights or sinking fund provisions with respect to our common stock. The outstanding shares of our common stock and the shares of our common stock to be issued pursuant to the merger will be duly authorized, validly issued, fully paid and nonassessable.

SERIES C CONVERTIBLE PREFERRED STOCK

     The Series C convertible preferred stock, which was issued in December 1999, has the rights and preferences described in the following paragraphs.

     Dividends accrue at the rate of 10% per year, are cumulative and must be paid before any dividends may be paid on our common stock. Except as described below, accrued dividends will be paid in common stock at the time the Series C convertible preferred stock is converted into common stock if the dividends have not been paid before that time.

     On any matter submitted to our stockholders, holders of shares of Series C convertible preferred stock will be treated as if they hold the number of shares of our common stock into which their shares of Series C convertible preferred stock could be converted and will be allowed to vote those shares along with the holders of our common stock. In addition, the holders of shares of Series C convertible preferred stock will have the right to approve any action to:

     - increase or decrease the total number of authorized shares of or issue preferred stock ranking equal or senior to the Series C convertible preferred stock;

     - dispose of assets in excess of a fixed dollar amount, merge or consolidate or sell our company;

     - liquidate our company;

     - alter the terms of the Series C convertible preferred stock in a manner adverse to the holders of Series C convertible preferred stock;

     - pay dividends on our common stock or other securities junior to the Series C convertible preferred stock other than dividends payable in our common stock;

     - enter into transactions with our affiliates other than transactions covered by specified exceptions;

     - make acquisitions in excess of a fixed dollar amount;

     - incur additional debt in excess of fixed amounts;

     - make material changes to our business plan;

     - hire a chief executive officer;

     - organize subsidiaries or enter into joint venture unless specified conditions are met; and

     - issue additional common stock that would result in an increase in the number of shares of common stock into which the Series C convertible preferred stock may be converted.

     If we were to take one of these restricted actions without the approval of the holders of the Series C convertible preferred stock, the holders of the Series C convertible preferred stock may have the right to require us to seek a sale of our company. To avoid having to sell our company if one of the restricted actions described above is not approved by the holders of Series C convertible preferred stock, we have the right to redeem the Series C convertible preferred stock at predetermined prices. If we elect not to redeem the Series C convertible preferred stock and the required sale of our company is not effected within six months, then the holders of the Series C convertible preferred stock (along with the holders of Series B convertible preferred stock, if any, and if they then have similar rights) would be entitled to elect a majority our board of directors.

     The approval rights described above will terminate if fewer than 416,667 shares of Series C convertible preferred stock remain outstanding.

     The holders of Series convertible preferred stock approved the issuance of our common stock to be exchanged in the merger with Primary Network.

     The holders of the Series C convertible preferred stock have the right to representation on our board of directors as discussed below under "-- Series B and C Preferred Stock Board Representation."

     Upon our liquidation, the holders of the Series C convertible preferred stock are entitled to receive their liquidation amount on a pro rata basis with the holders of any series of preferred stock which ranks equally with the Series C convertible preferred stock and before any amounts may be paid to holders of our common stock or any other junior securities. The liquidation amount will be the greater of (a) $28.00 per share plus the greater of $2.80 per share or the accrued and unpaid dividends or (b) the amount the holders of Series C convertible preferred stock would have received if the Series C convertible preferred stock had been converted into common stock. The holders of the Series C convertible preferred stock have the right to elect that a sale of our company be treated as a liquidation for these purposes. If the liquidation or sale occurs before June 30, 2002, the accrued dividends will not be paid to the extent the holders of Series C convertible preferred stock will receive more than $58.80 per share.

     A holder of shares of Series C convertible preferred stock may convert those shares into our common stock at any time. Initially, each share of Series C convertible preferred stock may be converted into one share of our common stock. The number of shares of our common stock into which each share of Series C convertible preferred stock can be converted may be adjusted as a result of stock splits, stock dividends and other issuances of additional stock.

     After the earlier of January 19, 2001, or the date on which the holders of Series B convertible preferred stock, if any, or Series C convertible preferred stock exercise their demand registration rights, which are discussed below, we have the right to require the conversion of the Series C convertible preferred stock if the price of our common stock exceeds $56.00 per share on 20 consecutive trading days. If we require conversion before June 30, 2002, no accrued dividends in excess of $2.80 per share will be paid.

     The holders of Series C convertible preferred stock have the right to require us to redeem the Series C convertible preferred stock after December 30, 2005 or upon a sale of our company. The redemption price will be equal to the greater of:

     - $28.00 per share plus the greater of $2.80 per share or accrued and unpaid dividends; or

     - the value of our common stock into which the Series C convertible preferred stock is then convertible.

     If we fail to redeem all shares of Series C convertible preferred stock within six months of the date specified by the holders of the Series C convertible preferred stock, then the holders of the Series C convertible preferred stock (along with the holders of Series B convertible preferred stock, if any, and if they then have similar rights) will have the right to elect a majority of our board of directors.

SERIES B AND C PREFERRED STOCK BOARD REPRESENTATION

     The initial purchasers of the Series B convertible preferred stock, and Series C convertible preferred stock, voting together, have the right to nominate two or more directors depending on the size of our board of directors and the percentage of our stock represented by these initial purchasers, Series C convertible preferred stock and common stock received upon conversion of the Series B convertible preferred stock or Series C convertible preferred stock. These initial purchasers also have the right to have one of their board representatives serve on each committee of our board of directors and on the board of each of our subsidiaries. Pursuant to this right, these initial purchasers are entitled to nominate two directors, and Mark Pelson and Mark J. Masiello have been elected to the board of directors after being designated by the initial purchasers.

     This right to nominate directors will terminate if fewer than 1,759,260 shares of Series B convertible preferred stock remain outstanding, fewer than 416,667 shares of Series C convertible preferred stock remain outstanding and the shares of Series C convertible preferred stock and our common stock issued upon conversion of the Series B convertible preferred stock or Series C convertible preferred stock constitute less than 5% of the outstanding common stock assuming conversion of all outstanding shares of Series C convertible preferred stock.

SERIES D CONVERTIBLE PREFERRED STOCK

     The Series D convertible preferred stock has the rights and preferences described in the following paragraphs.

     Dividends accrue on the liquidation amount of $50.00 per share at the rate of 7.25% per year, which is equivalent to $3.625 per year, and are payable quarterly commencing on May 15, 2000, and must be paid before any dividends may be paid on our common stock. At our option, dividends may be paid in cash or in shares of our common stock.

     The holders of Series D convertible preferred stock have no voting rights, except as otherwise required under Nevada law or as provided in the certificate of designation.

     The holders of the outstanding shares of Series D convertible preferred stock, voting separately, and as a class together with the holders of any stock that ranks equally with the Series D convertible preferred stock upon which like rights have been conferred and are exercisable, will be entitled to elect to serve on our board of directors the lesser of: (a) two additional members to the board of directors or (b) that number of directors constituting at least 25% of the members of the board of directors, if:

     - dividends on the Series D convertible preferred stock are in arrears and unpaid for six or more dividend periods, whether or not consecutive;

     - we fail to redeem all of the Series D convertible preferred stock in cash on February 15, 2012, the mandatory redemption date; or

     - we fail to offer to repurchase or, if the offer to repurchase is accepted, to repurchase shares of Series D convertible preferred stock if a non-stock change of control (as described below) occurs, each referred to as a voting rights triggering event.

     The number of members of the board of directors will be immediately and automatically increased by that number of directors elected by the Series D convertible preferred stock. The voting rights of the Series D convertible preferred stock will be continued until all voting rights triggering events are cured or waived, at which time, the term of any directors elected pursuant to the provisions of this paragraph will terminate and the number of directors constituting the board of directors will be immediately and automatically decreased by that number.

     Without the approval of the holders of at least 66 2/3 of the then outstanding shares of the Series D convertible preferred stock, we may not amend the change of control provisions of the Series D convertible preferred stock.

     Without the approval of the holders of at least a majority of the then outstanding shares of Series D convertible preferred stock, we may not:

     - amend the certificate of designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Series D convertible preferred stock;

     - increase or decrease the total number of authorized shares of Series D convertible preferred stock;

     - waive any voting rights triggering event or compliance with any provisions of the Series D convertible preferred stock; or

     - enter into specified merger, consolidation or asset sale transactions.

     Upon our liquidation, the holders of the Series D convertible preferred stock are entitled to receive their liquidation amounts plus accumulated and unpaid dividends, if any, on a pro rata basis with the holders of any series of preferred stock which ranks equally with the Series D convertible preferred stock and before any amounts may be paid to holders of our common stock or other junior securities. The liquidation amount is $50.00 per share.

     A holder of shares of Series D convertible preferred stock may convert those shares into our common stock at any time. Initially, each share of Series D convertible preferred stock may be converted into 0.7652 shares of our common stock at a conversion price of $65.34 per share. The conversion price and number of shares may be adjusted as a result of stock splits, stock dividends, exchange or tender offers and other issuances of additional stock or non-stock distributions.

     On or after February 15, 2003, we may, at our option, cancel the conversion rights of the Series D convertible preferred stock. We may only exercise this option if the closing price of our common stock equals or exceeds 140% of the conversion price for at least 20 trading days within any 30 trading day period.

     On February 15, 2012, we will be required to redeem all of the outstanding shares of the Series D convertible preferred stock at a redemption price, payable in cash, equal to the liquidation amount plus accumulated and unpaid dividends, if any, whether or not declared, to the date of redemption.

     On or after February 15, 2002, but before February 15, 2003, if the closing price of our common stock equals or exceeds 150% of the conversion price for at least 20 trading days within any 30 day trading period, we may redeem Series D convertible preferred stock, which is referred to as a provisional redemption. If we redeem the Series D convertible preferred stock, the redemption price will be 105.8% of the liquidation amount, plus accumulated and unpaid dividends, if any, whether or not declared, to the date of the provisional redemption.

     If we undertake a provisional redemption, the holders of shares of Series D convertible preferred stock called for redemption also will receive an additional payment in an amount equal to the present value of the dividends that would have been payable on the Series D convertible preferred stock for the period from the date of the provisional redemption to February 15, 2003.

     We may pay the redemption price, including any additional payment in cash or, at its option, if we satisfy conditions specified in the certificate of designation for the Series D convertible preferred in shares of our common stock or a combination thereof.

     Upon the occurrence of a non-stock change of control, as described in the certificate of designation, each holder of Series D convertible preferred stock will have the right, at the holder's option, to require us to repurchase all of its shares of Series D preferred stock at a repurchase price specified in the certificate of designation. We may pay the repurchase price in cash or, at its option, if we satisfy conditions specified in the certificate of designation for the series D convertible preferred stock in our common stock. If the terms of our outstanding indebtedness restrict our ability to repurchase the Series D convertible preferred stock following a non-stock change of control, each holder will have the right to convert its shares of Series D convertible preferred stock into shares of our common stock at the conversion price specified in the certificate of designation for the Series D convertible preferred stock.

     Upon the occurrence of a common stock change of control, as defined in the certificate of designation, each share of Series D convertible preferred stock will be convertible solely into our common stock of the kind received by the holders of common stock as the result of the common stock change of control, at the conversion price specified in the certificate of designation for the Series D convertible preferred stock.

                    DESCRIPTION OF OUTSTANDING INDEBTEDNESS

SENIOR SECURED NOTES DUE 2004

     In September 1997, we issued $160.0 million aggregate principal amount of our 13% Senior Secured Notes due 2004 under an indenture dated September 29, 1997.

EXCHANGE OFFER FOR 13% SENIOR SECURED NOTES DUE 2004 AND CONSENT SOLICITATION

     We recently undertook a private exchange offer and consent solicitation pursuant to the terms and conditions set forth in a private exchange offer and consent solicitation statement, dated May 23, 2000, as amended and supplemented by a supplement dated May 31, 2000 (as amended and supplemented, the "Exchange Offer Statement"). In the exchange offer, we offered to exchange our outstanding 13% Senior Secured Notes due 2004 that were owned by "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or institutional "accredited investors" (as defined in Regulation D under the Securities Act) (collectively, "Accredited Holders") for our 13% Senior Notes due 2010, which were the same series as, and were issued under the same indenture governing, our 13% Senior Notes due 2010 issued on March 24, 2000. Concurrently with this private exchange offer, we solicited consents from the Accredited Holders to the adoption of certain amendments to the indenture governing the 13% Senior Secured Notes due 2004 which would eliminate substantially all of the restrictive covenants under the indenture. Under the terms of the indenture, the adoption of the amendments and the execution of a supplemental indenture containing the amendments required the consent of the holders representing a majority of the outstanding principal amount of 13% Senior Secured Notes due 2004. In June 2000, the exchange offer and consent solicitation was consummated. We issued $117,063,000 aggregate principal amount of outstanding notes in exchange for $103,884,000 aggregate principal amount of 13% Senior Secured Notes due 2004 delivered for exchange by Accredited Holders. Furthermore, as a result of having received the consents from holders representing more than a majority of the outstanding principal amount of 13% Senior Secured Notes due 2004 and consummating the exchange offer, the supplemental indenture containing the amendments became effective.

     The terms of the 13% Senior Secured Notes due 2004 are as follows:

     - Principal Amount - $56.1 million currently outstanding

     - Maturity - October 1, 2004

     - Interest Rate - 13%

     - Interest Payments - Every six months on April 1 and October 1

     - Optional Redemption - The 13% Senior Secured Notes due 2004 are redeemable in whole or in part prior to maturity at our option at any time on or after October 1, 2001, at a premium declining to par in 2003. Before October 1, 2000, we may also redeem up to 35% of the aggregate principal amount of the 13% Senior Secured Notes due 2004 with the proceeds from certain sales of capital stock at a redemption price equal to 113% of their principal amount.

     - Ranking - The 13% Senior Secured Notes due 2004 rank equally with all of our existing and future senior debt and are senior in right of payment to all of our existing and future subordinated debt.

     - Security - The 13% Senior Secured Notes due 2004 are secured by a security interest in certain telecommunications equipment having a net book value of $89.0 million (with historical costs of approximately $108.0 million). They are also secured by securities purchased with a portion of the proceeds from the sale of the 13% Senior Secured Notes due 2004 in an amount sufficient to cover the scheduled payment of interest through October 1, 2000.

                            DESCRIPTION OF THE NOTES

GENERAL

     The form and terms of the exchange notes and the outstanding notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the outstanding notes do not apply to the exchange notes.

     The outstanding notes were, and the exchange notes will be, issued under the same indenture (the "Indenture") as the outstanding notes, which is dated as of March 24, 2000, between us and HSBC Bank USA, as trustee. The exchange notes and the outstanding notes are considered collectively to be a single class of notes for all purposes under the Indenture and for purposes of this section only we refer to the exchange notes and the outstanding notes collectively as the "Notes". The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

     The Notes are the senior unsecured obligations of us (MGC Communications) and our wholly-owned subsidiary, Mpower Holding Corporation (Mpower Holding). Mpower Holding is currently a shell entity incorporated in Delaware with minimal assets, no operations, no subsidiaries and no debt or liabilities other than the Notes. Mpower Holding was created for the sole purpose of becoming our parent holding company if we determine to restructure our company into a holding company structure.

     The Notes will rank equal in right of payment to all existing and future senior unsecured debt of MGC Communications and Mpower Holding. The Notes will rank senior in right of payment to all future debt of MGC Communications and Mpower Holding that expressly provides that it is subordinated to the Notes. The Notes will be effectively subordinated to any existing or future secured debt of MGC Communications and Mpower Holding to the extent of the value of the assets securing the debt. As of March 31, 2000, on a pro forma basis after giving effect to the issuance of a total of $117,063,000 aggregate principal amount of Notes in exchange for a total of $103,884,000 aggregate principal amount of our 13% Senior Secured Notes due 2004 in connection with a private exchange offer in June 2000, we had approximately $60.6 million of outstanding secured debt consisting of:

     - $56.1 million aggregate principal amount of 13% Senior Secured Notes due 2004 are secured by (a) certain telecommunications assets having a net book value of approximately $89.0 million (with historical costs of approximately $108.0 million) and (b) a pledge of U.S. government securities in an amount sufficient to cover scheduled interest payments on these secured notes through October 1, 2000, and

     - $4.5 million of other secured debt.

     Certain of MGC Communications' operations are, and additional portions of MGC Communications' operations may in the future be conducted through its Subsidiaries and, therefore, MGC Communications may become dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes.

     The Notes are effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables and lease obligations of MGC Communications' Subsidiaries, other than Mpower Holding. Any right of MGC Communications to receive assets of any of its Subsidiaries upon a Subsidiary's liquidation or reorganization, and any right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that Subsidiary's creditors, in which case, the claims of MGC Communications would still be subordinate to any security in the assets of the Subsidiary and any indebtedness of the Subsidiary senior to that held by MGC Communications.

     As discussed, we (MGC Communications) may restructure our company into a holding structure whereby Mpower Holding would become the parent holding company of our corporate operations. MGC Communications and out other subsidiaries, in turn, would become the wholly-owned subsidiaries, directly or indirectly, of Mpower Holding. As a holding company, Mpower Holding would have essentially no operating assets other than the capital stock of MGC Communications and our other subsidiaries, and practically all of Mpower Holding's revenue generating operations would be conducted through its subsidiaries. To permit us to create a holding company structure, the Indenture provides that if (a) we do restructure our company into a holding company structure and (b) at least 66 2/3 of the originally issued $160 million aggregate principal amount of our 13% Senior Secured Notes due 2004 are no longer outstanding, then on such date (the "Release Date") the Notes would become the exclusive obligations of Mpower Holding, and MGC Communications would be automatically released of all obligations under the Notes and Indenture. If this occurs, the Notes would become effectively subordinated in right of payment to all debt and other liabilities (including trade payables) of Mpower Holding's subsidiaries.

     In this Description of Notes, the word "Company" refers only to MGC Communications, Inc. and not to any of its subsidiaries unless or until the Release Date after which the word "Company" will mean Mpower Holding Corporation.

     The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes. Copies of the Indenture and the Registration Rights Agreement are available as described below under the subheading "Additional Information."

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Defined terms used in this description but not defined under the subheading "Certain Definitions" have the meanings assigned to them in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Company issued $250.0 million aggregate principal amount of Notes on March 24, 2000. In addition, in connection with the consummation of the private exchange offer in June 2000, the Company issued an additional $117,063,000 aggregate principal amount of Notes in exchange for $103,884,000 aggregate principal amount of Existing Notes delivered for exchange. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on April 1, 2010.

     To the extent permitted by the covenant described below under the subheading "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company may issue additional Notes (the "Additional Notes") under the Indenture. The outstanding notes already issued, the exchange notes issued in connection with the exchange offer and any Additional Notes that the Company subsequently issues under the Indenture, will be treated as a single class for all purposes under the Indenture.

     Interest on the Notes will accrue at the rate of 13% per annum and will be payable semi-annually in cash in arrears on each April 1 and October 1, commencing on October 1, 2000. The Company will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

     Interest on each Note will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

     Except as described below, the Notes will not be redeemable before April 1, 2005. After April 1, 2005, the Notes may be redeemed at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) described below plus accrued and unpaid interest and liquidated damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   106.500%
2006........................................................   104.330%
2007........................................................   102.166%
2008 and thereafter.........................................   100.000%

     If, before April 1, 2003, the Company sells Capital Stock, other than Disqualified Stock, in one or more Equity Offerings, up to a maximum of 35% of the aggregate principal amount of the Notes originally issued, including any Additional Notes issued under the Indenture, will, at the option of the Company, be redeemable from the net cash proceeds of one or more Equity Offerings (but only to the extent the proceeds of the Equity Offering consist of cash or readily marketable cash equivalents) at a redemption price equal to 113.0% of the principal amount of the Notes plus accrued and unpaid interest and liquidated damages, if any, on the Notes redeemed to the redemption date, provided that:

          (1) at least 65% of the aggregate principal amount of the Notes originally issued, including any Additional Notes issued under the Indenture, remain outstanding immediately after the redemption; and

          (2) the redemption occurs within 90 days of the date of the closing of the Equity Offering.

MANDATORY REDEMPTION

     Except as described below under the subheadings "Offer to Purchase Upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds," the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company will be required to make an offer (the "Change of Control Offer") to each holder of Notes to repurchase all or any part of the holder's Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and liquidated damages, if any, on the Notes to the date of purchase (the "Change of Control Payment"). The Change of Control Offer must be commenced within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days, unless required by applicable law, and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

     Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes if a takeover, recapitalization or similar transaction occurs.

     Due to the leveraged structure of the Company and the effective subordination of the Notes to secured Indebtedness of the Company and Indebtedness of the Company's Subsidiaries, the Company may not have sufficient funds available to purchase the Notes tendered in response to a Change of Control Offer. In addition, other agreements relating to Indebtedness of the Company's Subsidiaries may contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment.

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

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person may be uncertain.

OFFER TO PURCHASE WITH EXCESS ASSET SALE PROCEEDS

     When the cumulative amount of Excess Proceeds (as defined below under the subheading "Certain Covenants -- Asset Sales") exceeds $10.0 million, the Company will make an offer to all holders of Notes and Pari Passu Notes (an "Excess Proceeds Offer"), to purchase the maximum principal amount of Notes and Pari Passu Notes that may be purchased out of the Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount of the Notes and 100% of the accreted value or 100% of the outstanding principal amount, as applicable, of the Pari Passu Notes, plus accrued and unpaid interest and liquidated damages, if any, on the Notes and Pari Passu Notes to the date fixed for the closing of the offer. The Company may also voluntarily use the Net Proceeds of any Asset Sale to make at any time an Excess Proceeds Offer.

     If the aggregate principal amount and/or accreted value, as the case may be, of Notes and Pari Passu Notes surrendered by holders exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Pari Passu Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes and Pari Passu Notes tendered as a result of an Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use the deficiency for general purposes. After an Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

SELECTION OF NOTES FOR REDEMPTION OR OFFERS TO PURCHASE

     If less than all of the Notes are to be redeemed or purchased, selection of Notes for redemption or purchase will be made by the Trustee as follows:

          (1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2) if the Notes are not listed, on a pro rata basis, by lot or by any other method the Trustee deems fair and appropriate.

     No Note with a principal amount of $1,000 or less will be redeemed or purchased in part. A new Note in principal amount equal to the unredeemed or unpurchased portion will be issued in the name of the holder upon cancellation of the original Note. On and after the redemption or purchase date, interest will cease to accrue on the Notes or portions of them called for redemption or purchase.

NOTICE OF REDEMPTION

     Notice of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption will state the portion of the principal amount to be redeemed.

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CERTAIN COVENANTS

  Restricted Payments

     The Company and its Restricted Subsidiaries may not, directly or indirectly:

          (a) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries other than dividends or distributions payable:

             (A) in Equity Interests of the Company that are not Disqualified Stock;

             (B) to the Company or any Restricted Subsidiary;

             (C) on Disqualified Stock permitted to be incurred under the covenant described below under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;" or

             (D) pro rata on Common Stock of Restricted Subsidiaries held by minority stockholders;

          (b) purchase, redeem, defease, retire or otherwise acquire for value ("Retire" and correlatively, a "Retirement") any Equity Interests of the Company or any of its Restricted Subsidiaries or other Affiliate of the Company (other than any Equity Interests owned by the Company or any Restricted Subsidiary);

          (c) Retire for value any Indebtedness of the Company that is subordinate in right of payment to the Notes, except at final maturity or in accordance with the mandatory redemption or repayment provisions specified in the original documentation governing the Indebtedness; or

          (d) make any Restricted Investment;

(all the payments and other actions described in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of the Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Restricted Payment;

          (2) after giving effect to the Restricted Payment on a pro forma basis as if the Restricted Payment had been made at the beginning of the applicable period, the Company could incur at least $1.00 of additional Indebtedness under the Consolidated Cash Flow Leverage Ratio test described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

          (3) the Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after January 1, 2000 (including any Restricted Payments made as permitted by clauses (a), (e) and (f) of the next paragraph), minus any Restricted Payment Credits, is less than the sum of:

             (x) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2000 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

             (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company or of debt securities or Disqualified Stock of the Company that have been converted into Equity Interests (other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary and other than Disqualified Stock

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

        or debt securities that have been converted into Disqualified Stock) after January 1, 2000 (other than any Equity Interests, the proceeds of which were used as described in clause (b) below); plus

             (z) For each issuance of Common Stock of the Company after January 1, 2000 as consideration in a transaction which results in either (a) a Person becoming a Restricted Subsidiary, (b) a Person being merged or consolidated with or into the Company or a Restricted Subsidiary, or (c) a Person conveying all or substantially all of its assets to the Company or a Restricted Subsidiary, 100% of the product of (A) the average Closing Price of the Common Stock for the 20 consecutive Trading Days immediately preceding the date of issuance and (B) the number of shares of Common Stock issued as consideration in the transaction.

     The following Restricted Payments will be permitted:

          (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if on the date of declaration the payment would have complied with the provisions of the Indenture;

          (b) the Retirement of:

             (A) any Equity Interests of the Company or any Restricted Subsidiary of the Company; or

             (B) Indebtedness of the Company that is subordinate to the Notes;

     in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company, other than Disqualified Stock;

          (c) the Retirement of any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than to a Restricted Subsidiary), but only to the extent that the new Indebtedness is permitted under the covenant described below under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock" and:

             (A) is subordinated in right of payment to the Notes at least to the same extent as any equivalent amount of principal under the Indebtedness so Retired;

             (B) has a Weighted Average Life to Maturity at least as long as any equivalent amount of principal under the Indebtedness so Retired; and

             (C) has no scheduled principal payments due in any amount earlier than any equivalent amount of principal under the Indebtedness so Retired;

          (d) the Retirement of any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary but only to the extent that:

             (A) the incurrence is permitted under the covenant described below under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

             (B) the Indebtedness:

                (x) is not secured by any assets of the Company to a greater extent than the Indebtedness so Retired was so secured;

                (y) has a Weighted Average Life to Maturity at least as long as the Indebtedness so Retired; and

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                (z) is pari passu or subordinated in right of payment to the
           Notes at least to the same extent as the Indebtedness so Retired;

          (e) the Retirement of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's or any of its Subsidiaries' management under any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company during that twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries;

          (f) the payment of cash in lieu of fractional shares:

             (A) payable as dividends on Equity Interests of the Company; or

             (B) issuable upon conversion of or in exchange for securities convertible into or exchangeable for Equity Interests of the Company; or

             (C) issuable as a result of a corporate reorganization;

     provided that, in the case of (A) and (B), the issuance of Equity Interests or securities and, in the case of (C), the corporate reorganization, was permitted under the terms of the Indenture;

          (g) the Retirement of Equity Interests of the Company that may be deemed to occur upon the exercise of options to acquire Capital Stock of the Company if options are used to pay all or a portion of the exercise price of the options;

          (h) the Retirement of Equity Interests of a Restricted Subsidiary to the extent required by applicable law as a result of the exercise of dissenters' rights by minority shareholders of a Person who becomes a Restricted Subsidiary; provided that the aggregate amount paid for the Retirement of Equity Interests pursuant to this clause (h) may not exceed $25.0 million; and

          (i) other Restricted Payments made by the Company or any Restricted Subsidiary, provided that the aggregate amount of all Restricted Payments made pursuant to this clause (i) may not exceed $2.0 million;

provided, except in the case of clauses (a), (b), (c), (d) and (g), no Default or Event of Default will have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     A Permitted Investment that ceases to be a Permitted Investment within the meaning of that term, will become a Restricted Investment and will be deemed to have been made on the date that it ceases to be a Permitted Investment.

     The Board of Directors may designate any Subsidiary as an Unrestricted Subsidiary if the designation would not cause a Default or an Event of Default, provided, the Company may not designate any Subsidiary which holds any permit or license which is material to the operations of the Company and its Restricted Subsidiaries taken as a whole as an Unrestricted Subsidiary.

     For purposes of determining if the designation is permitted, all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary to be designated will be deemed to be Restricted Payments at the time of the designation, except to the extent repaid in cash, and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All

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outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of:

          (x) the net book value of the Investments at the time of the designation;

          (y) the fair market value of the Investments at the time of the designation; and

          (z) the original fair market value of the Investments at the time they were made.

The designation will only be permitted if the Restricted Payment would be permitted at that time.

     The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that the designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation will only be permitted if:

          (x) the Indebtedness is permitted under the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

          (y) no Default or Event of Default would be in existence following the designation.

     No later than the date any Restricted Payment is made, the Company must deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described under this subheading were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee will have no duty or obligation to confirm or verify the calculations in the Officers' Certificate.

  Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Company and its Restricted Subsidiaries may not:

          (x) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur" and, correlatively, "incurred" and "incurrence") any Indebtedness, including Acquired Debt; or

          (y) issue any Disqualified Stock;

provided, the Company and/or any of its Restricted Subsidiaries may incur Indebtedness, including Acquired Debt, or issue shares of Disqualified Stock if, after giving effect to the incurrence of the Indebtedness or the issuance of the Disqualified Stock, the Consolidated Cash Flow Leverage Ratio for the Company, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, at the beginning of the period used to calculate the Consolidated Cash Flow Leverage Ratio, does not exceed 6.0 to 1.

     If the Company incurs any Indebtedness or issues or redeems any Preferred Stock after the beginning of the period for which the ratio is being calculated but before the event for which the calculation of the ratio is made, then the ratio will be calculated giving pro forma effect to that incurrence of Indebtedness, or that issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period. In making the calculation on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

     The foregoing limitation will not apply to (with each exception to be given independent effect):

          (a) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness under the Credit Facility in an aggregate principal amount at any one time

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

     outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and/or any of its Restricted Subsidiaries under the letters of credit) not to exceed $150.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the commitments with respect to the Credit Facility as specified under the covenant described below under the subheading "Asset Sales;"

          (b) the incurrence by the Company and/or any of its Restricted Subsidiaries of Vendor Indebtedness, provided that the aggregate amount of the Vendor Indebtedness incurred does not exceed 100% of the total cost of the Telecommunications Related Assets financed with the Vendor Indebtedness;

          (c) the incurrence by the Company and/or any of its Subsidiaries of the Existing Indebtedness;

          (d) the incurrence by the Company and/or any of its Restricted Subsidiaries of Indebtedness in an aggregate amount not to exceed $25.0 million at any one time outstanding;

          (e) the incurrence by the Company of Indebtedness, but only to the extent the Indebtedness has a final maturity no earlier than the final maturity of the Notes and a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes, in an aggregate principal amount not to exceed 2.0 times the sum of the net cash proceeds received by the Company after January 1, 2000 from the issuance and sale of Equity Interests of the Company, other than Disqualified Stock, or the issuance and sale of debt securities or Disqualified Stock of the Company that have been converted into Equity Interests, in each case, other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary, plus the fair market value of Equity Interests, other than Disqualified Stock, or the issuance and sale of debt securities or Disqualified Stock of the Company that have been converted into Equity Interests, issued after January 1, 2000 in connection with an acquisition of a Telecommunications Business or Telecommunications Related Assets;

          (f) the incurrence (a "Permitted Refinancing") by the Company and/or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to refinance, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness, other than Indebtedness incurred under clause (a) above, but only to the extent that:

             (1) the net proceeds of the Refinancing Indebtedness do not exceed the principal amount of and premium, if any, and accrued interest on the Indebtedness so Refinanced (or if the Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of repayment of the Indebtedness so Refinanced) plus the fees, expenses and costs of the Refinancing and prepayment premiums, if any, in connection the Refinancing;

             (2) the Refinancing Indebtedness has a final maturity no earlier than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

             (3) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, the Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced;

          (g) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries;

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

          (h) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or foreign currency risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

          (i) the incurrence of Acquired Debt, to the extent that the principal amount of the Acquired Debt does not exceed the aggregate book value of the Telecommunications Related Assets acquired concurrently with the incurrence of the Acquired Debt; and

          (j) the incurrence by the Company of Indebtedness to the extent the net proceeds thereof are promptly:

             (1) used to purchase Notes tendered in a Change of Control Offer made as a result of a Change of Control; or

             (2) deposited to defease the Notes as described below under the subheading "Legal Defeasance and Covenant Defeasance."

     For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (i) above or is entitled to be incurred under the first paragraph of this covenant, the Company, in its sole discretion, will classify, and may from time to time reclassify, the item in any manner that complies with this covenant and the item will be treated as having been incurred under only one of those clauses or under the first paragraph of this subheading. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness, Common Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

  Asset Sales

     The Company and its Restricted Subsidiaries may not, whether in a single transaction or a series of related transactions occurring within any twelve-month period:

          (1) sell, lease, convey, dispose or otherwise transfer any assets (including by way of a Sale and Leaseback Transaction) other than sales, leases, conveyances, dispositions or other transfers:

             (A) in the ordinary course of business;

             (B) to the Company by any Restricted Subsidiary or from the Company to any Restricted Subsidiary;

             (C) that constitute a Restricted Payment, Investment or dividend or distribution permitted under the covenant described above under the subheading "Restricted Payments;" or

             (D) that constitute the disposition of all or substantially all of the assets of the Company under the covenant described below under the subheading "Merger, Consolidation or Sale of Assets;" or

          (2) issue or sell Equity Interests in any of its Restricted Subsidiaries (other than an issuance or sale of Equity Interests of any Restricted Subsidiary to the Company or a Restricted Subsidiary);

     if the assets or securities:

          (x) have a Fair Market Value in excess of $2.0 million (excluding the Fair Market Value of Telecommunications Equipment sold to ILECs in connection with establishing virtual collocation arrangements with the ILECs); or

                                       115
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          (y) are sold or otherwise disposed of for Net Proceeds in excess of
     $2.0 million;

     (each of the foregoing, an "Asset Sale"), unless:

          (a) no Default or Event of Default exists or would occur as a result of the Asset Sale;

          (b) the Company, or the Restricted Subsidiary, as the case may be, receives (except in the case of sales of Telecommunications Equipment to ILECs in connection with establishing virtual collocation arrangements with the ILECs) consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or securities issued or sold or otherwise disposed of; evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee; and

          (c) at least 75% of the consideration received by the Company or the Restricted Subsidiary is in the form of cash, provided:

             (A) the amount of:

                (x) any liabilities (as shown on the Company's or the Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any of the assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability; and

                (y) any notes, obligations or other securities received by the Company or any Restricted Subsidiary from the transferee that are immediately converted by the Company or the Restricted Subsidiary into cash;

        will be deemed to be cash (to the extent of the cash received in the case of subclause (y)) for purposes of this clause (c); and

             (B) an amount equal to the Fair Market Value (determined as described in clause (b) above) of Telecommunications Related Assets received by the Company or any Restricted Subsidiary in connection with the Asset Sale that will be used by the Company or any Restricted Subsidiary in the operation of a Telecommunications Business in the United States will be deemed to be cash for purposes of this clause (c).

     The foregoing provisions will not apply to a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which will be governed by the provisions of the Indenture described below under the subheading "Merger Consolidation, or Sale of Assets."

     Within 365 days after the receipt of Net Proceed of any Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) may apply the Net Proceeds from the Asset Sale to:

          (a) permanently reduce the amounts permitted to be borrowed by the Company under the terms of any of its Senior Indebtedness;

          (b) the purchase of Telecommunications Related Assets or Voting Stock of any Person engaged in the Telecommunications Business in the United States (provided that Person concurrently becomes a Restricted Subsidiary of the Company);

          (c) make a voluntary Excess Proceeds Offer as described under the subheading "Offer to Purchase with Excess Asset Sale Proceeds."

     Any Net Proceeds from any Asset Sales that are not so applied or invested will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the

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Company will be required to make an Excess Proceeds Offer as described under the subheading "Offer to Purchase with Excess Asset Sale Proceeds."

  Liens

     The Company and its Restricted Subsidiaries may not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Company and its Restricted Subsidiaries may not, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries;

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     The foregoing shall not restrict any encumbrances or restrictions:

          (a) existing as of the Issue Date;

          (b) existing under or by reason of applicable law;

          (c) existing with respect to any Person or the property or assets of a Person acquired by the Company or any Restricted Subsidiary, existing at the time of the acquisition and not incurred in contemplation of the acquisition, which encumbrances or restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (d) existing by reason of customary non-assignment provisions in leases entered into in the normal course of business and consistent with past practices;

          (e) existing under or by reason of Indebtedness in respect of a Permitted Refinancing, provided that the restrictions contained in the agreements governing the Refinancing Indebtedness are not materially more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

          (f) with respect to clause (3) above, existing under or by reason of performance bonds or similar security for performance which encumbrances or restrictions do not cover any asset other than the asset associated with the Company's performance;

          (g) existing under or by reason of Indebtedness incurred under clauses
     (a) or (b) of the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (h) existing under or by reason of the Indenture or the Notes;

          (i) with respect to a Restricted Subsidiary, imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or

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     property and assets of, the Restricted Subsidiary, provided the sale or disposition is permitted by the terms of the Indenture; or

          (j) in the case of clauses (a), (c), (d), (e), (f), (g), (h) and (i) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings; provided the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to dividend and other payment restrictions than those contained in the instruments as in effect on the date of their incurrence or, if later, the Issue Date.

  Merger, Consolidation or Sale of Assets

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless:

          (a) the Company is the surviving entity or the entity or Person formed by or surviving any consolidation or merger, if other than the Company, or to which the sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the entity or Person formed by or surviving any consolidation or merger, if other than the Company, or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition has been made, if other than a wholly owned Restricted Subsidiary, assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

          (c) immediately after the transaction no Default or Event of Default exists;

          (d) except in connection with a merger or consolidation with or into a wholly owned Restricted Subsidiary or a sale, assignment, transfer, lease, conveyance or other disposition to a wholly owned Restricted Subsidiary, the Company, or any entity or Person formed by or surviving the consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition has been made, at the time of the transaction after giving pro forma effect to the transaction as if the transaction had occurred at the beginning of the applicable fiscal quarter (including any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction) could either:

             (A) incur at least $1.00 of additional Indebtedness under the Consolidated Cash Flow Leverage Ratio test described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;" or

             (B) would have (x) Total Market Capitalization of at least $1.0 billion and (y) total Indebtedness (net of cash and cash equivalents that are not restricted cash or restricted cash equivalents as reflected on the Company's consolidated balance sheet as of the time of such event) in an amount not greater than 30% of its Total Market Capitalization; and

          (e) the transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization or license of the Company or its Restricted Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Restricted Subsidiaries taken as a whole; and

          (f) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that, with respect to the transaction, items (a) through (e) as stated above have been satisfied.

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  Transactions with Affiliates

     The Company and its Restricted Subsidiaries may not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (a) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or the Restricted Subsidiary with an unrelated Person;

          (b) the Affiliate Transaction is approved by a majority of the disinterested directors on the Board of Directors of the Company;

          (c) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, a resolution of a committee of independent directors of the Company set forth in an Officers' Certificate certifying that the Affiliate Transaction complies with clauses (a) and (b) above; and

          (d) the Company delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion of an Independent Appraiser that the terms of the Affiliate Transaction are fair to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view;

provided that:

          (1) transactions under any employment, stock option or stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries, or any grant, issuance or sale of stock, in the normal course of business that are approved by the Board of Directors of the Company;

          (2) transactions between or among the Company and its Restricted Subsidiaries;

          (3) transactions permitted by the provisions of the Indenture described above under the subheading "Restricted Payments;"

          (4) loans and advances to employees and officers of the Company or any of its Restricted Subsidiaries in the normal course of business in an aggregate principal amount not to exceed $1.0 million at any one time outstanding; and

          (5) transactions under existing contracts to which the Company is a party in accordance with the terms of those contracts as they exist on the Issue Date;

will be deemed not to be Affiliate Transactions.

  Business Activities

     The Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business.

  Limitations on Sale and Leaseback Transactions

     The Company and its Restricted Subsidiaries may not, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless:

          (a) the Company or the Restricted Subsidiary would be permitted under the covenants described above under the subheadings "Incurrence of Indebtedness and Issuance of Disqualified Stock" and "Liens" to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to the transaction;

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

          (b) the consideration received by the Company or the Restricted Subsidiary from the transaction is at least equal to the Fair Market Value of the property being transferred; and

          (c) the Net Proceeds received by the Company or the Restricted Subsidiary from the transaction are applied as required by the covenant described above under the subheading "Asset Sales."

  Reports

     The Company will file with the Trustee within 15 days after it files them with the SEC copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). If the Company is not required or ceases to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file reports with the SEC (unless the SEC will not accept the filing) and the Trustee. So long as any Notes are outstanding, the Company will furnish copies of the SEC Reports to the holders of Notes at the time the Company is required to file the same with the Trustee and make the SEC Reports available to investors who request it in writing. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Payments for Consents

     Neither the Company nor any of its Affiliates will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless the consideration is offered to be paid or agreed to be paid to all holders of Notes that consent, waive or agree to amend in the time frame specified in the solicitation documents relating to the consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (a) default for 30 days in the payment when due of interest, or liquidated damages, if any, on the Notes;

          (b) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise;

          (c) failure by the Company to perform or comply with the provisions of the covenants described above under the subheadings "Offer to Purchase Upon Change of Control," "Asset Sales," "Restricted Payments," "Incurrence of Indebtedness and Issuance of Disqualified Stock" or "Merger, Consolidation or Sale of Assets;"

          (d) failure by the Company for 30 days after notice from the Trustee or the holders of at least 25% of the principal amount of Notes then outstanding to comply with its other agreements in the Indenture or the Notes;

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the

     Company or any of its Restricted Subsidiaries), whether the Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

             (x) is caused by a failure to pay when due principal, premium, if any, or interest on the Indebtedness within the grace period provided by that Indebtedness (a "Payment Default"), and the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness of the Company or any Significant Subsidiary under which there has been a Payment Default or the maturity of which has been accelerated as provided in clause (y), aggregates $5.0 million or more; or

             (y) results in the acceleration (which acceleration has not been rescinded) of that Indebtedness before its express maturity and the principal amount of that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (f) failure by the Company or any of its Significant Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not paid, discharged or stayed within 45 days after their entry; and

          (g) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% of the principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately. Upon any declaration, the principal of, premium, if any, and accrued and unpaid interest and liquidated damages, if any, on the Notes will be due and payable immediately. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, the foregoing amount will automatically become due and payable without further action or notice.

     No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Restricted Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the Indenture or the Notes, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium specified in the Indenture.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Generally, holders of a majority of the principal amount of Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payments of principal or interest, if it determines that withholding notice is in the holders' interest.

     The holders of a majority of the aggregate principal amount of Notes then outstanding, by notice to the Trustee, may, on behalf of the holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or liquidated damages or premium on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee a statement regarding compliance with the Indenture annually. The Company is also required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying the Default or Event of Default.

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

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, in that capacity, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of those obligations or their creation. Each holder of Notes by accepting a Note waives and releases all the above described liability. The waiver and release are part of the consideration for the issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Company will be deemed to have paid the entire indebtedness represented by the outstanding Notes and discharged all of its obligations under the Indenture, except for:

          (a) the rights of holders of outstanding Notes to receive from the trust described below payments of the principal of, premium, if any, and interest on and liquidated damages with respect to the Notes when the payments are due, or on the redemption date, as the case may be;

          (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection with the Legal Defeasance; and

          (d) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company with respect to certain covenants that are specified in the Indenture released ("Covenant Defeasance") and thereafter any omission to comply with those obligations will not constitute a Default or Event of Default. If Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under the subheading "Events of Default" will no longer constitute an Event of Default.

     To exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination of cash and non-callable U.S. government obligations, in an amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium and liquidated damages, if any, and interest on the outstanding Notes, on the stated maturity or on the applicable optional redemption date, as the case may be;

          (b) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

             (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

             (B) since the Issue Date, there has been a change in the applicable federal income tax law;

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

     in either case to the effect that, and based thereon the opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (d) no Default or Event of Default will have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to the deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next paragraph, the Indenture or the Notes may be amended or supplemented and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of at least a majority of the principal amount of Notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for Notes.

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

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):

          (a) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest on any Notes;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from the acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes;

          (g) waive a redemption payment with respect to any Note; or

          (h) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, at any time prior to the occurrence of a Change of Control or the accumulation by the Company of Excess Proceeds in excess of $10.0 million, the covenants described under the subheadings "Offer to Purchase upon Change of Control" and "Offer to Purchase with Excess Asset Sale Proceeds," as applicable, may be altered and any payment which may be required to be paid pursuant to these covenants may be waived by the holders of at least a majority of the principal amount of the Notes then outstanding, including consents obtained in connection with a tender offer or exchange offer for Notes.

     The Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any holder of Notes to:

          (a) cure any ambiguity, defect or inconsistency;

          (b) provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) provide for the assumption of the Company's obligations in the case of a merger or consolidation;

          (d) make any change that would provide any additional rights or benefits to the holders of the Notes or that does not, in the opinion of the Board of Directors of the Company, adversely affect the legal rights of any holder under the Indenture; or

          (e) comply with requirements of the SEC to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the Trustee should become a creditor of the Company, the Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

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

     The holders of a majority of the principal amount of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with certain exceptions. The Indenture will provide that if an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless the holder has offered the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy under the Note or the Indenture, unless:

          (a) the holder gives to the Trustee written notice of a continuing Event of Default;

          (b) holders of at least 25% of the principal amount of Notes then outstanding make a written request to pursue the remedy;

          (c) the holders of the Notes provide to the Trustee satisfactory indemnity; and

          (d) the Trustee does not comply within 60 days.

     Without complying with the conditions specified in the preceding paragraph, no holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy under the Note or the Indenture, except:

          (a) a holder of a Note may institute suit for enforcement of payment of the principal of, premium, if any, interest on or liquidated damages, if any, with respect to the Note on or after the respective due dates expressed in the Note (including upon acceleration of the Note); or

          (b) the holders of a majority of the principal amount of Notes then outstanding may institute any proceeding with respect to the Indenture or any remedy under the Indenture, including without limitation acceleration, provided that, upon instituting any proceeding or exercising any remedy the holders must promptly notify the Trustee.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company has filed with the SEC a registration statement (the "Exchange Offer Registration Statement") on the appropriate form under the Securities Act for an offer to exchange (the "Exchange Offer") the outstanding notes for Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for a new issue of senior notes of the Company (the "Exchange Notes") registered under the Securities Act, with terms substantially identical to those of the outstanding notes.

     If:

          (a) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

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

          (b) any holder of Transfer Restricted Securities notifies the Company within the specified time period that:

             (A) it is prohibited by law or SEC policy from participating in the Exchange Offer;

             (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for those resales; or

             (C) it is a broker-dealer and owns Notes acquired directly from the Company or an Affiliate of the Company;

the Company will file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by holders who provide certain information in connection with the Shelf Registration Statement.

     The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding note until:

          (a) the date on which the outstanding note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

          (b) following the exchange by a broker-dealer in the Exchange Offer of a outstanding note for an Exchange Note, the date on which the Exchange
     Note is sold to a purchaser who receives from the broker-dealer on or before the date of the sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

          (c) the date on which the outstanding Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

          (d) the date on which the outstanding Note may be distributed to the public pursuant to Rule 144 under the Securities Act.

     Unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company will:

          (a) use its best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or before the 180th day after the Issue Date;

          (b) upon the effectiveness of the Exchange Offer Registration Statement, commence the Exchange Offer; and

          (c) use its best efforts to issue, on or before the 30th business day after the date on which the Exchange Offer Registration Statement was declared effective, Exchange Notes in exchange for all Notes tendered in the Exchange Offer.

     If the Company is obligated to file the Shelf Registration Statement, the Company will:

          (a) use its best efforts to file the Shelf Registration Statement with the SEC on or before the 30th day after the filing obligation arises and, in any event, within 150 days after the Issue Date; and

          (b) to cause the Shelf Registration to be declared effective by the SEC on or before the 90th day after the obligation arises and, in any event, within 240 days after the Issue Date.

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

     If:

          (a) any required registration statement is not declared effective by the SEC on or before the latest date specified for effectiveness (the "Effectiveness Target Date");

          (b) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date; or

          (c) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement, provided, that the Company will have the option of suspending the effectiveness of the Shelf Registration Statement without becoming obligated to pay Liquidated Damages (as defined below) for periods of up to a total of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have an adverse effect on the Company or a pending corporate transaction (each event referred to in clauses (a) through (d) above, a "Registration Default"), then the Company will pay liquidated damages to each holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of a Registration Default in an amount equal to $.05 per week per $1,000 principal amount of outstanding notes constituting Transfer Restricted Securities held by a holder.

     The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of outstanding notes constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of outstanding notes constituting Transfer Restricted Securities. All accrued liquidated damages will be paid by the Company on each interest payment date. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Holders of outstanding notes will be required to make certain representations to the Company (as specified in the Registration Rights Agreement) to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods specified in the Registration Rights Agreement to have their outstanding notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages described above.

BOOK-ENTRY, DELIVERY AND FORM

     The Exchange Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global notes"). The Global notes will be deposited upon issuance with DTC and registered in the name of a nominee of DTC.

THE GLOBAL NOTE

     We expect that pursuant to procedures established by DTC (1) upon the issuance of the Global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interests in the Global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global notes will be limited to persons who have accounts with DTC ("participants")

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or persons who hold interests through participants. Holders may hold their interests in the Global notes directly through DTC if they are participants in DTC's system, or indirectly through organizations that are participants in such system.

     So long a DTC, or its nominee, is the registered owner or holder of the exchange notes, DTC or such nominee, as the case may be, will be considered the sole owner of holder of the exchange notes represented by such Global notes for all purposes under the indenture. No beneficial owner of an interest in the Global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the exchange notes.

     Payments of the principal of, premium, if any, interest, including additional interest, on, the Global notes will be made to DTC or its nominee as the registered owner of the Global notes. None of Mpower, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest, including additional interest, on the Global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell exchange notes to persons in states that require physical delivery of the exchange notes, or to pledge such securities, such holder must transfer its interest in a Global note, in accordance with the normal procedures of DTC and with the procedure set forth in the indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes, including the presentation of exchange notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC will exchange the Global notes for certificated securities, which it will distribute to its participants.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global note among participants of DTC, it is under no obligation to perform such procedures,

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and such procedures may be discontinued at any time. Neither Mpower nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     Certificated securities will be issued in exchange for beneficial interests in the Global notes (1) if requested by a holder of such interests or (2) if DTC is at any time unwilling or unable to continue as a depositary for the Global notes and successor depositary is not appointed by our company within 90 days.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to MGC Communications, Inc., 171 Sully's Trail, Suite 202, Pittsford, New York 14534,
Attention: General Counsel.

CERTAIN DEFINITIONS

     Certain defined terms used in the Indenture are listed below. We urge you to read the Indenture for a full disclosure of the definitions of all those terms, as well as any other capitalized terms used in this description for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time the other Person is merged with or into or became a Restricted Subsidiary of the specified Person, including Indebtedness incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Restricted Subsidiary of the specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities, by agreement or otherwise, provided, beneficial ownership of 25% or more of the voting securities of a Person will be deemed to be control.

     "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value at the time of determination (discounted at a rate consistent with accounting guidelines, as determined in good faith by the Company) of the payments during the remaining term of the lease (including any period for which the lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate the lease without penalty or upon payment of a penalty (in which case the rental payments will include the penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

     "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of those Rules that a Person will be deemed to have beneficial ownership of all securities that a Person has a right to acquire within 60 days; provided that the Person will not be deemed a beneficial owner of, or to own beneficially, any securities if the beneficial ownership:

          (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act; and

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          (b) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

     "Capital Lease Obligation" means, at the time of determination, the amount of the liability in respect of a capital lease that would be required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (a) in the case of a corporation, corporate stock;

          (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

          (c) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the partnership.

     "Change of Control" means the occurrence of any of the following:

          (a) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or group (as that term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act);

          (b) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (c) any Person or group (as defined above) other than the Permitted Holders is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company, including by way of merger, consolidation or otherwise; or

          (d) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, if no reported sale takes place on that day, the average of the reported closing bid and asked prices regular way:

          (a) on the New York Stock Exchange; or

          (b) if the shares of Capital Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading; or

          (c) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market; or

          (d) if the shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange
     Act) and the principal securities exchange on which the shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), on that principal exchange; or

          (e) if the shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market and the issuer is not a Foreign Issuer or the principal securities exchange is not a Designated Offshore Securities Market, in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

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     "Common Stock" of any Person means Capital Stock of that Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of that Person, to shares of any other class of Capital Stock of that Person.

     "Consolidated Cash Flow Leverage Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of the Person to the Consolidated EBITDA of the Person, in each case, for the most recently ended full fiscal quarter for which internal financial statements are available immediately preceding the transaction requiring this calculation, annualized, provided:

          (a) if the Company or any Restricted Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) or if the Company has issued any Disqualified Stock or if any Restricted Subsidiary of the Company has issued any Preferred Stock since the beginning of the applicable period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Leverage Ratio is an incurrence of Indebtedness (including Acquired Debt) or the issuance of Disqualified Stock by the Company, Consolidated EBITDA and Consolidated Indebtedness for the applicable period will be calculated after giving effect on a pro forma basis to:

             (x) the Indebtedness, Disqualified Stock or Preferred Stock, as applicable, as if the Indebtedness had been incurred or the stock had been issued on the first day of the applicable period;

             (y) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of the new Indebtedness or sale of stock as if the discharge had occurred on the first day of the applicable period; and

             (z) the interest income realized by the Company or its Restricted Subsidiaries on the proceeds of the Indebtedness or of the stock sale, to the extent not yet applied at the date of determination, assuming the proceeds earned interest at the rate in effect on the date of determination from the first day of the applicable period through the date of determination;

          (b) if since the beginning of the applicable period the Company or any Restricted Subsidiary has made any sale of assets (including any Asset Sales or pursuant to any Sale and Leaseback Transaction), Consolidated EBITDA for the applicable period will be:

             (x) reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of the sale of assets for the applicable period; or

             (y) increased by an amount equal to Consolidated EBITDA (if negative) directly attributable to the assets which are the subject of the sale of assets for the applicable period; and

          (c) if since the beginning of that period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or has made an acquisition of assets, including any acquisition of assets occurring in connection with the transaction causing a calculation of Consolidated EBITDA to be made, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for the applicable period will be calculated after giving pro forma effect to the Investment of acquisition (including the incurrence of any Indebtedness (including Acquired Debt)) as if the Investment or acquisition occurred on the first day of the applicable period.

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     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, provided, the Officer must assume:

          (a) the historical sales and gross profit margins associated with those assets for any consecutive 12-month period ended before the date of purchase (provided that the first month of the 12-month period will be no more than 18 months before the date of purchase) and

          (b) other expenses;

as if the assets had been owned by the Company since the first day of the applicable period.

     If any Indebtedness (including Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on the Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     "Consolidated EBITDA" as of any date of determination means the Consolidated Net Income for that period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent deducted in calculating Consolidated Net
Income:

          (a) provision for taxes based on income or profits of the Person and its Subsidiaries or, in the case of the Company, its Restricted Subsidiaries for the applicable period;

          (b) Consolidated Interest Expense;

          (c) depreciation, amortization (including amortization of goodwill and other intangibles); and

          (d) other non-cash charges (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period and excluding non-cash interest and dividend income) of the Person and its Subsidiaries or, in the case of the Company, its Restricted Subsidiaries for the applicable period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, amortization, interest expense and other non-cash charges of, a Subsidiary or, in the case of the Company, a Restricted Subsidiary of the Person will be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in same proportion) that the Net Income of the Subsidiary or, in the case of the Company, the Restricted Subsidiary was included in calculating the Consolidated Net Income of the Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by the Subsidiary, or, in the case of the Company, the Restricted Subsidiary or loaned to the Company by any the Subsidiary, or, in the case of the Company any the Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Subsidiary or, in the case of the Company, any the Restricted Subsidiary or its stockholders.

     "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of the Person and its Subsidiaries or, in the case of the Company, its Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP consistently applied.

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     "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for the Person for the period determined on a consolidated basis in accordance with GAAP:

          (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated with respect to the Indebtedness);

          (b) the amount of Redeemable Dividends (to the extent not already included in Indebtedness in determining Consolidated Interest Expense for the relevant period); and

          (c) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by the Person during the period to the extent the amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition interest on a Capital Lease Obligation will be deemed to accrue at an interest rate reasonably determined by the Person to be the rate of interest implicit in the Capital Lease Obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of the Person and its Subsidiaries or, in the case of the Company, its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (a) the Net Income of any Person that is not a Subsidiary or, in the case of the Company, a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the Person or a Subsidiary or, in the case of the Company, a Restricted Subsidiary thereof,

          (b) the Net Income of any Subsidiary or, in the case of the Company, any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or other distributions of that Net Income by that Subsidiary, or Restricted Subsidiary, as the case may be, is at the date of determination not permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Restricted Subsidiary, as the case may be, or its stockholders,

          (c) the Net Income of any Person acquired in a pooling of interests transaction for any period before the date of the acquisition will be excluded,

          (d) the cumulative effect of a change in accounting principles will be excluded, and

          (e) the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

     "Contingent Investment" means, with respect to any Person, any guarantee by the Person of the performance of another Person or any commitment by the Person to invest in another Person. Any Investment that consists of a Contingent Investment will be deemed made at the time the guarantee of performance or the commitment to invest is given, and the amount of the Investment will be the maximum monetary obligation under the guarantee of performance or commitment to invest. To the extent that a Contingent Investment is released or lapses without payment under the guarantee of performance or the commitment to invest, the Investment will be deemed not made to the extent of the release or lapse. With respect to any Contingent Investment, the payment of the guarantee of performance or the payment under the commitment to invest will not be deemed to be an additional Investment.
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     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (a) was a member of the Board of Directors on the Issue Date; or

          (b) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

     "Credit Facility" means any credit facility entered into by and among the Company or any Restricted Subsidiary and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit facilities typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection with the credit facility, as the credit facility and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock to the extent that, and only to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder, in whole or in part, on or before the date on which the Notes mature, provided that any Capital Stock which would not constitute Disqualified Stock but for provisions giving holders the right to require the Company to repurchase or redeem the Capital Stock upon the occurrence of a Change of Control occurring before the final maturity of the Notes will not constitute Disqualified Stock if the change in control provisions applicable to the Capital Stock are no more favorable to the holders of the Capital Stock than the provisions applicable to the Notes contained in the covenant described under the subheading "Offer to Purchase Upon a Change of Control" and the Capital Stock specifically provides that the Company will not repurchase or redeem any stock pursuant to those provisions before the Company's repurchase of Notes required to be repurchased pursuant to the covenant described under the subheading "Offer to Purchase Upon Change of Control."

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500.0 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

     "Eligible Receivable" means any Receivable not more than 90 days past due under its scheduled payment terms.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Equity Offering" means an underwritten offering of Capital Stock (other than Disqualified Stock) of the Company registered under the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

     "Existing Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

     "Existing Notes" means the Company's 13% Senior Secured Notes due 2004.

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     "Fair Market Value" means with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles specified in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect of letters of credit), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of the Person under Interest Rate Agreements.

     "ILEC" means the incumbent local exchange carrier.

     "Indebtedness" means, with respect to any Person:

          (a) any indebtedness of the Person, whether or not contingent:

             (w) in respect of borrowed money;

             (x) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect of letters of credit);

             (y) representing the balance deferred and unpaid of the purchase price of any property (including under capital leases); or

             (z) representing any Hedging Obligations;

     except any balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or letters of credit) would appear as a liability upon a balance sheet of the Person prepared in accordance with GAAP;

          (b) all indebtedness of others secured by a Lien on any asset of the Person (whether or not the indebtedness is assumed by the Person);

          (c) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock or any warrants, rights or options to acquire Disqualified Stock valued, in the case of Disqualified Stock, at the greatest amount payable in respect of the Disqualified Stock on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends;

          (d) the liquidation value of any Preferred Stock issued by Subsidiaries of the Person or by Restricted Subsidiaries of the Company, as the case may be, plus delinquent and unpaid dividends; and

          (e) to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above.

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     Notwithstanding the foregoing, in no event will the following items be deemed to be Indebtedness:

          (A) performance bonds or similar security for performance so long as the performance bonds or similar security for performance would not appear as a liability on a balance sheet of the Person prepared in accordance with GAAP;

          (B) letters of credit secured by cash collateral in an amount equal to the maximum potential liability of the Company or a Restricted Subsidiary under the letters of credit; and

          (C) letters of credit which are terminated and, if applicable, repaid in full and not replaced by another letter of credit, no later than the fifth business day following the date of issuance, provided, if a letter of credit is not terminated and, if applicable, repaid in full and not replaced by another letter of credit within five business days of its date of issuance, on the sixth business day following its date of issuance, the Company or the Restricted Subsidiary, as the case may be, shall be deemed to have incurred Indebtedness in an amount equal to the maximum potential liability of the Company or the Restricted Subsidiary under the letter of credit.

     In addition, the amount of any Indebtedness in respect of any Guarantee will be the maximum principal amount of the Indebtedness so guaranteed.

     "Independent Appraiser" means a nationally recognized accounting, appraisal or investment banking firm experienced in the review of similar types of transactions which does not have, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Affiliate Transaction and which, in the opinion of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Rate Agreements" means (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect the Person against fluctuations in interest rates.

     "Investments" means, with respect to any Person, all investments by the Person in other Persons (including Affiliates) in the forms of loans, Guarantees, Contingent Investments, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, that any investment to the extent made with Capital Stock of the Company (other than Disqualified Stock) will not be deemed an "Investment" for purposes of the Indenture.

     "Issue Date" means March 24, 2000.

     "Joint Venture" means a Person in the Telecommunications Business in which the Company holds less than a majority of the shares of Voting Stock or an Unrestricted Subsidiary in the Telecommunications Business.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

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     "Marketable Securities" means:

          (a) Government Securities;

          (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

          (c) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

          (d) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

          (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of the Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding:

          (a) any gain (but not loss), together with any related provision for taxes on the gain (but not loss), realized in connection with:

             (x) any Asset Sale (including dispositions under Sale and Leaseback Transactions); or

             (y) the disposition of any securities by the Person or any of its Subsidiaries or, in the case of the Company, any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Person or any of its Subsidiaries or, in the case of the Company, any of its Restricted Subsidiaries; and

          (b) any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to the Asset Sale (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets. Net Proceeds will exclude any non-cash proceeds received from any Asset Sale, but will include those proceeds when and as converted by the Company or any Restricted Subsidiary into cash.

     "Pari Passu Notes" means any notes issued by the Company which, by their terms and the terms of any indenture governing the notes, have an obligation to be repurchased by the Company upon the occurrence of an Asset Sale.

     "Permitted Holder" means:

          (a) Providence Equity Partners Inc., JK&B Capital, L.P. or any of their respective Affiliates;

          (b) any of Maurice J. Gallagher, Jr., Timothy P. Flynn, Rolla P. Huff or their respective spouses or lineal descendants and their respective spouses (collectively, the "Individual Family

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

     Holders") whether acting in their own name or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others;

          (c) any Affiliate of any member of the Individual Family Holders;

          (d) any trust principally for the benefit of one or more members of the Individual Family Holders (whether or not any member of the Individual Family Holders is a trustee of the trust); and

          (e) any charitable foundation whose majority of members, trustees or directors, as the case may be, are persons referred to in (b) above.

     "Permitted Investment" means:

          (a) any Investments in the Company or any Restricted Subsidiary;

          (b) any Investments in Marketable Securities;

          (c) any Investments by the Company or any Restricted Subsidiary in a Person, if as a result of the Investment:

             (x) the Person becomes a Restricted Subsidiary; or

             (y) the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (d) with respect to Investments in Joint Ventures at any time outstanding, an amount not to exceed the greater of:

             (x) $35.0 million; or

             (y) or 5% of the amount of the Total Common Equity of the Company;

          (e) Investments under any agreement or obligation of the Company or a Restricted Subsidiary to make Investments, in effect on the Issue Date or on the date a Subsidiary becomes a Restricted Subsidiary (provided that the agreement was not entered into in contemplation of the Subsidiary becoming a Restricted Subsidiary);

          (f) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (g) Hedging Obligations permitted to be incurred by the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (h) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under the covenant described under the subheading "Asset Sales;"

          (i) Investments received in satisfaction of judgments or in connection with the settlement of any ordinary course obligations owed to the Company or any Restricted Subsidiary;

          (j) loans and advances to employees and officers of the Company or any of its Restricted Subsidiaries permitted under the covenant described under the subheading "Transactions with Affiliates;" and

          (k) Investments in any Person that is primarily engaged in the Telecommunications Business on the date of the Investment, in exchange for, or out of the proceeds of an offering (that occurred within 90 days of the time of any such Investment) of, Capital Stock (other than Disqualified Stock) of the Company (other than to a Restricted Subsidiary), to the extent that such proceeds have not been used to make a Restricted Payment pursuant to clause (3) of the

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     first paragraph or clause (b) of the second paragraph of the covenant described under the subheading "Restricted Payments" or used to incur Indebtedness pursuant to clause (e) of the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock."

     "Permitted Liens" means:

          (a) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred under clauses (a), (b) or (h) of the third paragraph of the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (b) Liens in favor of the Company;

          (c) Liens on property of a Person existing at the time the Person is merged into or consolidated with the Company or any Restricted Subsidiary, provided that the Liens were not incurred in contemplation of the merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

          (d) Liens on property existing at the time of acquisition by the Company or any Restricted Subsidiary, provided that the Liens were in existence before the contemplation of the acquisition;

          (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (f) Liens existing, on the Issue Date;

          (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded, provided that any reserve or other appropriate provision required in conformity with GAAP has been made;

          (h) Liens incurred in the normal course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $3.0 million at any one time outstanding and that:

             (x) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

             (y) do not in the aggregate materially detract from the value of the property or materially impair the use of the property in the operation of business by the Company or the Restricted Subsidiary;

          (i) Liens on Telecommunications Related Assets existing during the time of construction;

          (j) Liens on Receivables to secure Indebtedness permitted to be incurred by the covenant described under the subheading "Incurrence of Indebtedness and Issuance of Disqualified Stock," but only to the extent that when the Indebtedness is incurred the outstanding amount of the Indebtedness secured by those Liens would not represent more than 80% of Eligible Receivables;

          (k) Liens on Telecommunications Equipment required to be incurred under the terms of the Existing Notes;

          (l) Liens on the proceeds of Indebtedness to secure the payment of principal and interest on the Indebtedness;

          (m) Liens to secure letters of credit which are deemed not to be Indebtedness in accordance with clause (B) of the second paragraph of the definition of Indebtedness; and

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          (n) Liens to secure any Permitted Refinancing of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c), (d), (e),
     (f), (i), (k) or (m); but only to the extent that the Liens do not extend to any other property or assets and the principal amount of the Indebtedness secured by the Liens is not increased by more than the fees and expenses incurred in connection with the refinancing.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of the Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of any other class of Capital Stock of the Person.

     "Receivables" means, with respect to any Person, all of the following property and interests in property of the person or entity, whether now existing or existing in the future or hereafter acquired or arising:

          (a) accounts;

          (b) accounts receivable, including all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance;

          (c) all unpaid seller's or lessor's rights including rescission, replevin, reclamation and stoppage in transit, relating to accounts or accounts receivable after creation of the accounts or accounts receivable or arising therefrom;

          (d) all rights to any goods or merchandise represented by any accounts or accounts receivable, including returned or repossessed goods;

          (e) all reserves and credit balances with respect to any accounts or accounts receivable;

          (f) all letters of credit, security, or Guarantees for any accounts or accounts receivable;

          (g) all insurance policies or reports relating to any accounts or accounts receivable;

          (h) all collection of deposit accounts relating to any accounts or accounts receivable;

          (i) all proceeds of any accounts or accounts receivable; and

          (j) all books and records relating to any accounts or accounts receivable.

     "Redeemable Dividend" means, for any dividend with regard to Disqualified Stock and Preferred Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Disqualified Stock or Preferred Stock.

     "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers.

     "Restricted Investment" means an Investment other than a Permitted Investment.

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     "Restricted Payment Credit" means the sum of:

          (a) any cash received by the Company as repayment of a Restricted Payment; and

          (b) the lesser of:

             (x) the net book value of any Restricted Investment at the time it becomes a Permitted Investment;

             (y) the fair market value of any Restricted Investment at the time it becomes a Permitted Investment; and

             (z) the original fair market value of any Restricted Investment at the time it was made.

     "Restricted Subsidiary" means any subsidiary of the Company that is not designated by the Board of Directors as an Unrestricted Subsidiary. On the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement under which any property (other than Capital Stock) is sold by the Person or a Subsidiary, or, in the case of the Company, a Restricted Subsidiary of the Person and is thereafter leased back from the purchaser or transferee by the Person or one of its Subsidiaries or, in the case of the Company, one of its Restricted Subsidiaries.

     "Senior Indebtedness" means any Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which the Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (a) any liability for federal, state, local or other taxes owed or owing by the Company;

          (b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (c) any trade payables; or

          (d) any Indebtedness that is incurred in violation of the Indenture.

     "Significant Subsidiary" means:

          (a) any Restricted Subsidiary that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the Issue Date; and

          (b) any Subsidiary which holds any permit or license which is material to the operations of the Company and its Restricted Subsidiaries taken as a whole.

     "Subsidiary" of any Person means:

          (a) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned or controlled, directly or indirectly, by the Person or one or more of the other Subsidiaries of the Person or a combination thereof; and

          (b) any partnership:

             (x) the sole general partner or the managing general partner of which is the Person or a Subsidiary of the Person; or

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

             (y) the only general partners of which are the Person or one or more Subsidiaries of the Person or any combination thereof.

     "Telecommunications Business" means, when used in reference to any Person, that the Person is engaged primarily in the business of:

          (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities;

          (b) creating, developing or marketing communications related network equipment, software and other devices for use in a Telecommunications Business; or

          (c) evaluating, participating or engaging in or pursuing any other activity or opportunity that is related to those identified in (a) or (b) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

     "Telecommunications Equipment" means telecommunications switches and related equipment and inventory, including all remote switching nodes, modems, line cards, transport hardware and equipment or hardware necessary in connection with the Telecommunications Business.

     "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, real or personal, used or to be used, in connection with a Telecommunications Business.

     "Total Common Equity" of any Person means, as of any date of determination, the product of:

          (a) the aggregate number of outstanding primary shares of Common Stock of the Person on the date of determination (which will not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of the Person); and

          (b) the average Closing Price of the Common Stock over the 20 consecutive Trading Days immediately preceding the date of determination. If no Closing Price exists with respect to shares of the class of Common Stock, the value of the shares for purposes of clause (b) of the preceding sentence will be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

     "Total Market Capitalization" of any Person means, as of any day of determination, the sum of:

          (1) the consolidated Indebtedness of such Person and its Subsidiaries (except in the case of the Company, in which case of the Company and its Restricted Subsidiaries) on such day; plus

          (2) the product of:

             (x) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person); and

             (y) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day; plus

          (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day; less

          (4) cash and cash equivalents (other than restricted cash and restricted cash equivalents) as presented on such Person's consolidated balance sheet on such date.

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

     If no Closing Price exists with respect to shares of Common Stock, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

     "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which the exchange or system is open for a full day of trading.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary by a resolution of the Board of Directors.

     "Vendor Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition or construction of Telecommunications Related Assets.

     "Voting Stock" of any Person means Capital Stock of the Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of the Person, whether at all times or only so long as no senior class of securities has the voting power by reason of any contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (a) the then outstanding principal amount of the Indebtedness; into

          (b) the total of the product obtained by multiplying:

             (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by

             (y) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of the payment; provided, that with respect to Capital Lease Obligations, that maturity will be calculated after giving effect to all renewal options by the lessee.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the certain United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and to the exchange of outstanding notes for exchange notes. The following summary is not binding on the U.S. Internal Revenue Service (the "IRS") or the courts and we cannot assure you that the IRS or any court will take a similar view with respect to the tax consequences described below. For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a note that, for United States federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United State federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means any person other than a U.S. Holder.

     The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect and all of which are subject to change, possibly on a retroactive basis. This summary applies only to those persons who purchase notes at the "issue price" (generally, the first price at which a substantial amount of notes is sold for cash, other than to bond houses, brokers and other persons acting in the capacity of underwriters), and who hold the notes as "capital assets" (generally, assets held for investment). It does not address the tax consequences to special classes of investors, including:

     - financial institutions,

     - tax-exempt organizations,

     - insurance companies,

     - persons holding Notes as part of a straddle, hedge or conversion transaction; or

     - persons whose functional currency is not the United States dollar.

     State, local or foreign tax consequences of ownership of the notes are not summarized. Purchasers of notes should consult their own tax advisors with respect to the particular consequences to them of the purchase, ownership and disposition of the notes and the applicability of any state, local or foreign tax laws, as well as with respect to the possible effects of changes in United States federal and other tax laws.

EXCHANGE OFFER

     Neither the exchange of outstanding notes for exchange notes in the Exchange Offer nor the registration of the outstanding notes or exchange notes pursuant to the Shelf Registration Statement will be a taxable event for United States federal income tax purposes.

HOLDING COMPANY STRUCTURE

     If we create a holding company that assumes our obligations under the notes, we intend to structure the assumption in a manner that should not constitute a taxable event to the holders of the notes for United States federal income tax purposes. We also intend to take the position that the assumption has no other United States federal income tax consequences, such as the creation of additional OID, or issue premium, on the notes. The IRS, however, might take a different position, which could affect the timing of both a holder's income and our deductions with respect to the notes.

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     Stated Interest on the Notes.  Payments of stated interest on the notes generally will constitute "qualified stated interest" that is taxable to a holder as ordinary interest income at the time it is accrued or received in accordance with the holder's method of accounting for United States federal income tax purposes.

     Original Issue Discount. The notes were issued with original issue discount ("OID") for U.S. federal income tax purposes to the extent that their stated redemption price at maturity (that is, the sum of all payments on the notes, other than payments of qualified stated interest) exceeds their issue price by more than a de minimis amount. For this purpose, we intend to take the position that the issue price of the notes is equal to their initial offering price of 97.288% on March 24, 2000, and that the amount of OID in respect of the notes (as of March 24, 2000) is equal to $27.12 per $1000 principal amount. As such, in addition to reporting stated interest in respect of the notes in the manner described above, a U.S. Holder would be required to continue to accrue OID into gross income over time (as interest) using a constant yield basis (as described below), in advance of the receipt of cash attributable to such OID and without regard to such holder's method of tax accounting.

     Because the notes were issued on various dates (March 24, 2000, June 2, 2000 and June 12, 2000), our determination of the amount of OID on the notes is not entirely certain under existing U.S. federal income tax law and is subject to challenge by the IRS. If the IRS successfully asserts that the notes have OID in an amount that is different from our determination, (i) U.S. Holders may be required to accrue different amounts of OID, and (ii) the notes issued on a particular date may not be viewed in the public markets as fungible with the notes issued on other dates. U.S. Holders also should be aware that the IRS recently issued a proposed regulation (to be effective 60 days after publication as a final regulation in the Federal Register) that could affect the determination of the issue price of the notes. No assurance can be made as to whether or when such regulation might be finalized, or as to whether the issue price of the notes would change if such regulation were applied as proposed.

     U.S. Holders are required to include in gross income an amount equal to the sum of the "daily portions" of OID attributable to each day during the taxable year in which the U.S. Holder holds notes, in accordance with a constant yield to maturity method (based on a compounding of interest). In general, the daily portions of OID on a note are determined by allocating to each day in any "accrual period" a ratable portion of the OID on the note allocable to such accrual period. The amount of OID on a note allocable to an accrual period will be the excess of (a) the product of the "adjusted issue price" of the note at the beginning of such accrual period and its yield to maturity (adjusted to reflect the length of the accrual period) over (b) the amount of any qualified stated interest on the note allocable to the accrual period. For this purpose, an "accrual period" means an interval of time of one year or less, provided that each scheduled payment of principal or interest occurs on either the final day of an accrual period or the first day of an accrual period, and the "adjusted issue price" of a note at the beginning of an accrual period will equal the issue price, plus the amount of OID previously included in the gross income of any holder less any payments made on such note (other than payments of qualified stated interest) on or before the first day of the accrual period.

     Disposition of the Notes. Generally, any sale, redemption or other taxable disposition of a note will result in taxable gain or loss equal to the difference between the sum of the amount of cash and the fair market value of property received (other than amounts attributable to accrued but unpaid stated interest on a note) and the holder's adjusted tax basis in the note. For this purpose, a holder's adjusted tax basis in a note typically would equal the cost of the note, increased by the amount of accrued OID included in such holder's gross income, and decreased by all payments previously received by such holder (other than payments of qualified stated interest), in respect of the note. Any

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gain or loss upon a sale or other disposition of a note by a U.S. Holder generally will be U.S. source capital gain or loss, and will be long-term capital gain or loss if the note has been held by the holder for more than one year. Certain non-corporate holders (including individuals) are eligible for preferential rates of United States federal income taxation in respect of long-term capital gains. The deduction of capital losses is subject to certain limitations under United States federal income tax laws.

     Holders should be aware that the resale of a note may be affected by the "market discount" rules of the Code, under which a subsequent purchaser acquiring a note at a market discount generally would be required to include as ordinary income a portion of gain realized upon the disposition or retirement of such note to the extent of the market discount that accrued while the note was held by such purchaser.

NON-U.S. HOLDERS

     In general, payments of principal or interest (including OID) on the notes by us or any paying agent to a beneficial owner of a note that is a Non-U.S. Holder will not be subject to U.S. withholding tax, provided that, in the case of interest or accrued OID, (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code,
(ii) such Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, (iii) such Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code, and the Treasury regulations thereunder (summarized below) are satisfied.

     A Non-U.S. Holder of a note will not be subject to U.S. federal income tax on gains realized the sale, exchange or other disposition of a note (other than amounts attributable to accrued but unpaid OID, which may be subject to the rules regarding OID described above) unless (i) the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the sale, exchange or other disposition, and certain conditions are met, (ii) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder, or (iii) the Non-U.S. Holder is subject to Code provisions applicable to certain U.S. expatriates.

     A note held by an individual who is not a citizen or resident of the U.S. at the time of his death will not be subject to U.S. estate tax as a result of the individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10% or more of the total, combined voting power of all classes of our stock entitled to vote and payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the U.S.

     To satisfy the certification requirements noted above, (i) the beneficial owner of a note must certify, under penalties of perjury, to us or our paying agent that the owner if a Non-U.S. Holder and must provide the owner's name and address, and U.S. taxpayer identification number ("TIN"), if any, which certification may be made on IRS Form W-8BEN, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the note on behalf of the beneficial owner must certify, under penalties or perjury, to us or our paying agent that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof.

     For payments made after December 31, 2000, in the case of the notes held by a foreign partnership that is not a withholding foreign partnership, the partnership, in addition to providing an IRS Form W-8IMY, must attach an IRS Form W-8BEN received from each partner.

     If a Non-U.S. Holder of a note is engaged in a trade or business in the U.S., and if interest (including OID) on the note or gain realized on the sale, exchange or other disposition of the note is effectively connected with the conduct of the trade or business (or, if a tax treaty applies, it's attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that certification requirements are met), will generally be subject to regular U.S. federal income tax on the interest (including OID) or gain in the same manner as if it were a U.S. Holder. In lieu of the certificate described above (with respect to non-effectively connected interest), the Non-U.S. Holder will be required to provide us or our paying agent with a properly executed IRS Form 4224 (or, after December 31, 2000, a Form W-8ECI) in order to claim an exemption from withholding tax. In addition, any such effectively connected interest or gain received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or a lower rate specified by an applicable income tax treaty, subject to certain adjustments.

BACKUP WITHHOLDING

     A holder may be subject, under certain circumstances, to backup withholding at a 31 percent rate with respect to payments of interest (including OID) received on, and proceeds from the sale (through a broker) of, a Note. Backup withholding generally applies only if the holder:

     - fails to furnish his or her social security or other taxpayer identification number ("TIN") to us (or to another relevant payor) in the required manner,

     - furnishes an incorrect TIN and the IRS so notifies us (or such other payor),

     - is notified by the IRS that he or she has failed to report properly payments of interest or dividends and the IRS has notified us (or such other payor) that he or she is subject to withholding, or

     - fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding.

     Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE PARTICULAR CIRCUMSTANCES OF A HOLDER OF NOTES. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THEIR SPECIFIC TAX CONSEQUENCES TO THEM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange, which we expect will be approximately [0].

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any exchange notes received in exchange for outstanding notes acquired by such broker-dealer as a result of market-making or other trading activities. Each such broker-dealer that receives exchange notes for its own account in exchange for such outstanding notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. We have agreed that for a period of up to 180 days after the registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the exchange notes, or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer in exchange for outstanding notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on these resales of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of outstanding notes, including any broker-dealers, and certain parties related to these holders, against various liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Various legal matters regarding the validity of the Notes offered by this prospectus will be passed upon for us by Shearman & Sterling, New York, New York.

                                    EXPERTS

     The audited consolidated financial statements of MGC Communications, Inc. and its subsidiaries in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of CDM On-Line, Inc. (the Predecessor) at December 31, 1997, December 31, 1998, and May 31, 1999, and for each of the two years in the period ended December 31, 1998, and for the period January 1, 1999 to May 31, 1999, as well as the consolidated financial statements of Primary Network Holdings, Inc. (the Successor), at September 30, 1999, and for the period June 1, 1999 to September 30, 1999, included in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon (of which the May 31, 1999 and September 30, 1999 reports contain an explanatory paragraph describing conditions that raise substantial doubt about the Predecessor and Successor companies' ability to continue as a going concern as described in Note 1 in each of these respective financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. The reports, proxy statements and other information we file with the Securities and Exchange Commission can be viewed electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Mpower files at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's Regional Offices located at 7 World Trade Center, 13th floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our financial condition.

     DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO: GENERAL COUNSEL, MGC COMMUNICATIONS, INC., 171 SULLY'S TRAIL, SUITE 202, PITTSFORD, NY 14534, TELEPHONE: (716) 218-6550.

     The following documents filed with the Securities and Exchange Commission by us are incorporated herein by reference:

          (i) Mpower's Annual Report on Form 10-K for the period ended December 31, 1999;

          (ii) Mpower's Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, March 31, 1999, June 30, 1999 and September 30, 1999;

          (iii) Mpower's Current Reports on Form 8-K dated March 13, 2000, March 27, 2000, April 17, 2000 and May 4,2000;

          (iv)  Registration Statement on Form S-4, dated May 25, 2000; and

          (v) Mpower's Definitive Proxy Statement on Schedule 14A dated June 5, 2000.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
FIRST QUARTER FINANCIAL STATEMENTS OF MGC COMMUNICATIONS,
  INC. (UNAUDITED)
Consolidated Statements of Operations -- Three months ended
  March 31, 2000 and 1999...................................    F-3
Consolidated Balance Sheets -- March 31, 2000 and December
  31, 1999..................................................    F-4
Consolidated Statements of Redeemable Preferred Stock and
  Stockholders' Equity for the period from December 31, 1998
  to March 31, 2000.........................................    F-5
Consolidated Statements of Cash Flows -- Three months ended
  March 31, 2000 and 1999...................................    F-6
Condensed Notes to Unaudited Interim Consolidated Financial
  Statements................................................    F-7
YEAR END FINANCIAL STATEMENTS OF MGC COMMUNICATIONS, INC.
Report of Independent Public Accountants....................   F-10
Consolidated Balance Sheets as of December 31, 1999 and
  1998......................................................   F-11
Consolidated Statements of Operations for the years ended
  December 31, 1999, 1998 and 1997..........................   F-12
Consolidated Statements of Redeemable Preferred Stock and
  Stockholders' Equity for the years ended December 31,
  1999, 1998 and 1997.......................................   F-13
Consolidated Statements of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997..........................   F-14
Notes to Consolidated Financial Statements..................   F-15
PRIMARY NETWORK HOLDINGS, INC. UNAUDITED CONSOLIDATED
  FINANCIAL STATEMENTS
Consolidated Balance Sheets as of September 30, 1999 and
  March 31, 2000 (unaudited)................................   F-31
Unaudited Consolidated Statements of Operations for the
  three months and six months ended March 31, 1999 and March
  31, 2000..................................................   F-32
Unaudited Consolidated Statements of Cash Flows for the six
  months ended March 31, 1999 and 2000......................   F-33
Notes to Unaudited Consolidated Financial Statements........   F-35
PRIMARY NETWORK HOLDINGS, INC. UNAUDITED CONSOLIDATED
  FINANCIAL STATEMENTS
Consolidated Balance Sheets as of September 30, 1999 and
  December 31, 1999 (unaudited).............................   F-42
Unaudited Consolidated Statement of Operations for the
  quarter ended December 31, 1998 and
  1999......................................................   F-43
Unaudited Statements of Cash Flows for the quarter ended
  December 31, 1998 and 1999................................   F-44
Notes to Unaudited Consolidated Financial Statements........   F-45
PRIMARY NETWORK HOLDINGS, INC. CONSOLIDATED FINANCIAL
  STATEMENTS FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30,
  1999
Report of Independent Auditors..............................   F-53
Consolidated Balance Sheet..................................   F-54
Consolidated Statement of Operations........................   F-55
Consolidated Statement of Stockholders' Equity..............   F-56
Consolidated Statement of Cash Flows........................   F-57
Notes to Consolidated Financial Statements..................   F-58

                                                              PAGE
                                                              -----
CDM ON-LINE, INC. CONSOLIDATED FINANCIAL STATEMENTS FOR THE
  PERIOD JANUARY 1, 1999 TO MAY 31, 1999
Report of Independent Auditors..............................   F-79
Balance Sheet...............................................   F-80
Statement of Operations.....................................   F-81
Statement of Stockholders' Equity...........................   F-82
Statement of Cash Flows.....................................   F-83
Notes to Financial Statements...............................   F-84
CDM ON-LINE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS
  ENDED DECEMBER 31, 1997 AND 1998
Report of Independent Auditors..............................   F-96
Balance Sheets..............................................   F-97
Statements of Operations....................................   F-98
Statements of Stockholders' Deficit.........................   F-99
Statements of Cash Flows....................................  F-100
Notes to Financial Statements...............................  F-101

                            MGC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              ------------------------
                                                                 2000          1999
                                                              ----------    ----------
Operating revenues:
  Telecommunications services...............................  $   25,458    $    8,401
Operating expenses:
  Cost of operating revenues (excluding depreciation).......      23,231         8,483
  Selling, general and administrative.......................      23,140         7,727
  Stock-based compensation expense..........................       1,576            --
  Depreciation and amortization.............................       6,761         3,484
                                                              ----------    ----------
                                                                  54,708        19,694
                                                              ----------    ----------
Loss from operations........................................     (29,250)      (11,293)
Other income (expense):
  Gain on sale of investments...............................          --           205
  Interest income...........................................       8,871         1,500
  Interest expense(net of amounts capitalized)..............      (4,965)       (4,624)
                                                              ----------    ----------
Net loss....................................................     (25,344)      (14,212)
Accretion of preferred stock to redemption value............      (3,489)           --
Accrued preferred stock dividend............................      (3,007)           --
                                                              ----------    ----------
Net loss applicable to common stockholders..................  $  (31,840)   $  (14,212)
                                                              ==========    ==========
Basic and diluted loss per share of common stock............  $    (1.18)   $     (.83)
                                                              ==========    ==========
Basic and diluted weighted average shares outstanding.......  26,938,911    17,204,944
                                                              ==========    ==========

  See accompanying condensed notes to unaudited interim consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              MARCH 31,    DECEMBER 31,
                                                                 2000          1999
                                                              ----------   ------------
                           ASSETS                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $  307,769     $ 42,979
  Investments available-for-sale............................     465,628       61,627
  Restricted investments....................................      20,534       20,256
  Accounts receivable, less allowance for doubtful accounts
    of $936 and $647........................................      14,281       15,299
  Prepaid expenses..........................................       2,553        1,527
                                                              ----------     --------
         Total current assets...............................     810,765      141,688
Property and equipment, net.................................     230,163      191,612
Investments available-for-sale..............................     122,448       64,464
Deferred financing costs, net of accumulated amortization of
  $2,080 and $1,859.........................................      11,279        3,920
Other assets................................................       1,611          745
                                                              ----------     --------
         Total assets.......................................  $1,176,266     $402,429
                                                              ==========     ========
                   LIABILITIES, REDEEMABLE PREFERRED
                     STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $      670     $    623
  Accounts payable:
    Trade...................................................      22,808       11,788
    Property and equipment..................................      36,519       24,955
  Accrued interest..........................................      10,405        5,200
  Accrued sales tax payable.................................       5,447        4,345
  Accrued other expenses....................................       7,819        5,452
                                                              ----------     --------
         Total current liabilities..........................      83,668       52,363
Senior Secured Notes, net of unamortized discount of $2,588
  and $2,732................................................     157,412      157,268
Senior Notes, net of unamortized discount of $6,767.........     243,233           --
Other long-term debt........................................       3,859        4,044
                                                              ----------     --------
         Total liabilities..................................     488,172      213,675
                                                              ----------     --------
Commitments and contingencies
  Redeemable preferred stock:
  10% Series B Convertible Preferred Stock, 5,278,000 shares authorized, 5,277,779 issued and outstanding at December
    31, 1999................................................          --       55,363
  10% Series C Convertible Preferred Stock, 1,250,000 shares
    authorized, 1,250,000 issued and outstanding............      36,857       34,510
  Note receivable from stockholder for issuance of Series C
    convertible preferred stock.............................          --       (4,900)
  7.25% Series D Convertible Preferred Stock, 4,140,000
    shares authorized, 4,140,000 issued and outstanding.....     202,359           --
Stockholders' equity:
  Preferred stock, 44,610,000 and 43,472,221 shares
    authorized but unissued.................................          --           --
  Common stock, $0.001 par value, 60,000,000 shares
    authorized, 35,507,596 and 23,244,328 shares issued and
    outstanding.............................................          35           23
  Additional paid-in capital................................     596,240      225,300
  Accumulated deficit.......................................    (139,505)    (114,161)
  Less: treasury stock......................................         (76)         (76)
  Accumulated other comprehensive income....................      (1,972)      (1,086)
  Notes receivable from stockholders for issuance of common
    stock...................................................      (5,844)      (6,219)
                                                              ----------     --------
         Total stockholders' equity.........................     448,878      103,781
                                                              ----------     --------
         Total liabilities, redeemable preferred stock and
           stockholders' equity.............................  $1,176,266     $402,429
                                                              ==========     ========

         See accompanying condensed notes to unaudited interim consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

 CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                         REDEEMABLE
                                      PREFERRED STOCK         COMMON STOCK       ADDITIONAL                 TREASURY STOCK
                                    --------------------   -------------------    PAID-IN     ACCUMULATED   ---------------
                                      SHARES     AMOUNT      SHARES     AMOUNT    CAPITAL       DEFICIT     SHARES   AMOUNT
                                    ----------   -------   ----------   ------   ----------   -----------   ------   ------
BALANCE AT DECEMBER 31, 1998......          --   $    --   17,190,428    $17      $108,991     $ (44,392)      --     $ --
Unrealized loss on investments
  available-for-sale..............          --        --           --     --            --            --       --       --
Common stock issued...............          --        --    5,027,001      5       118,305            --       --       --
Warrants and options exercised for
  common stock....................          --        --      886,039      1         1,678            --       --       --
Common stock issued for note......          --        --      150,000     --         4,322            --       --       --
Payment on stockholder's note.....          --        --           --     --            --            --       --       --
Repurchase of common stock........          --        --       (9,140)    --            --            --    9,140      (76)
10% Series B Convertible Preferred
  Stock issued for cash...........   5,277,779    46,663           --     --            --            --       --       --
10% Series C Convertible Preferred
  Stock issued for cash...........   1,250,000    34,500           --     --            --            --       --       --
Preferred stock issued for note...          --    (4,900)          --     --            --            --       --       --
Stock-based compensation..........          --        --           --     --           714            --       --       --
Accrued preferred stock
  dividend........................          --     2,577           --     --        (2,577)           --       --       --
Value of preferred stock
  beneficial conversion
  features........................          --        --           --     --       (72,500)           --       --       --
Value of preferred stock
  beneficial conversion
  features........................          --        --           --     --        72,500            --       --       --
Accretion of preferred stock to
  redemption value................          --     6,133           --     --        (6,133)           --       --       --
Net loss..........................          --        --           --     --            --       (69,769)      --       --
                                    ----------   -------   ----------    ---      --------     ---------    -----     ----
BALANCE AT DECEMBER 31, 1999......   6,527,779   $84,973   23,244,328    $23      $225,300     $(114,161)   9,140     $(76)
Unrealized loss on investments
  available-for-sale..............          --        --           --     --            --            --       --       --
Warrants and options exercised for
  common stock....................          --        --      529,695      1         1,358            --       --       --
Common stock issued for cash......          --        --    6,163,709      6       316,728            --       --       --
Payment on stockholder's notes....          --     4,900           --     --            --            --       --       --
7.25% Series D Convertible
  Preferred Stock issued for
  cash............................   4,140,000   200,274           --     --            --            --       --       --
Stock-based compensation..........          --        --           --     --         1,576            --       --       --
Accrued preferred stock
  dividend........................          --     3,007           --     --        (3,007)           --       --       --
Accretion of preferred stock to
  redemption value................          --     3,489           --     --        (3,489)           --       --       --
Series B Preferred converted to
  Common stock....................  (5,277,779)  (55,154)   5,277,779      5        55,148            --       --       --
Preferred dividends paid in Common
  stock...........................          --    (2,626)     292,085     --         2,626            --       --       --
Adjustment to estimated issuance
  costs of series C preferred
  stock...........................          --       353           --     --            --            --       --       --
Net loss..........................          --        --           --     --            --       (25,344)      --       --
                                    ----------   -------   ----------    ---      --------     ---------    -----     ----
BALANCE AT MARCH 31, 2000.........   5,390,000   239,216   35,507,596    $35      $596,240     $(139,505)   9,140     $(76)
                                    ==========   =======   ==========    ===      ========     =========    =====     ====

                                         NOTES
                                    RECEIVABLES FROM    ACCUMULATED
                                    STOCKHOLDERS FOR       OTHER           TOTAL
                                      ISSUANCE OF      COMPREHENSIVE   STOCKHOLDERS'
                                      COMMON STOCK     INCOME (LOSS)      EQUITY
                                    ----------------   -------------   -------------
BALANCE AT DECEMBER 31, 1998......      $(2,173)          $   817        $ 63,260
Unrealized loss on investments
  available-for-sale..............           --            (1,903)         (1,903)
Common stock issued...............           --                --         118,310
Warrants and options exercised for
  common stock....................           --                --           1,679
Common stock issued for note......       (4,322)               --              --
Payment on stockholder's note.....          200                --             200
Repurchase of common stock........           76                --              --
10% Series B Convertible Preferred
  Stock issued for cash...........           --                --              --
10% Series C Convertible Preferred
  Stock issued for cash...........           --                --              --
Preferred stock issued for note...           --                --              --
Stock-based compensation..........           --                --             714
Accrued preferred stock
  dividend........................           --                --          (2,577)
Value of preferred stock
  beneficial conversion
  features........................           --                --         (72,500)
Value of preferred stock
  beneficial conversion
  features........................           --                --          72,500
Accretion of preferred stock to
  redemption value................           --                --          (6,133)
Net loss..........................           --                --         (69,769)
                                        -------           -------        --------
BALANCE AT DECEMBER 31, 1999......      $(6,219)          $(1,086)       $103,781
Unrealized loss on investments
  available-for-sale..............           --              (886)           (886)
Warrants and options exercised for
  common stock....................           --                --           1,359
Common stock issued for cash......           --                --         316,734
Payment on stockholder's notes....          375                --             375
7.25% Series D Convertible
  Preferred Stock issued for
  cash............................           --                --              --
Stock-based compensation..........           --                --           1,576
Accrued preferred stock
  dividend........................           --                --          (3,007)
Accretion of preferred stock to
  redemption value................           --                --          (3,489)
Series B Preferred converted to
  Common stock....................           --                --          55,153
Preferred dividends paid in Common
  stock...........................           --                --           2,626
Adjustment to estimated issuance
  costs of series C preferred
  stock...........................           --                --              --
Net loss..........................           --                --         (25,344)
                                        -------           -------        --------
BALANCE AT MARCH 31, 2000.........      $(5,844)          $(1,972)       $448,878
                                        =======           =======        ========

          See accompanying notes to consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                2000         1999
                                                              ---------    --------
Cash flows from operating activities:
  Net loss..................................................  $ (25,344)   $(14,212)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      6,761       3,484
  Gain on sale of investments...............................         --        (205)
  Amortization of debt discount.............................        157         144
  Amortization of deferred financing costs..................        216         207
  Stock based compensation expense..........................      1,576          --
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable, net.........      1,018      (2,628)
    Increase in prepaid expenses............................     (1,026)        (42)
    Increase in other assets................................       (887)       (307)
    Increase in accounts payable -- trade...................     11,020       6,819
    Increase in sales tax payable...........................      1,102         163
    Increase in accrued interest and other expenses.........      7,572       5,966
                                                              ---------    --------
      Net cash provided by (used in) operating activities...      2,165        (611)
                                                              ---------    --------
Cash flows from investing activities:
  Purchase of property and equipment, net of payables.......    (33,545)    (15,240)
Decrease in accounts payable-property and equipment.........         --     (12,894)
Purchase of investments available-for-sale, net.............   (785,828)         --
  Sale of investments available-for-sale....................    322,957      23,294
  Increase in restricted investments........................       (278)       (550)
                                                              ---------    --------
      Net cash used in investing activities.................   (496,694)     (5,390)
                                                              ---------    --------
Cash flows from financing activities:
  Proceeds from issuance of Senior Notes....................    243,220          --
  Costs associated with issuance of Senior Notes............     (7,575)         --
  Proceeds from issuance of 7.25% Series D Convertible
    Preferred Stock, net of issuance costs..................    200,628          --
  Payments on other long term debt..........................       (321)       (153)
  Proceeds from issuance of common stock....................    318,092         240
  Collection on notes received for preferred and common
    stock...................................................      5,275          --
                                                              ---------    --------
      Net cash provided by financing activities.............    759,319          87
                                                              ---------    --------
      Net increase (decrease) in cash.......................    264,790      (5,914)
Cash and cash equivalents at beginning of period............     42,979      11,886
                                                              ---------    --------
Cash and cash equivalents at the end of period..............  $ 307,769    $  5,972
                                                              =========    ========
Supplemental schedule of non-cash investing and financing
  activities:
  Increase in property and equipment purchases included in
    accounts/notes payable -- property and equipment........  $  11,746    $     --
                                                              =========    ========
  Series B preferred stock converted to common stock........     55,153          --
                                                              =========    ========
  Series B preferred stock dividends paid in common stock...      2,578          --
                                                              =========    ========
  Preferred stock dividends accrued.........................      2,957          --
                                                              =========    ========
  Accretion of preferred stock to redemption value..........      3,489          --
                                                              =========    ========

  See accompanying condensed notes to unaudited interim consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

               CONDENSED NOTES TO UNAUDITED INTERIM CONSOLIDATED
                              FINANCIAL STATEMENTS

(1) PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements of MGC Communications, Inc. doing business as Mpower Communications Corp. (the "Company"), a Nevada corporation, include the accounts of the Company and its wholly-owned subsidiaries, MGC Lease Corporation and MGC LJ.Net, Inc. All significant inter-company balances and transactions have been eliminated.

     These consolidated financial statements reflect all normal recurring adjustments, which management believes are necessary to present fairly the financial position, results of operations, and cash flows for the Company for the respective periods presented. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

     The consolidated balance sheet at December 31, 1999 was derived from the audited consolidated financial statements, but does not include all disclosures required under generally accepted accounting principles.

(2) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                               MARCH 31,     DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
                                                              (UNAUDITED)
Building and property.......................................    $  5,579       $  5,518
Switching equipment.........................................     168,608        137,492
Leasehold improvements......................................       1,978            870
Computer hardware and software..............................       5,408          3,780
Office equipment and vehicles...............................       6,889          5,748
                                                                --------       --------
                                                                 188,462        153,408
Less accumulated depreciation and amortization..............     (31,907)       (25,237)
                                                                --------       --------
                                                                 156,555        128,171
Switching equipment under construction......................      73,608         63,441
                                                                --------       --------
Net property and equipment..................................    $230,163       $191,612
                                                                ========       ========

(3) COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

     In the ordinary course of business, the Company enters into purchase agreements with its vendors of telecommunications equipment and collocation sites. As of March 31, 2000 and December 31, 1999, the Company had a total of approximately $127.9 million and $43.3 million, respectively, of remaining purchase commitments to telecommunication vendors for purchases of switching equipment and approximately $58.4 million and $11.9 million of commitments to

                            MGC COMMUNICATIONS, INC.

               CONDENSED NOTES TO UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

collocation site providers for the build-out of collocation sites. In April 2000, the company committed to purchase an aircraft for $10.8 million.

(4) DEBT

     On March 24, 2000 the Company received approximately $235.6 million in net proceeds from the issuance of $250 million of 13% Senior Notes due April 1, 2010. The Notes bear a fixed annual interest rate of 13% which will be paid in cash every six months on April 1 and October 1, commencing October 1, 2000. The Notes are senior unsecured obligations and rank equally with all of the Company's existing and future senior debt and are senior to all of the Company's existing and future subordinate debt. The Notes contain certain repurchase requirements if certain assets are sold and the proceeds are not used as specified in the indenture.

     At any time after April 1, 2005, the Company may, at its option, redeem the Notes, in whole or in part, at a premium declining to par in 2003, plus accrued and unpaid interest and liquidated damages, if any, through the redemption date as follows:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   106.500
2006........................................................   104.330
2007........................................................   102.166
2008 and thereafter.........................................   100.000

     At any time prior to April 1, 2003, the Company may redeem up to 35% of the principal amount of the Notes from the net cash proceeds of an underwritten public offering of the Company's capital stock at a redemption price equal to 113.0% of the principal amount of the notes plus any unpaid or accrued interest.

(5) REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

     In February 2000, the Company completed an offering in which 4,140,000 shares of 7.25% Series D Convertible Redeemable Preferred Stock at $50.00 per share were issued for $207.0 million in gross proceeds. Each share of preferred stock is convertible at the option of the holder into .7562 shares of common stock at a conversion price of $65.34 per share, subject to adjustments and expiration of conversion rights in certain circumstances. Quarterly dividends are payable at the Company's option in cash or shares of common stock, beginning May 15, 2000. On April 18, 2000 the Company's board of directors declared a quarterly dividend of $0.95 per share, payable in shares of the Company's common stock on May 15, 2000. The record date for the dividend payment was April 28, 2000.

     In conjunction with the above offering, the Company issued 6,163,709 shares of common stock at $54.00 per share for gross proceeds of $332.8 million. In this offering, existing shareholders sold an additional 29,041 shares of common stock for which the Company did not receive any proceeds.

(6) SUBSEQUENT EVENT

     In April 2000, the Company entered into a merger agreement to purchase Primary Networks for $145 million. Primary Networks is a provider of data-centric communications services to business and residential customers in the Midwest. The Company will issue 1.4 million shares to Primary Network

                            MGC COMMUNICATIONS, INC.

               CONDENSED NOTES TO UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS -- (CONTINUED)

shareholders, will assume approximately $76 million of liabilities, a portion of which will be swapped for additional high-yield bonds to be issued under the Company's recent high-yield financing indenture discussed above, and will account for this transaction as a purchase. The Company's board of directors approved the agreement between both companies and expects to close the merger in the third quarter.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and
Board of Directors of
MGC Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of MGC Communications, Inc. (a Nevada corporation) and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, redeemable preferred stock and stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MGC Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada
February 16, 2000

                            MGC COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1999         1998
                           ASSETS                             ---------    --------
Current assets:
  Cash and cash equivalents.................................  $  42,979    $ 11,886
  Investments available-for-sale............................     61,627       9,851
  Restricted investments....................................     20,256      20,797
  Accounts receivable, less allowance for doubtful accounts
    of $647 and $257 at December 31, 1999 and 1998,
    respectively............................................     15,299       6,360
  Prepaid expenses..........................................      1,527         208
                                                              ---------    --------
         Total current assets...............................    141,688      49,102
Property and equipment, net.................................    191,612     116,380
Investments available-for-sale..............................     64,464      63,212
Restricted investments......................................         --      18,582
Deferred financing costs, net of accumulated amortization of
  $1,859 and $1,065 as of December 31, 1999 and 1998,
  respectively..............................................      3,920       4,714
Other assets................................................        745         129
                                                              ---------    --------
         Total assets.......................................  $ 402,429    $252,119
                                                              =========    ========
                LIABILITIES, REDEEMABLE PREFERRED STOCK
                       AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt and capital lease
    obligations.............................................  $     623    $    332
  Accounts payable:
    Trade...................................................     11,788       5,314
    Property and equipment..................................     24,955      18,577
  Accrued interest..........................................      5,200       5,200
  Accrued sales taxes payable...............................      4,345       1,400
  Accrued other expenses....................................      5,452       1,073
                                                              ---------    --------
         Total current liabilities..........................     52,363      31,896
Senior Secured Notes, net of unamortized discount of $2,732
  and $3,307 at December 31, 1999 and 1998, respectively....    157,268     156,693
Other long-term debt and capital lease obligations..........      4,044         270
                                                              ---------    --------
         Total liabilities..................................    213,675     188,859
                                                              ---------    --------
Commitments and contingencies
Redeemable preferred stock:
  10% Series B Convertible Preferred Stock, 5,278,000 shares authorized, 5,277,779 issued and outstanding at December
    31, 1999................................................     55,363          --
  10% Series C Convertible Preferred Stock, 1,250,000 shares authorized, 1,250,000 issued and outstanding at December
    31, 1999................................................     34,510          --
  Note receivable from stockholder for issuance of Series C
    convertible preferred stock.............................     (4,900)         --
Stockholders' equity:
  Preferred stock, 43,472,221 shares authorized but
    unissued................................................         --          --
  Common stock, $0.001 par value, 60,000,000 shares
    authorized, 23,244,328 and 17,190,428 shares issued and
    outstanding.............................................         23          17
  Additional paid-in capital................................    225,300     108,991
  Accumulated deficit.......................................   (114,161)    (44,392)
  Less: treasury stock......................................        (76)         --
  Notes receivable from stockholders for issuance of common
    stock...................................................     (6,219)     (2,173)
  Accumulated other comprehensive income (loss).............     (1,086)        817
                                                              ---------    --------
         Total stockholders' equity.........................    103,781      63,260
                                                              ---------    --------
         Total liabilities, redeemable preferred stock and
          stockholders' equity..............................  $ 402,429    $252,119
                                                              =========    ========

            See accompanying notes to consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           YEAR ENDED DECEMBER 31,
                                                    --------------------------------------
                                                       1999          1998          1997
                                                    -----------   -----------   ----------
Operating revenues:
  Telecommunication services......................  $    55,066   $    18,249   $    3,791
                                                    -----------   -----------   ----------
Operating expenses:
  Cost of operating revenues (excluding
     depreciation)................................       50,012        17,129        3,928
  Selling, general and administrative.............       44,836        17,877        6,440
  Stock-based compensation expense................          714            --           --
  Depreciation and amortization...................       18,921         5,238        1,274
                                                    -----------   -----------   ----------
                                                        114,483        40,244       11,642
                                                    -----------   -----------   ----------
     Loss from operations.........................      (59,417)      (21,995)      (7,851)
Other income (expense):
  Gain on sale of investments.....................          224           223           --
  Interest income.................................        7,702         8,771        2,507
  Interest expense (net of amount capitalized)....      (18,278)      (19,064)      (5,492)
                                                    -----------   -----------   ----------
     Net loss.....................................      (69,769)      (32,065)     (10,836)
Value of preferred stock beneficial conversion
  feature.........................................      (72,500)           --           --
Accretion of preferred stock to redemption
  value...........................................       (6,133)           --           --
Accrued preferred stock dividend..................       (2,577)           --         (136)
                                                    -----------   -----------   ----------
Net loss applicable to common stockholders........  $  (150,979)  $   (32,065)  $  (10,972)
                                                    ===========   ===========   ==========
Basic and diluted loss per share of common
  stock...........................................  $     (7.63)  $     (2.26)  $    (1.30)
                                                    ===========   ===========   ==========
Basic and diluted weighted average shares
  outstanding.....................................   19,775,410    14,178,729    8,458,991
                                                    ===========   ===========   ==========

          See accompanying notes to consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

 CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                         REDEEMABLE
                                      PREFERRED STOCK         COMMON STOCK       ADDITIONAL                 TREASURY STOCK
                                    --------------------   -------------------    PAID-IN     ACCUMULATED   ---------------
                                      SHARES     AMOUNT      SHARES     AMOUNT    CAPITAL       DEFICIT     SHARES   AMOUNT
                                    ----------   -------   ----------   ------   ----------   -----------   ------   ------
BALANCE AT DECEMBER 31, 1996......          --   $    --    7,176,000    $ 7      $ 12,276     $  (1,491)      --     $ --
Common stock issued for cash......          --        --    1,458,600      2         4,860            --       --       --
Common stock issued for notes
  receivable......................          --        --      165,000     --           688            --       --       --
Proceeds from offering allocated
  to warrants.....................          --        --           --     --         3,885            --       --       --
Warrants issued for common stock
  commitment......................          --        --           --     --           409            --       --       --
8% Series A Convertible Preferred
  Stock issued for cash...........   5,148,570    16,665           --     --            --            --       --       --
Accrued preferred stock
  dividend........................          --        --           --     --          (136)           --       --       --
Net loss..........................          --        --           --     --            --       (10,836)      --       --
                                    ----------   -------   ----------    ---      --------     ---------    -----     ----
BALANCE AT DECEMBER 31, 1997......   5,148,570    16,665    8,799,600      9        21,982       (12,327)      --       --
Common stock issued for cash......          --        --      100,680     --           774            --       --       --
Common stock issued for notes
  receivable......................          --        --      189,000     --         1,485            --       --       --
Warrants and options exercised for
  common stock....................          --        --      133,309     --            14            --       --       --
8% Series A Convertible Preferred
  Stock issued for cash...........   1,422,857     4,980           --     --            --            --       --       --
Accrued preferred stock
  dividend........................          --        --           --     --          (654)           --       --       --
Common stock issued for cash
  (IPO)...........................          --        --    4,025,000      4        62,959            --       --       --
Conversion of preferred stock to
  common stock....................  (6,571,427)  (21,645)   3,942,839      4        22,431            --       --       --
Unrealized gain on investments
  available-for-sale..............          --        --           --     --            --            --       --       --
Net loss..........................          --        --           --     --            --       (32,065)      --       --
                                    ----------   -------   ----------    ---      --------     ---------    -----     ----
BALANCE AT DECEMBER 31, 1998......          --        --   17,190,428     17       108,991       (44,392)      --       --
Unrealized loss on investments
  available-for-sale..............          --        --           --     --            --            --       --       --
Common stock issued...............          --        --    5,027,001      5       118,305            --       --       --
Warrants and options exercised for
  common stock....................          --        --      886,039      1         1,678            --       --       --
Common stock issued for note......          --        --      150,000     --         4,322            --       --       --
Payment on stockholder's note.....          --        --           --     --            --            --       --       --
Repurchase of common stock........          --        --       (9,140)    --            --            --    9,140      (76)
10% Series B Convertible Preferred
  Stock issued for cash...........   5,277,779    46,663           --     --            --            --       --       --
10% Series C Convertible Preferred
  Stock issued for cash...........   1,250,000    34,500           --     --            --            --       --       --
Preferred stock issued for note...          --    (4,900)          --     --            --            --       --       --
Stock-based compensation..........          --        --           --     --           714            --       --       --
Accrued preferred stock
  dividend........................          --     2,577           --     --        (2,577)           --       --       --
Value of preferred stock
  beneficial conversion
  features........................          --        --           --     --       (72,500)           --       --       --
Value of preferred stock
  beneficial conversion
  features........................          --        --           --     --        72,500            --       --       --
Accretion of preferred stock to
  redemption value................          --     6,133           --     --        (6,133)           --       --       --
Net loss..........................          --        --           --     --            --       (69,769)      --       --
                                    ----------   -------   ----------    ---      --------     ---------    -----     ----
BALANCE AT DECEMBER 31, 1999......   6,527,779   $84,973   23,244,328    $23      $225,300     $(114,161)   9,140     $(76)
                                    ==========   =======   ==========    ===      ========     =========    =====     ====

                                         NOTES
                                    RECEIVABLE FROM     ACCUMULATED
                                    STOCKHOLDERS FOR       OTHER           TOTAL
                                      ISSUANCE OF      COMPREHENSIVE   STOCKHOLDERS'
                                      COMMON STOCK     INCOME (LOSS)      EQUITY
                                    ----------------   -------------   -------------
BALANCE AT DECEMBER 31, 1996......      $    --           $    --        $ 10,792
Common stock issued for cash......           --                --           4,862
Common stock issued for notes
  receivable......................         (688)               --              --
Proceeds from offering allocated
  to warrants.....................           --                --           3,885
Warrants issued for common stock
  commitment......................           --                --             409
8% Series A Convertible Preferred
  Stock issued for cash...........           --                --              --
Accrued preferred stock
  dividend........................           --                --            (136)
Net loss..........................           --                --         (10,836)
                                        -------           -------        --------
BALANCE AT DECEMBER 31, 1997......         (688)               --           8,976
Common stock issued for cash......           --                --             774
Common stock issued for notes
  receivable......................       (1,485)               --              --
Warrants and options exercised for
  common stock....................           --                --              14
8% Series A Convertible Preferred
  Stock issued for cash...........           --                --              --
Accrued preferred stock
  dividend........................           --                --            (654)
Common stock issued for cash
  (IPO)...........................           --                --          62,963
Conversion of preferred stock to
  common stock....................           --                --          22,435
Unrealized gain on investments
  available-for-sale..............           --               817             817
Net loss..........................           --                --         (32,065)
                                        -------           -------        --------
BALANCE AT DECEMBER 31, 1998......       (2,173)              817          63,260
Unrealized loss on investments
  available-for-sale..............           --            (1,903)         (1,903)
Common stock issued...............           --                --         118,310
Warrants and options exercised for
  common stock....................           --                --           1,679
Common stock issued for note......       (4,322)               --              --
Payment on stockholder's note.....          200                --             200
Repurchase of common stock........           76                --              --
10% Series B Convertible Preferred
  Stock issued for cash...........           --                --              --
10% Series C Convertible Preferred
  Stock issued for cash...........           --                --              --
Preferred stock issued for note...           --                --              --
Stock-based compensation..........           --                --             714
Accrued preferred stock
  dividend........................           --                --          (2,577)
Value of preferred stock
  beneficial conversion
  features........................           --                --         (72,500)
Value of preferred stock
  beneficial conversion
  features........................           --                --          72,500
Accretion of preferred stock to
  redemption value................           --                --          (6,133)
Net loss..........................           --                --         (69,769)
                                        -------           -------        --------
BALANCE AT DECEMBER 31, 1999......      $(6,219)          $(1,086)       $103,781
                                        =======           =======        ========

          See accompanying notes to consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
Cash flows from operating activities:
  Net loss..................................................  $ (69,769)  $ (32,065)  $ (10,836)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
  Depreciation and amortization.............................     18,921       5,238       1,274
  Gain on sale of investments...............................       (224)       (223)         --
  Amortization of debt discount.............................        575         575         144
  Amortization of deferred debt financing costs.............        794         867         198
  Stock-based compensation expense..........................        714          --          --
  Changes in assets and liabilities:
    Increase in accounts receivable, net....................     (8,939)     (5,160)     (1,190)
    Decrease (increase) in prepaid expenses.................     (1,319)         69        (254)
    Increase in other assets................................       (464)        (32)        (91)
    Increase in accounts payable-- trade....................      6,474       4,852         386
    Increase in sales taxes payable.........................      2,945       1,400          --
    Increase in accrued interest and other expenses.........      4,379         295       5,879
                                                              ---------   ---------   ---------
      Net cash used in operating activities.................    (45,913)    (24,184)     (4,490)
                                                              ---------   ---------   ---------
Cash flows from investing activities:
  Purchase of property and equipment, net of payables.......    (83,200)    (81,597)    (20,207)
  Purchase of investments held-to-maturity..................         --     (42,622)    (57,710)
  Sale (purchase) of investments available-for-sale, net....    (54,707)     28,309          --
  Sale (purchase) of restricted investments.................     19,123      18,195     (57,574)
                                                              ---------   ---------   ---------
      Net cash used in investing activities.................   (118,784)    (77,715)   (135,491)
                                                              ---------   ---------   ---------
Cash flows from financing activities:
  Proceeds from issuance of Senior Secured Notes net of
    discount of $4,026......................................         --          --     155,974
  Costs associated with issuance of Senior Secured Notes and
    warrants................................................         --        (133)     (5,237)
  Proceeds from issuance of warrants........................         --          --       3,885
  Proceeds from issuance of 8% Series A convertible
    preferred stock, net of issuance costs..................         --       4,980      16,665
  Proceeds from issuance of 10% Series B convertible
    preferred stock, net of issuance costs..................     46,663          --          --
  Proceeds from issuance of 10% Series C convertible
    preferred stock, net of issuance costs..................     29,600          --          --
  Proceeds (payments) on other long term debt and capital
    lease obligations, net..................................       (439)        133        (164)
  Proceeds from issuance of common stock....................    119,966      63,751       6,015
                                                              ---------   ---------   ---------
      Net cash provided by financing activities.............    195,790      68,731     177,138
                                                              ---------   ---------   ---------
      Net increase (decrease) in cash.......................     31,093     (33,168)     37,157
Cash and cash equivalents at beginning of period............     11,886      45,054       7,897
                                                              ---------   ---------   ---------
Cash and cash equivalents at the end of period..............  $  42,979   $  11,886   $  45,054
                                                              =========   =========   =========
Supplemental schedule of non-cash investing and financing
  activities:
  Treasury stock acquired in partial settlement of a note...  $      76   $      --   $      --
                                                              =========   =========   =========
  Increase in property and equipment purchases included in
    accounts/notes payable -- property and equipment........  $  10,882   $  15,504   $   2,434
                                                              =========   =========   =========
  Stock issued in acquisition of subsidiary.................  $     223   $      --   $      --
                                                              =========   =========   =========
  Preferred stock dividends accrued.........................  $   2,577   $      --   $     136
                                                              =========   =========   =========
  Accretion of preferred stock to redemption value..........  $   6,133   $      --   $      --
                                                              =========   =========   =========
  Common stock issued for note receivable...................  $   4,322   $   1,485   $     688
                                                              =========   =========   =========
  Preferred stock issued for note receivable................  $   4,900   $      --   $      --
                                                              =========   =========   =========
  Warrants issued as consideration in debt offering
    capitalized as deferred financing costs.................  $      --   $      --   $     409
                                                              =========   =========   =========
Other disclosures:
  Cash paid for interest net of amounts capitalized.........  $  16,915   $  19,192   $     164
                                                              =========   =========   =========

          See accompanying notes to consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

(1) PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

DESCRIPTION OF BUSINESS

     The accompanying consolidated financial statements of MGC Communications, Inc. doing business as Mpower Communications Corp. (the "Company"), a Nevada corporation, include the accounts of the Company and its wholly owned subsidiaries, MGC Lease Corporation and MGC LJ.Net, Inc. All significant inter-company balances have been eliminated.

     The Company was organized on October 16, 1995 as a competitive local exchange carrier to provide low cost alternative communication services to residential and small business users through the utilization of Company owned switches and network architecture leased from incumbent local exchange carriers. During the year ended December 31, 1999, the Company operated in Las Vegas, Atlanta, Chicago, southern Florida, and selected suburban areas of southern California including San Diego and Los Angeles with substantially all of its operating revenues being derived from the Las Vegas, southern California, and Atlanta operations.

REVENUE RECOGNITION

     The Company recognizes operating revenues from the sale of communication services including local dialtone, long distance, Internet access and data services. Operating revenues are also recognized from installation charges as well as from access charges billed to other long distance carriers for utilizing the Company's network.

     Telecommunication revenues and accounts receivable are recognized when calls are terminated or when the installation services are completed. Accounts receivable includes both billed and unbilled amounts and is reduced by an estimate for uncollectible amounts. Due to current disputes, the Company has recognized switched access revenues based on management's best estimate of the probable collections from such revenue. AT&T, Sprint, MCI WorldCom and other long distance carriers have refused to pay the full amount of the long distance access charges billed to them. For the years ended December 31, 1999, 1998 and 1997, the Company has recognized in operating revenues switched access revenues of approximately $19.5 million, $7.4 million and $0.7 million, respectively. These revenue amounts exclude $9.5 million, $3.2 million, and $0.2 million of billed services which have not been recorded as revenue in the accompanying consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997, respectively. Switched access revenues from AT&T, Sprint, and MCI WorldCom represented 71% and 81% of our total access charge revenues in 1999 and 1998, respectively. The Company settled its disputes with MCI WorldCom in October 1999 and with AT&T in February 2000. Amounts collected approximated the related switched access revenues estimated by the Company's management.

     Included in trade accounts receivable in the accompanying consolidated balance sheets as of December 31, 1999 and 1998 are net receivables related to switched access of approximately $10.9 million and $3.6 million, respectively.

CASH AND CASH EQUIVALENTS

     The Company considers short-term investments with a remaining maturity of three months or less at the date of purchase to be cash equivalents.

                            MGC COMMUNICATIONS, INC.

RESTRICTED INVESTMENTS

     Restricted investments consist of U.S. Treasury Notes which are restricted in that they must be used for the repayment of interest on certain debt and are stated at amortized cost plus accrued interest. Management designated these investments as held-to-maturity securities in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The carrying value of the restricted investments approximates the fair value.

ADVERTISING COSTS

     The Company expenses advertising costs in the period incurred. As of December 31, 1999, 1998 and 1997, the Company had expensed advertising costs of $1,268,000, $810,000 and $125,000, respectively.

INVESTMENTS

     Investments classified as available-for-sale at December 31, 1998 were classified as held-to-maturity as of December 31, 1997. During the fourth quarter of 1998, the Company sold investments previously classified as held-to-maturity, prior to their maturity date to fund remaining 1998 capital expenditures. In accordance with SFAS No. 115, the classification of these investments has been appropriately changed in the accompanying consolidated financial statements.

     During 1999 and 1998, the Company sold $43.6 million and $28.3 million, respectively, in investments available-for-sale and recorded a $1.9 million gross unrealized loss and $0.8 million gross unrealized gain, respectively, as part of other comprehensive income for the years ended December 31, 1999 and 1998.

     Available-for-sale securities represent investments principally in commercial paper and government securities. The commercial paper matures periodically through March of 2000 and the government securities mature periodically through June 2002. The unamortized cost basis of these investments at December 31, 1999 and 1998 is approximately $128.0 million and $72.2 million, respectively. The cost basis for which the realized gain was calculated on available-for-sale securities was $128.2 million and $72.0 million, for 1999 and 1998, respectively, using the specific identification method.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost, less accumulated depreciation and amortization. Direct and indirect costs of construction are capitalized, and include $4,057,000, $3,175,000 and $188,000 of interest costs related to construction during 1999, 1998 and 1997, respectively. Depreciation is computed using the straight-line method over estimated useful lives beginning in the month an asset is put into service.

                            MGC COMMUNICATIONS, INC.

     Estimated useful lives of property and equipment are as follows:

Buildings................................  40 years
Telecommunications and other switching
  equipment..............................  5-10 years
Computer hardware and software...........  3-5 years
Office furniture & equipment.............  3-5 years
Leasehold improvements...................  the lesser of the estimated useful lives or term of lease

     The Company capitalizes costs associated with the design, deployment and expansion of the Company's network including internally and externally developed software. Capitalized external software costs include the actual costs to purchase software from vendors. Capitalized internal software costs generally include personnel and related costs incurred in the enhancement and implementation of purchased software packages. Capitalized internal labor costs for the years ended December 31, 1999, 1998 and 1997 were $1,218,000, $0 and $0, respectively.

DEFERRED FINANCING COSTS

     Deferred financing costs are amortized to interest expense over the life of the related financing using the effective interest method.

INCOME TAXES

     The Company has applied the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the consequences of temporary differences between amounts reported for financial reporting and income tax purposes. SFAS No. 109 requires recognition of a future tax benefit of net operating loss carryforwards and certain other temporary differences to the extent that realization of such benefit is more likely than not; otherwise, a valuation allowance is applied.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS No. 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 1999 and 1998, the carrying value of all financial instruments (accounts receivable, accounts payable and long-term debt) approximates fair value due to the short term nature of the instruments or interest rates, which are comparable with current rates.

LONG-LIVED ASSETS

     Management periodically evaluates the carrying value of its long-lived assets, including property, equipment and intangible assets, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized by writing down the asset's carrying value down to its fair value based on the present

                            MGC COMMUNICATIONS, INC.

value of the discounted cash flows of the asset or other relevant measures. Management believes no material impairment in the value of long-lived assets exists at December 31, 1999 or 1998.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes additional standards for segment reporting in financial statements and is effective for fiscal years beginning after December 15, 1997. The Company currently operates in only one segment, communication services, and hence, separate segment reporting is not applicable.

CONCENTRATION OF SUPPLIERS

     The Company currently leases its transport capacity from a limited number of suppliers and is dependent upon the availability of collocation space and fiber optic transmission facilities owned by the suppliers. The Company is currently vulnerable to the risk of renewing favorable supplier contracts, timeliness of the supplier in processing the Company's orders for customers and is at risk to regulatory agreements that govern the rates to be charged to the Company.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

RECLASSIFICATION

     Certain reclassifications, which have no effect on net income, have been made in the prior period financial statements to conform to the current presentation.

(2) PLAN OF OPERATIONS

     In September 1997, the Company completed an offering of 160,000 units consisting of $160 million of 13% Senior Secured Notes due in 2004 (the "Notes") and warrants to purchase shares of common stock, as discussed in Note 4. During May and June 1998, the Company sold an aggregate of 4,025,000 shares of common stock at $17.00 per share. In May 1999, the Company sold 5,277,779 shares of preferred stock at $9.00 per share as discussed in Note 5. In July 1999, the Company sold an additional 5,000,000 shares of common stock at $25.00 per share as also discussed in Note 5. In December 1999, the Company issued 1,250,000 shares of preferred stock at $28.00 per share as also discussed in Note 5. In February 2000, the Company sold an additional 6,163,709 shares of common stock at $54.00 per share and 4,140,000 shares of preferred stock at $50.00 per share as also discussed in Note 5. The Company expects to continue its expansion and development of services into new markets. The Company expects to fund any additional capital requirements through existing resources, debt or equity financing and internally generated funds.

     The Company expects that its available cash and the proceeds from the common stock and series D preferred stock offerings in February 1999 should be adequate to fund its operating losses and planned capital expenditures, as currently projected, over the next several years. If these

                            MGC COMMUNICATIONS, INC.

resources are not sufficient, management intends to consider alternate forms of financing or to delay or modify some of our expansion plans.

     The Company continually evaluates the capital expenditure plan in light of developments in the telecommunications industry and market acceptance of the Company's service offerings. As a result of this evaluation, the Company may decide to accelerate or expand its capital expenditure plan. The Company might also expand through acquisitions. To fund an accelerated or expanded capital expenditure plan or acquisitions, the Company would likely issue additional debt or equity securities. The Company cannot predict that it would be successful in raising additional capital on terms acceptable to it or at all.

     Management also recognizes that certain risks are inherent to the industry. Such risks and assumptions include, but are not limited to, the Company's ability to successfully market its existing and proposed services to current and new customers in existing and planned markets, successfully develop commercially viable data and Internet offerings, access markets, install switches and obtain suitable locations for its switches, negotiate suitable interconnect agreements with the ILECs, obtain an acceptable level of cooperation from the ILECs, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as competitive, regulatory, legislative and judicial developments that could materially affect the Company's future results.

(3) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
                                                                 (IN THOUSANDS)
Building and property.......................................  $  5,518    $  2,653
Switching equipment.........................................   137,492      57,045
Leasehold improvements......................................       870         740
Computer hardware and software..............................     3,780       2,218
Office equipment and vehicles...............................     5,748         901
                                                              --------    --------
                                                               153,408      63,557
Less accumulated depreciation and amortization..............   (25,237)     (6,555)
                                                              --------    --------
                                                               128,171      57,002
Switching equipment under construction......................    63,441      59,378
                                                              --------    --------
     Net property and equipment.............................  $191,612    $116,380
                                                              ========    ========

                            MGC COMMUNICATIONS, INC.

(4) DEBT

     Long-term borrowings at December 31, 1999 and 1998 consist of the following:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
                                                                 (IN THOUSANDS)
13% Senior Secured Notes, due October 1, 2004, net of
  unamortized discount of $2,732 and $3,307.................  $157,268    $156,693
Other long-term debt and capital lease obligations..........     4,667         602
                                                              --------    --------
                                                               161,935     157,295
Less current portion........................................      (623)       (332)
                                                              --------    --------
                                                              $161,312    $156,963
                                                              ========    ========

     Maturities of long-term debt and capital lease obligations for each of the next five years and thereafter ending December 31, consist of the following:

                                                              (IN THOUSANDS)
2000........................................................     $    623
2001........................................................          696
2002........................................................          508
2003........................................................          274
2004 and thereafter.........................................      159,834
                                                                 --------
                                                                 $161,935
                                                                 ========

     In September 1997, the Company completed an offering of units consisting of in the aggregate of $160 million of 13% Senior Secured Notes due in 2004 and warrants to purchase 774,720 shares of common stock (collectively the "1997 Offering").

     The Notes bear interest at the rate of 13% per annum, payable semi-annually in arrears on April 1 and October 1, commencing April 1, 1998. As set forth in the Indenture pursuant to which the Notes were issued the Company is required to hold in a trust account sufficient funds to provide for payment in full of interest on the Notes through October 1, 2000. The accompanying consolidated financial statements reflect approximately $20.3 million as restricted investments as security for the interest payments on the Notes. In addition, the Notes are secured by a security interest in certain telecommunications equipment owned by the Company or which may be acquired in the future. As of December 31, 1999, the Notes were secured by a security interest in telecommunications equipment with a net book value of $105.4 million.

     In conjunction with the 1997 Offering, the Company engaged an investment-banking firm that determined a value for each warrant and share of common stock. Consistent with this determination, the Company has allocated a portion of the 1997 Offering proceeds to the warrants based on a value of $4.68 per share of common stock less the exercise price of $.02 per share for the warrant.

     The warrants are currently exercisable and expire on October 1, 2004. The agreement pursuant to which the warrants were issued required an anti-dilution adjustment if the November 1997 preferred stock offering was consummated at a price less than $5.00 per share. As further discussed in Note 5, the Company completed the preferred stock offering for $3.50 per share. Accordingly, the warrants issued in connection with the 1997 Offering were increased from 774,200 to 862,923 and

                            MGC COMMUNICATIONS, INC.

have been reflected in the accompanying consolidated financial statements as of December 31, 1999 and 1998. Expenses allocated to the warrants in connection with the 1997 Offering were $141,000.

     In conjunction with the 1997 Offering, certain persons deposited an aggregate of $15.0 million in escrow (the "Common Stock Commitment"), which funds were to have been applied to the purchase of shares of Common Stock in the event the Company failed to sell at least $15.0 million of preferred stock within a certain period of time. Since sufficient preferred stock was issued within the time period, the investors received a return of their funds contributed to escrow. As a commitment fee for the Common Stock Commitment, the Company issued to all such persons contributing to the escrow funds warrants to purchase an aggregate of 90,000 shares of Common Stock at $.02 per share.

     The Company has recorded the commitment fee as non-cash consideration in connection with the 1997 Offering. The value of the warrants issued as a commitment fee was determined based on a value of the Company's common stock at $4.68 per share less the exercise price of $.02 per share for the warrant. All such warrants were exercised in January and February 1998.

     The Notes may be redeemed at the option of the Company, in whole or in part, on or after October 1, 2001, at a premium declining to par in 2003, plus accrued and unpaid interest and liquidated damages, if any, through the redemption date as follows:

YEAR                                                            PERCENTAGE
----                                                            ----------
2001........................................................      106.50
2002........................................................      103.25
2003 and thereafter.........................................      100.00

     In the event of a sale by the Company prior to October 1, 2000 of its capital stock in one or more equity offerings, up to a maximum of 35% of the aggregate principal amount of the Notes originally issued will, at the option of the Company, be redeemed from the net cash proceeds at a redemption price equal to 113% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, provided at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption.

     The Indenture contains certain covenants that among other things, limit the ability of the Company and its restricted subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and lease back transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its restricted subsidiaries, conduct certain lines of business, issue or sell equity interests of the Company's restricted subsidiaries or enter into certain mergers and consolidations. As of December 31, 1999, management believes it is in compliance with all debt covenants.

     In conjunction with the 1997 Offering, the authorized capital stock of the Company was increased to 60,000,000 shares of common stock, $.001 par value per share, and 50,000,000 shares of preferred stock, $.001 par value per share.

     In January 1998, the Company filed a registration statement offering to exchange the Notes for 13% Series B Senior Secured Notes due 2004 under the Securities Act of 1933, as amended. Terms of the 13% Series B Senior Secured Notes due 2004 are substantially the same as the Notes. The exchange was consummated in March 1998.

                            MGC COMMUNICATIONS, INC.

     During 1999, the Company entered into a capital lease agreement for an aircraft, the owners of which are directors of the Company. All assets under capital leases are capitalized using interest rates appropriate at the inception of each lease. Capital leases are recorded at cost and depreciated over the lesser of the estimated life or lease term. Total related lease payments in 1999 were $97,500.

(5) REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

COMMON STOCK

     In 1997, the Company approved agreements with two key members of management granting them rights to purchase a total of 150,000 shares at $3.33 per share and 165,000 shares at $4.17 per share. In both cases, the Company retains the right to repurchase these shares at their cost in the event of termination of employment for any reason and has agreed to finance the purchase price of the shares purchased at $4.17 per share over a period of three years. During September 1997, the members of management exercised their rights and the respective aforementioned shares were issued. The Company received $500,000 for the 150,000 shares issued at $3.33 per share. The $688,000 owed to the Company for the 165,000 shares issued at $4.17 per share has been classified in the accompanying consolidated statements of redeemable preferred stock and stockholders' equity as notes receivable from stockholders for issuance of common stock.

     During 1998, the Company issued 100,680 shares of $.001 par value common stock at prices ranging from $5.83 to $8.33 per share, for total proceeds to the Company of $774,000.

     During 1998, the Company approved agreements with 11 key members of management to purchase a total of 189,000 shares of common stock. The purchase price of these shares ranged from $5.83 to $8.33 per share. In each case, the Company retains the right to repurchase these shares at their cost in the event of termination of employment for any reason and has agreed to finance a portion of the purchase price of the shares over a period of three years. The $1,485,000 owed to the Company is classified in the accompanying statements of redeemable preferred stock and stockholders' equity as notes receivable from stockholders for issuance of common stock.

     During May and June 1998, the Company sold 4,025,000 shares of common stock at $17.00 per share pursuant to the registration statement filed on Form S-1, which was declared effective by the Securities and Exchange Commission on May 11, 1998. In connection with the initial public offering of the Company's common stock, the Company effected a six for ten reverse stock split, which has been reflected in the accompanying consolidated financial statements. In addition to the reverse stock split, the Company's 6,571,427 outstanding shares of Series A Preferred Stock (as defined below) were converted to 3,942,839 shares of the Company's common stock upon completion of the initial public offering. The conversion of the Preferred Stock has been reflected in the accompanying consolidated financial statements.

     In July 1999, the Company issued 5,000,000 shares of common stock at $25.00 per share and received proceeds, after expenses, of $118.1 million. In this offering, existing shareholders sold an additional 587,695 shares of common stock for which the Company did not receive any proceeds.

     In September 1999, the Company reacquired 9,140 shares of its common stock at an aggregate purchase price of $76,136 in partial cancellation of a note receivable from stockholder for issuance of common stock and is classified as treasury stock in the accompanying consolidated financial statements.

                            MGC COMMUNICATIONS, INC.

     In October 1999, the Company approved an agreement with a newly hired key member of management to purchase a total of 150,000 shares of common stock at $28.81 per share. The Company retains the right to repurchase these shares at their cost in the event of termination of employment for any reason and has agreed to finance the purchase price of the shares purchased. The agreement provides for the forgiveness of the note at the end of a three year term of employment. The $4,321,875 owed to the Company is classified in the accompanying statements of redeemable preferred stock and stockholders' equity as notes receivable from stockholders for issuance of common stock.

     In February 2000, the Company issued 6,163,709 shares of common stock at $54.00 per share for gross proceeds of $332.8 million. In this offering, existing shareholders sold an additional 29,041 shares of common stock for which the Company did not receive any proceeds.

REDEEMABLE PREFERRED STOCK

     The Company has authorized the issuance of up to 50,000,000 shares of preferred stock. In November 1997, the Company designated 6,571,450 shares as 8% Series A Convertible Preferred Stock ("Series A Preferred Stock").

     In November 1997, the Company completed a private placement offering in which 5,148,570 shares of the Series A Preferred Stock were issued at $3.50 per share, for total proceeds to the Company of approximately $16.7 million, net of expenses.

     In January 1998, the Company completed an additional private placement offering in which 1,422,857 shares of Series A Preferred Stock were issued at $3.50 per share for total proceeds to the Company of approximately $5.0 million, net of expenses. The terms of the offering were substantially identical to those of the previous preferred stock offering.

     Each share of Series A Preferred Stock was automatically converted into common stock on a six for ten basis upon the consummation of the Company's IPO. In accordance with the terms of the Series A Preferred Stock, the accrued dividends were reversed at the time of conversion.

     On April 5, 1999, the Company entered into a Security Purchase Agreement with Providence Equity Partners III L.P. ("Providence"), JK&B Capital III L.P. ("JK&B III") and Wind Point Partners III L.P. ("Wind Point") under which Providence, JK&B III and Wind Point and their affiliates ("the Purchasers") agreed to purchase 5,277,779 shares of newly issued Series B Convertible Preferred Stock ("Series B Preferred Stock") at $9.00 per share (the "Transaction") for a total consideration of $47.5 million. The Transaction was consummated on May 4, 1999. Net Proceeds to the Company were approximately $46.7 million.

     Dividends accrued on the Series B Preferred Stock at the rate of 10% per annum from the issue date until November 21, 1999 and are payable in preference to any dividends that may be paid with respect to the Company's Common Stock. Effective November 22, 1999, the Company elected to terminate the accrual of dividends since the Company's stock price exceeded $27.00 per share for 20 consecutive trading days (the "Market Threshold").

     The Series B Preferred Stock is convertible into Common Stock at any time at the option of the holder. Initially, the conversion price is $9.00 per share and each share of Series B Preferred Stock is convertible into one share of Common Stock. The conversion price is subject to adjustment as a result of stock splits, stock dividends and certain other issuances of additional stock.

                            MGC COMMUNICATIONS, INC.

     The Series B Preferred Stock was issued in May 1999 with a beneficial conversion feature totaling $47.5 million measured as the difference between the conversion price of $9.00 per share and the fair value of the underlying common stock at the time of issuance, limited by the total amount of the proceeds of the preferred stock issued. The beneficial conversion feature has been recognized as an increase in additional paid-in capital, with an offsetting decrease in additional paid-in capital.

     After the earlier of May 24, 2000 or the date on which the holders of Series B Preferred Stock exercise their demand registration rights, the Company has the right to require the conversion of the Series B Preferred Stock if the Company's stock price exceeds the Market Threshold referenced above. If the Company requires conversion within three years after closing, no accrued dividends will be paid.

     At each balance sheet date, the Company records a pro rata accretion of the Series B Preferred Stock to its anticipated redemption value. Such accretion is based on the market value of the common stock at the balance sheet date, not to exceed $27.00 per share based on the Market Threshold. For the year ended December 31, 1999, the Company recorded accretion of $6,123,395 related to the Series B Preferred Stock which has been recorded as an increase in redeemable preferred stock with a corresponding decrease in additional paid-in capital.

     The holders of the Series B Preferred Stock have the right to require us to redeem the Series B Preferred Stock after May 4, 2005 or upon sale of the Company. The redemption price will be equal to the greater of (x) $9.00 per share plus accrued and unpaid dividends, or (y) the value of the common stock into which the Series B Preferred Stock is then convertible. If the Company fails to redeem all shares of Series B Preferred Stock, then the holders of the Series B Preferred Stock, along with the holders of the Series C Preferred Stock (as defined below) will have the right to elect a majority of the Company's Board of Directors.

     In November 1999, the Company entered into an agreement with Providence, JK&B III L.P. and their affiliates (the "Purchasers") under which the Purchasers purchased 1,250,000 shares of newly issued Series C Convertible Preferred Stock ("Series C Preferred Stock") at $28.00 per share for a total consideration of $35.0 million. Of the total consideration, $4.9 million was paid by an interest-bearing promissory note which was paid in February 2000. The transaction was consummated on December 30, 1999.

     Dividends accrue on the Series C Preferred Stock at the rate of 10% per annum, are cumulative and are payable in preference to any dividends that may be paid with respect to the Company's Common Stock. No accrued dividends in excess of $2.80 per share will be paid if the Company requires conversion of the Series C Preferred Stock within 30 months of issuance. The Company may require conversion if the Company's stock price exceeds $56.00 for 20 consecutive trading days.

     The Series C Preferred Stock is convertible into Common Stock at any time at the option of the holder. Initially, the conversion price is $28.00 per share and each share of Series C Preferred Stock is convertible into one share of Common Stock. The conversion price is subject to adjustment as a result of stock splits, stock dividends and certain other issuances of additional stock.

     The Series C Preferred Stock was issued in December 1999 with a beneficial conversion feature totaling $25.0 million measured as the difference between the conversion price of $28.00 per share and the fair value of the underlying common stock at the time of issuance. The beneficial conversion feature has been recognized as an increase in addition paid-in capital, with an offsetting decrease in additional paid-in capital.

                            MGC COMMUNICATIONS, INC.

     At each balance sheet date, the Company records a pro rata accretion of the Series C Preferred Stock to its anticipated redemption value. Such accretion is based on the market value of the common stock at the balance sheet date, not to exceed $56.00 per share based on the Market Threshold. For the year ended December 31, 1999, the Company recorded accretion of $9,623 related to the Series C Preferred Stock which has been recorded as an increase in redeemable preferred stock with a corresponding decrease in additional paid-in capital.

     The holders of the Series C Preferred Stock have the right to require the Company to redeem the Series C Preferred Stock after six years from issuance or upon a sale of the Company. The redemption price will be equal to the greater of
(x) $28.00 per share plus the greater of $2.80 per share or accrued and unpaid dividends, or (y) the value of the Common Stock into which the Series C Preferred Stock is then convertible.

     If the Company fails to redeem all shares of Series C Preferred Stock within six months of the date specified by the holders of the Series C Preferred Stock, then the holders of the Series C Preferred Stock, along with the holders of the Preferred B Stock will have the right to elect a majority of the Company's Board of Directors.

     The Series B Preferred Stock and Series C Preferred Stock will vote along with the Common Stock on an as-converted basis. The holders of the Series B Preferred Stock and Series C Preferred Stock have the right to nominate two or more of the directors depending on the size of the Company's Board of Directors and the percentage of the Company's stock represented by the outstanding Series B Preferred Stock and Series C Preferred Stock. The Series B Preferred Stock and the Series C Preferred Stock also have the right to have their Board representative serve on each committee of the Company's Board and on the Board of each of the Company's subsidiaries.

     On February 11, 2000, the Company completed an additional offering in which 4,140,000 shares of 7.25% Series D Convertible Redeemable Preferred Stock at $50.00 per share were issued for $207.0 million in gross proceeds. Each share of preferred stock is convertible at the option of the holder into .7652 shares of common stock at a conversion price of $65.34 per share, subject to adjustments and expiration of conversion rights in certain circumstances. Quarterly dividends are payable at the Company's option in cash or shares of common stock, beginning May 15, 2000.

(6) STOCK OPTION PLAN

     In June 1996, the Company adopted a stock option plan which allows the Board of Directors to grant incentives to employees in the form of incentive stock options and non-qualified stock options. As of December 31, 1997, the Company had reserved 1,440,000 shares of common stock to be issued under the plan. In March 1998, the Board of Directors approved an additional 1,200,000 shares of common stock to be issued under the plan. In July 1998, the Company filed a registration statement on Form S-8 to register these reserved shares of the Company's common stock under the MGC Communications, Inc. Stock Option Plan (the "Plan").

     In May 1999, the Company's stockholders approved an amendment to the Company's stock option plan under which an additional 2,240,000 shares of common stock were approved to be issued under the plan. In September 1999, the Company filed a registration statement on Form S-8 to register these reserved shares of the Company's common stock under the Plan.

     Under the Plan, substantially all options have been granted to employees at a price equal to the then-current market price, as estimated by management, and vest primarily over a 5-year period with

                            MGC COMMUNICATIONS, INC.

an acceleration provision for certain events or qualified changes in control. All options expire within ten years of the date of grant.

     Stock option transactions during 1999, 1998 and 1997 are as follows:

                                                                           WEIGHTED
                                                                           AVERAGE
                                                               NUMBER      EXERCISE
                                                              OF SHARES     PRICE
                                                              ---------    --------
Outstanding at December 31, 1996............................    781,860     $ 1.35
Granted.....................................................    274,560     $ 5.78
Canceled....................................................     (3,300)    $ 5.08
                                                              ---------
Outstanding at December 31, 1997............................  1,053,120     $ 2.50
Granted.....................................................    865,700     $ 8.48
Exercised...................................................     (7,380)    $ 1.77
Canceled....................................................    (85,240)    $ 5.84
                                                              ---------
Outstanding at December 31, 1998............................  1,826,200     $ 5.18
Granted.....................................................  2,436,240     $15.58
Exercised...................................................   (345,700)    $ 4.88
Canceled....................................................   (364,800)    $13.92
                                                              ---------
Outstanding at December 31, 1999............................  3,551,940     $16.87
                                                              ---------
Exercisable at December 31, 1997............................    165,720     $ 1.47
                                                              =========
Exercisable at December 31, 1998............................    378,660     $ 2.07
                                                              =========
Exercisable at December 31, 1999............................    815,073     $ 4.09
                                                              =========

     For options granted during the years ended December 31, 1999 and 1998, the weighted average fair value of options, on the date of grant, estimated using the Black-Scholes option pricing model, was $23.80 and $6.70, respectively, using the following assumptions: dividend yield of 0%; expected option life of
6.5 years; and risk free interest rate at December 31, 1999 and 1998 of 6.54% and 5.06% and an expected volatility of 153.7% and 80.5%, respectively.

     The weighted average fair value of each of the options issued during the year ended December 31, 1997, substantially all of which have been granted at a price equal to the then current market price as estimated by management, was estimated to be $4.03, using an option pricing model with the following assumptions: dividend yield of 0%; expected option life of 6.5 years; and risk free interest rate of 5.06%.

                            MGC COMMUNICATIONS, INC.

     The following table summarizes information about stock options outstanding at December 31, 1999:

                                         WEIGHTED
                            NUMBER        AVERAGE     WEIGHTED     NUMBER      WEIGHTED
                          OUTSTANDING    REMAINING    AVERAGE    EXERCISABLE   AVERAGE
                          AT DEC. 31,   CONTRACTUAL   EXERCISE   AT DEC. 31,   EXERCISE
RANGE OF EXERCISE PRICE      1999          LIFE        PRICE        1999        PRICE
-----------------------   -----------   -----------   --------   -----------   --------
   $ 0.83 to $ 5.83          747,930    8.77 years     $ 2.24      559,260      $ 2.23
   $ 6.03 to $10.00          947,680    9.00 years     $ 7.42      241,273      $ 7.82
   $12.50 to $26.00          853,180    9.63 years     $21.23       14,540      $25.17
   $27.44 to $40.06        1,003,150    9.83 years     $33.00           --      $   --
                           ---------                               -------
   $ 0.83 to $40.06        3,551,940    9.44 years     $16.87      815,073      $ 4.09
                           =========                               =======

     The Company applied Accounting Principles Board (APB) Opinion No. 25 in accounting for its plan. No compensation expense was recognized for the years ended December 31, 1999, 1998 and 1997. Had the Company determined compensation cost using the fair value based method defined in SFAS No. 123, the Company's loss for the years then ended would have increased by $3,778,000, $565,000 and $7,000, respectively.

(7) LOSS PER SHARE

     SFAS No. 128, "Earnings Per Share," requires the Company to calculate its earnings per share based on basic and diluted earnings per share, as defined. Basic and diluted loss per share for the years ended December 31, 1999, 1998 and 1997 were computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock.

     The Company's warrants, preferred stock and stock options granted and issued during 1999, 1998 and 1997, and outstanding as of December 31, 1999, 1998 and 1997, are antidilutive and have been excluded from the diluted loss per share calculation for the years ended December 31, 1999, 1998 and 1997. Had the Company shown the effects of dilution, the warrants, preferred stock and options would have added an additional 5.4 million, 1.8 million and 1.6 million shares to the weighted average shares outstanding for the years ended December 31, 1999, 1998 and 1997, respectively.

                            MGC COMMUNICATIONS, INC.

(8) INCOME TAXES

     The net deferred tax asset as of December 31, 1999 and 1998 is as follows (in thousands):

                                                                1999        1998
                                                              --------    --------
Deferred Tax Asset
  Net operating loss carry-forward..........................  $ 48,152    $ 17,804
  Start-up expenditures.....................................       173         164
  Other.....................................................       928         534
                                                              --------    --------
                                                                49,253      18,502
  Less: valuation allowance.................................   (39,906)    (15,517)
                                                              --------    --------
  Net deferred tax asset....................................     9,347       2,985
                                                              --------    --------
Deferred Tax Liability
  Property and equipment....................................     6,405       2,769
  Other.....................................................     2,942         216
                                                              --------    --------
  Net deferred tax liability................................     9,347       2,985
                                                              --------    --------
Net.........................................................  $     --    $     --
                                                              ========    ========

     SFAS No. 109 requires recognition of the future tax benefit of these assets to the extent realization of such benefits is more likely than not; otherwise, a valuation allowance is applied. At December 31, 1999 and 1998, the Company determined that $39,906,000 and $15,517,000, respectively, of tax benefits did not meet the realization criteria because of the Company's historical operating results. Accordingly, a valuation allowance was applied to reserve against the applicable deferred tax asset.

     At December 31, 1999 and 1998, the Company had net operating loss carry-forwards available for income tax purposes of approximately $133,701,000 and $50,869,000, respectively, which expire principally from 2011 to 2019.

(9) COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

     The Company has entered into various leasing agreements for its switching facilities, offices, and office equipment. The facilities which house the Company's headquarters in Las Vegas are owned by an entity principally owned by two of the Company's principal stockholders and directors. Management believes the terms and conditions of this agreement are equal to the terms which would be available from an unaffiliated lessor.

                            MGC COMMUNICATIONS, INC.

     Future minimum lease obligations in effect as of December 31, 1999 are as follows (in thousands):

Payments during the year ending December 31:
  2000......................................................  $2,353
  2001......................................................   2,291
  2002......................................................   2,150
  2003......................................................   1,588
  2004......................................................   1,101
  Thereafter................................................     248
                                                              ------
                                                              $9,731
                                                              ======

     Rent expense was $1,609,000, $850,000 and $207,000 for the years ended December 31, 1999, 1998 and 1997, respectively, of which $806,000 was paid to a related party during 1999.

PURCHASE COMMITMENTS

     In the ordinary course of business, the Company enters into purchase agreements with its vendors of telecommunications equipment and colocation sites. As of December 31, 1999, the Company had a total for telecommunication vendors of approximately $43.3 million of remaining purchase commitments for purchases of switching equipment and to colocation site providers of approximately $11.9 million of remaining commitments for the build-out of colocation sites.

LITIGATION

     The Company is party to various legal proceedings, most of which relate to routine matters incidental to its business. Management does not believe that the outcome of such proceedings will have a material adverse effect on the Company's financial position or results of operations.

INTERCONNECTION AGREEMENTS

     The Company has interconnection agreements with five incumbent local exchange carriers. These agreements expire on various dates through July 2000.

     The Company is dependent on the cooperation of the incumbent local exchange carriers to provide access service for the origination and termination of its local and long distance traffic. Historically, charges for these services have made up a significant percentage of the overall cost of providing these services. To the extent the access services of the local exchange carriers are used, the Company and its customers are subject to the quality of service, equipment failures and service interruptions of the local exchange carriers.

(10) RISKS AND UNCERTAINTIES

     Certain rates in the interconnection agreements have been established by the Federal Communications Commission (FCC) and are subject to adjustment upon final negotiations. For the years ended December 31, 1999 and 1998, the Company has recorded costs of sales related to the Sprint (Nevada) interconnection agreement at amounts which are management's best estimates of the probable outcome of the final negotiated charges to our accounts. The difference, which totaled approximately $1.1 million and $1.7 million at December 31, 1999 and 1998, respectively has not been recorded in the accompanying consolidated financial statements. Management believes that the

                            MGC COMMUNICATIONS, INC.

resolution of this matter will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(11) RELATED PARTY TRANSACTION

     In May 1997, the Company entered into an agreement with a company, the owner of which is a former officer and current stockholder of the Company, for the purchase of certain computer software pursuant to which the Company paid the contract price of $600,000 in six equal monthly installments beginning July 1, 1997. In addition, the Company has paid $541,000 and $656,000 during 1999 and 1998, respectively, under such agreement to support and maintain the Company's proprietary management information computer system. Management believes the terms and conditions of this agreement are equal to the terms which would be available from an unaffiliated party.

                         PRIMARY NETWORK HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,     MARCH 31,
                                                                  1999             2000
                                                              -------------    ------------
                                                                               (UNAUDITED)
                                          ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 26,712,416     $  4,828,306
  Investments...............................................     5,076,212               --
  Accounts receivable, less allowance for doubtful accounts
    of $630,920 at September 30, 1999 and $959,169 at March
    31, 2000................................................       963,512        2,545,798
  Due from affiliates.......................................     1,052,505               --
  Inventory.................................................       105,886          220,577
  Other current assets......................................       923,385        2,058,240
                                                              ------------     ------------
Total current assets........................................    34,833,916        9,652,921
Restricted cash.............................................     1,000,000        2,000,000
Property and equipment, net.................................     8,900,931       32,636,059
Refundable capital lease deposit with affiliate.............       707,660          707,660
Debt issuance costs, net of accumulated amortization of
  $160,582 at September 30, 1999 and $401,457 at March 31,
  2000......................................................     3,211,658        2,984,988
Intangible assets, net......................................    13,110,252       17,038,036
                                                              ------------     ------------
                                                              $ 61,764,417     $ 65,019,664
                                                              ============     ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $  2,322,537     $  5,134,293
  Accrued expenses..........................................     3,130,130        2,851,502
  Unearned revenues.........................................     1,069,696        1,307,104
  Current maturities of capital lease obligations...........     1,137,019       11,205,758
  Note payable..............................................        16,614          477,742
  Due to affiliates.........................................       158,376               --
                                                              ------------     ------------
Total current liabilities...................................     7,834,372       20,976,399
  Capital lease obligations, less current maturities........     1,280,252        7,427,490
  Convertible note payable..................................     1,000,000        1,750,000
  Senior subordinated discount note.........................    48,837,310       52,586,101
Stockholders' equity (deficit):
  Preferred stock, $.001 par value, 20,000,000 shares
    authorized
    Series A preferred stock, 2,306,765 shares issued and
     outstanding............................................       494,375          494,375
    Series B preferred stock, 1,500,000 shares designated,
     850,000 shares issued and outstanding at March 31,
     2000...................................................            --          170,000
  Deferred stock compensation...............................            --         (141,668)
  Common stock, $.001 par value, 80,000,000 shares
    authorized, 63,600,815 shares issued....................        63,601           63,601
  Additional paid-in capital................................  14,496,596..       14,496,596
  Accumulated deficit.......................................   (12,242,089)     (32,803,230)
                                                              ------------     ------------
                                                                 2,812,483      (17,720,326)
                                                              ------------     ------------
                                                              $ 61,764,417     $ 65,019,664
                                                              ============     ============

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                      THREE MONTHS ENDED                SIX MONTHS ENDED
                                 -----------------------------    -----------------------------
                                   MARCH 31,       MARCH 31,        MARCH 31,       MARCH 31,
                                     1999             2000            1999             2000
                                 (PREDECESSOR)    (SUCCESSOR)     (PREDECESSOR)    (SUCCESSOR)
                                 -------------    ------------    -------------    ------------
Revenues:
  Access revenues..............   $1,141,754      $  3,140,338     $2,026,771      $  5,771,959
  Communication revenues.......           --         1,710,966             --         2,854,131
  Retail revenues..............      298,054           286,211        518,800           528,388
  Other revenues...............      129,298           236,137        333,165           472,687
                                  ----------      ------------     ----------      ------------
                                   1,569,106         5,373,652      2,878,736         9,627,165
Costs and expenses:
  Costs of access revenues.....      351,779         1,320,008        688,995         2,395,394
  Cost of communication
     revenues..................           --         1,937,654             --         3,102,857
  Cost of retail revenues......      179,293           148,438        326,219           245,734
  Costs of other revenues......       89,567           147,936        253,493           354,988
  Operations and customer
     support...................      207,727         3,203,729        400,759         4,799,453
  Sales and marketing..........      199,310         2,193,308        436,337         3,535,889
  General and administrative...      552,020         3,022,429        972,741         5,415,148
  Retail store expenses........      305,934           103,839        604,242           293,700
  Depreciation and
     amortization..............       52,649         3,449,800        144,841         6,263,609
                                  ----------      ------------     ----------      ------------
                                   1,938,279        15,527,141      3,827,627        26,406,772
                                  ----------      ------------     ----------      ------------
Loss from operations...........     (369,173)      (10,153,489)      (948,891)      (16,779,607)
Other income (expense):
  Interest
     expense -- affiliates.....           --           (72,438)       (18,909)         (151,395)
  Interest expense.............       (1,219)       (2,131,327)        (1,641)       (4,147,157)
  Other, net...................        8,184           174,987        (19,268)          517,018
                                  ----------      ------------     ----------      ------------
Loss from continuing
  operations...................     (362,208)      (12,182,267)      (988,709)      (20,561,141)
Income (loss) from operations
  of discontinued Web
  development division.........      (44,512)               --         12,595                --
                                  ----------      ------------     ----------      ------------
Loss before income taxes.......     (406,720)      (12,182,267)      (976,114)      (20,561,141)
Provision for income taxes.....           --                --             --                --
                                  ----------      ------------     ----------      ------------
Net loss.......................   $ (406,720)     $(12,182,267)    $ (976,114)     $(20,561,141)
                                  ==========      ============     ==========      ============

            See notes to unaudited consolidated financial statements

                         PRIMARY NETWORK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                    SIX MONTHS ENDED
                                                              -----------------------------
                                                                MARCH 31,       MARCH 31,
                                                                  1999             2000
                                                              (PREDECESSOR)    (SUCCESSOR)
                                                              -------------    ------------
OPERATING ACTIVITIES
Net loss....................................................   $  (976,114)    $(20,561,141)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................       144,841        6,263,609
  Amortization of debt issuance costs.......................            --          240,875
  Allowance for doubtful accounts...........................       201,427          332,630
  Accretion of discount on senior subordinated Debt.........            --        3,748,791
  Amortization of discount on investment....................            --          (48,788)
  Stock based compensation expense..........................       436,772           28,332
  Changes in operating assets and liabilities:..............            --               --
     Accounts receivable....................................      (382,063)      (1,762,628)
     Due from affiliates....................................    (1,870,826)       1,052,505
     Inventory..............................................        37,821         (114,691)
     Other current assets...................................       128,104          262,370
     Accounts payable.......................................       510,309        2,655,489
     Accrued expenses.......................................       211,366         (320,826)
     Unearned revenues......................................        70,006           16,821
                                                               -----------     ------------
Net cash used in operating activities.......................    (1,488,357)      (8,206,652)
INVESTING ACTIVITIES
Increase in restricted cash.................................            --       (1,000,000)
Sale of held to maturity security...........................            --        5,125,000
Purchases of property and equipment,
  net of capital lease obligations..........................      (110,677)     (10,213,120)
Acquisition of Information Services Technologies, Inc. .....            --         (591,006)
Acquisition of Business Product Systems Internet, Inc. .....            --         (700,112)
Acquisition of UNI Networking, Inc. ........................            --         (345,301)
Acquisition of GlobalVision Systems, Inc., net of cash
  acquired..................................................            --       (3,102,445)
Acquisition of Digital Internet Access Inc., net of cash
  acquired..................................................            --       (1,417,771)
Acquisition of Harvest Telecom, Inc. .......................            --          (50,000)
Business acquisition costs..................................      (454,783)              --
                                                               -----------     ------------
Net cash used in investing activities.......................      (565,460)     (12,294,755)

                                                                    SIX MONTHS ENDED
                                                              -----------------------------
                                                                MARCH 31,       MARCH 31,
                                                                  1999             2000
                                                              (PREDECESSOR)    (SUCCESSOR)
                                                              -------------    ------------
FINANCING ACTIVITIES
Principal payments of obligations under capital leases......            --       (1,222,826)
Principal payments under notes payable......................            --           (1,501)
Purchase of common stock held in treasury...................       (73,086)              --
Due to affiliates...........................................      (153,270)        (158,376)
Proceeds from issuance of common stock......................     2,535,487               --
                                                               -----------     ------------
Net cash provided by (used in) financing activities.........     2,309,131       (1,382,703)
                                                               -----------     ------------
Net increase (decrease) in cash and cash equivalents........       255,314      (21,884,110)
Cash and cash equivalents at beginning of period............           689       26,712,416
                                                               -----------     ------------
Cash and cash equivalents at end of period..................   $   256,003     $  4,828,306
                                                               ===========     ============
Noncash investing and financing transactions:
Capital leases entered into.................................   $        --     $ 17,438,803
                                                               ===========     ============

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

     Primary Network Holdings, Inc. (the Company) is headquartered in St. Louis, Missouri and provides full-service access to the Internet for corporate and residential users primarily in Missouri, Kansas, and Oklahoma. The Company also is a reseller of basic local telecommunications services, dedicated non-switched local exchange telecommunications services, and intrastate interexchange telecommunications services in Missouri. The basic local service is classified as competitive by the State of Missouri Public Service Commission (PSC) and is provided in portions of Missouri that are currently served primarily by Southwestern Bell Telephone Company (SWBT). Furthermore, the Company also serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. Billings are due upon receipt.

BASIS OF PRESENTATION

     The unaudited consolidated financial statements of Primary Network Holdings, Inc., the successor company, and CDM On-Line, Inc., the predecessor company, have been prepared in accordance with generally accepted accounting principles for interim financial information (refer to footnotes 1 and 2 in the September 30, 1999 audited financial statements of the Company for further explanation of the organization and basis of presentation and initial formation and capitalization of the Company). Accordingly, these interim financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements, and, therefore, should be read in conjunction with the Company's audited financial statements for the four months ended September 30, 1999, contained in this Prospectus. In the opinion of management, all adjustments (consisting only of normal recurring items) considered necessary for a fair presentation have been included. The results of operations for the three and six months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended September 30, 2000.

2. INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1999 and March 31, 2000:

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1999            2000
                                                       -------------    -----------
Computer equipment...................................   $ 4,465,458     $21,120,968
Software.............................................       478,574         890,576
Furniture, fixtures, and office equipment............       680,884         971,060
Capitalized collocation costs........................       150,236       7,992,275

                         PRIMARY NETWORK HOLDINGS, INC.

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1999            2000
                                                       -------------    -----------
Land, building, and leasehold improvements...........       285,552         535,447
Vehicles.............................................        71,348          71,348
                                                        -----------     -----------
                                                          6,132,052      31,581,674
Less accumulated depreciation and amortization.......    (1,881,830)     (4,323,645)
                                                        -----------     -----------
                                                          4,250,222      27,258,029
Construction in progress.............................     4,650,709       5,378,030
                                                        -----------     -----------
                                                        $ 8,900,931     $32,636,059
                                                        ===========     ===========

4. OTHER ASSETS

     Other assets consist of the following at September 30, 1999 and March 31, 2000:

                                                            SEPTEMBER 30,    MARCH 31,
                                                                1999            2000
                                                            -------------    ----------
Prepaid maintenance agreements............................    $     --       $1,484,806
Other non-current assets..................................     923,385          573,434
                                                              --------       ----------
                                                              $923,385       $2,058,240
                                                              ========       ==========

5. INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1999 and March 31, 2000:

                                                       SEPTEMBER 30,     MARCH 31,
                                                           1999            2000
                                                       -------------    -----------
Acquired customer list...............................   $ 2,771,783     $ 5,460,083
Goodwill.............................................    11,631,661      16,213,676
                                                        -----------     -----------
                                                         14,403,444      21,673,759
Less accumulated amortization........................    (1,293,192)     (4,635,723)
                                                        -----------     -----------
                                                        $13,110,252     $17,038,036
                                                        ===========     ===========

6. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at September 30, 1999 and March 31, 2000:

                                                            SEPTEMBER 30,    MARCH 31,
                                                                1999            2000
                                                            -------------    ----------
Accrual for equipment acquired............................   $1,836,572      $       --
Accrued payroll and related expenses......................      366,933         661,704
Acquisition related holdback accrual......................      130,000         621,675
Deferred gain on sale leaseback...........................           --         468,037
Other accrued liabilities.................................      796,625       1,100,086
                                                             ----------      ----------
                                                             $3,130,130      $2,851,502
                                                             ==========      ==========

                         PRIMARY NETWORK HOLDINGS, INC.

7. SEGMENT INFORMATION

     The Company has three reportable segments, Internet, Retail, and Communications, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) before income taxes. The corporate and eliminations segment includes corporate assets, principally consisting of cash and cash equivalents, investments and debt issuance costs, corporate activities and the elimination of intersegment transactions. In addition, as a result of the initial formation and capitalization of the Company as of June 1, 1999, the Company adjusted its segment reporting structure whereby interest expense is no longer allocated to its three reportable segments.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories. The Communications segment, which was established June 1, 1999, provides facilities-based and resold basic local telecommunications service, including dedicated/non-switched local exchange services, and intrastate interexchange services.

     The following segment information is as of March 31 or for the three months and six months then ended:

                                                           THREE MONTHS ENDED MARCH 31, 1999
                                                                     (PREDECESSOR)
                                                          ------------------------------------
                                                           INTERNET      RETAIL       TOTAL
                                                          ----------    --------    ----------
Revenues from external customers........................  $1,271,052    $298,054    $1,569,106
Intersegment revenues...................................          --          --            --
Depreciation and amortization...........................      48,929       3,720        52,649
Interest expense........................................         988         231         1,219
Stock based compensation................................     390,615          --       390,615
Loss from continuing operations.........................    (171,084)   (191,124)     (362,208)
Income from discontinued operation -- Web Development...     (44,512)         --       (44,512)
Loss before income taxes................................    (215,596)   (191,124)     (406,720)
Segment assets..........................................   3,211,201     486,666     3,697,866
Capital expenditures, net of capital lease
  obligations...........................................      15,240       4,552        19,792

                                            THREE MONTHS ENDED MARCH 31, 2000 (SUCCESSOR)
                                 --------------------------------------------------------------------
                                                                           CORPORATE
                                                                              AND
                                  INTERNET     RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                                 ----------   --------   --------------   ------------   ------------
Revenues from external
  customers....................  $3,376,475   $286,211     $1,710,966              --    $  5,373,652
Intersegment revenues..........         415     30,847        291,650        (322,912)             --
Depreciation and
  amortization.................   1,442,521      9,158      1,936,122          61,999       3,449,800
Interest expense...............          --         --             --       2,203,765       2,203,765
Loss before income taxes.......  (1,427,120)    24,771     (4,709,975)     (6,069,943)    (12,182,267)
Segment assets.................  18,330,068    463,406     34,760,916      11,465,274      65,019,664
Capital expenditures, net of
  capital lease obligations....     238,556        547      2,862,114         493,813       3,595,030

                         PRIMARY NETWORK HOLDINGS, INC.

                                                            SIX MONTHS ENDED MARCH 31, 1999
                                                                     (PREDECESSOR)
                                                          ------------------------------------
                                                           INTERNET      RETAIL       TOTAL
                                                          ----------    --------    ----------
Revenues from external customers........................  $2,359,936    $518,800    $2,878,736
Intersegment revenues...................................          --          --            --
Depreciation and amortization...........................     137,396       7,445       144,841
Interest expense........................................      17,061       3,489        20,550
Stock based compensation................................     436,772          --       436,772
Loss from continuing operations.........................    (566,114)   (422,595)     (988,709)
Income from discontinued operation -- Web Development...      12,595          --        12,595
Loss before income taxes................................    (553,519)   (422,595)     (976,114)
Segment assets..........................................   3,211,201     486,665     3,697,866
Capital expenditures, net of capital lease
  obligations...........................................     101,875       8,802       110,677

                                             SIX MONTHS ENDED MARCH 31, 2000 (SUCCESSOR)
                                 --------------------------------------------------------------------
                                                                           CORPORATE
                                                                              AND
                                  INTERNET     RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                                 ----------   --------   --------------   ------------   ------------
Revenues from external
  customers....................  $6,244,646   $528,388     $2,854,131              --    $  9,627,165
Intersegment revenues..........       1,180     75,496        535,768        (612,444)             --
Depreciation and
  amortization.................   3,308,659     18,105      2,826,331         110,514       6,263,609
Interest expense...............          --         --             --       4,298,552       4,298,552
Loss before income taxes.......  (3,325,208)   (27,543)    (7,407,792)     (9,800,598)    (20,561,141)
Segment assets.................  18,330,068    463,406     34,760,916      11,465,274      65,019,664
Capital expenditures, net of
  capital lease obligations....     278,495      1,083      7,393,116       1,140,426       8,813,120

8. ACQUISITIONS

     In the six month period ended March 31, 2000, the Company made the following acquisitions:

     On October 1, 1999, the Company purchased substantially all of the assets of Information Systems Technologies, Inc. for approximately $591,000, net of liabilities assumed.

     On October 6, 1999, the Company purchased substantially all of the assets of Business Products Systems Internet, Inc. for approximately $700,000, net of liabilities assumed.

     On October 13, 1999, the Company purchased substantially all of the assets of UNI Networking Inc. for approximately $345,000, net of liabilities assumed.

     On October 20, 1999, the Company purchased all of the outstanding common stock of GlobalVision Systems, Inc. for approximately $3,102,000, net of cash acquired and liabilities assumed.

     On November 1, 1999, the Company purchased all of the outstanding common stock of Harvest Telecom, Inc. for approximately $50,000.

     On November 10, 1999, the Company purchased all of the outstanding common stock of Digital Internet Access, Inc. for approximately $1,418,000, net of cash acquired and liabilities assumed.

     The above acquisitions were accounted for under the purchase method of accounting, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per

                         PRIMARY NETWORK HOLDINGS, INC.

subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of approximately $32,600. For those businesses acquired, the results of operations are included in the Company's consolidated statement of operations from the dates of acquisition.

     The combined historical results for the acquisitions listed above were not deemed to be material and thus, pro forma financial information was not presented for the periods disclosed.

9. SECONDMENT AGREEMENT

     On November 23, 1999, the Company entered into a Secondment Agreement with an investor to obtain certain services to be provided by an employee of the investor. Under the terms of the agreement, the Company is required to pay $17,500 per month for the services, including out-of-pocket expenses. Furthermore, the seconded employee was issued 680,000 shares of Series B preferred stock which vests in eight equal quarterly installments over a two-year period and warrants with an exercise price of $1.52 per share to purchase an additional 520,000 shares of Series B preferred stock which vest in three equal annual installments. Furthermore, the investor was issued 170,000 shares of Series B preferred stock and was granted warrants with an exercise price of $1.52 to purchase an additional 130,000 shares of Series B preferred stock, both with the same vesting terms as the seconded employee described above. All of the above issuances and grants vest immediately upon the occurrence of certain events described in the agreement, including a change in control. The Company will recognize the compensation expense related to these transactions ratably over the vesting period. Finally, the investor is entitled to receive a fee, payable immediately, in the event the Company consummates certain transactions outlined in the agreement prior to June 1, 2000, including a change in control, obtaining senior debt from a financial institution, or issuing additional subordinated debt or equity securities.

10. LEASE TRANSACTIONS

     On February 23, 2000, the Company entered into an equipment capital lease to finance its continued build out of collocations. Under the terms of the lease, the Company is required to make thirty-six equal monthly payments of approximately $122,000 and has the guaranteed option to purchase the equipment at 10% of original purchase price or approximately $3,700,000. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The lease is secured by the equipment financed.

     On March 31, 2000, the Company entered into a sale leaseback agreement, whereby the Company sold collocation equipment with a book value of approximately $8,000,000 and subsequently entered into a capital lease for approximately $9,400,000, including the financing of approximately $900,000 in equipment maintenance agreements. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The gain resulting from this transaction of approximately $500,000 is being amortized over the term of the lease. Under the terms of the lease, the Company is required to make six monthly payments of approximately $106,000 and then thirty monthly payments of approximately $340,000. In addition to the equipment being financed under the lease, the Company granted the lessor an additional security interest in substantially all tangible and intangible assets of the Company. The lessor has provided a contingent clause in the agreement for the release of the additional security upon the Company obtaining unrestricted cash equity proceeds in the amount of $50,000,000 or greater. The lease agreement also contains covenants requiring the Company to maintain certain debt to total

                         PRIMARY NETWORK HOLDINGS, INC.

contributed capital ratios as well as requiring the Company to secure future minimum commitments of either secured bridge debt or unrestricted equity by various dates. The Company was in violation of its senior debt to contributed capital ratio covenant at April 30, 2000. Accordingly, the entire amount outstanding under this capital lease agreement has been classified as a current liability in the March 31, 2000 balance sheet.

11. SUBSEQUENT EVENTS

LEASE COMMITMENT

     On April 15, 2000 the Company entered into an agreement for the lease of a new office building. The term of the agreement is five years with total annual rent of approximately $1,200,000. In addition, the Company has committed $3,900,000 for leasehold improvements and certain equipment purchases related to this property.

PENDING TRANSACTION

     On April 17, 2000, the Company signed an agreement and plan of merger (merger agreement) with Mpower Communications Corp. (A/K/A MGC Communications, Inc.).

     In connection with the consummation of the merger agreement, the following will occur:

     (i) The Company's stockholders will exchange their shares in the Company for 1,350,000 shares of common stock of Mpower Communications Corp. (Mpower). Each outstanding share of the Company's common stock and preferred stock will be converted into .02022 shares of Mpower common stock.

    (ii) All of the Company's stock options outstanding under the Company's stock option plan shall continue to have, and be subject to, the same terms and conditions as set forth in the Company's stock option plan and the agreements pursuant to which such Company stock options were issued, except that each Company stock option shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

   (iii) The Company's 4,476,423 detachable non-callable warrants to the Investors that entitle the holders to purchase common shares of the Company at a price of $3.385 per share shall continue to be subject to the same terms and conditions, except that each warrant shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

    (iv) Mpower will assume approximately $80,000,000 of net liabilities of the Company, a portion of which will be swapped for additional high-yield bonds to be issued under Mpower's recent high-yield financing indenture. The holders of the swapped debt will also receive 50,000 shares of Mpower common stock.

     (v)  Mpower will become the sole stockholder of the Company.

NOTE PAYABLE

     On April 27, 2000 the Company issued a $10,000,000 senior promissory note (senior note) to Mpower due the earliest of April 17, 2001, upon a change of control of the Company other than the pending transaction discussed above, or upon the event of default, as defined. Interest accrues at 15 percent per annum until the maturity date. After the maturity date, interest accrues at 18 percent

                         PRIMARY NETWORK HOLDINGS, INC.

per annum until the senior note is paid in full. At any time prior to maturity of the senior note, the unpaid principal amount of the senior note together with any accrued but unpaid interest may be prepaid in whole or in part as long as the Company has provided at least 15 business days notice to Mpower.

     Due to the issuance of this senior note, the Company was in violation of a covenant included in the Note and Purchase Agreement dated June 1, 1999 related primarily to limitations of indebtedness. The holders of Notes waived their right to call the debt as well as this covenant violation as of April 27, 2000.

                         PRIMARY NETWORK HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                             SEPTEMBER 30,    DECEMBER 31,
                                                                 1999             1999
                                                             -------------    ------------
                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................  $ 26,712,416     $ 15,644,224
  Investments..............................................     5,076,212               --
  Accounts receivable, less allowance for doubtful accounts
     of $630,920 at September 30, 1999 and $1,014,009 at
     December 31, 1999.....................................       963,512        2,238,733
  Due from affiliates......................................     1,052,505          995,807
  Inventory................................................       105,886          129,610
  Other current assets.....................................       923,385        1,603,446
                                                             ------------     ------------
          Total current assets.............................    34,833,916       20,611,820
Restricted cash............................................     1,000,000        1,000,000
Property and equipment, net................................     8,900,931       20,361,875
Refundable capital lease deposit with affiliate............       707,660          707,660
Debt issuance costs, net of accumulated amortization of
  $160,582 at September 30, 1999 and $281,020 at December
  31, 1999.................................................     3,211,658        3,091,221
Intangible assets, net.....................................    13,110,252       18,628,241
                                                             ------------     ------------
                                                             $ 61,764,417     $ 64,400,817
                                                             ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.........................................  $  2,322,537     $  4,112,501
  Accrued expenses.........................................     3,130,130        8,243,755
  Unearned revenues........................................     1,069,696        1,171,315
  Current maturities of capital lease obligations..........     1,137,019        1,626,112
  Note payable.............................................        16,614          462,928
  Due to affiliates........................................       158,376               --
                                                             ------------     ------------
          Total current liabilities........................     7,834,372       15,616,611
  Capital lease obligations, less current maturities.......     1,280,252        1,906,408
  Convertible note payable.................................     1,000,000        1,750,000
  Senior subordinated discount note........................    48,837,310       50,687,106
Stockholders' equity (deficit):
  Preferred Stock, $.001 par value, 20,000,000 shares
     authorized Series A preferred stock, 2,306,765 shares
     issued and outstanding................................       494,375          494,375
     Series B preferred stock, 1,500,000 shares designated,
     850,000 shares issued and outstanding.................            --          170,000
  Deferred stock compensation..............................            --         (162,917)
  Common stock, $.001 par value, 80,000,000 shares
     authorized, 63,600,815 shares issued..................        63,601           63,601
  Additional paid-in capital...............................    14,496,596       14,496,596
  Accumulated deficit......................................   (12,242,089)     (20,620,963)
                                                             ------------     ------------
                                                                2,812,483       (5,559,308)
                                                             ------------     ------------
                                                             $ 61,764,417     $ 64,400,817
                                                             ============     ============

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                        --------------------------------------
                                                          DECEMBER 31,         DECEMBER 31,
                                                              1998                 1999
                                                          (PREDECESSOR)         (SUCCESSOR)
                                                        -----------------    -----------------
Revenues:
  Access revenues.....................................     $  885,017           $ 2,631,621
  Communication revenues..............................             --             1,143,165
  Retail revenues.....................................        220,746               242,177
  Other revenues......................................        203,866               236,550
                                                           ----------           -----------
                                                            1,309,629             4,253,513
Costs and expenses:
  Costs of access revenues............................        337,216             1,075,386
  Cost of communication revenues......................             --             1,165,203
  Cost of retail revenues.............................        146,925                97,296
  Costs of other revenues.............................        163,925               207,052
  Operations and customer support.....................        193,032             1,595,724
  Sales and marketing.................................        237,028             1,342,581
  General and administrative..........................        420,720             2,392,719
  Retail store expenses...............................        298,308               189,861
  Depreciation and amortization.......................         92,192             2,813,809
                                                           ----------           -----------
                                                            1,889,346            10,879,631
                                                           ----------           -----------
Loss from operations..................................       (579,717)           (6,626,118)
Other income (expense):
  Interest expense -- affiliates......................        (18,909)                   --
  Interest expense....................................           (422)           (2,094,787)
  Other, net..........................................        (27,453)              342,031
                                                           ----------           -----------
Loss from continuing operations.......................       (626,501)           (8,378,874)
Income from operations of discontinued Web development
  division............................................         57,106                    --
                                                           ----------           -----------
Loss before income taxes..............................       (569,395)           (8,378,874)
Provision for income taxes............................             --                    --
                                                           ----------           -----------
Net loss..............................................     $ (569,395)          $(8,378,874)
                                                           ==========           ===========

           See notes to unaudited consolidated financial statements.

                         PRIMARY NETWORK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                              -----------------------------
                                                              DECEMBER 31,     DECEMBER 31,
                                                                  1998             1999
                                                              (PREDECESSOR)    (SUCCESSOR)
                                                              -------------    ------------
OPERATING ACTIVITIES
Net loss....................................................    $(569,395)     $ (8,378,874)
Adjustments to reconcile net loss to net cash used in
  operating activities:                                                --                --
  Depreciation and amortization.............................       92,192         2,813,809
  Amortization of debt issuance costs.......................           --           120,438
  Allowance for doubtful accounts...........................       14,692           387,471
  Accretion of discount on senior subordinated debt.........           --         1,849,796
  Amortization of discount on investment....................           --           (48,788)
  Stock based compensation expense..........................       46,157             7,083
  Changes in operating assets and liabilities:
     Accounts receivable....................................       75,189        (1,510,404)
     Due from affiliates....................................     (203,164)           56,698
     Inventory..............................................       14,041           (23,724)
     Other current assets...................................      (38,226)         (668,631)
     Accounts payable.......................................       66,531         1,635,906
     Accrued expenses.......................................      102,697           (86,704)
     Unearned revenues......................................       42,205          (118,969)
                                                                ---------      ------------
Net cash used in operating activities.......................     (357,081)       (3,964,893)
INVESTING ACTIVITIES
Sale of held to maturity security...........................           --         5,125,000
Advances to affiliates......................................     (152,172)               --
Purchases of property and equipment, net of accrued
  expenses..................................................      (90,885)       (5,218,090)
Acquisition of Information Services Technologies, Inc. .....           --          (591,006)
Acquisition of Business Product Systems Internet, Inc. .....           --          (700,112)
Acquisition of UNI Networking, Inc. ........................           --          (345,301)
Acquisition of Global Vision Systems, Inc., net of cash
  acquired..................................................           --        (3,102,445)
Acquisition of Digital Internet Access Inc., net of cash
  acquired..................................................           --        (1,417,771)
Acquisition of Harvest Communications, Inc. ................           --           (50,000)
                                                                ---------      ------------
Net cash used in investing activities.......................     (243,057)       (6,299,725)
FINANCING ACTIVITIES
Principal payments of obligations under capital lease.......           --          (645,198)
Net proceeds under line of credit...........................       20,000                --
Purchase of common stock held in treasury...................      (33,255)               --
Due to affiliates...........................................      634,226          (158,376)
Proceeds from issuance of common stock......................      279,058                --
                                                                ---------      ------------
Net cash provided by (used in) financing activities.........      900,029          (803,574)
                                                                ---------      ------------
Net increase (decrease) in cash and cash equivalents........      299,891       (11,068,192)
Cash and cash equivalents at beginning of period............          689        26,712,416
                                                                ---------      ------------
Cash and cash equivalents at end of period..................    $ 300,580      $ 15,644,224
                                                                =========      ============

                         PRIMARY NETWORK HOLDINGS, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS

     Primary Network Holdings, Inc. (the Company) is headquartered in St. Louis, Missouri, and provides full-service access to the Internet for corporate and residential users primarily in Missouri and Kansas. The Company also is a reseller of basic local telecommunications services, dedicated non-switched local exchange telecommunications services, and intrastate interexchange telecommunications services in Missouri. The basic local service is classified as competitive by the State of Missouri Public Service Commission (PSC) and is provided in portions of Missouri that are currently served primarily by Southwestern Bell Telephone Company (SWBT). Furthermore, the Company also serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. Billings are due upon receipt.

BASIS OF PRESENTATION

     The unaudited consolidated financial statements of Primary Network Holdings, Inc., the successor company, and CDM On-Line, Inc., the predecessor company, have been prepared in accordance with generally accepted accounting principles for interim financial information (refer to footnotes 1 and 2 in the September 30, 1999 audited financial statements of the Company for further explanation of the organization and basis of presentation and initial formation and capitalization of the Company). Accordingly, these interim financial statements do not include all of the information and notes required by generally accepted accounting principles for complete financial statements, and, therefore, should be read in conjunction with the Company's audited financial statements for the four months ended September 30, 1999, contained in this Prospectus. In the opinion of management, all adjustments (consisting only of normal recurring items) considered necessary for a fair presentation have been included. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results that may be expected for the year ended September 30, 2000.

2. INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

                         PRIMARY NETWORK HOLDINGS, INC.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1999 and December 31, 1999:

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1999             1999
                                                       -------------    ------------
Computer equipment...................................   $ 4,465,458     $ 6,441,308
Software.............................................       478,574         698,167
Furniture, fixtures, and office equipment............       680,884         793,849
Capitalized collocation costs........................       150,236       4,342,291
Land, building, and leasehold improvements...........       285,552         480,219
Vehicles.............................................        71,348          71,348
                                                        -----------     -----------
                                                          6,132,052      12,827,182
Less accumulated depreciation and amortization.......    (1,881,830)     (2,459,256)
                                                        -----------     -----------
                                                          4,250,222      10,367,926
Construction in progress.............................     4,650,709       9,993,949
                                                        -----------     -----------
                                                        $ 8,900,931     $20,361,875
                                                        ===========     ===========

4. INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1999 and December 31, 1999:

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1999             1999
                                                       -------------    ------------
Acquired customer list...............................   $ 2,771,783     $ 5,460,083
Goodwill.............................................    11,631,661      16,733,735
                                                        -----------     -----------
                                                         14,403,444      22,193,818
Less accumulated amortization........................    (1,293,192)     (3,565,577)
                                                        -----------     -----------
                                                        $13,110,252     $18,628,241
                                                        ===========     ===========

5. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at September 30, 1999 and December 31, 1999:

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1999             1999
                                                       -------------    ------------
Accrual for equipment acquired.......................   $1,836,572       $6,369,305
Accrued payroll and related expenses.................      366,933          550,076
Acquisition related holdback accrual.................      130,000          751,355
Other accrued liabilities............................      796,625          573,019
                                                        ----------       ----------
                                                        $3,130,130       $8,243,755
                                                        ==========       ==========

                         PRIMARY NETWORK HOLDINGS, INC.

6. SEGMENT INFORMATION

     The Company has three reportable segments, Internet, Retail, and Communications, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) before income taxes. The corporate and eliminations segment includes corporate assets, principally consisting of cash and cash equivalents, investments and debt issuance costs, corporate activities and the elimination of intersegment transactions. In addition, as a result of the initial formation and capitalization of the Company as of June 1, 1999, the Company adjusted its segment reporting structure whereby interest expense is no longer allocated to its three reportable segments.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories. The Communications segment, which was established June 1, 1999, provides facilities-based and resold basic local telecommunications service, including dedicated/non-switched local exchange services, and intrastate interexchange services.

     The following segment information is as of December 31 or for the three months then ended:

                                                              1998 (PREDECESSOR)
                                                     -------------------------------------
                                                      INTERNET      RETAIL        TOTAL
                                                     ----------    ---------    ----------
Revenues from external customers...................  $1,088,883    $ 220,746    $1,309,629
Intersegment revenues..............................          --           --            --
Depreciation and amortization......................      88,467        3,725        92,192
Interest expense...................................      16,073        3,258        19,331
Loss from continuing operations....................    (395,028)    (231,473)     (626,501)
Income from discontinued operation -- Web
  Development......................................      57,106           --        57,106
Loss before income taxes...........................    (337,922)    (231,473)     (569,395)
Segment assets.....................................   1,123,687      540,241     1,663,928
Capital expenditures, net of accrued expenses......      86,635        4,250        90,885

                                                        1999 (SUCCESSOR)
                              --------------------------------------------------------------------
                                                                         CORPORATE
                                                                            AND
                               INTERNET      RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                              -----------   --------   --------------   ------------   -----------
Revenues from external
  customers.................  $ 2,868,171   $242,177    $ 1,143,165              --    $ 4,253,513
Intersegment Revenues.......          765     44,649        244,118        (289,532)            --
Depreciation and
  amortization..............    1,866,138      8,947        890,209          48,515      2,813,809
Interest expense............           --         --             --       2,094,787      2,094,787
Loss before income taxes....   (1,898,088)   (52,314)    (2,697,817)     (3,730,655)    (8,378,874)
Segment assets..............   20,192,172    360,552     22,502,260      21,345,833     64,400,817
Capital expenditures, net of
  accrued expenses..........       39,939        536      4,531,002         646,613      5,218,090

                         PRIMARY NETWORK HOLDINGS, INC.

7. ACQUISITIONS

     In the three month period ended December 31, 1999, the Company made the following acquisitions:

     On October 1, 1999, the Company purchased substantially all of the assets of Information Systems Technologies, Inc. for approximately $591,000, net of liabilities assumed.

     On October 6, 1999, the Company purchased substantially all of the assets of Business Products Systems Internet, Inc. for approximately $700,000, net of liabilities assumed.

     On October 13, 1999, the Company purchased substantially all of the assets of UNI Networking Inc. for approximately $345,000, net of liabilities assumed.

     On October 20, 1999, the Company purchased all of the outstanding common stock of GlobalVision Systems, Inc. for approximately $3,102,000, net of cash acquired and liabilities assumed.

     On November 1, 1999, the Company purchased all of the outstanding common stock of Harvest Telecom, Inc. for approximately $50,000.

     On November 10, 1999, the Company purchased all of the outstanding common stock of Digital Internet Access, Inc. for approximately $1,418,000, net of cash acquired and liabilities assumed.

     The above acquisitions were accounted for under the purchase method of accounting, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of approximately $32,600. For those businesses acquired, the results of operations are included in the Company's consolidated statement of operations from the dates of acquisition.

     The combined historical results for the acquisitions listed above were not deemed to be material and thus, pro-forma financial information was not presented for the periods disclosed.

8. SECONDMENT AGREEMENT

     On November 23, 1999, the Company entered into a Secondment Agreement with an investor to obtain certain services to be provided by an employee of the investor. Under the terms of the agreement, the Company is required to pay $17,500 per month for the services, including out-of-pocket expenses. Furthermore, the seconded employee was issued 680,000 shares of Series B preferred stock which vests in eight equal quarterly installments over a two-year period and warrants with an exercise price of $1.52 per share to purchase an additional 520,000 shares of Series B preferred stock which vest in three equal annual installments. Furthermore, the investor was issued 170,000 shares of Series B preferred stock and was granted warrants with an exercise price of $1.52 to purchase an additional 130,000 shares of Series B preferred stock, both with the same vesting terms as the seconded employee described above. All of the above issuances and grants vest immediately upon the occurrence of certain events described in the agreement, including a change in control. The Company will recognize the compensation expense related to these transactions ratably over the vesting period. Finally, the investor is entitled to receive a fee, payable immediately, in the event the Company consummates certain transactions outlined in the agreement prior to June 1, 2000, including a change in control, obtaining senior debt from a financial institution, or issuing additional subordinated debt or equity securities.

                         PRIMARY NETWORK HOLDINGS, INC.

9. SUBSEQUENT EVENTS

LEASE TRANSACTIONS

     On February 23, 2000, the Company entered into an equipment capital lease to finance its continued build out of collocations. Under the terms of the lease, the Company is required to make thirty-six equal monthly payments of approximately $122,000 and has the guaranteed option to purchase the equipment at 10% of original purchase price or approximately $3,700,000. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The lease is secured by the equipment financed.

     On March 31, 2000, the Company entered into a sale leaseback agreement, whereby the Company sold collocation equipment with a book value of approximately $8,000,000 and subsequently entered into a capital lease for approximately $9,400,000, including the financing of approximately $900,000 in equipment maintenance agreements. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The gain resulting from this transaction of approximately $500,000 is being amortized over the term of the lease. Under the terms of the lease, the Company is required to make six monthly payments of approximately $106,000 and then thirty monthly payments of approximately $340,000.

     In addition to the equipment being financed under the lease, the Company granted the lessor an additional security interest in substantially all tangible and intangible assets of the Company. The lessor has provided a contingent clause in the agreement for the release of the additional security upon the Company obtaining unrestricted cash equity proceeds in the amount of $50,000,000 or greater. The lease agreement also contains covenants requiring the Company to maintain certain debt to total contributed capital ratios as well as requiring the Company to secure future minimum commitments of either secured bridge debt or unrestricted by various dates.

LEASE COMMITMENT

     On April 15, 2000 the Company entered into an agreement for the lease of a new office building. The term of the agreement is five years with total annual rent of approximately $1,200,000. In addition, the Company has committed $3,900,000 for leasehold improvements and certain equipment purchases related to this property.

PENDING TRANSACTION

     On April 17, 2000, the Company signed an agreement and plan of merger (merger agreement) with Mpower Communications Corp. (A/K/A MGC Communications, Inc.).

     In connection with the consummation of the merger agreement, the following will occur:

      (i) The Company's stockholders will exchange their shares in the Company for 1,350,000 shares of common stock of Mpower Communications Corp. (Mpower). Each outstanding share of the Company's common stock and preferred stock will be converted into .02022 shares of Mpower common stock.

      (ii) All of the Company's stock options outstanding under the Company's stock option plan shall continue to have, and be subject to, the same terms and conditions as set forth in the Company's stock option plan and the agreements pursuant to which such Company stock options were issued, except that each Company stock option shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

                         PRIMARY NETWORK HOLDINGS, INC.

     (iii) The Company's 4,476,423 detachable non-callable warrants to the Investors that entitle the holders to purchase common shares of the Company at a price of $3.385 per share shall continue to be subject to the same terms and conditions, except that each warrant shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

      (iv) Mpower will assume approximately $80,000,000 of net liabilities of the Company, a portion of which will be swapped for additional high-yield bonds to be issued under Mpower's recent high-yield financing indenture. The holders of the swapped debt will also receive 50,000 shares of Mpower common stock.

      (v) Mpower will become the sole stockholder of the Company.

NOTE PAYABLE

     On April 27, 2000 the Company issued a $10,000,000 senior promissory note (senior note) to Mpower due the earliest of April 17, 2001, upon a change of control of the Company other than the pending transaction discussed above, or upon the event of default, as defined. Interest accrues at 15 percent per annum until the maturity date. After the maturity date, interest accrues at 18 percent per annum until the senior note is paid in full. At any time prior to maturity of the senior note, the unpaid principal amount of the senior note together with any accrued but unpaid interest may be prepaid in whole or in part as long as the Company has provided at least 15 business days notice to Mpower.

     Due to the issuance of this senior note, the Company was in violation of a covenant included in the Note and Purchase Agreement dated June 1, 1999 related primarily to limitations of indebtedness. The holders of Notes waived their right to call the debt as well as this covenant violation as of April 27, 2000.

                       CONSOLIDATED FINANCIAL STATEMENTS

                         PRIMARY NETWORK HOLDINGS, INC.
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999
                      WITH REPORT OF INDEPENDENT AUDITORS

                         PRIMARY NETWORK HOLDINGS, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999

                                    CONTENTS

Report of Independent Auditors..............................  F-53
Consolidated Financial Statements
Consolidated Balance Sheet..................................  F-54
Consolidated Statement of Operations........................  F-55
Consolidated Statement of Stockholders' Equity..............  F-56
Consolidated Statement of Cash Flows........................  F-57
Notes to Consolidated Financial Statements..................  F-58

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Primary Network Holdings, Inc.

     We have audited the accompanying consolidated balance sheet of Primary Network Holdings, Inc. as of September 30, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period June 1, 1999 to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Primary Network Holdings, Inc. at September 30, 1999 and the consolidated results of its operations and its cash flows for the period June 1, 1999 to September 30, 1999, in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant operating losses and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The September 30, 1999 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

February 11, 2000, except for
Note 16, as to which the date is April 27, 2000
St. Louis, Missouri

                         PRIMARY NETWORK HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 26,712,416
  Investments...............................................     5,076,212
  Accounts receivable, less allowance for doubtful accounts
     of $630,920............................................       963,512
  Due from affiliates.......................................     1,052,505
  Inventory.................................................       105,886
  Prepaid expenses and other current assets.................       923,385
                                                              ------------
          Total current assets..............................    34,833,916
Restricted cash.............................................     1,000,000
Property and equipment, net.................................     8,900,931
Refundable capital lease deposit with affiliate.............       707,660
Debt issuance costs, net of accumulated amortization of
  $160,582..................................................     3,211,658
Intangible assets, net......................................    13,110,252
                                                              ------------
                                                              $ 61,764,417
                                                              ============
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  2,322,537
  Accrued expenses..........................................     3,130,130
  Unearned revenues.........................................     1,069,696
  Current maturities of capital lease obligations...........     1,137,019
  Note payable..............................................        16,614
  Due to affiliates.........................................       158,376
                                                              ------------
          Total current liabilities.........................     7,834,372
Capital lease obligations, less current maturities..........     1,280,252
Convertible note payable....................................     1,000,000
Senior subordinated discount notes..........................    48,837,310
Stockholders' equity:
  Preferred stock, $.001 par value, 20,000,000 shares
     authorized Series A, 2,306,765 shares issued and
     outstanding............................................       494,375
  Common stock, $.001 par value, 80,000,000 shares
     authorized, 63,600,815 shares issued and outstanding...        63,601
  Additional paid-in capital................................    14,496,596
  Accumulated deficit.......................................   (12,242,089)
                                                              ------------
                                                                 2,812,483
                                                              ------------
                                                              $ 61,764,417
                                                              ============

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999

Revenues:
  Access revenues...........................................  $ 2,712,058
  Communications revenues...................................      850,367
  Retail revenues...........................................      350,715
  Other revenues............................................      168,997
                                                              -----------
                                                                4,082,137
Costs and expenses:
  Costs of access revenues..................................      947,293
  Costs of communications revenues..........................      903,846
  Costs of retail revenues..................................      141,734
  Costs of other revenues...................................      109,700
  Operations and customer support...........................    1,595,725
  Sales and marketing.......................................    1,342,581
  General and administrative................................    2,046,290
  Retail store expenses.....................................      275,554
  Depreciation and amortization.............................    1,766,901
  Impairment charge.........................................      254,132
                                                              -----------
                                                                9,383,756
                                                              -----------
Loss from operations........................................   (5,301,619)
Other income (expense):
  Interest expense -- affiliates............................     (118,507)
  Interest expense..........................................   (2,582,804)
  Interest income -- affiliates.............................       30,301
  Other income, net.........................................      663,926
                                                              -----------
                                                               (2,007,084)
                                                              -----------
Loss before income taxes....................................   (7,308,703)
Provision for income taxes..................................           --
                                                              -----------
Net loss....................................................  $(7,308,703)
                                                              ===========

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                             SERIES A PREFERRED
                                   STOCK               COMMON STOCK       ADDITIONAL
                            --------------------   --------------------     PAID-IN     ACCUMULATED
                             SHARES      AMOUNT      SHARES     AMOUNT      CAPITAL       DEFICIT
                            ---------   --------   ----------   -------   -----------   ------------
Balance at June 1, 1999...         --   $     --           --   $    --   $        --   $         --
  Issuance of stock in
     connection with the
     acquisition of CDM
     Online, Inc..........         --         --   24,632,359    24,632     6,655,497     (4,933,386)
  Issuance of stock in
     connection with the
     acquisition of
     BroadSpan
     Communications,
     Inc..................         --         --    7,085,664     7,086     1,511,480             --
  Issuance of stock in
     initial
     capitalization (See
     Note 2)..............  2,306,765    494,375   31,882,792    31,883     6,329,619             --
  Net loss................         --         --           --        --            --     (7,308,703)
                            ---------   --------   ----------   -------   -----------   ------------
Balance at September 30,
  1999....................  2,306,765   $494,375   63,600,815   $63,601   $14,496,596   $(12,242,089)
                            =========   ========   ==========   =======   ===========   ============

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE PERIOD JUNE 1, 1999 TO SEPTEMBER 30, 1999

OPERATING ACTIVITIES
Net loss....................................................  $ (7,308,703)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................     1,766,901
  Amortization of debt issue costs..........................       160,582
  Allowance for doubtful accounts...........................       305,692
  Accretion of discount on senior subordinated debt.........     2,392,255
  Amortization of discount on investment....................       (76,667)
  Impairment charge.........................................       254,132
  Gain on disposal of fixed assets..........................       (75,000)
  Changes in operating assets and liabilities:
     Accounts receivable....................................      (178,375)
     Due from affiliates....................................    (1,126,900)
     Inventory..............................................        (9,560)
     Prepaid expenses and other current assets..............      (532,987)
     Accounts payable.......................................      (209,308)
     Accrued expenses.......................................       825,371
     Due to affiliates......................................      (348,488)
     Unearned revenues......................................       105,706
                                                              ------------
Net cash used in operating activities.......................    (4,055,349)
INVESTING ACTIVITIES
Increase in restricted cash.................................    (1,000,000)
Purchase of held-to-maturity security.......................    (4,999,545)
Cash acquired in acquisition of CDM On-Line, Inc............        73,938
Cash acquired in acquisition of BroadSpan Communications,
  Inc.......................................................       109,762
Acquisition of InLink Communications Company................    (4,738,848)
Acquisition of Q-Networks Inc., net of cash acquired........    (3,980,795)
Acquisition of CySource, Inc................................      (593,502)
Additional costs incurred in acquisitions made by
  predecessor in prior periods..............................       (34,726)
Purchase of property and equipment, net of accounts
  payable...................................................    (3,772,056)
                                                              ------------
Net cash used in investing activities.......................   (18,935,772)
FINANCING ACTIVITIES
Payments of equity and debt issuance costs..................    (3,071,307)
Principal payments of obligations under capital leases......      (222,350)
Proceeds from issuance of senior subordinated discount
  notes.....................................................    46,445,055
Proceeds from issuance of common stock......................     6,554,945
Principal payments under note payable.......................        (2,806)
                                                              ------------
Net cash provided by financing activities...................    49,703,537
                                                              ------------
Net increase in cash and cash equivalents...................    26,712,416
Cash and cash equivalents at June 1, 1999...................            --
                                                              ------------
Cash and cash equivalents at September 30, 1999.............  $ 26,712,416
                                                              ============
Noncash investing and financing transactions:
  Note payable issued to seller in acquisition of Q-Networks
     Inc....................................................  $  1,000,000
                                                              ============
  Capital leases entered into...............................  $    119,311
                                                              ============

                            See accompanying notes.

                         PRIMARY NETWORK HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

1. ORGANIZATION AND BASIS OF PRESENTATION

     Primary Network Holdings, Inc., a Delaware corporation (PNH or the Company), was incorporated on March 3, 1999 for the purpose of combining two affiliated entities, CDM On-Line, Inc., d/b/a/ Primary Network Internet, Inc.
(PNI), an Internet service provider (ISP), and BroadSpan Communications, Inc., d/b/a/ Primary Network Communication, Inc. (PNC), a competitive local exchange carrier (CLEC). In an April 1999 joint stockholders meeting, the stockholders of PNI and PNC voted to approve an Agreement & Plan of Reorganization, pursuant to which the respective stockholders of each company would exchange their current ownership interests for shares of common stock in the Company effective the close of business on May 31, 1999 (the Exchange) (see Note 3). Subsequent to the Exchange, PNI and PNC continued as wholly owned subsidiaries of the Company.

     The Company was in the development stage for the period from March 3, 1999 (date of inception) to June 1, 1999. Accordingly, the Company had no assets, liabilities, or financial activity prior to June 1, 1999.

     Pursuant to the requirements of the Securities and Exchange Commission's Staff Accounting Bulletin No. 97, which was issued and became effective July 31, 1996, although the Company is the legal acquiror of both entities, PNI has been designated as the acquirer of PNC and the predecessor of PNH for financial reporting purposes. This designation was the result of the PNI stockholders receiving the largest ownership interests in the combined corporation subsequent to the Exchange. In addition, because PNI was treated as the acquirer in the Exchange for financial accounting purposes, the Company's financial position on June 1, 1999 reflected the historical cost basis of PNI. Furthermore, the acquisition of PNC was accounted for as a purchase transaction, and accordingly, purchase accounting adjustments, including the recognition of goodwill, were recorded based on the fair value of the Company's common stock issued in the Exchange at that date.

     The accompanying consolidated financial statements of the Company for the period June 1, 1999 to September 30, 1999 have been prepared on a going-concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $7,308,703 and had negative cash flows from operations of $4,055,349 for the period June 1, 1999 to September 30, 1999. Additionally, the Company continues to incur substantial capital expenditures as it relates to the collocation build-out for its Digital Subscriber Line (DSL) service, which is necessary for the Company to be able to offer its future core services, and has continued to incur operating losses through the first four months of fiscal 2000. These two factors have resulted in a significant decrease in the Company's cash position subsequent to year-end. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Furthermore, the online services, Internet, and telecommunications markets are highly competitive. The Company believes that existing competitors, Internet-based services, other ISPs, Internet directory services, incumbent local exchange carriers, other CLECs, and other telecommunications companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. The Company's viability as a going concern is dependent upon management's operational and financing plans to address these conditions which include, but are not limited to, obtaining additional equity and debt financing, continuing investments in its infrastructure to increase its efficiency and capacity to serve

                         PRIMARY NETWORK HOLDINGS, INC.

existing and additional customers, and employing marketing and sales strategies to increase its customer base. Although there can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow, the Company believes that these steps are appropriate and will enable the Company to effectively reorganize its operations. Under current circumstances, the Company's ability to continue as a going concern depends upon the successful implementation of its plan. If the Company is unsuccessful in its efforts, it may be necessary to undertake such other actions as may be appropriate to preserve asset values. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. INITIAL FORMATION AND CAPITALIZATION

     As described in Note 1, effective the close of business on May 31, 1999, the Company legally acquired PNI through the execution of an Agreement & Plan of Reorganization, whereby all common stockholders of PNI exchanged each of their shares for 16.67 shares of common stock in the Company. This transaction resulted in the issuance of 24,632,359 common shares of the Company and occurred simultaneously with the acquisition of PNC discussed below and, as mentioned previously, resulted in PNI being designated as the accounting acquirer of PNC and PNI being deemed to be the predecessor of PNH. Accordingly, the Company's acquisition of PNI was accounted for using the carryover basis of PNI's assets, liabilities, and retained earnings. As a result, no goodwill was recorded in this acquisition. The net carrying value of PNI's assets as of the acquisition date was $1,746,743.

     Also in connection with the Agreement & Plan of Reorganization, the Company legally acquired PNC, whereby all common stockholders of PNC exchanged each of their shares for 13.227 shares of common stock in the Company. This transaction resulted in the issuance of 7,085,664 common shares of the Company and was accounted for under the purchase method of accounting, based on the fair value of the Company's common stock issued in the Exchange at the acquisition date of $1,518,566, plus net liabilities assumed of $1,702,547 and acquisition costs of $100,420. The purchase price allocation resulted in the Company recording total goodwill associated with this transaction of $3,321,533.

     The acquisitions of PNI and PNC have been structured as tax-free exchanges of stock; therefore, the difference between the recognized fair value of the acquired assets, including intangible assets, and their historical tax bases is not deductible for income tax purposes.

     On June 1, 1999, the Company entered into a Purchase Agreement with a syndicate of investors (Investors) to obtain additional financing. Under this agreement, the Company received cash proceeds of $53,000,000 and issued the following debt and equity securities to the Investors: senior subordinated discount notes with a face value of $84,473,948, 30,564,640 shares of common stock, and detachable non-callable warrants to purchase 4,476,423 shares of common stock. The Company determined the fair value of the common stock based upon an independent valuation as of June 1, 1999. Accordingly, the Company allocated the proceeds received among the debt, common stock, and warrants based on their respective fair values at the time of issuance. The value attributable to the common stock of approximately $6,550,000 was recorded as a debt discount to be charged to interest expense over the life of the notes. The fair value of the warrants was deemed insignificant on the date of grant, and thus only a nominal amount was recorded as additional paid-in capital. This nominal

                         PRIMARY NETWORK HOLDINGS, INC.

value was also recorded as a debt discount to be charged to interest expense over the life of the notes. The balance of the proceeds of approximately $46,445,000 was allocated to the notes.

     Offering costs incurred in connection with the Purchase Agreement of approximately $3,500,000, including legal costs, accounting fees, and financial advisor fees, were recorded as debt issuance costs or as a reduction to additional paid-in capital, based on the proportional allocation of proceeds described above. Included in these offering costs were amounts equaling the fair value at the transaction date of 2,306,765 shares of the Company's Series A preferred stock and 1,318,152 shares of the Company's common stock which were granted to certain investors who also acted as financial advisors and exclusive placement agents in this transaction.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     The Company, which is headquartered in St. Louis, Missouri, provides full-service access to the Internet for corporate and residential users primarily in Missouri and Kansas. The Company also is a reseller of basic local telecommunications services, dedicated non-switched local exchange telecommunications services, and intrastate interexchange telecommunications services in Missouri. The basic local service is classified as competitive by the State of Missouri Public Service Commission (PSC) and is provided in portions of Missouri that are currently served primarily by Southwestern Bell Telephone Company (SWBT). Furthermore, the Company also serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area.

CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of all of its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

ACCOUNTING PERIOD

     Effective June 1, 1999, the Company changed its fiscal year-end from December 31, which was used by its predecessor, to September 30.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

INVESTMENTS

     Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and discounts to maturity. Such amortization and the interest on securities are included in other income.

                         PRIMARY NETWORK HOLDINGS, INC.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Costs related to software developed for internal use are capitalized in accordance with AcSEC Statement of Position 98-1, Accounting for the Costs of Computer Software Developed For or Obtained For Internal Use. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from 18 months to 15 years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life of the assets.

     Capitalized collocation costs represent application fees, equipment costs, and leasehold improvement costs related to the leasing of collocation space at SWBT. These costs are necessary for the delivery of certain communication services, primarily DSL service, to the Company's customers. The Company depreciates these costs using a straight-line method over a three-year period beginning on the date the service becomes available. At September 30, 1999, the Company has incurred $4,650,709 of collocation costs which are under construction and classified in construction in progress.

     Equipment under capital leases is amortized over its related lease terms or its estimated productive useful lives, depending on the criteria met in determining a lease's qualification as a capital lease. Costs of repair and maintenance are charged to expense as incurred.

INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

CUSTOMER LISTS

     The cost of customer lists acquired is being amortized over three years using the straight-line method.

GOODWILL

     Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over three years.

IMPAIRMENT OF LONG-LIVED ASSETS

     Periodically, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. Based on these criteria, customer lists and goodwill associated with assets acquired in a business combination are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. During the four-month period ended September 30, 1999, the Company recorded a $254,000 noncash charge to earnings related to the impairment associated with the acquisition of the customer list and goodwill of CySource, Inc. (see Note 4).

STOCK COMPENSATION

     The Financial Accounting Standards Board's SFAS No. 123, Accounting for Stock-Based Compensation, establishes the use of the fair value-based method of accounting for stock-based

                         PRIMARY NETWORK HOLDINGS, INC.

employee compensation arrangements, under which compensation cost is determined using the fair value of stock-based compensation determined as of the grant date and is recognized over the periods in which the related services are rendered. SFAS No. 123 also permits companies to elect to continue using the intrinsic value accounting method specified in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations to account for stock-based compensation. The Company has elected to retain the intrinsic value-based method and will disclose in its financial statements the pro forma effect of using the fair value-based method to account for its stock-based compensation.

REVENUE RECOGNITION

     Access revenues: Internet customers are billed in advance for the periods for which Internet services are provided. Internet access service plans range from one month to one year. The Company defers recognition of revenue on these advance billings and amortizes the amounts to revenue on a straight-line basis as the services are provided.

     Communications revenues services: Revenues from communications services are recognized when customers use the services. Revenues billed in advance are deferred and are recognized in the period in which the related services are provided.

     Retail revenues: These revenues consist primarily of retail product sales of cellular and other wireless products, such as phones, pagers, and related accessories. Such sales are recorded upon customer purchase. The Company also generates revenues from activation commissions from cellular carriers for each new cellular phone subscription sold by the Company. Revenue from such commissions is recorded upon customer subscription. New subscription activation commissions are fully refundable if the subscriber cancels service within a certain minimum period of continuous active service (generally 180 days). Customers generally sign a service agreement that requires a customer deposit which is forfeited in case of early cancellation. At September 30, 1999, the Company's allowance for accounts receivable includes an amount for estimated cancellation losses, net of deposit forfeitures.

     The Company generally receives monthly residual income from the cellular service providers based on a percentage of actual phone usage by subscribers. Revenue from residual income is recorded as the cellular service is provided. Revenue from prepaid pager service is deferred and recognized over the period service is provided, usually annually. Revenue from monthly installment pager service contracts is recorded as earned.

     Other revenues: Other revenues consist of setup and installation fees and selling equipment and software. These revenues are recognized in the period in which the service has been provided.

COSTS OF REVENUES

     Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure, including fees paid for the lease of the Company's backbone. Costs of communications revenues include local and long distance services purchased from SWBT and Qwest Communications Corporation (Qwest), respectively. Costs of retail revenues consist of the costs of cellular and other wireless communication products and accessories purchased for resale. Costs of other revenues primarily consist of the costs of equipment and software purchased for resale.

                         PRIMARY NETWORK HOLDINGS, INC.

ADVERTISING COSTS

     All advertising and promotion costs are expensed as incurred and totaled $508,000 for the period June 1, 1999 to September 30, 1999.

INCOME TAXES

     The provision for income taxes is computed using the liability method. Deferred income taxes are provided to reflect the tax effects of temporary differences between the book and tax basis of assets and liabilities. The primary difference between the reported loss and taxable loss results from financial statement accruals and reserves. The Company reported book and tax losses for the period June 1, 1999 to September 30, 1999 and, therefore, has not recorded income tax expense for the period then ended. Valuation allowances are established, when appropriate, to reduce any deferred tax assets to the amount that will more likely than not be realized.

     For tax years prior to June 1, 1999, PNI was taxed under the provisions of Subchapter S of the Internal Revenue Code (the Code). Under the Subchapter S provisions of the Code, the stockholders of PNI included the Company's income or loss in their personal income tax returns. Effective June 1, 1999, pursuant to the Exchange, PNI's status as an S Corporation under the Code terminated, and it became subject to state and federal corporate income taxes. Accordingly, the Company established deferred tax assets and liabilities for PNI effective June 1, 1999. This calculation resulted in a net deferred tax asset position which was fully reserved for by a valuation allowance.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, investments, accounts receivable, accounts payable, and senior subordinated discount notes. The cash and cash equivalents and investments are held by a high-credit-quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of the financial condition of its customers and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The net carrying amount of all of these financial instruments, excluding the senior subordinated discount notes, approximates their fair value at September 30, 1999. The fair value of the senior subordinated discount notes approximates the liquidation value (see Note 9).

SOURCES OF SUPPLIES/SIGNIFICANT SUPPLIERS

     The Company relies on local telephone companies and other companies to provide data communications for its Internet access services. Furthermore, the Company relies on SWBT and Qwest to provide the services that the Company resells to its customers. Although management believes alternative telecommunication facilities and providers could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

     Although the Company attempts to maintain numerous vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from a limited number of sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as its network infrastructure grows, then delays and increased costs in the

                         PRIMARY NETWORK HOLDINGS, INC.

expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

4. ACQUISITIONS

     In the period June 1, 1999 to September 30, 1999, the Company completed the three acquisitions described below:

     On June 17, 1999, the Company acquired all outstanding stock of Q-Networks Inc. (Qnet), an ISP located in Kansas City, Missouri, from the sole stockholder for $5,630,000, including the assumption of liabilities of approximately $649,000. The purchase price was funded with $3,981,000 cash and $1,000,000 of financing in the form of a convertible note payable issued to the seller. The note was issued with an interest rate of 6 percent and is due in full or convertible no later than June 2001. This note allows the seller to convert the note into shares of the Company at the initial public offering price should the Company complete an initial public offering any time prior to June 2001. The Company may make prepayments at any time during the note term; however, should the note be prepaid in full, the seller continues to have an option to acquire up to $1,000,000 of the Company's stock in an initial public offering should it occur at any time prior to June 2001. Interest under the convertible note is due quarterly. In connection with the issuance of the convertible note, the Company was required to place $1,000,000 in escrow at the time of acquisition. The funds in escrow cannot be accessed by the Company without the consent of the seller and thus are reflected as restricted cash in the accompanying consolidated balance sheet at September 30, 1999. Approximately $1,056,000 and $4,264,000 were allocated to the acquired customer list and goodwill, respectively, as a result of this transaction.

     On June 22, 1999, the Company entered into an asset purchase agreement to acquire the Internet access customer base of CySource, Inc. (CySource) for approximately $602,000, including the assumption of liabilities of approximately $8,000. The acquisition was funded with cash, and as of September 30, 1999, the Company had made all required payments to the former stockholders of CySource. Approximately $362,000 and $240,000 were allocated to the acquired customer list and goodwill, respectively, as a result of this transaction.

     As of September 30, 1999, the Company reviewed the carrying value of the customer list as well as the goodwill associated with the CySource acquisition and determined the following conditions:

     i) The customer database used to determine the acquisition price was corrupted, resulting in the actual number of customers receiving Internet access from CySource at the date of acquisition being significantly less than was expected.

     ii) Subsequent to the acquisition date, the Company experienced significant difficulties in merging the former CySource customers into the Company's operations, which resulted in lost subscribers well in excess of the Company's traditional customer attrition or churn rate.

     iii) Additionally, as the Company continued to review the customer service and reputation of CySource, the Company identified that the expected internal growth rate resulting from the acquisition of the CySource customer base was significantly impacted in a negative manner.

     The foregoing factors have resulted in a material and permanent reduction in both the forecasted cash flows for the operation and the results for the four-month period ended September 30, 1999. Accordingly, the Company recorded a $254,000 charge to earnings to reflect the impairment of the customer list and goodwill associated with this acquisition. This charge was recorded ratably among

                         PRIMARY NETWORK HOLDINGS, INC.

these assets, and the remaining $298,000 will be amortized over the estimated remaining useful life of the customer list and goodwill.

     On August 5, 1999, the Company entered into an asset purchase agreement to acquire substantially all of the assets of InLink Communications Company (Inlink), an ISP located in St. Louis, Missouri, for approximately $5,217,000, including the assumption of liabilities of approximately $478,000. The acquisition was funded with cash, and as of September 30, 1999, the Company had made all required payments to the former stockholders of Inlink except for $85,000 which is included in accounts payable at September 30, 1999. Approximately $1,301,000 and $3,678,000 were allocated to the acquired customer base and goodwill, respectively, as a result of this transaction.

     The above acquisitions were accounted for under the purchase method of accounting, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of approximately $224,000. For those businesses acquired, the results of operations are included in the Company's consolidated statement of operations from the dates of acquisition.

     The unaudited pro forma combined historical results of the Company and PNI, its predecessor, as if PNC, Qnet, Cysoure and Inlink had been acquired by the predecessor at the beginning of the respective periods, are included in the table below. The pro forma combined historical results for KC One Internet Services, Inc., Web World Services, Inc., and LidaNet, Inc. were not deemed material and are not included in the table below.

                                                                       NINE MONTHS
                                                  YEAR ENDED              ENDED
                                               DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                               -----------------    ------------------
Total revenues...............................     $ 9,350,099          $  9,532,064
Net loss.....................................      (7,447,087)          (12,613,676)

     The pro forma results above include amortization of intangibles and are not necessarily indicative of what actually would have occurred if the acquisitions had been completed as of the beginning of each of the periods presented, nor are they necessarily indicative of future consolidated results.

5. INVESTMENTS

     At September 30, 1999, the Company held one U.S. government agency security that is classified as held-to-maturity and is due in less than one year. This investment's amortized cost, unrealized loss, and estimated fair value at September 30, 1999 are $5,076,212, $1,437, and $5,074,775, respectively.

                         PRIMARY NETWORK HOLDINGS, INC.

6. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30, 1999:

Computer equipment.........................................  $ 4,465,458
Software...................................................      478,574
Furniture, fixtures, and office equipment..................      680,884
Capitalized collocation costs..............................      150,236
Land, building, and leasehold improvements.................      285,552
Vehicles...................................................       71,348
                                                             -----------
                                                               6,132,052
Less accumulated depreciation and amortization.............   (1,881,830)
                                                             -----------
                                                               4,250,222
Construction in progress...................................    4,650,709
                                                             ===========
                                                             $ 8,900,931
                                                             ===========

7. INTANGIBLE ASSETS

     Intangible assets consist of the following at September 30, 1999:

Acquired customer list.....................................  $ 2,771,783
Goodwill...................................................   11,631,661
                                                             -----------
                                                              14,403,444
Less accumulated amortization..............................   (1,293,192)
                                                             -----------
                                                             $13,110,252
                                                             ===========

8. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at September 30, 1999:

Accrual for equipment acquired..............................  $1,836,572
Accrued payroll and related expenses........................     366,933
Other accrued liabilities...................................     926,625
                                                              ----------
                                                              $3,130,130
                                                              ==========

9. RELATED PARTY TRANSACTIONS

     Affiliates include officers, employees, and other corporations and partnerships that are substantially or partially owned by officers and stockholders of the Company. The significant affiliates include CBC Distribution and Marketing, Inc., CDM Fantasy Sports, Inc., and CDM Properties Management, L.L.C.

                         PRIMARY NETWORK HOLDINGS, INC.

     As of September 30, 1999, amounts due from affiliates consist of the following:

Advances to affiliates......................................  $1,020,090
Accounts receivable -- trade affiliates.....................      32,415
                                                              ----------
                                                              $1,052,505
                                                              ==========

     The advances to affiliates are unsecured, due on demand, and bear interest at 12 percent per annum, which is payable upon repayment of the advances.

     As of September 30, 1999, the amount due to affiliates was $158,375 and consisted primarily of borrowings from affiliates. Such advances are unsecured, due on demand, and bear interest at 12 percent per annum, which is payable upon demand.

     Revenues derived from affiliates for the period June 1, 1999 to September 30, 1999 were approximately $162,000. Expenses and costs incurred to affiliates related to purchasing advertising, insurance, and other services for the period June 1, 1999 to September 30, 1999 were approximately $872,000.

     The Company leases office space under noncancelable operating leases from an affiliate. The leases expire in August 2008, contain an option to renew for a five-year term, and provide for additional rent related to the Company's share of certain taxes and operating expenses. Rent expense associated with these leases was approximately $57,000 for the period June 1, 1999 to September 30, 1999.

     The Company leases certain computer equipment under capital leases with an affiliate. These lease agreements required the Company to make a refundable deposit equal to approximately 25 percent of the fair market value of the equipment at the lease inception date, or $707,660. The assets under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The related computer equipment had a cost and accumulated amortization of $2,565,764 and $566,902, respectively, at September 30, 1999. Amortization of leased equipment is included in depreciation and amortization.

                         PRIMARY NETWORK HOLDINGS, INC.

     Future minimum lease payments under capital leases and noncancelable operating leases with the affiliate at September 30, 1999 are as follows:

                                                          CAPITAL      OPERATING
                                                           LEASES        LEASES
                                                         ----------    ----------
2000...................................................  $1,259,470    $  170,764
2001...................................................   1,054,596       172,423
2002...................................................     260,356       181,663
2003...................................................          --       181,663
2004...................................................          --       183,710
Thereafter.............................................          --       748,610
                                                         ----------    ----------
Total minimum lease payments...........................   2,574,422    $1,638,833
                                                                       ==========
Less amount representing interest......................    (378,302)
                                                         ----------
Present value of minimum lease payments (including
  current portion of $998,188).........................  $2,196,120
                                                         ==========

10. SENIOR SUBORDINATED DISCOUNT NOTES

     The senior subordinated discount notes (the Notes), issued in connection with the Purchase Agreement described in Note 2, mature on June 1, 2006 and were issued at a substantial discount from their principal amount on the closing date. Accordingly, the Notes will accrete semiannually at a rate of 12 percent from $53,000,000 on June 1, 1999 to $84,473,948 (the Principal Amount) at June 1, 2003. Subsequently, interest will accrue on the Principal Amount at a rate of 12 percent. This interest will be due and payable on a semiannual basis commencing on December 1, 2003 and thereafter on June 1 and December 1 of each year until maturity. On June 1, 2006, all principal and accrued but unpaid interest on the Notes will be due and payable. The discounted value (see Note 2) and the liquidation value of the Notes at September 30, 1999 are $48,837,310 and $55,100,000, respectively.

     At any time prior to maturity of the Notes, the accreted value, together with any accrued but unpaid interest, may be redeemed or prepaid in whole or in part as long as the Company is not in default on any senior indebtedness, as defined in the agreement. In the event of a change in control, as defined in the agreement, the Company must offer to repay these notes for an amount equal to 101 percent of the accreted value plus any accrued but unpaid interest.

     If either (a) the Notes are redeemed in whole within 9 months of closing or
(b) the Notes are redeemed in whole within 15 months of the closing date through a qualified public offering, as defined in the agreement, the Company may repurchase the number of shares of common stock representing one-seventh of the total common shares issued to the investors at June 1, 1999 for $0.01.

     In the event of default, as defined in the note agreement, holders of at least a 25 percent interest in the principal amount of Notes outstanding may declare the entire accreted value plus any accrued but unpaid interest immediately due and payable by written notice to the Company. In addition, holders of a 50 percent interest may (1) waive the Company's compliance with its covenants and obligations under the Note and Purchase Agreement, (2) waive a breach or default by the Company, or (3) rescind an acceleration of the Notes subject to certain restrictions defined in the agreements.

                         PRIMARY NETWORK HOLDINGS, INC.

For the period June 1, 1999 to September 30, 1999, the Company was in violation of certain covenants included in the Note and Purchase Agreement related primarily to transactions with affiliates. The holders of Notes waived their right to call the debt as well as these violations as of September 30, 1999.

11. EMPLOYEE BENEFIT PLAN

     The Company sponsors a defined contribution 401(k) profit sharing plan covering substantially all eligible employees. Under this plan, the Company matches 100 percent of the first 6 percent of compensation that employees contribute into the plan. Additional contributions may be made to the plan at the discretion of Company management. The Company made contributions of $22,110 to the plan for the period June 1, 1999 to September 30, 1999.

12. COMMITMENTS, CONTINGENCIES, AND UNCERTAINTIES

LEASE COMMITMENTS

     The Company leases vehicles and office and retail space under noncancelable operating lease agreements with unaffiliated vendors. The leases for office and retail space generally include renewal options and require the Company to pay a portion of the expenses for common areas, including maintenance, real estate taxes, and other expenses. Rent expense under these operating leases for the period June 1, 1999 to September 30, 1999 was approximately $130,000.

     The Company leases certain computer equipment under capital leases with unaffiliated vendors. The assets under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The related computer equipment had a cost and accumulated amortization of $611,817 and $383,489, respectively, at September 30, 1999. Amortization of leased equipment is included in depreciation and amortization.

     Future minimum lease payments under capital leases and noncancelable operating leases with unaffiliated vendors with initial or remaining lease terms in excess of one year are as follows at September 30, 1999:

                                                           CAPITAL     OPERATING
                                                            LEASES       LEASES
                                                           --------    ----------
2000.....................................................  $146,499    $  411,848
2001.....................................................    53,963       303,287
2002.....................................................    41,502       199,627
2003.....................................................        --       121,548
2004.....................................................        --        50,701
                                                           --------    ----------
Total minimum lease payments.............................   241,964    $1,087,011
                                                                       ==========
Less amount representing interest........................   (20,813)
                                                           --------
Present value of minimum lease payments (including
  current portion of $138,831)...........................  $221,151
                                                           ========

                         PRIMARY NETWORK HOLDINGS, INC.

BACKBONE AGREEMENT

     The Company has agreements with its principal ISP which require payment of minimum monthly Internet access and other charges totaling $33,520. These agreements automatically renew unless the ISP or Company terminates them, as described in the agreements. The Company has additional agreements with two other ISPs related to the acquisition of Inlink (see Note 4). These agreements require the Company to make minimum monthly payments of $6,800 and $1,300, respectively, for a specified period ending in January 2001. The total minimum purchase requirements under these agreements for the years ending September 30, 2000, 2001, and 2002, are $95,100, $81,600, and $20,200, respectively. Under all agreements, additional monthly charges are incurred for the use of capacity above the amounts contracted in the agreements. Expenses incurred under all backbone agreements were $154,645 for the period June 1, 1999 to September 30, 1999.

LOCAL SERVICES

     In August 1998, the Company's wholly owned subsidiary, PNC, entered into an Interconnection Agreement with SWBT. The agreement establishes the terms and conditions by which the Company and SWBT interconnect their local networks and by which the Company gains access to unbundled elements of SWBT's network pursuant to the Telecommunications Act of 1996. This access allows the Company to compete effectively with SWBT in reselling local telephone service. SWBT has appealed the PSC orders which established the agreement. While the Company has negotiated an amendment to its Agreement with SWBT precluding an interruption of service in the event of an adverse court ruling, the appeal leaves various aspects of the Agreement uncertain as to duration. Furthermore, there is the possibility that the current rates charged to the Company by SWBT could change significantly. The Company's management and its legal counsel are unable to estimate the probability of outcome or the potential economic impact on the Company.

LONG DISTANCE SERVICES

     The Company has a $5 million three-year supply agreement, which has been amended subsequent to September 30, 1999 to have an effective date of February 1, 2000, with Qwest. The agreement provides for a cancellation charge to be assessed in the event of early termination by the Company and a deficiency charge to be assessed if the Company does not meet the minimum purchase levels each year of the agreement. Expenses incurred with its long distance service provider were $154,099 for the period June 1, 1999 to September 30, 1999. The minimum purchase requirements under this agreement for the years ending September 30, 2000, 2001, 2002, and 2003, are $830,000, $1,416,000, $2,002,000,
and $752,000, respectively.

BILLING SERVICES

     The Company has a three-year agreement, effective August 7, 1998, with its service processor that requires minimum annual purchases by the Company for billing services. The agreement provides for a cancellation charge to be assessed in the event of early termination by the Company and a deficiency charge to be assessed if the Company does not meet the minimum purchase levels each year of the agreement. Expenses incurred under this agreement were $61,642 for the period June 1, 1999 to September 30, 1999. The minimum purchase requirements under this agreement for the years ending September 30, 2000 and 2001, are $360,000 and $300,000, respectively.

                         PRIMARY NETWORK HOLDINGS, INC.

GUARANTEES

     Letters of credit issued as prerequisites for entering agreements with the Company's significant suppliers of $117,000 were outstanding at September 30, 1999.

13. INCOME TAXES

     The difference between the effective income tax rate and the U.S. federal income tax rate is explained as follows for the period June 1, 1999 to September 30, 1999:

Tax at U.S. statutory tax rate.............................  $(2,558,000)
State income taxes, net of federal benefit.................     (228,000)
Interest on senior subordinated discount notes.............      205,000
Intangibles................................................      333,000
Other......................................................        9,000
Valuation allowance........................................    2,239,000
                                                             -----------
Provision for income taxes.................................  $        --
                                                             ===========

     The components of the deferred tax asset are as follows as of September 30, 1999:

Vacation accruals..........................................  $    41,000
Organizational costs.......................................       54,000
Allowance for doubtful accounts............................      239,000
Reserve for inventory obsolescence.........................        9,000
Intangibles................................................      237,000
Capital leases.............................................       72,000
Interest on senior subordinated discount notes.............      707,000
Property and equipment.....................................       18,000
Net operating loss carryforward............................    2,255,000
                                                             -----------
                                                               3,632,000
Valuation allowance........................................   (3,632,000)
                                                             -----------
Total deferred taxes.......................................  $        --
                                                             ===========

     The Company's net operating loss carryforwards were approximately $5,914,000 at September 30, 1999 and expire on various dates through 2019. The Company has recorded a valuation allowance for the entire deferred tax asset balance as of September 30, 1999 due to the uncertainty of its realization.

14. STOCKHOLDER EQUITY

SERIES A PREFERRED STOCK

     Pursuant to the Purchase Agreement discussed in Note 2, one investor, who also acted as a financial advisor and exclusive placement agent in the transaction, received 2,306,765 shares of

                         PRIMARY NETWORK HOLDINGS, INC.

Series A preferred stock. These preferred shares have no liquidation preference and are not entitled to vote on matters submitted for stockholder approval.

     Each preferred stockholder has the right at any time to convert any or all shares into an equal number of common shares subject to the following:

     (i) The total number of shares held by a Series A stockholder, aggregated with any common shares held by an affiliate of such holder, and after giving effect to the proposed conversion, shall be less than 5 percent of the total shares of common stock outstanding immediately after such conversion.

     (ii) Upon the occurrence of a change in federal law that permits a registered bank holding company to acquire in excess of 5 percent of the voting shares of the Company, a Series A stockholder may convert its shares to common stock to the maximum extent permitted by then-current federal law.

     (iii) In the event the Company (a) subdivides its outstanding shares of common stock into a larger number of shares or (b) combines its outstanding shares of common stock into a smaller number of shares, then the number of shares of common stock into which the Series A preferred stockholder are convertible shall also be adjusted proportionally.

WARRANTS

     Also in connection with the Purchase Agreement discussed in Note 2, the Company issued 4,476,423 detachable non-callable warrants to the Investors. The warrants entitle the holders to purchase common shares of the Company at a price of $3.385 per share. The warrants may be exercised by a cash payment or a cashless exercise following either (i) the occurrence of a qualified public offering or (ii) upon delivery of the subordinated notes for cancellation in an accreted principal amount, along with any interest, equal to the exercise price. The warrants are also subject to certain anti-dilution adjustments, as defined in the Purchase Agreement, for any changes in the Company's outstanding shares during the period the warrants are outstanding. The warrants expire on June 1, 2006 and can be exercised at any time.

STOCK OPTION PLAN

     In July 1999, the Company established a stock option plan under which both qualified and nonqualified options to purchase up to 3,468,820 shares of common stock are available to be granted to employees, directors, and consultants. At September 30, 1999, 753,579 shares are available for grant under the plan. The plan is administered by the Board of Directors. No option can be for a term of more that ten years from the date of grant. The option price and the vesting provisions are determined by the Board of Directors at the date of grant.

                         PRIMARY NETWORK HOLDINGS, INC.

     Stock option activity under the plan during the period June 1, 1999 to September 30, 1999 is as follows:

                                                                         WEIGHTED
                                                        NUMBER OF        AVERAGE
                                                         OPTIONS      EXERCISE PRICE
                                                        ---------    ----------------
Outstanding at June 1, 1999...........................         --         $  --
Granted...............................................  2,715,241          1.52
Exercised, forfeited, and expired.....................         --            --
                                                        ---------         -----
Outstanding at September 30, 1999.....................  2,715,241         $1.52
                                                        =========         =====
Exercisable at September 30, 1999.....................    366,295         $1.52
                                                        =========         =====

     Pro forma information regarding results of operations is required by SFAS No. 123 as if the Company had accounted for its stock-based awards under the fair value method of SFAS No. 123. The fair value of the Company's stock-based awards to employees has been estimated using the minimum value option pricing model which does not consider stock price volatility.

     Because the Company does not have actively traded equity securities, volatility is not considered in determining the fair value of the stock-based awards.

     For the period June 1, 1999 to September 30, 1999, the fair value of the Company's stock-based awards was estimated using the following weighted average assumptions:

Expected life of options in years...........................  3
Risk-free interest rate.....................................  5.5 percent
Expected dividend yield.....................................  0.0 percent

     The weighted average remaining contractual life of the stock options outstanding at September 30, 1999 is approximately ten years. The per share weighted average fair value of stock options granted during the period June 1, 1999 to September 30, 1999 was zero. Accordingly, for pro forma purposes, the estimated fair value of the Company's stock-based awards which is to be amortized over the options' vesting period would have resulted in no change in the Company's reported net loss for the period June 1, 1999 to September 30, 1999.

     The effect of applying SFAS No. 123 to pro forma net income (loss) as stated above is not necessarily representative of the effects on reported net income (loss) for future periods due to, among other things, the vesting period of the stock options and the fair value of additional stock options granted in future years.

SHARES RESERVED FOR FUTURE ISSUANCE

     Common stock shares reserved for future issuance as of September 30, 1999 are as follows:

Warrants....................................................   4,476,423
Convertible Series A preferred stock........................   2,306,765
Stock options...............................................   3,468,820
                                                              ----------
                                                              10,252,008
                                                              ==========

                         PRIMARY NETWORK HOLDINGS, INC.

15. SEGMENT INFORMATION

     The Company has three reportable segments, Internet, Retail, and Communications, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) before income taxes. Transactions between segments are reported at fair value and the accounting policies of the segments are the same as those in Note 1. The corporate and eliminations segment includes corporate assets, principally consisting of cash and cash equivalents, investments and debt issuance costs, corporate activities and the elimination of intersegment transactions. In addition, as a result of the transactions described in Notes 1 and 2, the Company adjusted its segment reporting structure whereby interest expense is no longer allocated to its three reportable segments.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to set up and installation, selling equipment and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories. The Communications segment provides facilities-based and resold basic local telecommunications service, including dedicated/non-switched local exchange services, and intrastate interexchange services.

     The following segment information is as of September 30, 1999 or for the four months then ended:

                                                                           CORPORATE
                                                                              AND
                                 INTERNET      RETAIL    COMMUNICATIONS   ELIMINATIONS      TOTAL
                                -----------   --------   --------------   ------------   -----------
Revenues from external
  customers...................  $ 2,881,055   $350,715    $   850,367     $        --    $ 4,082,137
Intersegment revenues.........        4,554     73,792         86,434        (164,780)            --
Depreciation and
  amortization................    1,145,516      9,848        593,897          17,640      1,766,901
Impairment charge (Note 4)....      254,132         --             --              --        254,132
Interest expense..............           --         --             --       2,701,311      2,701,311
Loss before income taxes......   (1,081,229)   (77,424)    (2,198,581)     (3,951,469)    (7,308,703)
Segment assets................   14,466,339    234,800     10,075,595      36,987,683     61,764,417
Capital expenditures, net of
  accounts payable............      431,129         --      3,092,593         248,334      3,772,056

16. SUBSEQUENT EVENTS

ACQUISITIONS

     Subsequent to year-end, the Company made the following acquisitions:

     On October 1, 1999, the Company purchased substantially all of the assets of Information Systems Technologies, Inc. for approximately $591,000, net of liabilities assumed.

     On October 6, 1999, the Company purchased substantially all of the assets of Business Products Systems Internet, Inc. for approximately $700,000, net of liabilities assumed.

     On October 13, 1999, the Company purchased substantially all of the assets of UNI Networking Inc. for approximately $345,000, net of liabilities assumed.

     On October 20, 1999, the Company purchased all of the outstanding common stock of GlobalVision Systems, Inc. for approximately $3,102,000, net of cash acquired and liabilities assumed.

                         PRIMARY NETWORK HOLDINGS, INC.

     On November 1, 1999, the Company purchased all of the outstanding common stock of Harvest Telecom, Inc. for approximately $50,000.

     On November 10, 1999, the Company purchased all of the outstanding common stock of Digital Internet Access, Inc. for approximately $1,418,000, net of cash acquired and liabilities assumed.

SECONDMENT AGREEMENT

     On November 23, 1999, the Company entered into a Secondment Agreement with an investor to obtain certain services to be provided by an employee of the investor. Under the terms of the agreement, the Company is required to pay $17,500 per month for the services, including out-of-pocket expenses. Furthermore, the seconded employee was issued 680,000 shares of Series B preferred stock which vests in eight equal quarterly installments over a two-year period and warrants with an exercise price of $1.52 per share to purchase an additional 520,000 shares of Series B preferred stock which vest in three equal annual installments. Furthermore, the investor was issued 170,000 shares of Series B preferred stock and was granted warrants with an exercise price of $1.52 to purchase an additional 130,000 shares of Series B preferred stock, both with the same vesting terms as the seconded employee described above. All of the above issuances and grants vest immediately upon the occurrence of certain events described in the agreement, including a change in control. The Company will recognize the applicable compensation expense related to these transactions ratably over the vesting period. Finally, the investor is entitled to receive a fee, payable immediately, in the event the Company consummates certain transactions outlined in the agreement prior to June 1, 2000, including a change in control, obtaining senior debt from a financial institution, or issuing additional subordinated debt or equity securities.

LEASE TRANSACTIONS

     On February 23, 2000, the Company entered into an equipment capital lease to finance its continued build out of collocations. Under the terms of the lease, the Company is required to make thirty-six equal monthly payments of approximately $122,000 and has the guaranteed option to purchase the equipment at 10% of original purchase price or approximately $3,700,000. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The lease is secured by the equipment financed.

     On March 31, 2000, the Company entered into a sale leaseback agreement, whereby the Company sold collocation equipment with a book value of approximately $8,000,000 and subsequently entered into a capital lease for approximately $9,400,000, including the financing of approximately $900,000 in equipment maintenance agreements. The assets under the capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The gain resulting from this transaction of approximately $500,000 is being amortized over the term of the lease. Under the terms of the lease, the Company is required to make six monthly payments of approximately $106,000 and then thirty monthly payments of approximately $340,000. In addition to the equipment being financed under the lease, the Company granted the lessor an additional security interest in substantially all tangible and intangible assets of the Company. The lessor has provided a contingent clause in the agreement for the release of the additional security upon the Company obtaining unrestricted cash equity proceeds in the amount of $50,000,000 or greater. The lease agreement also contains covenants requiring the Company to maintain certain debt to total contributed capital ratios as well as requiring the Company to secure future minimum commitments of either secured bridge debt or unrestricted equity by various dates.

                         PRIMARY NETWORK HOLDINGS, INC.

LEASE COMMITMENT

     On April 15, 2000 the Company entered into an agreement for the lease of a new office building. The term of the agreement is five years with total annual rent of approximately $1,200,000. In addition, the Company has committed $3,900,000 for leasehold improvements and certain equipment purchases related to this property.

PENDING TRANSACTION

     On April 17, 2000, the Company signed an agreement and plan of merger (merger agreement) with Mpower Communications Corp. (A/K/A MGC Communications, Inc.).

     In connection with the consummation of the merger agreement, the following will occur:

     (i) The Company's stockholders will exchange their shares in the Company for 1,350,000 shares of common stock of Mpower Communications Corp. (Mpower). Each outstanding share of the Company's common stock and preferred stock will be converted into .02022 shares of Mpower common stock.

     (ii) All of the Company's stock options outstanding under the Company's stock option plan shall continue to have, and be subject to, the same terms and conditions as set forth in the Company's stock option plan and the agreements pursuant to which such Company stock options were issued, except that each Company stock option shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

     (iii) The Company's 4,476,423 detachable non-callable warrants to the Investors that entitle the holders to purchase common shares of the Company at a price of $3.385 per share shall continue to be subject to the same terms and conditions, except that each warrant shall be exercisable for .02022 shares of Mpower common stock and the price per share will be adjusted accordingly.

     (iv) Mpower will assume approximately $80,000,000 of net liabilities of the Company, a portion of which will be swapped for additional high-yield bonds to be issued under Mpower's recent high-yield financing indenture. The holders of the swapped debt will also receive 50,000 shares of Mpower common stock.

     (v)   Mpower will become the sole stockholder of the Company.

NOTE PAYABLE

     On April 27, 2000 the Company issued a $10,000,000 senior promissory note (senior note) to Mpower due the earliest of April 17, 2001, upon a change of control of the Company other than the pending transaction discussed above, or upon the event of default, as defined. Interest accrues at 15 percent per annum until the maturity date. After the maturity date, interest accrues at 18 percent per annum until the senior note is paid in full. At any time prior to maturity of the senior note, the unpaid principal amount of the senior note together with any accrued but unpaid interest may be prepaid in whole or in part as long as the Company has provided at least 15 business days notice to Mpower.

     Due to the issuance of this senior note, the Company was in violation of a covenant included in the Note and Purchase Agreement (See Note 10) related primarily to limitations of indebtedness. The holders of Notes waived their right to call the debt as well as this violation as of April 27, 2000.

                              FINANCIAL STATEMENTS

                               CDM ON-LINE, INC.
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999
                      WITH REPORT OF INDEPENDENT AUDITORS

                               CDM ON-LINE, INC.

                              FINANCIAL STATEMENTS
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

                                    CONTENTS

Report of Independent Auditors..............................  F-79
Financial Statements
Balance Sheet...............................................  F-80
Statement of Operations.....................................  F-81
Statement of Stockholders' Equity...........................  F-82
Statement of Cash Flows.....................................  F-83
Notes to Financial Statements...............................  F-84

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CDM On-Line, Inc.

     We have audited the accompanying balance sheet of CDM On-Line, Inc. as of May 31, 1999 and the related statements of operations, stockholders' equity, and cash flows for the period January 1, 1999 to May 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDM On-Line, Inc. at May 31, 1999 and the results of its operations and its cash flows for the period January 1, 1999 to May 31, 1999, in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant operating losses and has an accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The May 31, 1999 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

November 19, 1999
St. Louis, Missouri

                               CDM ON-LINE, INC.

                                 BALANCE SHEET
                                  MAY 31, 1999

ASSETS
Current assets:
  Cash and cash equivalents.................................  $    73,938
  Accounts receivable, less allowance for doubtful accounts
     of $126,845............................................      558,980
  Due from affiliates.......................................    1,624,811
  Inventory, less reserve for obsolescence of $23,450.......       96,326
  Other current assets......................................       24,105
                                                              -----------
Total current assets........................................    2,378,160
Property and equipment, net.................................    1,397,284
Refundable capital lease deposit with affiliate.............      295,739
Intangible assets, net......................................      369,847
                                                              -----------
                                                              $ 4,441,030
                                                              ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   845,452
  Accrued expenses..........................................      336,555
  Unearned revenues.........................................      471,443
  Current maturities of capital lease obligations...........      388,473
  Due to affiliates.........................................      160,018
                                                              -----------
Total current liabilities...................................    2,201,941
Capital lease obligations, less current maturities..........      492,346
Stockholders' equity:
  Common stock, $.15 par value; 2,000,000 shares
     authorized.............................................      224,519
  Additional paid-in capital................................    6,680,887
  Accumulated deficit.......................................   (4,933,386)
                                                              -----------
                                                                1,972,020
  Treasury stock at cost....................................     (225,277)
                                                              -----------
                                                                1,746,743
                                                              -----------
                                                              $ 4,441,030
                                                              ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENT OF OPERATIONS
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

Revenues:
  Access revenues...........................................  $2,070,368
  Retail revenues...........................................     518,124
  Other revenues............................................     244,792
                                                              ----------
                                                               2,833,284
Costs and expenses:
  Costs of access revenues..................................     614,441
  Costs of retail revenues..................................     299,287
  Costs of other revenues...................................     160,967
  Operations and customer support...........................     387,078
  Sales and marketing.......................................     377,952
  General and administrative................................     978,661
  Retail store expenses.....................................     518,571
  Depreciation and amortization.............................     168,923
                                                              ----------
                                                               3,505,880
                                                              ----------
Loss from operations........................................    (672,596)
Other income (expense):
  Interest expense -- affiliates............................     (18,009)
  Interest expense..........................................      (1,149)
  Interest income -- affiliates.............................       8,671
  Other income, net.........................................       1,177
                                                              ----------
Loss from continuing operations.............................    (681,906)
Loss from disposal of discontinued Web development division
  (Note 12).................................................     (81,785)
                                                              ----------
Net loss....................................................  $ (763,691)
                                                              ==========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

                                 COMMON STOCK       ADDITIONAL                   TREASURY STOCK
                             --------------------    PAID-IN     ACCUMULATED   ------------------
                              SHARES      AMOUNT     CAPITAL       DEFICIT     SHARES    AMOUNT
                             ---------   --------   ----------   -----------   ------   ---------
Balance at December 31,
  1998.....................  1,222,406   $183,361   $3,841,839   $(4,169,695)   5,393   $ (59,239)
Net loss...................         --         --           --      (763,691)      --          --
Contribution of services...         --         --      233,162            --       --          --
Sale of stock..............    214,298     32,145    2,214,027            --       --          --
Sale of stock to employees
  under employee stock
  purchase plan............        850        127       10,130            --       --          --
Stock awards to
  employees................     59,241      8,886      381,729            --       --          --
Common stock purchased for
  treasury.................         --         --           --            --   13,756    (166,038)
                             ---------   --------   ----------   -----------   ------   ---------
Balance at May 31, 1999....  1,496,795   $224,519   $6,680,887   $(4,933,386)  19,149   $(225,277)
                             =========   ========   ==========   ===========   ======   =========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENT OF CASH FLOWS
                 FOR THE PERIOD JANUARY 1, 1999 TO MAY 31, 1999

OPERATING ACTIVITIES
Net loss....................................................  $  (763,691)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.............................      185,939
  Stock-based compensation expense..........................      390,615
  Allowance for doubtful accounts...........................       37,760
  Changes in operating assets and liabilities:
     Accounts receivable....................................     (280,550)
     Due from affiliates....................................      (53,896)
     Inventory..............................................       34,208
     Other current assets...................................       17,013
     Refundable capital lease deposit with affiliate........     (295,739)
     Other assets...........................................      174,105
     Accounts payable.......................................      472,888
     Accrued expenses.......................................      151,513
     Unearned revenues......................................       80,895
                                                              -----------
Net cash provided by operating activities...................      151,060
INVESTING ACTIVITIES
Advances to affiliates......................................   (1,302,159)
Business acquisition costs..................................     (454,783)
Purchases of property and equipment.........................     (147,559)
                                                              -----------
Net cash used in investing activities.......................   (1,904,501)
FINANCING ACTIVITIES
Principal payments of obligations under capital leases......      (37,263)
Net payments under line of credit...........................      (20,000)
Purchase of common stock held in treasury...................     (166,038)
Due to affiliates...........................................     (506,329)
Proceeds from issuance of common stock......................    2,256,429
                                                              -----------
Net cash provided by financing activities...................    1,526,799
                                                              -----------
Net decrease in cash and cash equivalents...................     (226,642)
Cash and cash equivalents at beginning of period............      300,580
                                                              -----------
Cash and cash equivalents at end of period..................  $    73,938
                                                              ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during period for:
  Interest..................................................  $    19,158
                                                              ===========
Noncash investing and financing transaction:
  Capital lease obligations incurred........................  $   918,082
                                                              ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 1999

1. ORGANIZATION/BASIS OF PRESENTATION

     CDM On-Line, Inc. (the Company) is a local provider of Internet access and other Internet-related services in St. Louis and Kansas City, Missouri. In addition, the Company serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. The Company was organized on September 23, 1994 (Inception) and began providing Internet services in July 1995. The Company commenced its retail operations in November 1996. The Company's targeted markets include residential and business customers in Missouri.

     The financial statements of the Company for the period January 1, 1999 to May 31, 1999 have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $763,691 for the five-month period ended May 31, 1999 and as of May 31, 1999 had an accumulated deficit of $4,933,386. Additionally, the Company continues to commit substantial capital expenditures as it relates to improvements and upgrades to its infrastructure, which are necessary for the Company to be able to offer its future core services. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Furthermore, the online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet services providers
(ISPs), Internet directory services, and telecommunications companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. The Company's viability as a going concern is dependent upon management's operational and financing plans to address these conditions which include, but are not limited to, obtaining additional equity and debt financing, continuing investments in its infrastructure to increase its efficiency and capacity to serve additional customers, and employing marketing strategies to increase its customer base. Although there can be no assurance that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve or sustain profitability or positive cash flow, the Company believes that these steps are appropriate and will enable the Company to effectively reorganize its operations. Under current circumstances, the Company's ability to continue as a going concern depends upon the successful implementation of its plan. If the Company is unsuccessful in its efforts, it may be necessary to undertake such other actions as may be appropriate to preserve asset values. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

                               CDM ON-LINE, INC.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Costs related to software developed for internal use are capitalized in accordance with AcSEC Statement of Position 98-1, Accounting for the Costs of Computer Software Developed For or Obtained For Internal Use. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from 18 months to 15 years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life of the assets.

     Equipment acquired under capital leases is amortized over its related lease terms or its estimated productive useful lives, depending on the criteria met in determining the lease's qualification as a capital lease. Costs of repairs and maintenance are charged to expense as incurred.

INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

CUSTOMER LISTS

     The cost of customer lists acquired is being amortized over three years using the straight-line method.

GOODWILL

     Goodwill, which represents the cost in excess of the fair market value of identifiable net assets acquired, is being amortized using the straight-line method over three years.

IMPAIRMENT OF LONG-LIVED ASSETS

     At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company made no adjustments to the carrying values of its assets during the period January 1, 1999 to May 31, 1999.

STOCK COMPENSATION

     The Financial Accounting Standards Board's SFAS No. 123, Accounting for Stock-Based Compensation, establishes the use of the fair value-based method of accounting for stock-based employee compensation arrangements, under which compensation cost is determined using the fair value of stock-based compensation determined as of the grant date and is recognized over the periods in which the related services are rendered. SFAS No. 123 also permits companies to elect to continue using the intrinsic value accounting method specified in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB
25), and related interpretations to account for stock-based compensation. The Company has elected to retain the intrinsic value-based method and will

                               CDM ON-LINE, INC.

disclose in its financial statements the pro forma effect of using the fair value-based method to account for its stock-based compensation.

REVENUE RECOGNITION

     Access revenues: Internet customers are billed in advance for the periods for which Internet services are provided. Internet access service plans range from one month to one year. The Company defers recognition of revenue on these advance billings and amortizes the amounts to revenue on a straight-line basis as the services are provided.

     Retail revenues: These revenues consist primarily of retail product sales of cellular and other wireless products, such as phones, pagers, and related accessories. Such sales are recorded upon customer purchase. The Company also generates revenues from activation commissions from cellular carriers for each new cellular phone subscription sold by the Company. Revenue from such commissions is recorded upon customer subscription. New subscription activation commissions are fully refundable if the subscriber cancels service within a certain minimum period of continuous active service (generally 180 days). Customers generally sign a service agreement that requires a customer deposit, which is forfeited in case of early cancellation. At May 31, 1999, the Company's allowance for accounts receivable includes an amount for estimated cancellation losses, net of deposit forfeitures.

     The Company generally receives monthly residual income from the cellular service providers based on a percentage of actual phone usage by subscribers. Revenue from residual income is recorded as the cellular service is provided. Revenue from prepaid pager service is deferred and recognized over the period service is provided, usually annually. Revenue from monthly installment pager service contracts is recorded as received.

     Other revenues: Other revenues consist of setup and installation fees and selling equipment and software.

COSTS OF REVENUES

     Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure, including fees paid for the lease of the Company's backbone. Costs of retail revenues consist of the costs of cellular and other wireless communication products and accessories purchased for resale. Costs of other revenues primarily consist of the costs of equipment and software purchased for resale.

ADVERTISING COSTS

     All advertising and promotion costs are expensed as incurred and totaled $77,567 for the period January 1, 1999 to May 31, 1999.

INCOME TAXES

     The Company is treated as an S Corporation under the provisions of the Internal Revenue Code, whereby the Company's income or loss is allocated to the individual stockholders for federal income tax purposes. While the Company is not subject to federal income taxes, it is subject to certain state and local taxes, which were not significant for the period presented.

                               CDM ON-LINE, INC.

     If the Company had been subject to federal and certain state income taxes for the period ended May 31, 1999, the Company would have been in a net deferred tax asset position, which would have been fully offset by a valuation allowance. Any tax benefit or provision for the period ended also would have been fully offset by changes in the deferred tax asset valuation allowance. Therefore, unaudited pro forma income tax information is not presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit-quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of the financial condition of its customers and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The net carrying amount of the receivables approximates their fair value.

SOURCES OF SUPPLIES

     The Company relies on local telephone companies and other companies to provide data communications. Although management feels alternative telecommunication facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

     Although the Company attempts to maintain numerous vendors for required products, its modems, terminal servers, and high-performance routers, which are important components of its network, are each currently acquired from three sources. In addition, some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as its network infrastructure grows, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

3. BUSINESS COMBINATIONS

     During the period January 1, 1999 to May 31, 1999, the Company acquired certain assets from three Internet access service providers as described below:

     On February 17, 1999, the Company purchased the customer list of KC One Internet Services, Inc. for approximately $75,000. Approximately $37,000 was allocated to the acquired customer list, and approximately $38,000 was allocated to goodwill.

     On March 31, 1999, the Company entered into an asset purchase agreement to acquire the customer base and certain computer equipment of Web World Services, Inc. for approximately $167,000, including approximately $19,000 for the payment of a liability related to terminating a lease agreement. Approximately $65,000 was allocated to the acquired customer list, and approximately $89,000 was allocated to goodwill.

     On April 9, 1999, the Company entered into an asset purchase agreement to acquire the customer base and certain networking equipment of Leaned, Inc. for approximately $213,000, including approximately $72,000 for the payment of certain liabilities related to terminating certain lease agreements. Approximately $103,000 was allocated to the acquired customer list, and approximately $68,000 was allocated to goodwill.

                               CDM ON-LINE, INC.

     The above acquisitions were accounted for under the purchase method, and accordingly, the purchase prices were allocated to assets acquired and liabilities assumed based upon their estimated fair values at the dates of acquisition. The customer lists were valued at $200 per subscriber acquired, which represents the estimated fair value of such subscribers based upon recent transactions in the ISP industry. Included in the purchase prices listed above are legal and acquisition costs of $30,000. For those businesses acquired, the results of operations are included in the Company's statement of operations from the dates of acquisition.

     The combined historical results for KC One Internet Services, Inc., Web World Services, Inc., and LidaNet, Inc. were not deemed to be material and thus the unaudited proforma combined historical results are not presented.

4. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at May 31, 1999:

Computer equipment..........................................  $1,801,319
Software....................................................     170,512
Furniture, fixtures, and office equipment...................      33,864
Land, building, and leasehold improvements..................     109,930
Vehicles....................................................      44,913
                                                              ----------
                                                               2,160,538
Less accumulated depreciation and amortization..............    (763,254)
                                                              ----------
                                                              $1,397,284
                                                              ==========

5. RELATED PARTY TRANSACTIONS

     Affiliates include officers, employees, and other corporations and partnerships that are substantially or partially owned by officers and stockholders of the Company. The significant affiliates include CBC Distribution and Marketing, Inc., CDM Fantasy Sports, Inc., CDM Properties Management, L.L.C. (CDM Properties), and BroadSpan Communications, Inc. (BroadSpan).

     As of May 31, 1999, amounts due from affiliates consist of the following:

Advances to affiliates......................................  $1,454,331
Accounts receivable -- trade affiliates.....................     170,480
                                                              ----------
                                                              $1,624,811
                                                              ==========

     The advances to affiliates are unsecured, due on demand, and bear interest at 12 percent per annum, which is payable upon repayment of the advances.

     As of May 31, 1999, the advances due to affiliates was $160,018 and consisted primarily of borrowings from affiliates. Such advances are unsecured, due on demand, and bear interest at 12 percent.

     Revenues derived from affiliates related to providing Internet access and other services for the period January 1, 1999 to May 31, 1999 were approximately $126,172. Expenses and costs incurred to affiliates related to purchasing advertising and insurance for the period January 1, 1999 to May 31, 1999 were approximately $23,332.

                               CDM ON-LINE, INC.

     The Company leases office space under noncancelable operating leases from an affiliate. The leases expire in August 2008, contain an option to renew for a five-year term, and provide for additional rent related to the Company's share of certain taxes and operating expenses. Rent expense associated with these leases was approximately $36,000 from January 1, 1999 to May 31, 1999, and such amounts and the future minimum lease payment are included in the disclosure in
Note 10.

     The Company leases certain network-related equipment on a month-to-month basis from an affiliate. Rent expense for the equipment for the period January 1, 1999 to May 31, 1999 was approximately $29,000. Total future minimum lease payments under these month-to-month leasing arrangements are expected to approximate $35,000 and will be paid within one year.

     An affiliate provides the Company the use of its programmers, certain equipment, payroll services and the administration of the 401(k) defined contribution plan. All labor and administrative costs provided by the affiliate were expensed and were $233,162 during the five months ended May 31, 1999.

     In May 1999, the Company sold its investment in Interchange Technologies, Inc., which was an investment in a private company that provided educational courses over the Internet, to CDM Properties for $160,000. This purchase price represented the net book value of that investment on the date of sale, and accordingly, no gain or loss occurred as a result of this transaction.

6. INTANGIBLE ASSETS

     Intangible assets consisted of the following at May 31, 1999:

Acquired customer list......................................  $206,000
Goodwill....................................................   195,083
                                                              --------
                                                               401,083
Less accumulated amortization...............................   (31,236)
                                                              --------
                                                              $369,847
                                                              ========

7. ACCRUED LIABILITIES

     Accrued liabilities consisted of the following at May 31, 1999:

Due to employee from treasury stock transaction.............  $125,000
Other.......................................................   211,555
                                                              --------
                                                              $336,555
                                                              ========

8. EMPLOYEE BENEFIT PLAN

     Employees of the Company are eligible to participate in a defined contribution 401(k) profit sharing plan, sponsored by an affiliate, covering substantially all eligible employees. The Company matches 100 percent of the first 6 percent of compensation that employees contribute into the plan. Additional contributions may be made to the plan at the discretion of Company management. The Company made contributions of $20,310 to the plan for the period January 1, 1999 to May 31, 1999.

                               CDM ON-LINE, INC.

9. LINE OF CREDIT

     The Company has a line of credit with a bank allowing borrowings of up to $25,000. Interest is payable monthly at the bank's prime rate plus .5 percent (9.00 percent at May 31, 1999). The principal balance and any unpaid accrued interest are payable on November 20, 1999. The line is secured by accounts receivable, inventory, and property and equipment and is personally guaranteed by certain stockholders. No borrowings were outstanding against the line at May 31, 1999.

10. COMMITMENTS

LEASE COMMITMENTS

     The Company leases vehicles and office and retail space under noncancelable operating lease agreements. The leases for office and retail space generally include renewal options and require the Company to pay a portion of the expenses for common areas, including maintenance, real estate taxes, and other expenses. Rent expense under all operating leases for the period January 1, 1999 to May 31, 1999 was $123,894.

     The Company leases certain computer equipment under capital leases with an affiliate. These lease agreements require the Company to make a refundable deposit equal to approximately 25 percent of the fair market value of the equipment at the lease inception date. The total amount deposited to this affiliate under these leases was $295,739. The assets under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The related computer equipment had a cost and accumulated amortization of $918,082 and $53,830, respectively, at May 31, 1999. Amortization of leased equipment is included in depreciation and amortization.

     Future minimum lease payments under capital leases and noncancelable operating leases with initial or remaining lease terms in excess of one year (including operating lease commitments to affiliates disclosed in Note 5) are as follows at May 31, 1999:

                                                          CAPITAL      OPERATING
                                                           LEASES        LEASES
                                                         ----------    ----------
2000...................................................  $  488,049    $  349,451
2001...................................................     399,001       338,982
2002...................................................     147,694       316,531
2003...................................................          --       211,748
2004...................................................          --       198,590
Thereafter.............................................          --       433,971
                                                         ----------    ----------
Total minimum lease payments...........................   1,034,744    $1,849,273
                                                                       ==========
Less amount representing interest......................     153,925
                                                         ----------
Present value of minimum lease payments (including
  current portion of $388,473).........................  $  880,819
                                                         ==========

BACKBONE AGREEMENT

     At May 31, 1999, the Company has three agreements with its principal ISP which require payment of minimum monthly Internet access and other charges totaling $19,185 per month.

                               CDM ON-LINE, INC.

Additional monthly charges are incurred for the use of capacity above the amounts contracted in the agreements. The agreements automatically renew on a month-to-month basis unless the ISP or Company terminates them, as described in the agreements. Expenses incurred under these agreements were $120,405 for the period January 1, 1999 to May 31, 1999.

11. STOCKHOLDER EQUITY

     Restrictive Stock Agreement

     Under the terms of the 1994 restrictive stock agreement, as subsequently amended in November 1996, certain employees/stockholders are restricted in their ability to sell common stock of the Company. Specifically, if a stockholder desires to sell Company common stock, written consent of the sale must be obtained from the Company. In the absence of written consent, the Company possesses a "right of first refusal" under which the employees/stockholders must first offer the stock for sale to the Company before it may be sold to another party. The purchase price for common stock purchased under the right of first refusal is based on book value. The Company also has the right to purchase common stock from an employee under voluntary or involuntary termination, as defined. The purchase price for a voluntary termination is the book value, while for involuntary termination the purchase price is a formula price defined in the agreement. If the Company decides not to exercise its right of first refusal or right to purchase stock in the event of termination, each stockholder has the right for a certain period of time to purchase such common stock at the same price and terms as the Company's rights. The restrictive stock agreement also obligates the Company to repurchase, at a formula price, all of the stock owned by an employee/stockholder in the event of death.

     Common Stock

     In December 1997, the Board of Directors approved the implementation of an employee stock purchase program whereby employees eligible for the 401(k) defined contribution plan are also eligible to purchase Company stock through payroll withholdings. Purchases of Company stock are made at the end of each quarter at a price determined by a formula, essentially based on multiples of sales and certain other factors. During the period January 1, 1999 to May 31, 1999, employees purchased 850 shares of stock through the stock purchase program for $10,257. Employees may sell and the Company is obligated to buy common stock purchased under the program at the formula price in the quarter in which the common stock is sold. Repurchased shares are carried as treasury stock, at cost.

     In December 1997, the Company granted an officer an option to purchase 10,000 shares of common stock at an exercise price of $15 per share. The option vested immediately and expires five years from the grant date.

     In January 1998, the Board of Directors awarded 9,000 shares of common stock to certain employees, of which 1,100 vested immediately. The remaining 7,900 shares of common stock were to vest after the completion of two years of service ending December 1999, at which time the earned shares of common stock would be issued. In January 1999, one employee was terminated by the Company, and the related 500 shares were forfeited and canceled. Compensation cost was measured at the date of the award based on the formula price, which the Company believed approximated fair value, used in the restrictive stock agreement and the employee stock purchase program. This cost was to be amortized to expense over the applicable vesting period in which the award was earned. In connection with the exchange of shares with Primary Network Holdings, Inc. (PNH) (Note 14), all

                               CDM ON-LINE, INC.

7,400 remaining shares became fully vested on March 31, 1999. Also in March 1999, the Company awarded 51,841 shares of common stock to certain employees, all of which vested immediately. Compensation expense for these awards is measured based on estimated fair value at the date of the award. For the period January 1, 1999 to May 31, 1999, the Company recognized compensation expense of $390,615, which includes $31,533 related to the amortization of the 7,400 shares of common stock. Finally in March 1999, the Company issued 422,693 options to employees at an exercise price of $15 per share. As the exercise price of the options was above fair value at the grant date, no compensation expense was recorded by the Company related to these options. Effective May 31, 1999, all of these options, as well as the option to purchase 10,000 shares granted in December 1997, were canceled. No other options were granted, forfeited, or expired during 1999, and no options were outstanding at May 31, 1999.

     Under SFAS No. 123, the Minimum Value method may be used by nonpublic companies to value an option. This includes estimating the risk-free interest rate, the expected dividend yield, and the life of the options. Based on this option valuation model, the weighted average fair value of options granted and the total pro forma compensation expense to be disclosed as prescribed under SFAS No. 123 for the period January 1, 1999 to May 31, 1999 are immaterial.

     During the period January 1, 1999 to May 31, 1999, the Company sold 214,298 shares of common stock for $2,246,172. These stockholders are subject to the restrictive stock agreement disclosed above.

     Contributions to Capital

     During the five months ended May 31, 1999, an affiliate provided $233,162 of services to the Company at no cost. The Company recorded these transactions as additional capital contributions.

12. DISCONTINUED OPERATIONS

     On January 1, 1999, the Board of Directors approved a decision to discontinue the Company's Web development division. On May 19, 1999, the Company sold that line of business to an affiliate. Sales of the Web development division for the period January 1, 1999 to May 19, 1999 were $172,414. The Company sold all assets of the division, with the exception of accounts receivable totaling $125,020 as of May 31, 1999, for an amount equaling their net book value of approximately $7,000 as of the disposal date and a 3 percent royalty of future Web development gross revenues of the affiliate for two years.

13. SEGMENT INFORMATION

     The Company has two reportable segments, Internet and Retail, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) from continuing operations. Transactions between segments are reported at fair value and the accounting polices of the segments are the same as those in Note 1.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories.

                               CDM ON-LINE, INC.

     The following segment information is as of May 31, 1999 or for the five months then ended:

                                              INTERNET      RETAIL        TOTAL
                                             ----------    ---------    ----------
Revenues from external customers...........  $2,315,160    $ 518,124    $2,833,284
Depreciation and amortization..............     168,923       17,016       185,939
Stock-based compensation expense...........     390,615           --       390,615
Interest expense...........................      15,655        3,503        19,158
Loss from continuing operations............    (329,157)    (352,749)     (681,906)
Loss from disposal of discontinued Web
  development division (Note 12)...........     (81,785)          --       (81,785)
Loss before income taxes...................    (410,942)    (352,749)     (763,691)
Segment assets.............................   4,093,931      347,099     4,441,030
Capital expenditures.......................     145,672        1,887       147,559

14. SUBSEQUENT EVENTS

     Effective the close of business on May 31, 1999, the Company executed a plan of reorganization whereby all common stockholders of the Company exchanged each of their shares for 16.67 shares in PNH, a newly formed holding company. This transaction terminated the restrictive stock agreement (see Note 11) as of that date. In addition, all of the common stockholders of BroadSpan (see Note
5), a Competitive Local Exchange Carrier, exchanged each of their shares for
13.227 shares in PNH. This reorganization will allow PNH, of which the Company and BroadSpan will be wholly owned subsidiaries, to cross-sell Internet access and cellular services to its local and long distance telephone customers. Additionally, on June 1, 1999, PNH raised a combination of debt and equity proceeds approximating $53,000,000 from various investors. The proceeds are expected to be used to acquire ISPs, develop and offer DSL technology, and grow revenues through aggressive marketing.

     On June 17, 1999, the Company purchased all outstanding common stock of Q Networks, Inc. for approximately $5,000,000.

     On June 21, 1999, the Company purchased the Internet dial-up customer base and certain assets of CySource Inc. for approximately $650,000.

     On August 6, 1999, the Company purchased substantially all of the assets of Inlink Communications Company for approximately $4,700,000.

                              FINANCIAL STATEMENTS

                               CDM ON-LINE, INC.
                     YEARS ENDED DECEMBER 31, 1997 AND 1998
                      WITH REPORT OF INDEPENDENT AUDITORS

                               CDM ON-LINE, INC.

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                    CONTENTS

Report of Independent Auditors..............................   F-96
Financial Statements
Balance Sheets..............................................   F-97
Statements of Operations....................................   F-98
Statements of Stockholders' Deficit.........................   F-99
Statements of Cash Flows....................................  F-100
Notes to Financial Statements...............................  F-101

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CDM On-Line, Inc.

     We have audited the accompanying balance sheets of CDM On-Line, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDM On-Line, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                          ERNST & YOUNG LLP

March 22, 1999
St. Louis, Missouri

                               CDM ON-LINE, INC.

                                 BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   148,527    $   300,580
  Accounts receivable, less allowance for doubtful accounts
     of $27,604 in 1997 and $89,085 in 1998.................      279,934        296,190
  Due from affiliates.......................................       29,172        268,756
  Inventory.................................................      109,335        130,534
  Other current assets......................................        3,442         41,118
                                                              -----------    -----------
Total current assets........................................      570,410      1,037,178
Property and equipment, net.................................      521,771        452,646
Other assets................................................      171,380        174,105
                                                              -----------    -----------
                                                              $ 1,263,561    $ 1,663,929
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Line of credit............................................  $        --    $    20,000
  Accounts payable..........................................      204,568        372,564
  Accrued expenses..........................................      166,815        185,042
  Unearned revenues.........................................      213,938        390,548
  Due to affiliates.........................................    1,461,998        899,509
                                                              -----------    -----------
Total current liabilities...................................    2,047,319      1,867,663
Stockholders' deficit:
  Common stock, $.15 par value, 2,000,000 shares authorized,
     1,197,745 and 1,222,406 shares issued in 1997 and 1998,
     respectively...........................................      179,662        183,361
  Additional paid-in capital................................    1,972,157      3,841,839
  Accumulated deficit.......................................   (2,935,577)    (4,169,695)
                                                              -----------    -----------
                                                                 (783,758)      (144,495)
  Treasury stock at cost....................................           --        (59,239)
                                                              -----------    -----------
                                                                 (783,758)      (203,734)
                                                              -----------    -----------
                                                              $ 1,263,561    $ 1,663,929
                                                              ===========    ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENTS OF OPERATIONS

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
Revenues:
  Access revenues...........................................  $ 1,496,237    $ 3,216,463
  Retail revenues...........................................      549,997        883,380
  Other revenues............................................      529,318        695,728
                                                              -----------    -----------
                                                                2,575,552      4,795,571
Costs and expenses:
  Costs of access revenues..................................      701,439      1,184,433
  Costs of retail revenues..................................      371,235        529,992
  Costs of other revenues...................................      245,273        482,580
  Operations and customer support...........................      494,292        671,592
  Sales and marketing.......................................      645,827        745,067
  General and administrative................................      661,481      1,189,052
  Retail store expenses.....................................      773,634      1,013,136
  Depreciation and amortization.............................      233,073        263,063
                                                              -----------    -----------
                                                                4,126,254      6,078,915
                                                              -----------    -----------
Loss from operations........................................   (1,550,702)    (1,283,344)
Other income (expense):
  Interest expense -- affiliates............................      (83,131)      (189,175)
  Interest expense..........................................         (675)        (1,805)
  Other income, net.........................................       44,331          4,314
                                                              -----------    -----------
Loss from continuing operations.............................   (1,590,177)    (1,470,010)
Income from operations of discontinued Web development
  division (Note 12)........................................      147,374        235,892
                                                              -----------    -----------
Net loss....................................................  $(1,442,803)   $(1,234,118)
                                                              ===========    ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                       COMMON STOCK         ADDITIONAL                     TREASURY STOCK
                                   ---------------------     PAID-IN      ACCUMULATED    ------------------
                                    SHARES       AMOUNT      CAPITAL        DEFICIT      SHARES     AMOUNT
                                   ---------    --------    ----------    -----------    ------    --------
Balance at December 31, 1996.....  1,197,745    $179,662    $  916,063    $(1,492,774)      --     $     --
  Net loss.......................         --          --            --     (1,442,803)      --           --
  Forgiveness of advances by
    stockholders and contribution
    of services..................         --          --     1,056,094             --       --           --
                                   ---------    --------    ----------    -----------    -----     --------
Balance at December 31, 1997.....  1,197,745     179,662     1,972,157     (2,935,577)      --           --
  Net loss.......................         --          --            --     (1,234,118)      --           --
  Forgiveness of advances by
    stockholders and contribution
    of services..................         --          --     1,548,166             --       --           --
  Sale of stock to employees.....     19,967       2,995       238,007             --       --           --
  Sale of stock to employees
    under employee stock purchase
    arrangement..................      3,594         539        37,517             --       --           --
  Stock awards to employees......      1,100         165         9,889             --       --           --
  Amortization of vested stock...         --          --        36,103             --       --           --
  Common stock purchased for
    treasury.....................         --          --            --             --    5,393      (59,239)
                                   ---------    --------    ----------    -----------    -----     --------
Balance at December 31, 1998.....  1,222,406    $183,361    $3,841,839    $(4,169,695)   5,393     $(59,239)
                                   =========    ========    ==========    ===========    =====     ========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                            STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
OPERATING ACTIVITIES
Net loss....................................................  $(1,442,803)   $(1,234,118)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      233,073        263,063
  Stock-based compensation expense..........................           --         46,157
  Allowance for doubtful accounts...........................        1,274         61,481
  Gain on disposal of equipment to affiliates...............      (29,539)            --
  Changes in operating assets and liabilities:
     Accounts receivable....................................      (57,782)       (77,737)
     Due from affiliates....................................      (23,958)       (87,412)
     Inventory..............................................      (91,605)       (21,199)
     Other current assets...................................        9,477        (37,676)
     Other assets...........................................       (7,095)        (2,725)
     Accounts payable.......................................      114,399        167,996
     Accrued expenses.......................................       68,241         18,227
     Unearned revenues......................................      143,518        176,610
                                                              -----------    -----------
Net cash used in operating activities.......................   (1,082,800)      (727,333)
INVESTING ACTIVITIES
Advances to affiliates......................................           --       (152,172)
Purchases of property and equipment.........................     (340,899)      (193,938)
Proceeds from disposal of equipment to affiliates...........       81,718             --
Investments in and advances to unconsolidated
  subsidiaries..............................................      (60,000)            --
                                                              -----------    -----------
Net cash used in investing activities.......................     (319,181)      (346,110)
FINANCING ACTIVITIES
Bank overdraft..............................................       (4,437)            --
Net proceeds under line of credit...........................           --         20,000
Purchase of common stock held in treasury...................           --        (59,239)
Due to affiliates...........................................    1,554,945        985,677
Proceeds from issuance of common stock......................           --        279,058
                                                              -----------    -----------
Net cash provided by financing activities...................    1,550,508      1,225,496
                                                              -----------    -----------
Net increase in cash and cash equivalents...................      148,527        152,053
Cash and cash equivalents at beginning of year..............           --        148,527
                                                              -----------    -----------
Cash and cash equivalents at end of year....................  $   148,527    $   300,580
                                                              ===========    ===========

                            See accompanying notes.

                               CDM ON-LINE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. ORGANIZATION

     CDM On-Line, Inc. (the "Company") is a local provider of Internet access and other Internet-related services in St. Louis and Kansas City, Missouri. In addition, the Company serves as an authorized agent of Southwestern Bell Mobile Systems and operates cellular and other wireless communication products retail stores in the St. Louis metropolitan area. The Company was organized on September 23, 1994 (Inception) and began providing Internet services in July 1995. The Company commenced its retail operations in November 1996. The Company's targeted markets include residential and business customers in Missouri.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The Company has incurred losses since its inception, has had negative cash flows from operations in all periods, and has working capital and stockholders' equity deficiencies. Management's operational and financing plans to address these conditions include but are not limited to obtaining additional equity and debt financing, continuing investments in its network infrastructure to increase its network efficiency and capacity to serve additional subscribers, and employing marketing strategies to increase its subscriber base. Subsequent to December 31, 1998, the Company raised approximately $2,300,000 in cash from the sale of common stock. Further, the Company's stockholders have agreed to provide the Company with the necessary funds to meet all of its working capital needs during 1999.

     The online services and Internet markets are highly competitive. The Company believes that existing competitors, Internet-based services, Internet service providers, Internet directory services, and telecommunications companies are likely to enhance their service offerings, resulting in greater competition for the Company. The competitive conditions could have the following effects: require additional pricing programs, increase spending on marketing, limit the Company's ability to expand its subscriber base, and result in increased attrition in the existing subscriber base. The accompanying financial statements have been prepared on a basis which contemplates the realization of the assets and satisfaction of liabilities in the normal course of business.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from 18 months to 15 years. Leasehold improvements are amortized over the lesser of the related lease term or the useful life of the assets.

                               CDM ON-LINE, INC.

INVENTORY

     Inventory consists of cellular and other wireless communication products and accessories and is stated at the lower of cost (specific identification basis) or market.

IMPAIRMENT OF LONG-LIVED ASSETS

     At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. The Company made no adjustments to the carrying values of its assets during the years ended December 31, 1997 and 1998.

STOCK COMPENSATION

     The Company accounts for its stock-based compensation plans and arrangements using the intrinsic value method prescribed by Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees.

     SFAS No. 123, Accounting for Stock-Based Compensation, requires that companies electing to continue using the intrinsic value method make pro forma disclosures of net income as if the fair value-based method of accounting had been applied. The pro forma effect of using the fair value-based method to account for its stock-based compensation would have resulted in no difference to the net loss reported by the Company in 1997 and 1998.

REVENUE RECOGNITION

     Access revenues: Internet customers are billed in advance for the periods for which Internet services are provided. The Company defers recognition of revenue on these advance billings and amortizes the amounts to revenue on a straight-line basis as the services are provided.

     Retail revenues: These revenues consist primarily of retail product sales of cellular and other wireless products, such as phones, pagers, and related accessories. Such sales are recorded upon customer purchase. The Company also generates revenues from activation commissions from cellular carriers for each new cellular phone subscription sold by the Company. Revenue from such commissions is recorded upon customer subscription. New subscription activation commissions are fully refundable if the subscriber cancels service within a certain minimum period of continuous active service (generally 180 days). Customers generally sign a service agreement that requires a customer deposit which is forfeited in case of early cancellation. At December 31, 1997 and 1998, the Company's allowance for accounts receivable includes an amount for estimated cancellation losses, net of deposit forfeitures.

     The Company generally receives monthly residual income from the cellular service providers based on a percentage of actual phone usage by subscribers. Revenue from residual income is recorded as the cellular service is provided. Revenue from prepaid pager service is deferred and recognized over the period service is provided, usually annually. Revenue from monthly installment pager service contracts is recorded as received.

     Other revenues: Other revenues consist of setup and installation fees and selling equipment and software.

                               CDM ON-LINE, INC.

COSTS OF REVENUES

     Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure, including fees paid for the lease of the Company's backbone. Costs of retail revenues consist of the costs of cellular and other wireless communication products and accessories purchased for resale. Costs of other revenues primarily consist of the costs of equipment and software purchased for resale.

ADVERTISING COSTS

     All advertising and promotion costs are expensed as incurred. During the years ended December 31, 1997 and 1998, the Company incurred advertising costs of approximately $330,900 and $200,300, respectively.

INCOME TAXES

     The Company is treated as an S Corporation under the provisions of the Internal Revenue Code, whereby the Company's income or loss is allocated to the individual stockholders for federal income tax purposes. While the Company is not subject to federal income taxes, it is subject to certain state and local taxes, which were not significant for the periods presented.

     If the Company had been subject to federal and certain state income taxes for the two year period ended December 31, 1998, the Company would have been in a net deferred tax asset position which would have been fully offset by a valuation allowance. Any tax benefit or provision for those years also would have been fully offset by changes in the deferred tax asset valuation allowance. Therefore, unaudited pro-forma income tax information is not presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and certain state income taxes.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The cash is held by a high-credit-quality financial institution. For accounts receivable, the Company performs ongoing credit evaluations of the financial condition of its customers and does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. The concentration of credit risk is mitigated by the large customer base. The net carrying amount of the receivables approximates their fair value.

                               CDM ON-LINE, INC.

3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                               DECEMBER 31,
                                                          -----------------------
                                                            1997          1998
                                                          ---------    ----------
Computer equipment......................................  $ 732,455    $  777,521
Software................................................     22,004        49,721
Furniture, fixtures, and office equipment...............     21,166        26,213
Land, building, and leasehold improvements..............     55,919       169,529
Vehicles................................................     42,413        44,913
                                                          ---------    ----------
                                                            873,957     1,067,897
Less accumulated depreciation and amortization..........   (352,186)     (615,251)
                                                          ---------    ----------
                                                          $ 521,771    $  452,646
                                                          =========    ==========

4. OTHER ASSETS

     Other assets consist of the following:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1997        1998
                                                            --------    --------
Investment in Interchange Technologies, Inc...............  $160,000    $160,000
Other non-current assets..................................    11,380      14,105
                                                            --------    --------
                                                            $171,380    $174,105
                                                            ========    ========

5. ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1997        1998
                                                            --------    --------
Accrued payroll and related expenses......................  $124,849    $150,358
Other accrued expenses....................................    41,966      34,684
                                                            --------    --------
                                                            $166,815    $185,042
                                                            ========    ========

6. RELATED PARTY TRANSACTIONS

     Affiliates include officers, employees, and other corporations and partnerships that are substantially or partially owned by officers and stockholders of the Company. The significant affiliates include CBC Distribution and Marketing, Inc., CDM Fantasy Sports, Inc., CDM Properties Management, L.L.C., and Primary Communications, Inc.

                               CDM ON-LINE, INC.

     As of December 31, 1997 and 1998, amounts due from affiliates consist of the following:

                                                                 DECEMBER 31
                                                             -------------------
                                                              1997        1998
                                                             -------    --------
Advances to affiliates.....................................  $    --    $152,172
Accounts receivable -- trade affiliates....................   29,172     116,584
                                                             -------    --------
                                                             $29,172    $268,756
                                                             =======    ========

     The advances to affiliates are unsecured, are due on demand, and bear interest at 12 percent per annum, which is payable upon repayment of the advances.

     As of December 31, 1997 and 1998, the due to affiliates was $1,461,998 and $899,509, respectively, and consisted solely of borrowings from affiliates. Such advances are unsecured, are due on demand, and bear interest in 1997 at rates ranging from 5.63 percent to 6.07 percent and at 12 percent in 1998 as published by the Internal Revenue Service.

     Revenues derived from affiliates related to providing Internet access and other services were approximately $217,000 and $378,000 in 1997 and 1998, respectively. Expenses and costs incurred to affiliates related to purchasing advertising and insurance were approximately $51,000 and $53,000 in 1997 and 1998, respectively.

     The Company leases office space under noncancelable operating leases from an affiliate. The leases expire in August 2008, contain an option to renew for a five-year term, and provide for additional rent related to the Company's share of certain taxes and operating expenses. Rent expense associated with these leases was $37,000 and $76,000 in 1997 and 1998, respectively, and such amounts are included in the total rent expense disclosed in Note 9.

     Future minimum lease payments under the noncancelable operating leases with the affiliate at December 31, 1998 are as follows:

1999........................................................  $ 91,845
2000........................................................    91,847
2001........................................................    94,379
2002........................................................    97,189
2003........................................................    97,189
Thereafter..................................................   466,016
                                                              --------
                                                              $938,465
                                                              ========

     The Company leases certain network-related equipment on a month-to-month basis from an affiliate. Rent expense for the equipment was approximately $157,000 in 1997 and $276,000 in 1998. Future minimum lease payments under the month-to-month leasing arrangements are expected to be as follows: $279,656 in 1999, $214,310 in 2000, and $38,701 in 2001.

     An affiliate provides the Company the use of its programmers, certain equipment, payroll services and the administration of the 401(k) defined contribution plan. All labor and administrative costs provided by the affiliate were expensed and were $374,973 and $491,511 during the years ended December 31, 1997 and 1998, respectively.

                               CDM ON-LINE, INC.

7. LINE OF CREDIT

     The Company has a line of credit with a bank allowing borrowings of up to $25,000. Interest is payable monthly at the bank's prime rate plus .5 percent (8.25 percent at December 31, 1998). The principal balance and any unpaid accrued interest are payable on November 20, 1999. The line is secured by accounts receivable, inventory, and property and equipment and is personally guaranteed by certain stockholders. Borrowings of $20,000 were outstanding against the line at December 31, 1998.

8. EMPLOYEE BENEFIT PLAN

     Employees of the Company are eligible to participate in a defined contribution 401(k) profit sharing plan, sponsored by an affiliate, covering substantially all eligible employees. The Company matches 100 percent of the first 6 percent of compensation that employees contribute into the plan. Additional contributions may be made to the plan at the discretion of Company management. Company matching amounts of employee contributions for the years ended December 31, 1997 and 1998, were $39,324 and $50,603, respectively.

9. COMMITMENTS

LEASE COMMITMENTS

     The Company leases vehicles and office and retail space under noncancelable operating lease agreements. The leases for office and retail space generally include renewal options and require the Company to pay a portion of the expenses for common areas, including maintenance, real estate taxes, and other expenses. Rent expense under these operating leases for the years ended December 31, 1997 and 1998, was $140,556 and $216,719, respectively.

     Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year (including lease commitments to affiliates disclosed in Note 6) are as follows at December 31, 1998:

1999........................................................  $  240,366
2000........................................................     232,304
2001........................................................     230,518
2002........................................................     134,305
2003........................................................      97,189
Thereafter..................................................     466,016
                                                              ----------
                                                              $1,400,698
                                                              ==========

BACKBONE AGREEMENT

     The Company has agreements with its principal Internet service provider
(ISP) which require payment of minimum monthly Internet access and other charges of $7,350 under one agreement through April 1999 and $6,300 under another agreement through March 1999. Additional monthly charges are incurred for the use of capacity above the amounts contracted in the agreements. The agreements automatically renew unless the ISP or Company terminates them, as described in the agreements. Expenses incurred under these agreements were $154,051 in 1997 and $218,689 in 1998.

                               CDM ON-LINE, INC.

10. STOCKHOLDER EQUITY

RESTRICTIVE STOCK AGREEMENT

     Under the terms of the 1994 restrictive stock agreement, as subsequently amended in November 1996, certain employees/stockholders are restricted in their ability to sell common stock of the Company. Specifically, if a stockholder desires to sell Company common stock, written consent of the sale must be obtained from the Company. In the absence of written consent, the Company possesses a "right of first refusal" under which the employees/stockholders must first offer the stock for sale to the Company before it may be sold to another party. The purchase price for common stock purchased under the right of first refusal is based on book value. The Company also has the right to purchase common stock from an employee under voluntary or involuntary termination, as defined. The purchase price for a voluntary termination is the book value, while for involuntary termination the purchase price is. If the Company decides not to exercise its right of first refusal or right to purchase stock in the event of termination, each stockholder has the right for a certain period of time to purchase such common stock at the same price and terms as the Company's rights. The restrictive stock agreement also obligates the Company to repurchase, at a formula price, all of the stock owned by an employee/stockholder in the event of death.

COMMON STOCK

     In December 1997, the Board of Directors approved the implementation of an employee stock purchase program whereby employees eligible for the 401(k) defined contribution plan are also eligible to purchase Company stock through payroll withholdings. Purchases of Company stock are made at the end of each quarter at a price determined by a formula, essentially based on multiples of sales and certain other factors. In 1998, employees purchased 3,594 shares of stock through the stock purchase program for $38,056. Employees may sell and the Company is obligated to buy common stock purchased under the program at the formula price in the quarter in which the common stock is sold. Repurchased shares are carried as treasury stock, at cost.

     In December 1997, the Company granted an officer an option to purchase 10,000 shares of common stock at an exercise price of $15 per share. The option vested immediately and expires five years from the grant date.

     In January 1998, the Board of Directors awarded 9,000 shares of common stock to certain employees, of which 1,100 vested immediately. The remaining 7,900 shares of common stock vest after the completion of two years of service in December 1999, at which time the earned shares of common stock will be issued. Compensation cost is measured at the date of the award based on the formula price, which approximates fair value, used in the restrictive stock agreement and the employee stock purchase program, and such cost is amortized as expense over the period in which the award is earned over the applicable vesting period. In 1998, the Company recognized compensation expense of $46,157, which includes $36,103 related to the amortization of 7,900 shares of common stock.

CONTRIBUTIONS TO CAPITAL

     In 1997 and 1998, an affiliate distributed to its stockholders, as a tax-free distribution of its previously taxed earnings as an S Corporation, a portion of its amount due from the Company. The affiliate's stockholders, who are also stockholders of the Company, simultaneously made capital contributions to the Company for the amount distributed to them. The effect of these transactions is

                               CDM ON-LINE, INC.

to reduce the amount due to the affiliate and increase additional paid-in capital by $681,121 in 1997 and $1,056,655 in 1998. In addition the affiliate provided $374,973 and $491,511 of services to the Company at no cost in 1997 and 1998, respectively. The Company recorded these transactions as additional capital contributions.

11. SEGMENT INFORMATION

     The Company has two reportable segments, Internet and Retail, which are separate operating units that offer different products and services and are managed accordingly. Performance of each segment is evaluated by management based on income (loss) from continuing operations. Transactions between segments are reported at fair value and the accounting polices of the segments are the same as those in Note 1.

     The Internet segment provides full service access to the Internet for corporate and residential customers including dial-up and dedicated services and activities related to setup and installation, selling equipment, and software. The Retail segment sells cellular and other wireless communication products, including phones, pagers, and related accessories.

     The following segment information is as of December 31, or for the year then ended:

                                                             1997
                                            --------------------------------------
                                             INTERNET      RETAIL         TOTAL
                                            ----------    ---------    -----------
Revenues from external customers..........  $2,025,555    $ 549,997    $ 2,575,552
Depreciation and amortization.............     221,879       11,194        233,073
Stock-based compensation..................          --           --             --
Interest expense..........................      65,910       17,896         83,806
Loss from continuing operations...........    (915,232)    (674,945)    (1,590,177)
Income from discontinued operations -- Web
  development (Note 12)...................     147,374           --        147,374
Net loss..................................    (767,858)    (674,945)    (1,442,803)
Segment assets............................     906,145      357,416      1,263,561
Capital expenditures......................     218,953      121,946        340,899

                                                             1998
                                            --------------------------------------
                                             INTERNET      RETAIL         TOTAL
                                            ----------    ---------    -----------
Revenues from external customers..........  $3,912,191    $ 883,380    $ 4,795,571
Depreciation and amortization.............     224,598       38,465        263,063
Stock-based compensation..................      46,157           --         46,157
Interest expense..........................     155,799       35,181        190,980
Loss from continuing operations...........    (611,808)    (858,202)    (1,470,010)
Income from discontinued operations -- Web
  development (Note 12)...................     235,892           --        235,892
Net loss..................................    (375,916)    (858,202)    (1,234,118)
Segment assets............................   1,170,156      493,773      1,663,929
Capital expenditures......................      34,033      159,905        193,938

                               CDM ON-LINE, INC.

12. SUBSEQUENT EVENTS

     On January 1, 1999, the Board of Directors approved a decision to discontinue the Company's Web development division. The results of the Web development division have been reported separately as discontinued operations in the statement of operations. Sales for the Web development division for the years ended December 31, 1997 and 1998 were $477,311 and $651,350, respectively. Management expects the disposal to occur in the second quarter of 1999 and that the gain or loss on disposal of this division will not be material.

     Since January 1, 1999 through March 22, 1999, the Company has granted 51,841 shares of common stock to certain employees and sold 214,298 shares of common stock, raising proceeds of $2,246,172.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

Summary...............................     1
Risk Factors..........................    12
The Exchange Offer....................    25
Use of Proceeds.......................    36
Capitalization........................    37
Selected Consolidated Financial and
  Operating Data......................    38
Unaudited Selected Pro Forma Condensed
  Combined Financial Information......    41
Mpower's Management's Discussion and
  Analysis of Financial Condition and
  Results of Operations...............    46
Primary Network's Management's
  Discussion and Analysis of Financial
  Condition and Results of
  Operations..........................    51
Business..............................    64
Management............................    89
Principal Stockholders................    97
Description of Capital Stock..........    99
Description of Outstanding
  Indebtedness........................   105
Description of the Notes..............   106
Certain United States Federal Income
  Tax Considerations..................   144
Plan of Distribution..................   148
Legal Matters.........................   148
Experts...............................   148
Where You Can Find More Information...   149
Index to Consolidated Financial
  Statements..........................   F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                               OFFER TO EXCHANGE

                           [MGC COMMUNICATIONS LOGO]

                            MGC COMMUNICATIONS, INC.

                           MPOWER HOLDING CORPORATION
                           13% SENIOR NOTES DUE 2010
                                 THAT HAVE BEEN
                              REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                                FOR ANY AND ALL
                            OUTSTANDING UNREGISTERED
                           13% SENIOR NOTES DUE 2010
                            ------------------------
                                   PROSPECTUS
                            ------------------------
------------------------------------------------------
------------------------------------------------------

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The articles of incorporation of Mpower provides that Mpower shall indemnify any director or officer for any liability and legal expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him arising out of his status or actions as a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Mpower, and had no reasonable cause to believe his conduct was unlawful.

     The by-laws of Mpower state that, except as otherwise provided in the Mpower by-laws, Mpower shall indemnify any officer or director in the event he is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of Mpower and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Mpower by-laws further state that Mpower shall not indemnify any officer or director in connection with a proceeding in which such officer or director was adjudged liable to Mower, unless and only to the extent the court in which the proceeding was brought or other court of competent jurisdiction determines that the officer or director is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

     The Mpower by-laws further provide that Mpower shall not indemnify any officer or director unless a separate determination has been made that indemnification of such officer or director is permissible because he has met the standard of conduct set forth in the Mpower by-laws, unless ordered by a court or advanced pursuant to the section of the Mpower by-laws concerning advancement of expenses; provided, however, that regardless of the result or absence of such determination, to the extent that such officer or director has been successful on the merits or otherwise, in the defense to an proceeding by or in right of Mpower to which he as a party, Mpower shall indemnify such officer or director against any liability incurred by him in connection with such proceeding.

     The determination required to be made by the Mpower by-laws shall be made, at the election of the board of directors of Mpower:

          1. by the board of directors of Mpower by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          2. by special independent legal counsel:

             a. selected by the board of directors in the manner prescribed in subpararaph 1 immediately above; or

             b. if a quorum of the board of directors cannot be obtained under subparagraph 1 immediately above, selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

          3. by the shareholders of Mpower, provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

     The Mpower by-laws further provide that Mpower shall pay for or reimburse the reasonable expenses incurred by an officer or director as a party to a proceeding in advance of final disposition of the proceeding if the officer or director furnishes to Mpower a written undertaking to repay any advances if it is ultimately determined that he is not entitled to any indemnification under the Mpower by-laws or otherwise.

     The Mpower by-laws also provide that the rights of an officer or director to indemnification set forth in the Mpower by-laws shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that such officer or director may be entitled to under Nevada law.

     Both the Mpower articles of incorporation and by-laws provide that it is the intention of Mpower to provide the indemnification of officers and directors to the fullest extent provided by Nevada law.

     With certain limitations, Section 78.7502(1) and (2) of the Nevada Revised Statutes permit a corporation to indemnify a director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Mpower articles of incorporation provide that the personal liability of all directors and officers of Mpower to any person shall be eliminated or limited to the maximum extent allowed by Nevada law except that directors and officers shall be liable for any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

     As permitted by Section 78.752 of the Nevada Revised Statutes, Mpower maintains liability insurance covering directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following documents are exhibits to the Registration Statement.

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
  1.1      Purchase Agreement, dated March 17, 2000, by and between MGC
           Communications, Inc., a Nevada corporation (the "Company"),
           Mpower Holding Corporation, a Delaware corporation
           ("Mpower"), Bear, Stearns & Co. Inc. ("Bear Stearns"),
           Salomon Smith Barney Inc. ("Salomon"), Goldman, Sachs & Co.
           ("Goldman Sachs), Merrill Lynch, Pierce, Fenner & Smith
           Incorporated ("Merrill Lynch") and Warburg Dillon Read LLC
           ("Warburg")
  3.1      Articles of Incorporation and Amendments of the Company
           (Incorporated by reference to Exhibit 3.1 to the Company's
           Registration Statement on Form S-4 (file No. 333-38875)
           previously filed with the Commission on October 28, 1997)
  3.2      Certificate of Change in Authorized Capital of MGC
           Communications, Inc. (Incorporated by reference to Exhibit
           4.9 to the Company's Registration Statement on Form S-3
           (file No. 333-79863) previously filed with the Commission on
           June 10, 1999)
  3.3      By-laws of the Company (Incorporated by reference to Exhibit
           3.2 to the Company's Registration Statement on Form S-1
           (file No. 333-49085) previously filed with the Commission on
           April 21, 1998)
  3.4      Certificate of Incorporation of Mpower
  3.5      By-laws of Mpower
  4.1      Indenture, dated as of March 24, 2000, between the Company,
           Mpower and HSBC Bank USA, as trustee (Incorporated by
           reference to Exhibit 4.3 to the Company's Registration
           Statement on Form S-4 (file No. 333-36672) previously filed with the Commission on May 10, 2000)

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
  4.2      Registration Rights Agreement, dated March 24, 2000, by and between the Company, Mpower, Bear Stearns, Salomon, Goldman
           Sachs, Merrill Lynch, and Warburg
  4.3      Form of Outstanding Note for the registrants' unregistered
           13% Senior Notes due 2010 (contained in Indenture
           incorporated by reference to Exhibit 4.3 to the Company's
           Registration Statement on Form S-4 (file No. 333-36672)
           previously filed with the Commission on May 10, 2000)
  4.4      Form of Exchange Note for the registrants' registered 13%
           Senior Notes due 2010 (contained in Indenture incorporated by reference to Exhibit 4.3 to the Company's Registration
           Statement on Form S-4 (file No. 333-36672) previously filed with the Commission on May 10, 2000)
  4.5      Shareholders Agreement among Mpower Communications Corp. and
           Brian Matthews, Carol Matthews, Charles Wiegert, Welton
           Brison, Tom Hesterman, Richard Phillips, John Alden, EC
           Primary LLC, Quantum Emerging Growth Partners, C.V. and TGV
           Partners, dated as of April 17, 2000 (Incorporated by
           reference to Annex C to the Company's Registration Statement on Form S-4 (file No. 333-36672) previously filed with the
           Commission on May 10, 2000)
  4.6      Letter Agreement among Mpower Communications Corp. and EC
           Primary, L.P., Quantum Emerging Growth Partners C.V., Ravich
           Revocable Trust of 1989, The Ravich Children Permanent
           Trust, U.S. Bancorp Libra, and TGV/Primary Investors LLC,
           dated as of April 17, 2000 (Incorporated by reference to
           Annex D to the Company's Registration Statement on Form S-4
           (file No. 333-36672) previously filed with the Commission on
           May 10, 2000)
  4.7      Amended and Restated Certificate of Designation of Series B
           Convertible Preferred Stock of the Company
  4.8      Certificate of Designation of Series C Convertible Preferred
           Stock of the Company
  4.9      Certificate of Designation of Series D Convertible Preferred
           Stock (Incorporated by reference to Exhibit 4.12 to the
           Company's Annual Report for the fiscal year ended December
           31, 1999 on Form 10-K previously filed with the Commission on March 30, 2000)
 *5.1      Opinion of Shearman & Sterling regarding the legality of the securities being registered
 *8.1      Opinion of Shearman & Sterling regarding tax matters
 10.1      Agreement and Plan of Merger, dated as of April 17, 2000,
           among Primary Network Holdings, Inc., Mpower Communications
           Corp. and Mpower Merger Sub, Inc. (Incorporated by reference to Annex A to the Company's Registration Statement on Form
           S-4 (file No. 333-36672) previously filed with the
           Commission on May 10, 2000)
 12.1      Statement re Computation of Deficiency of Earnings to Fixed
           Charges
 13.1      Annual Report to security holders (Incorporated by reference to the Company's Annual Report for the fiscal year ended
           December 31, 1999 on Form 10-K previously filed with the
           Commission on March 30, 2000)
 13.2      Quarterly Report to security holders (Incorporated by
           reference to the Company's Quarterly Report for the
           quarterly period ended March 31, 2000 on Form 10-Q
           previously filed with the Commission on May 15, 2000)
 21.1      Subsidiaries of the Company
 23.1      Consent of Arthur Andersen LLP
 23.2      Consent of Ernst & Young LLP
 23.3      Consent of Shearman & Sterling (included in Exhibit 5.1 to this Registration Statement)
 23.4      Consent of Shearman & Sterling (included in Exhibit 8.1 to this Registration Statement)
 24.1      Powers of Attorney (included on the signature pages of this
           Registration Statement)
 25.1      Statement of Eligibility of HSBC Bank USA, Trustee
 99.1      Form of Letter of Transmittal
 99.2      Form of Notice of Guaranteed Delivery
*99.3      Form of Exchange Agent Agreement

---------------
* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsford, State of New York, on June 22, 2000.

                                          MGC COMMUNICATIONS, INC.

                                          By:       /s/ ROLLA P. HUFF
                                            ------------------------------------
                                                       Rolla P. Huff
                                             Chief Executive Officer, President
                                                         and Director

                               POWER OF ATTORNEY

     The undersigned Directors and Officers of MGC Communications, Inc. hereby constitute and appoint Rolla P. Huff, Michael R. Daley, Kent F. Heyman, and Russell I. Zuckerman as true and lawful attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or under any related registration statement or any amendment hereto or thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that such attorney-in-fact or its substitute shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
           /s/ MAURICE J. GALLAGHER, JR.             Chairman of the Board of Directors   June 22, 2000
---------------------------------------------------
             Maurice J. Gallagher, Jr.

                 /s/ ROLLA P. HUFF                   Chief Executive Officer, President   June 22, 2000
---------------------------------------------------   and Director (Principal Executive
                   Rolla P. Huff                                  Officer)

               /s/ TIMOTHY P. FLYNN                               Director                June 22, 2000
---------------------------------------------------
                 Timothy P. Flynn

                /s/ DAVID KRONFELD                                Director                June 22, 2000
---------------------------------------------------
                  David Kronfeld

               /s/ MARK J. MASIELLO                               Director                June 22, 2000
---------------------------------------------------
                 Mark J. Masiello

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
               /s/ RICHARD W. MILLER                              Director                June 22, 2000
---------------------------------------------------
                 Richard W. Miller

              /s/ THOMAS NEUSTAETTER                              Director                June 22, 2000
---------------------------------------------------
                Thomas Neustaetter

                  /s/ MARK PELSON                                 Director                June 22, 2000
---------------------------------------------------
                    Mark Pelson

               /s/ MICHAEL R. DALEY                  Executive Vice President and Chief   June 22, 2000
---------------------------------------------------     Financial Officer (Principal
                 Michael R. Daley                            Financial Officer)

                /s/ KENT F. HEYMAN                    Senior Vice President and General   June 22, 2000
---------------------------------------------------                Counsel
                  Kent F. Heyman

                /s/ FRANK C. SZABO                    Controller (Principal Accounting    June 22, 2000
---------------------------------------------------               Officer)
                  Frank C. Szabo

             /s/ RUSSELL I. ZUCKERMAN                             Secretary               June 22, 2000
---------------------------------------------------
               Russell I. Zuckerman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsford, State of New York, on June 22, 2000.

                                          MPOWER HOLDING CORPORATION

                                          By: /s/     ROLLA P. HUFF
                                            ------------------------------------
                                                       Rolla P. Huff
                                                   President and Director

                               POWER OF ATTORNEY

     The undersigned Directors and Officers of Mpower Holding Corporation hereby constitute and appoint Kent F. Heyman and Russell I. Zuckerman as true and lawful attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or under any related registration statement or any amendment hereto or thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that such attorney-in-fact or its substitute shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                     TITLE                    DATE
                     ---------                                     -----                    ----
                 /s/ ROLLA P. HUFF                   President and Director (Principal  June 22, 2000
---------------------------------------------------          Executive Officer)
                   Rolla P. Huff

               /s/ MICHAEL R. DALEY                    Vice President, Treasurer and    June 22, 2000
---------------------------------------------------     Director (Principal Financial
                 Michael R. Daley                           Officer and Principal
                                                             Accounting Officer)

                /s/ KENT F. HEYMAN                      Vice President and General      June 22, 2000
---------------------------------------------------                Counsel
                  Kent F. Heyman

             /s/ RUSSELL I. ZUCKERMAN                            Secretary              June 22, 2000
---------------------------------------------------
               Russell I. Zuckerman

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT                     PAGE
-------                      -----------------------                     ----
  1.1      Purchase Agreement, dated March 17, 2000, by and between MGC
           Communications, Inc., a Nevada corporation (the "Company"),
           Mpower Holding Corporation, a Delaware corporation
           ("Mpower"), Bear, Stearns & Co. Inc. ("Bear Stearns"),
           Salomon Smith Barney Inc. ("Salomon"), Goldman, Sachs & Co.
           ("Goldman Sachs), Merrill Lynch, Pierce, Fenner & Smith
           Incorporated ("Merrill Lynch") and Warburg Dillon Read LLC
           ("Warburg").................................................
  3.1      Articles of Incorporation and Amendments of the Company
           (Incorporated by reference to Exhibit 3.1 to the Company's
           Registration Statement on Form S-4 (file No. 333-38875)
           previously filed with the Commission on October 28, 1997)...
  3.2      Certificate of Change in Authorized Capital of MGC
           Communications, Inc. (Incorporated by reference to Exhibit
           4.9 to the Company's Registration Statement on Form S-3
           (file No. 333-79863) previously filed with the Commission on
           June 10, 1999)..............................................
  3.3      By-laws of the Company (Incorporated by reference to Exhibit
           3.2 to the Company's Registration Statement on Form S-1
           (file No. 333-49085) previously filed with the Commission on
           April 21, 1998).............................................
  3.4      Certificate of Incorporation of Mpower......................
  3.5      By-laws of Mpower...........................................
  4.1      Indenture, dated as of March 24, 2000, between the Company,
           Mpower and HSBC Bank USA, as trustee (Incorporated by
           reference to Exhibit 4.3 to the Company's Registration
           Statement on Form S-4 (file No. 333-36672) previously filed with the Commission on May 10, 2000)........................
  4.2      Registration Rights Agreement, dated March 24, 2000, by and between the Company, Mpower, Bear Stearns, Salomon, Goldman
           Sachs, Merrill Lynch, and Warburg...........................
  4.3      Form of Outstanding Note for the registrants' unregistered
           13% Senior Notes due 2010 (contained in Indenture
           incorporated by reference to Exhibit 4.3 to the Company's
           Registration Statement on Form S-4 (file No. 333-36672)
           previously filed with the Commission on May 10, 2000).......
  4.4      Form of Exchange Note for the registrants' registered 13%
           Senior Notes due 2010 (contained in Indenture incorporated by reference to Exhibit 4.3 to the Company's Registration
           Statement on Form S-4 (file No. 333-36672) previously filed with the Commission on May 10, 2000)........................
  4.5      Shareholders Agreement among Mpower Communications Corp. and
           Brian Matthews, Carol Matthews, Charles Wiegert, Welton
           Brison, Tom Hesterman, Richard Phillips, John Alden, EC
           Primary LLC, Quantum Emerging Growth Partners, C.V. and TGV
           Partners, dated as of April 17, 2000 (Incorporated by
           reference to Annex C to the Company's Registration Statement on Form S-4 (file No. 333-36672) previously filed with the
           Commission on May 10, 2000).................................
  4.6      Letter Agreement among Mpower Communications Corp. and EC
           Primary, L.P., Quantum Emerging Growth Partners C.V., Ravich
           Revocable Trust of 1989, The Ravich Children Permanent
           Trust, U.S. Bancorp Libra, and TGV/Primary Investors LLC,
           dated as of April 17, 2000 (Incorporated by reference to
           Annex D to the Company's Registration Statement on Form S-4
           (file No. 333-36672) previously filed with the Commission on
           May 10, 2000)...............................................
  4.7      Amended and Restated Certificate of Designation of Series B
           Convertible Preferred Stock of the Company..................
  4.8      Certificate of Designation of Series C Convertible Preferred
           Stock of the Company........................................

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT                     PAGE
-------                      -----------------------                     ----
  4.9      Certificate of Designation of Series D Convertible Preferred
           Stock (Incorporated by reference to Exhibit 4.12 to the
           Company's Annual Report for the fiscal year ended December
           31, 1999 on Form 10-K previously filed with the Commission on March 30, 2000)..........................................
 *5.1      Opinion of Shearman & Sterling regarding the legality of the securities being registered.................................
 *8.1      Opinion of Shearman & Sterling regarding tax matters........
 10.1      Agreement and Plan of Merger, dated as of April 17, 2000,
           among Primary Network Holdings, Inc., Mpower Communications
           Corp. and Mpower Merger Sub, Inc. (Incorporated by reference to Annex A to the Company's Registration Statement on Form
           S-4 (file No. 333-36672) previously filed with the
           Commission on May 10, 2000).................................
 12.1      Statement re Computation of Deficiency of Earnings to Fixed
           Charges
 13.1      Annual Report to security holders (Incorporated by reference to the Company's Annual Report for the fiscal year ended
           December 31, 1999 on Form 10-K previously filed with the
           Commission on March 30, 2000)...............................
 13.2      Quarterly Report to security holders (Incorporated by
           reference to the Company's Quarterly Report for the
           quarterly period ended March 31, 2000 on Form 10-Q
           previously filed with the Commission on May 15, 2000).......
 21.1      Subsidiaries of the Company
 23.1      Consent of Arthur Andersen LLP..............................
 23.2      Consent of Ernst & Young LLP................................
 23.3      Consent of Shearman & Sterling (included in Exhibit 5.1 to this Registration Statement)................................
 23.4      Consent of Shearman & Sterling (included in Exhibit 8.1 to this Registration Statement)................................
 24.1      Powers of Attorney (included on the signature pages of this
           Registration Statement).....................................
 25.1      Statement of Eligibility of HSBC Bank USA, Trustee..........
 99.1      Form of Letter of Transmittal...............................
 99.2      Form of Notice of Guaranteed Delivery.......................
*99.3      Form of Exchange Agent Agreement............................

---------------
* To be filed by amendment.